As filed with the Securities and Exchange Commission on July 7, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

POLONIA BANCORP

and

POLONIA BANK RETIREMENT PLAN

(Name of Small Business Issuer in its Charter)

United States	6035	To Be Applied For
(State or Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3993 Huntingdon Pike, 3rd Floor Huntingdon Valley, Pennsylvania 19006 (215) 938-8800	3993 Huntingdon Pike, 3rd Floor Huntingdon Valley, Pennsylvania 19006 (215) 938-8800
(Address and Telephone Number of Principal Executive Offices)	(Address of Principal Place of Business or Intended Principal Place of Business)

Anthony J. Szuszczewicz

Chairman of the Board, President and Chief Executive Officer

Polonia Bancorp

3993 Huntingdon Pike, 3rd Floor

Huntingdon Valley, Pennsylvania 19006

(215) 938-8800

(Name, Address and Telephone Number of Agent for Service)

Lawrence M.F. Spaccasi, Esq.
John R. Hall, Esq.	Kent M. Krudys, Esq.
Muldoon Murphy & Aguggia LLP	Luse Gorman Pomerenk & Schick, P.C.
5101 Wisconsin Avenue, N.W.	5335 Wisconsin Avenue, NW
Washington, D.C. 20016	Washington, DC 20016
(202) 362-0840	(202) 274-2000

Approximate date of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.   ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.   ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock $0.01 par value	1,309,275 (1)	$10.00	$13,092,750	$1,401
Participation Interests	(2)	—	$________	(3)

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	In addition, pursuant to 416(c) under the Securities Act, this registration statement covers an indeterminate amount of interests to be offered or sold pursuant to the Polonia Bank Retirement Plan.

(3)	The securities of Polonia Bancorp to be purchased by the Polonia Bank Retirement Plan are included in the amount shown for Common Stock. Accordingly, no separate fee is required for the participation interests. In accordance with Rule 457(h) of the Securities Act of 1933, as amended, the registration fee has been calculated on the basis of the number of shares of common stock that may be purchased with the current assets of such plan.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

Prospectus Supplement

INTERESTS IN

POLONIA BANK

RETIREMENT PLAN

AND

OFFERING OF                      SHARES OF

POLONIA BANCORP

COMMON STOCK ($.01 PAR VALUE)

This prospectus supplement relates to the offer and sale to participants in the Polonia Bank Retirement Plan (the “401(k) Plan”) of participation interests and shares of common stock of Polonia Bancorp, Inc.

401(k) Plan participants may direct the 401(k) Plan trustees, to use their current account balances to subscribe for and purchase shares of Polonia Bancorp common stock to be held in the Polonia Bancorp Stock Fund. Based upon the value of the 401(k) Plan assets as of                         , 2006, 401(k) Plan participants may purchase up to                         shares of Polonia Bancorp common stock, assuming a purchase price of $10.00 per share. This prospectus supplement relates to the election of 401(k) Plan participants to invest all or a portion of their 401(k) Plan accounts in Polonia Bancorp common stock.

The prospectus dated                          of Polonia Bancorp, which accompanies this prospectus supplement, includes detailed information regarding the reorganization of Polonia Bank into the mutual holding company form of ownership and the offering of Polonia Bancorp common stock, and the financial condition, results of operations and business of Polonia Bank. This prospectus supplement provides information regarding the 401(k) Plan. You should read this prospectus supplement, together with the prospectus, and keep both for future reference.

Please refer to “Risk Factors” beginning on page      of the prospectus.

Neither the Securities and Exchange Commission, the Office of Thrift Supervision, the Federal Deposit

Insurance Corporation, nor any other state or federal agency or any state securities commission, has approved or disapproved these securities. Any representation to the contrary is a criminal offense.

These securities are not deposits or accounts and are not insured or guaranteed by the

Federal Deposit Insurance Corporation or any other government agency.

This prospectus supplement may be used only in connection with offers and sales by Polonia Bancorp of interests or shares of common stock under the 401(k) Plan to employees of Polonia Bank. No one may use this prospectus supplement to reoffer or resell interests or shares of common stock acquired through the 401(k) Plan.

You should rely only on the information contained in this prospectus supplement and the attached prospectus. Polonia Bancorp, Polonia Bank and the 401(k) Plan have not authorized anyone to provide you with information that is different.

This prospectus supplement does not constitute an offer to sell or solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. Neither the delivery of this prospectus supplement and the prospectus nor any sale of common stock shall under any circumstances imply that there has been no change in the affairs of Polonia Bank or the 401(k) Plan since the date of this prospectus supplement, or that the information contained in this prospectus supplement or incorporated by reference is correct as of any time after the date of this prospectus supplement.

The date of this Prospectus Supplement is                         , 2006.

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THE OFFERING

Securities Offered

The securities offered in connection with this prospectus supplement are participation interests in the 401(k) Plan. Assuming a purchase price of $10.00 per share, participants may acquire up to                      shares of Polonia Bancorp common stock for the new Polonia Bancorp Stock Fund. The participation interests offered under this prospectus supplement are conditioned on the completion of the reorganization of Polonia Bank and the stock offering of Polonia Bancorp. Your investment in the Polonia Bancorp Stock Fund in connection with the reorganization of Polonia Bank is also governed by the purchase priorities contained in the Polonia Bank plan of reorganization and stock issuance. See “The Reorganization and Stock Offering—Subscription Rights” and “Limitations on Purchases of Shares” sections of the prospectus attached to this prospectus supplement for a discussion of the purchase priorities contained in the plan of reorganization.

This prospectus supplement contains information regarding the 401(k) Plan. The attached prospectus contains information regarding the reorganization of Polonia Bank and the financial condition, results of operations and business of Polonia Bank. The address of the principal executive office of Polonia Bank is 3393 Huntingdon Pike, Huntingdon Valley, Pennsylvania 19006. The telephone number of Polonia Bank is (215) 938-8800.

Election to Purchase Polonia Bancorp Common Stock in the Reorganization

In connection with the reorganization of Polonia Bank, the 401(k) Plan will permit you to direct the transfer of all or part of the funds which represent your current beneficial interest in the assets of the 401(k) Plan to the Polonia Bancorp Stock Fund. The trustees of the Polonia Bancorp Stock Fund will subscribe for Polonia Bancorp common stock offered for sale in connection with the reorganization. However, please note that, in order to maintain a cash buffer within the Polonia Bancorp Stock Fund, approximately              percent (        %) of your investment direction will be held in cash. Approximately              percent (        %) of the total amount that you transfer will be used to purchase common stock in the offering, rounded down to the nearest $10.00 increment, with any remainder also held in cash within the Polonia Bancorp Stock Fund. Prior to the completion of the reorganization and stock offering, the funds you elect to transfer to the Polonia Bancorp Stock Fund will be transferred to the 401(k) Plan’s                          Fund. If there is not enough common stock in the reorganization to fill all subscriptions, the common stock will be apportioned and the trustees for the 401(k) Plan may not be able to purchase all of the common stock you requested. In such a case, all or a portion of the funds you elected to transfer will not be used to purchase common stock, and will instead remain in the                          Fund. After the close of the offering, you may reinvest the remaining funds held in the                          Fund among the 401(k) Plan’s other investment funds, including the Polonia Bancorp Stock Fund. Please note that open market purchases following the reorganization and stock offering may be made at prices higher or lower than the initial public offering price of $10.00 per share.

Although 401(k) Plan participants generally may direct a transfer of funds to the Polonia Bancorp Stock Fund, participant transfer directions remain subject to subscription rights and purchase priorities. Your order for shares in the stock offering will be filled based on your purchase priority in the offering. Polonia Bank has granted subscription rights to the following persons in the following order of priority: (1) depositors with $50.00 or more on deposit at Polonia Bank as of December 31, 2004; (2) the Polonia Bank Employee Stock Ownership Plan; (3) depositors with $50.00 or more on deposit at Polonia Bank as of June 30, 2006; and (4) depositors of Polonia Bank as of                          who are not able to

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subscribe for shares under categories 1 and 3, and borrowers of Polonia Bank as of June 20, 2006. No individual may purchase more than $200,000 of Polonia Bancorp common stock in the subscription offering, and no individual, no individual together with any associates, and no group of persons acting in concert, may purchase more than $200,000 of Polonia Bancorp common stock in the offering. If you fall into one of the above subscription offering categories, you have subscription rights in the offering and you may use funds in your 401(k) Plan account to purchase shares of Polonia Bancorp common stock in the offering.

In addition to using funds allocated to your 401(k) Plan accounts, you may also purchase Polonia Bancorp common stock in the offering using other funds. You have received or will soon receive stock offering materials in the mail, including a Stock Order Form. If you choose to place an order for stock in the offering using funds other than those in your 401(k) Plan accounts, you must complete and submit a separate Stock Order Form to the location and by the deadline indicated on that form.

Value of Participation Interests

As of                     , 2006, the market value of the assets of the 401(k) Plan equaled approximately $                . Polonia Bank has informed each participant of the value of his or her beneficial interest in the 401(k) Plan as of                         . The value of 401(k) Plan assets represents past contributions to the 401(k) Plan on your behalf, plus or minus earnings or losses on the contributions, less previous withdrawals and loans.

Method of Directing Transfer

The last two pages of this prospectus supplement contain a form for you to direct a transfer to the Polonia Bancorp Stock Fund (the “Investment Form”). If you wish to transfer all, or part, in multiples of not less than 1%, of your beneficial interest in the assets of the 401(k) Plan to the Polonia Bancorp Stock Fund, you should complete the Investment Form. If you do not wish to invest in the Polonia Bancorp Stock Fund through the 401(k) Plan, you do not need to take any action. The minimum investment in the Polonia Bancorp Stock Fund during the initial public offering is $250.

Time for Directing Transfer

The deadline for submitting the Investment Form with your directions to transfer amounts from your other investment funds to the Polonia Bancorp Stock Fund in connection with the reorganization and stock offering is                     , 2006. You must submit the Investment Form to                              at Polonia Bank by 4:00 p.m. on                     , 2006.

Irrevocability of Transfer Direction

Once you submit your Investment Form to transfer amounts credited to your account in the 401(k) Plan to the Polonia Bancorp Stock Fund, you cannot change your investment direction prior to the completion of the reorganization and stock offering. You may be able to change your investments in other investment funds under the 401(k) Plan, subject, however, to the terms of the 401(k) Plan and any “blackout” notices to the contrary that you receive from the Plan Administrator. Following the closing of the stock offering and your initial purchase of units in the Polonia Bancorp Stock Fund, and subject to the terms and requirements of the 401(k) Plan, including any “blackout” notices, you may direct the investment of additional funds into the Polonia Bancorp Stock Fund, which will continue to be an investment option under the 401(k) Plan.

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Purchase Price of Polonia Bancorp Common Stock

The trustees will use the funds transferred to the Polonia Bancorp Stock Fund to purchase shares of Polonia Bancorp common stock in the reorganization. As discussed above, the Polonia Bancorp Stock Fund will be comprised of stock units and a cash buffer. The trustees will pay the same price for shares of Polonia Bancorp common stock purchased in the initial stock offering, $10.00 per share, as all other persons who purchase shares of Polonia Bancorp common stock in the offering.

Nature of a Participant’s Interest in Polonia Bancorp Common Stock

The 401(k) Plan trustees will hold Polonia Bancorp common stock in the name of the 401(k) Plan. Units of the Polonia Bancorp Stock Fund acquired at your investment direction will be credited to your account under the 401(k) Plan.

Voting and Tender Rights of Polonia Bancorp Common Stock

The 401(k) Plan trustees generally will exercise voting and tender rights attributable to all Polonia Bancorp common stock held by the Polonia Bancorp Stock Fund as directed by participants with interests in the Polonia Bancorp Stock Fund. With respect to each matter as to which holders of Polonia Bancorp common stock have a right to vote, you will be given voting instruction rights reflecting your proportionate interest in the Polonia Bancorp Stock Fund. The number of shares of Polonia Bancorp common stock held in the Polonia Bancorp Stock Fund that are voted for and against each matter will be proportionate to the number of voting instruction rights exercised by participants. If there is a tender offer for Polonia Bancorp common stock, each participant will be allotted a number of tender instruction rights reflecting the participant’s proportionate interest in the Polonia Bancorp Stock Fund. The percentage of shares of Polonia Bancorp common stock held in the Polonia Bancorp Stock Fund that will be tendered will be the same as the percentage of the total number of tender instruction rights that are exercised in favor of the tender offer. The remaining shares of Polonia Bancorp common stock held in the Polonia Bancorp Stock Fund will not be tendered. The 401(k) Plan makes provisions for participants to exercise their voting instruction rights and tender instruction rights on a confidential basis.

DESCRIPTION OF THE 401(k) PLAN

Introduction

Effective January 1, 2002, Polonia Bank amended and restated the Polonia Bank Retirement Plan, originally effective as of January 1, 1984, in its entirety. Polonia Bank intends for the 401(k) Plan to comply, in form and in operation, with all applicable provisions of the Internal Revenue Code of 1986, as amended, and the Employee Retirement Income Security Act of 1974, as amended, or “ERISA.” Polonia Bank may change the 401(k) Plan from time to time in the future to ensure continued compliance with these laws. Polonia Bank may also amend the 401(k) Plan from time to time in the future to add, modify, or eliminate certain features of the 401(k) Plan, as it sees fit. As a 401(k) Plan governed by ERISA, federal law provides you with various rights and protections as a 401(k) Plan participant. Although the 401(k) Plan is governed by many of the provisions of ERISA, the Pension Benefit Guaranty Corporation does not guarantee your retirement benefits under the 401(k) Plan.

Reference to Full Text of the 401(k) Plan. The following portions of this prospectus supplement provide an overview of the material provisions of the 401(k) Plan. Polonia Bank qualifies

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this overview in its entirety, however, by reference to the full text of the 401(k) Plan. You may obtain copies of the full 401(k) Plan document by contacting                              at Polonia Bank. You should carefully read the full text of the 401(k) Plan document to understand your rights and obligations under the 401(k) Plan.

Eligibility and Participation

Eligible employees of Polonia Bank may participate in the 401(k) Plan as of the first day of the month coinciding with or next following their satisfaction of the eligibility requirements. Generally, employees who are at least 18 years of age may participate in the 401(k) Plan as of the January 1st, April 1st, July 1st or October 1st coinciding with or immediately following their completion of one year of service.

As of                     , 2006,          of the          employees of Polonia Bank participated in the 401(k) Plan.

Contributions Under the 401(k) Plan

401(k) Plan Participant Contributions. Subject to certain Internal Revenue Code limitations, the 401(k) Plan permits each participant to contribute up to 100% of their annual compensation to the 401(k) Plan (See “Limitations on Contributions” below.). Participants may change their rate of contribution with respect to pre-tax deferrals quarterly on certain dates determined by the Plan Administrator

Polonia Bank Contributions. The 401(k) Plan provides that Polonia Bank may make matching contributions to the accounts of 401(k) Plan participants. Polonia Bank currently matches 100% of each participant’s salary deferrals, up to a maximum of 5% of annual compensation. Polonia Bank may also make non-elective, discretionary contributions on behalf of 401(k) Plan participants. Employer contributions (matching and discretionary) are allocated to each participant who has completed 1,000 hours of service during the Plan Year (i.e., the calendar year) and is employed on the last day of the Plan Year.

Limitations on Contributions

Limitations on Employee Salary Deferrals. Although the 401(k) Plan permits you to defer up to 100% of your compensation, by law your total deferrals under the 401(k) Plan, together with similar plans, may not exceed $15,000 for 2006. Employees who are age 50 and over may make additional catch-up contributions to the 401(k) Plan, in amounts up to $5,000 for 2006. (The Internal Revenue Service will periodically increase these annual limitations.) Contributions in excess of these limitations, or “excess deferrals,” will be included in an affected participant’s gross income for federal income tax purposes in the year the contributions are made, provided they are distributed to the participant no later than the first April 15th following the close of the taxable year in which the excess deferrals were made. Excess deferrals distributed after that date will be treated, for federal income tax purposes, as earned and received by the participant in the taxable year of the distribution.

Limitations on Annual Additions and Benefits. Under the requirements of the Internal Revenue Code, the 401(k) Plan provides that the total amount of contributions and forfeitures (i.e., annual additions) credited to a participant during any year under all defined contribution plans of Polonia Bank

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(including the 401(k) Plan and the proposed Polonia Bank Employee Stock Ownership Plan) may not exceed the lesser of 100% of the participant’s compensation or $44,000 for 2006.

Limitations on 401(k) Plan Contributions for Highly Compensated Employees. Special provisions of the Internal Revenue Code limit the amount of salary deferrals and matching contributions that may be made to the 401(k) Plan in any year on behalf of highly compensated employees in relation to the amount of deferrals and matching contributions made by or on behalf of all other employees eligible to participate in the 401(k) Plan. If contributions exceed these limitations, the 401(k) Plan must adjust the contribution levels for highly compensated employees.

In general, a highly compensated employee includes any employee who (1) was a five percent owner of the sponsoring employer at any time during the year or preceding year, or (2) had compensation for the preceding year in excess of $100,000 and, if the sponsoring employer so elects, was in the top 20% of employees by compensation for such year. These dollar amounts may be adjusted periodically by the Internal Revenue Service.

Top-Heavy Plan Requirements. If the 401(k) Plan is a “Top-Heavy Plan” for any calendar year, Polonia Bank may be required to make certain minimum contributions to the 401(k) Plan on behalf of non-key employees. In general, the 401(k) Plan will be treated as a “Top-Heavy Plan” for any calendar year if, as of the last day of the preceding calendar year, the aggregate balance of the accounts of participants who are Key Employees exceeds 60% of the aggregate balance of the accounts of all participants. A Key Employee generally includes any employee who, at any time during the calendar year or any of the four preceding years, is:

(1)	an officer of Polonia Bank whose annual compensation exceeds $140,000;

(2)	a 5% owner, meaning an employee who owns more than 5% of the outstanding stock of Polonia Bancorp, or who owns stock that possesses more than 5% of the total combined voting power of all stock of Polonia Bancorp; or

(3)	a 1% owner, meaning an employee who owns more than 1% of the outstanding stock of Polonia Bancorp or who owns stock that possesses more than 1% of the combined voting power of the total stock of Polonia Bancorp and whose annual compensation exceeds $150,000.

401(k) Plan Investments

Investment of Contributions. As of                     , 2006, contributions under the 401(k) Plan were invested in the funds described below. The annual percentage return on these funds (net of fees) for the prior three years was as follows:

Fund Name	2005	2004	2003
[List Fund Names.]	%	%	%

[Describe Investment Funds.]

The 401(k) Plan now offers the Polonia Bancorp Stock Fund as an additional choice to the investment alternatives described above. The Polonia Bancorp Stock Fund invests primarily in the

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common stock of Polonia Bancorp. Participants in the 401(k) Plan may invest all (subject to a         % cash buffer) or a portion of their 401(k) Plan account balances in Polonia Bancorp common stock.

The Polonia Bancorp Stock Fund consists of investments in the common stock of Polonia Bancorp and cash. Each participant’s proportionate undivided beneficial interest in the Polonia Bancorp Stock Fund is measured by units. The daily unit value is calculated by determining the market value of the common stock held and adding to that any cash held by the Fund. This total will be divided by the number of units outstanding to determine the unit value of the Polonia Bancorp Stock Fund.

Upon payment of a cash dividend, the unit value will be determined prior to distributing the dividend. The dividend will be used, to the extent practicable, to purchase shares of Polonia Bancorp common stock. Pending investment in the common stock, assets held in the Polonia Bancorp Stock Fund will be placed in bank deposits and other short-term investments.

As of the date of this prospectus supplement, no shares of Polonia Bancorp common stock have been issued or are outstanding and there is no established market for Polonia Bancorp common stock. Accordingly, there is no record of the historical performance of the Polonia Bancorp Stock Fund. The performance of the Polonia Bancorp Stock Fund will depend on a number of factors, including the financial condition and profitability of Polonia Bancorp and Polonia Bank and general market conditions for Polonia Bancorp common stock.

Benefits Under the 401(k) Plan

Vesting. 401(k) Plan participants are 100% vested in their elective salary deferrals. Employer matching and discretionary non-elective contributions to the 401(k) Plan vest at the rate of 20% per year beginning after the employee completes two years of service; employees are 0% vested prior to their completion of two years of service.

Withdrawals and Distributions From the 401(k) Plan

Withdrawals Before Termination of Employment. You may receive in-service distributions from the 401(k) Plan under limited circumstances in the form of hardship distributions and loans. In order to qualify for a hardship withdrawal, you must have an immediate and substantial need to meet certain expenses and have no other reasonably available resources to meet the financial need. If you qualify for a hardship distribution, the 401(k) Plan trustees will make the distribution proportionately from the investment funds in which you have invested your account balances. Participants are also eligible for 401(k) Plan loans, subject to the procedures and requirements established by the Plan Administrator. You may obtain additional information from                                          at Polonia Bank.

Distributions Upon Retirement, Death or Disability. Upon retirement, death or disability, you or your surviving spouse or beneficiary may receive a full lump sum payment from the 401(k) Plan equal to the value of your account.

Distribution Upon Termination for Any Other Reason. If you terminate employment for any reason other than retirement, disability or death and your account balance exceeds $1,000, the 401(k) Plan trustees will distribute your 401(k) Plan account balance as of your normal retirement date, unless you elect otherwise. If your account balance does not exceed $1,000, the trustees will generally distribute your benefits to you in a lump sum as soon as administratively practicable following your termination of employment.

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Distributions: Rollovers and Direct Transfers to Another Qualified Plan or to an IRA. You may roll over virtually all distributions from the 401(k) Plan to another qualified retirement plan or to an individual retirement account.

Nonalienation of Benefits. Except with respect to federal income tax withholding and as provided for under a qualified domestic relations order, benefits payable under the 401(k) Plan will not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any rights to benefits payable under the 401(k) Plan will be void.

Applicable federal tax law requires the 401(k) Plan to impose substantial restrictions on your right to withdraw amounts held under the 401(k) Plan before your termination of employment with Polonia Bank. Federal law may also impose an excise tax on withdrawals from the 401(k) Plan before you attain 59 1/2 years of age, regardless of whether the withdrawal occurs during your employment with Polonia Bank or after your termination of employment.

401(k) Plan Trustees

The trustees of the 401(k) Plan are the named fiduciaries of the 401(k) Plan for purposes of ERISA. The board of directors of Polonia Bank has appointed Anthony Szuszczewicz and Paul Rutkowski as trustees for the 401(k) Plan. The 401(k) Plan trustees receive, hold and invest the assets of the 401(k) Plan (including the Polonia Bancorp Stock Fund) and provide for their distribution to participants and beneficiaries in accordance with the terms of the 401(k) Plan.

401(k) Plan Administrator

The current Plan Administrator is Polonia Bank. The Plan Administrator is responsible for the administration of the 401(k) Plan, selection of investment funds under the 401(k) Plan, interpretation of the provisions of the 401(k) Plan, prescribing procedures for filing applications for benefits, preparation and distribution of information explaining the 401(k) Plan, maintenance of records, books of account and all other data necessary for the proper administration of the 401(k) Plan, preparation and filing of all returns and reports required to be filed with the U.S. Department of Labor and the Internal Revenue Service, and for all disclosures to participants, beneficiaries and others required under ERISA.

Reports to 401(k) Plan Participants

Polonia Bank, as Plan Administrator, will furnish you a statement at least quarterly showing the balance in your account as of the end of that period, the amount of contributions allocated to your account for that period, and any adjustments to your account to reflect earnings or losses.

Amendment and Termination

Polonia Bank expects to continue the 401(k) Plan indefinitely. Nevertheless, Polonia Bank may terminate the 401(k) Plan at any time. If Polonia Bank terminates the 401(k) Plan in whole or in part, regardless of any contrary provisions of the 401(k) Plan, all affected participants will become fully vested in their accounts. Polonia Bank reserves the right to make, from time to time, changes which do not cause any part of the trust to be used for, or diverted to, any purpose other than the exclusive benefit of participants or their beneficiaries; provided, however, that Polonia Bank may also amend the 401(k) Plan as it determines necessary or desirable, with or without retroactive effect, to comply with ERISA or the Internal Revenue Code.

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Merger, Consolidation or Transfer

If the 401(k) Plan merges or consolidates with another plan or transfers the 401(k) Plan assets to another plan, and if either the 401(k) Plan or the other plan is then terminated, you would receive a benefit immediately after the merger, consolidation or transfer that would be equal to or greater than the benefit you would have been entitled to receive immediately before the merger, consolidation or transfer.

Federal Income Tax Consequences

The following summarizes only briefly the material federal income tax aspects of the 401(k) Plan. You should not rely on this summary as a complete or definitive description of the material federal income tax consequences relating to the 401(k) Plan. Statutory provisions change, as do their interpretations, and their application may vary in individual circumstances. Finally, the consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws. You should consult with your tax advisor with respect to any transaction involving the 401(k) Plan and any distribution from the 401(k) Plan.

As a “qualified retirement plan,” the Internal Revenue Code affords the 401(k) Plan tax advantages, including the following:

(1) The sponsoring employer is allowed an immediate tax deduction for the amount contributed to the 401(k) Plan each year;

(2) Participants pay no current federal income tax on amounts contributed by the employer on their behalf; and

(3) Earnings of the 401(k) Plan are tax-deferred, thereby permitting the tax-free accumulation of income and gains on investments.

Polonia Bank administers the 401(k) Plan to comply with the operational requirements of the Internal Revenue Code as of the applicable effective date of any change in the law. If Polonia Bank should receive an adverse determination letter regarding the
401(k) Plan’s tax exempt status from the Internal Revenue Service, all participants would generally recognize income equal to their vested interest in the 401(k) Plan, the participants would not be permitted to transfer amounts distributed from the 401(k) Plan to an Individual Retirement Account or to another tax-qualified retirement plan, and Polonia Bank would be denied certain tax deductions with respect to the 401(k) Plan.

Lump Sum Distribution. A distribution from the 401(k) Plan to a participant or the beneficiary of a participant will qualify as a lump sum distribution if it is made within one taxable year, on account of the participant’s death, disability or separation from service, or after the participant attains age 59 1/2, and consists of the balance credited to the participant under the 401(k) Plan and all other profit sharing plans, if any, maintained by Polonia Bank. The portion of any lump sum distribution included in taxable income for federal income tax purposes consists of the entire amount of the lump sum distribution, less the amount of after-tax contributions, if any, you have made to any other profit sharing plans maintained by Polonia Bank, if the distribution includes those amounts.

Polonia Bancorp Common Stock Included in Lump Sum Distribution. If a lump sum distribution includes Polonia Bancorp common stock, the distribution generally is taxed in the manner described above. The total taxable amount is reduced, however, by the amount of any net unrealized appreciation with respect to Polonia Bancorp common stock; that is, the excess of the value of Polonia Bancorp common stock at the time of the distribution over the cost or other basis of the securities to the 401(k) Plan. The tax basis of Polonia Bancorp common stock, for purposes of computing gain or loss on

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its subsequent sale, equals the value of Polonia Bancorp common stock at the time of distribution, less the amount of net unrealized appreciation. Any gain on a subsequent sale or other taxable disposition of Polonia Bancorp common stock, to the extent of the amount of net unrealized appreciation at the time of distribution, is long-term capital gain, regardless of how long you hold the Polonia Bancorp common stock, or the “holding period.” Any gain on a subsequent sale or other taxable disposition of Polonia Bancorp common stock that exceeds the amount of net unrealized appreciation at the time of distribution is considered long-term capital gain, regardless of the holding period. The recipient of a distribution may elect to include the amount of any net unrealized appreciation in the total taxable amount of the distribution, to the extent allowed under Internal Revenue Service regulations.

We have provided you with a brief description of the material federal income tax aspects of the 401(k) Plan that are generally applicable under the Internal Revenue Code. We do not intend this to be a complete or definitive description of the federal income tax consequences of participating in or receiving distributions from the 401(k) Plan. Accordingly, you should consult a tax advisor concerning the federal, state and local tax consequences of participating in and receiving distributions from the 401(k) Plan.

Restrictions on Resale

Any “affiliate” of Polonia Bancorp under Rules 144 and 405 of the Securities Act of 1933, as amended, who receives a distribution of common stock under the 401(k) Plan, may re-offer or resell such shares only under a registration statement filed under the Securities Act of 1933, as amended, assuming the availability of a registration statement, or under Rule 144 or some other exemption from the registration requirements. An “affiliate” of Polonia Bank is someone who, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, Polonia Bank. Generally, a director, principal officer or major shareholder of a corporation is deemed to be an “affiliate” of that corporation.

Any person who may be an “affiliate” of Polonia Bank may wish to consult with counsel before transferring any common stock they own. In addition, participants should consult with counsel regarding the applicability to them of Section 16 of the Securities Exchange Act of 1934, as amended, which may restrict the sale of Polonia Bancorp common stock acquired under the 401(k) Plan or other sales of Polonia Bancorp common stock.

Persons who are not deemed to be “affiliates” of Polonia Bank at the time of resale may resell freely any shares of Polonia Bancorp common stock distributed to them under the 401(k) Plan, either publicly or privately, without regard to the registration and prospectus delivery requirements of the Securities Act of 1933, as amended, or compliance with the restrictions and conditions contained in the exemptions available under federal law. A person deemed an “affiliate” of Polonia Bank at the time of a proposed resale may publicly resell common stock only under a “re-offer” prospectus or in accordance with the restrictions and conditions contained in Rule 144 of the Securities Act of 1933, as amended, or some other exemption from registration, and may not use this prospectus supplement in connection with any such resale. In general, Rule 144 restricts the amount of common stock which an affiliate may publicly resell in any three-month period to the greater of one percent of Polonia Bancorp common stock then outstanding or the average weekly trading volume reported on the Nasdaq Stock Market during the four calendar weeks before the sale. Affiliates may sell only through brokers without solicitation and only at a time when Polonia Bancorp is current in filing all required reports under the Securities Exchange Act of 1934, as amended.

9

SEC Reporting and Short-Swing Profit Liability

Section 16 of the Securities Exchange Act of 1934, as amended, imposes reporting and liability requirements on officers, directors and persons who beneficially own more than ten percent of public companies such as Polonia Bancorp. Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the filing of reports of beneficial ownership. Within ten days of becoming a person required to file reports under Section 16(a), a Form 3 reporting initial beneficial ownership must be filed with the Securities and Exchange Commission. Reporting persons must also report certain changes in beneficial ownership involving allocation or reallocation of assets held in their 401(k) Plan accounts, either on a Form 4 within two business days after a transaction, or annually on a Form 5 within 45 days after the close of a company’s fiscal year.

In addition to the reporting requirements described above, Section 16(b) of the Securities Exchange Act of 1934, as amended, provides for the recovery by Polonia Bancorp of profits realized from the purchase and sale, or sale and purchase, of the common stock within any six-month period by any officer, director or other person who beneficially owns more than ten percent of the common stock.

The SEC has adopted rules that exempt many transactions involving the 401(k) Plan from the “short-swing” profit recovery provisions of Section 16(b). The exemptions generally involve restrictions upon the timing of elections to buy or sell employer securities for the accounts of any officer, director or other person who beneficially owns more than ten percent of the common stock.

Except for distributions of the common stock due to death, disability, retirement, termination of employment or under a qualified domestic relations order, persons who are governed by Section 16(b) may be required, under limited circumstances involving the purchase of common stock within six months of a distribution, to hold shares of the common stock distributed from the 401(k) Plan for six months after the distribution date.

LEGAL OPINION

The validity of the issuance of the common stock of Polonia Bancorp will be passed upon by Muldoon Murphy & Aguggia LLP, Washington, D.C. Muldoon Murphy & Aguggia LLP acted as special counsel for Polonia Bank in connection with the reorganization of Polonia Bank and the stock offering of Polonia Bancorp.

10

***SPECIAL ONE-TIME FORM FOR USE IN STOCK OFFERING***

Polonia Bank

Retirement Plan

INVESTMENT FORM

Name	of Participant:

(Please Print)

Social	Security Number:

1.    Instructions. In connection with the offering to the public of the common stock of Polonia Bancorp (the “Common Stock”), the Polonia Bank Retirement Plan (the “401(k) Plan”) now permits participants to direct their current 401(k) Plan account balances into a new fund: the Polonia Bancorp Stock Fund (the “Stock Fund”). The percentages of your accounts that you direct to be transferred into the Stock Fund will be used to purchase shares of common stock in the offering. Please note that approximately          percent (        %) of the total amount that you transfer into the Stock Fund will not be used to purchase shares of common stock in the offering, but will instead be held as cash, as discussed on Page 1 of the attached Prospectus Supplement. Approximately          percent (        %) of the total amount that you transfer will be used to purchase common stock in the offering, rounded down to the nearest $10.00 increment, with any remainder also held in cash within the Stock Fund.

To transfer all or part of your 401(k) Plan funds to the Stock Fund, you should complete and return this form to                      at Polonia Bank. This form must be received no later than 4:00 p.m. on                         , 2006. If you need any assistance in completing this form, please contact                                  at (215)938-8800. If you do not complete and return this form by 4:00 p.m. on                         , 2006, your 401(k) Plan funds will continue to be invested in accordance with your prior investment directions, or in accordance with the terms of the 401(k) Plan if you have not provided investment directions. You need not submit this form if you do not wish to purchase Polonia Bancorp common stock in the offering with your 401(k) Plan funds. PLEASE KEEP A COPY OF THE COMPLETED FORM FOR YOUR RECORDS.

2.    Purchaser Information. Your ability to purchase common stock in the offering and to direct your 401(k) Plan funds into the Stock Fund may be based upon your subscription rights. Please indicate only the earliest date that applies to you:

Check here if you had $50.00 or more on deposit with Polonia Bank as of .

Check here if you had $50.00 or more on deposit with Polonia Bank as of .

Check here if you had a deposit with Polonia Bank as of .

3.     Investment Directions. I hereby authorize the Plan Administrator to direct the trustees to transfer the following percentages (in whole percentages only) of each of my 401(k) Plan account balances into the Stock Fund:

Investment Funds	Percentage
[List Funds.]	%

I understand that, if there is not enough common stock available in the stock offering to fill my subscription in whole or in part pursuant to the investment directions above, any funds not used to purchase common stock will remain in the                                  Fund until I provide directions to reinvest the funds in accordance with the terms of the 401(k) Plan.

4.    Acknowledgment of Participant. I understand that this Investment Form shall be subject to all of the terms and conditions of the 401(k) Plan. I acknowledge that I have received a copy of the Prospectus and the Prospectus Supplement.

Signature of Participant	Date

Acknowledgment of Receipt by Plan Administrator. This Investment Form was received by Polonia Bank on the date noted below.

By:
Date

THE PARTICIPATION INTERESTS REPRESENTED BY THE COMMON STOCK OFFERED HEREBY ARE NOT DEPOSIT ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY, AND ARE NOT GUARANTEED BY POLONIA BANCORP, POLONIA MHC OR POLONIA BANK. THE COMMON STOCK IS SUBJECT TO AN INVESTMENT RISK, INCLUDING THE POSSIBLE LOSS OF THE PRINCIPAL INVESTED.

PROSPECTUS

[LOGO]

Polonia Bancorp

(Proposed Holding Company for Polonia Bank)

Up to 1,138,500 Shares of Common Stock

This is the initial public offering of shares of common stock of Polonia Bancorp, a company to be formed in connection with the reorganization of Polonia Bank into the mutual holding company form of organization. The shares we are offering will represent approximately 45% of our outstanding common stock. Polonia MHC, a mutual holding company to be formed in connection with the reorganization, will own approximately 55% of our outstanding common stock. We intend to have our common stock quoted on the OTC Bulletin Board.

If you or were a depositor or a borrower of Polonia Bank:

•	You may have priority rights to purchase shares of common stock.

If you are a participant in the Polonia Bank Retirement Plan:

•	You may direct that all or part of your current account balances in this plan be invested in shares of common stock.

•	You will be receiving separately a supplement to this prospectus that describes your rights under this plan.

If you fit neither of the categories above, but are interested in purchasing shares of our common stock:

•	You may have an opportunity to purchase shares of common stock after priority orders are filled.

We are offering up to 1,138,500 shares of common stock for sale on a best efforts basis, subject to certain conditions. We must sell a minimum of 841,500 shares to complete the offering. If, as a result of regulatory considerations, demand for the shares or changes in market conditions, the independent appraiser determines our market value has increased, we may sell up to 1,309,275 shares without giving you further notice or the opportunity to change or cancel your order. The offering is expected to terminate at              p.m., Eastern time, on [Expiration Date]. We may extend this termination date without notice to you until [Extension Date #1], unless the Office of Thrift Supervision approves a later date, which will not be beyond [Expiration Date #2].

Sandler O’Neill & Partners, L.P. will use its best efforts to assist us in our selling efforts, but is not required to purchase any of the common stock that is being offered for sale. Purchasers will not pay a commission to purchase shares of common stock in the offering. All shares offered for sale are offered at a price of $10.00 per share.

The minimum purchase is 25 shares. Once submitted, orders are irrevocable unless the offering is terminated or extended beyond [Extension Date #1]. If the offering is extended beyond [Extension Date #1], subscribers will have the right to modify or rescind their purchase orders. Funds received before completion of the offering will be held in an escrow account at Polonia Bank and will earn interest at our statement savings rate, which is currently .75% per annum. If we do not sell the minimum number of shares, if we terminate the offering for any other reason, or if we extend the offering beyond [Extension Date #1] and you do not confirm your order, we will promptly return your funds with interest at our statement savings rate.

We expect our directors and executive officers, together with their associates, to subscribe for 140,000 shares, which equals 12.3% of the shares offered for sale at the maximum of the offering range.

On                     , 2006, the Office of Thrift Supervision conditionally approved the plan of reorganization and stock issuance. However, such approval does not constitute a recommendation or endorsement of this offering by that agency.

This investment involves a degree of risk, including the possible loss of principal.

Please read “ Risk Factors” beginning on page 18.

OFFERING SUMMARY

Price Per Share: $10.00

	Minimum	Maximum	Maximum As Adjusted
Number of shares	841,500	1,138,500	1,309,275
Gross offering proceeds	$8,415,000	$11,385,000	$13,092,750
Estimated offering expenses	$709,000	$742,000	$762,000
Estimated net proceeds	$7,706,000	$10,643,000	$12,330,750
Estimated net proceeds per share	$9.16	$9.35	$9.42

These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Neither the Securities and Exchange Commission, the Office of Thrift Supervision nor any state securities regulator has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

SANDLER O’NEILL + PARTNERS, L.P.

The date of this prospectus is                     , 2006

[map of Pennsylvania showing current office locations of Polonia Bank appears here]

Summary

This summary highlights selected information from this document and may not contain all the information that is important to you. To understand the reorganization and stock offering more fully, you should read this entire document carefully. For assistance, please contact our conversion center at (800)                     .

The Companies

Polonia MHC 3993 Huntingdon Pike 3rd Floor Huntingdon Valley, Pennsylvania 19006 (215) 938-8800	Polonia MHC is a federally chartered mutual holding company that we are forming to own 55% of the common stock of Polonia Bancorp. As a savings and loan holding company, Polonia MHC will be subject to examination by, and otherwise must comply with the rules and regulations of, the Office of Thrift Supervision. As a mutual holding company, Polonia MHC will be a non-stock company whose members are the depositors and certain borrowers of Polonia Bank. Under federal regulations, so long as Polonia MHC exists, it will own a majority of the voting stock of Polonia Bancorp and, through its board of directors, will be able to exercise voting control over most matters put to a vote of stockholders. Polonia MHC will not be able to exercise such voting control over a proposal to adopt stock benefit plans for our officers, directors and employees or a proposal for Polonia MHC to convert from mutual to stock form in a transaction commonly known as a “second-step conversion” unless applicable Office of Thrift Supervision rules and regulations provide otherwise. The same persons who will comprise the board of directors of Polonia Bancorp and Polonia Bank will also comprise the board of directors of Polonia MHC. Polonia MHC is not currently an operating company and has not engaged in any business to date. Polonia MHC will be formed upon completion of the reorganization. We do not expect that Polonia MHC will engage in any business activity other than owning a majority of the common stock of Polonia Bancorp.

Polonia Bancorp 3993 Huntingdon Pike 3rd Floor Huntingdon Valley, Pennsylvania 19006 (215) 938-8800	This offering is made by Polonia Bancorp. Polonia Bancorp is a federally chartered mid-tier stock holding company that we are forming. As a savings and loan holding company, Polonia Bancorp will be subject to examination by, and otherwise must comply with the rules and regulations of, the Office of Thrift Supervision. Polonia Bancorp is not currently an operating company and has not engaged in any business to date. After the reorganization, Polonia Bancorp will own all of Polonia Bank’s capital stock and will direct, plan and coordinate Polonia Bank’s business activities. In the future, Polonia Bancorp might also acquire or organize other operating subsidiaries, including other financial institutions or financial services companies, although it currently has no specific plans or agreements to do so.

Polonia Bank 3993 Huntingdon Pike 3rd Floor Huntingdon Valley, Pennsylvania 19006 (215) 938-8800	Polonia Bank is a community-oriented financial institution dedicated to serving the financial services needs of consumers and businesses within our market areas. Polonia Bank is subject to extensive regulation, examination and supervision by the Office of Thrift Supervision, its primary federal regulator, and the Federal Deposit Insurance Corporation, its deposit insurer. We attract deposits from the general public and use such funds to originate primarily one- to four-family real estate loans. To a much lesser extent, we originate multi-family and nonresidential real estate loans, home equity loans and consumer loans. We currently operate out of our main office in Huntingdon Valley, Pennsylvania and four full-service branch offices in Philadelphia County. At March 31, 2006, we had total assets of $172.4 million, deposits of $140.8 million and total retained earnings of $11.6 million.

Office of Thrift Supervision Part 570 Notice (page )	On December 7, 2001, we were issued a Part 570 Notice of Deficiency and Directive for Submission of a Safety and Soundness Compliance Plan by the Office of Thrift Supervision. As part of this notice, the Office of Thrift Supervision determined that we failed to satisfy safety and soundness standards for earnings contained in the Part 570 Guidelines of the Office of Thrift Supervision Regulations. The Office of Thrift Supervision required us to submit an acceptable safety and soundness compliance plan (“Compliance Plan”) outlining our proposed actions to address our earnings performance and related financial ratios. As part of the Compliance Plan, we were required to submit a three-year business plan providing for more stable and sustainable sources of core income and to ensure that we are supported by capital levels commensurate with the risks of our operations. Moreover, we were required to prepare a budget corresponding to the business plan’s goals and objectives and to devise a system to monitor our performance against the budget.

We are still subject to the Part 570 Notice and our compliance with its requirements is currently being evaluated. If we fail to comply with the Part 570 Notice in a manner satisfactory to the Office of Thrift Supervision, it can take additional, and possibly more severe, enforcement action against us, including issuing an Order to Cease and Desist. Moreover, the Office of Thrift Supervision has the authority to impose restrictions on our operations, which could negatively affect our ability to implement our operating strategy and negatively affect our profitability. See “Risk Factors—Risks Related to Our Business” and “Regulation and Supervision—Office of Thrift Supervision Part 570 Notice” for more information on the Part 570 notice.

Our Operating Strategy (page )

Our mission is to operate and grow a profitable community-oriented financial institution serving primarily retail customers and small businesses in our market areas. After the reorganization, we plan to pursue our strategy of:

•      seeking opportunities to increase and diversify lending in our market area;

•      increasing core deposits through more aggressive marketing and new deposit products;

•      managing our net interest margin and interest rate risk and improving our net interest spread;

•      improving operating efficiency; and

•      continuing to maintain the high quality of our real estate loan portfolio.

•      adhering to the directives of the Part 570 Notice issued by the Office of Thrift Supervision;

The Reorganization

Description of the Reorganization (page )	Currently, we are a federally chartered mutual savings bank with no stockholders. Our depositors and certain borrowers currently have the right to vote on certain matters such as the election of directors and this reorganization.

The mutual holding company reorganization process that we are now undertaking involves a series of transactions by which we will convert our organization from the mutual form of organization to the mutual holding company form of organization. In the mutual holding company structure, Polonia Bank will become a federally chartered stock savings bank and all of its stock will be owned by Polonia Bancorp. In addition, 45% of Polonia Bancorp’s stock will be owned by the public, including our employee stock ownership plan and 55% of Polonia Bancorp’s stock will be owned by Polonia MHC. Our members will become members of Polonia MHC and will have similar voting rights in Polonia MHC as they currently have in Polonia Bank.

After the reorganization, our ownership structure will be as follows:

The normal business operations of Polonia Bank will continue without interruption during the reorganization. The directors who unanimously adopted the plan of reorganization and stock issuance and who continue to be directors of Polonia Bank at the time of the reorganization will serve as directors of Polonia MHC, Polonia Bancorp and Polonia Bank after the reorganization. The initial executive officers of Polonia MHC, Polonia Bancorp and Polonia Bank will be persons who are currently officers of Polonia Bank.

The Offering

Purchase Price	The purchase price is $10.00 per share. You will not pay a commission to buy any shares in the offering.

Number of Shares to be Sold	We are offering for sale between 841,500 and 1,138,500 shares of Polonia Bancorp common stock in this reorganization to persons other than Polonia MHC. With regulatory approval, we may increase the number of shares to be sold to 1,309,275 shares without giving you further notice or the opportunity to change or cancel your order. In considering whether to increase the offering size, the Office of Thrift Supervision will consider the level of subscriptions, the evaluation of our independent appraiser, our financial condition and results of operations and changes in market conditions.

How We Determined the Offering Range (page ____)	We decided to offer between 841,500 and 1,138,500 shares, which is our offering range, based on an independent appraisal of our pro forma market value prepared by Keller & Company, Inc., an appraisal firm experienced in appraisals of financial institutions. Keller & Company will receive fees totaling $25,000 for its appraisal services, plus reimbursement of out-of-pocket expenses. Keller & Company estimates that as of June 1, 2006, our pro forma market value on a fully converted basis was between $18.7 million and $25.3 million, with a midpoint of $22.0 million. The term “fully converted” means that Keller & Company assumed that 100% of our common stock had been sold to the public, rather than the 45% that will be sold in connection with this offering. In preparing its appraisal, Keller & Company considered the information in this prospectus, including our financial statements. Keller & Company also considered the following factors, among others:

• our historical, present and projected operating results and financial condition and the economic and demographic characteristics of our market areas;

•      a comparative evaluation of the operating and financial statistics of Polonia Bank with those of other similarly-situated, publicly-traded savings institutions and savings institution holding companies;

• the effect of the capital raised in this offering on our net worth and earnings potential; and

• the trading market for securities of comparable institutions and general conditions in the market for such securities.

Our board of directors determined that the common stock should be sold at $10.00 per share and that 45% of the shares of our common stock should be offered for sale to the public in the offering. The following table shows the number of shares that will be sold in the offering and issued to Polonia MHC, based on the estimated valuation range and the purchase price.

	At Minimum of Offering Range	At Maximum of Offering Range	Percent of Shares Outstanding
Shares sold in the offering	841,500	1,138,500	45%
Shares issued to Polonia MHC	1,028,500	1,391,500	55%
Total	1,870,000	2,530,000	100%

Four measures that some investors use to analyze whether a stock might be a good investment are the ratio of the offering price to the issuer’s book value, tangible book value, net earnings and core earnings after taxes. Tangible book value is the same as total equity, less intangibles, and represents the difference between the issuer’s tangible assets and liabilities. Core earnings are defined as net earnings after taxes, excluding the after-tax portion of income from nonrecurring items. Keller & Company considered Polonia Bank’s book value and tangible book value ratios, among other factors. Due, however, to Polonia Bank’s negative net and core earnings after taxes for the twelve months ended March 31, 2006 and December 31, 2005, as well as the overall volatility of Polonia Bank’s historical earnings trend, Keller & Company deemed Polonia Bank’s price to earnings method and price to core earnings method to be not meaningful in determining the value of Polonia Bancorp. Keller & Company’s appraisal also incorporates an analysis of a peer group of publicly traded fully converted savings institutions and fully converted savings institution holding companies that Keller & Company considered to be comparable to us.

The following table presents a summary of selected pricing ratios for the peer group companies and the price to book value ratios for us, with the ratios adjusted to the hypothetical case of being fully converted, utilized by Keller & Company in its appraisal. Our ratios are based on book value as of March 31, 2006.

	Fully Converted Price To Core Earnings Multiple		Fully Converted Price To Book Value Ratio
Polonia Bancorp (pro forma):
Minimum	N/M		65.68%
Maximum	N/M		73.02%
Peer group companies as of
June 1, 2006:
Average	25.40	x	115.92%
Median	25.09	x	108.97%

N/M – not meaningful.

Compared to the median pricing ratios of the peer group, at the maximum of the offering range, our stock would be priced at a discount of 37.01% to the peer group on a price-to-book basis. This means that, at the maximum of the offering range, a share of our common stock would be less expensive than the peer group on a book value per share basis.

The independent appraisal does not indicate market value. You should not assume or expect that the valuation described above means that our common stock will trade at or above the $10.00 purchase price after the reorganization.

Mutual Holding Company Data	The following table presents a summary of selected pricing ratios for publicly traded mutual holding companies and the price to book value ratios for us, without the ratios being adjusted to the hypothetical case of being fully converted.

	Non-Fully Converted Price To Earnings Multiple		Non-Fully Converted Price To Book Value Ratio
Polonia Bancorp (pro forma):
Minimum	N/M		102.35%
Maximum	N/M		122.55%
Publicly traded mutual holding companies as of June 1, 2006(1):
Average	38.02	x	175.96%
Median	36.92	x	170.17%

(1)      The information for publicly traded mutual holding companies may not be meaningful for investors because it presents average and median information for mutual holding companies that issued a different percentage of their stock in their offerings than the 45% that we are offering to the public. In addition, the effect of stock repurchases also affects the ratios to a greater or lesser degree depending upon repurchase activity.

Possible Change in Offering Range (page )	Keller & Company will update its appraisal before we complete the stock offering. If, as a result of regulatory considerations, demand for the shares or changes in market conditions, Keller & Company determines that our pro forma market value has increased, we may sell up to 1,309,275 shares without further notice to you. If the pro forma market value of the common stock to be sold in the offering at that time is either below 841,500 or above 1,309,275, then, after consulting with the Office of Thrift Supervision, we may either: terminate the stock offering and promptly return all funds; promptly return all funds, set a new offering range and give all subscribers the opportunity to place a new order for shares of Polonia Bancorp common stock; or take such other actions as may be permitted by the Office of Thrift Supervision and the Securities and Exchange Commission.

After-Market Performance of Mutual- to-Stock Conversions	The following table provides information regarding the after-market performance of the “first-step” mutual holding company offerings completed from March 31, 2006 through June 1, 2006.

			Appreciation From Initial Offering Price
Issuer (Market/Symbol)		Date of IPO	% Change After 1 Day	% Change After 1 Week	% Change After 4 Weeks	% Change Through 06/01/06
BFSB	Brooklyn Federal Bancorp (MHC)	04/06/05	(0.50)%	(0.10)%	(5.00)%	20.00%
FFCO	FedFirst Financial Corp. (MHC)	04/07/05	(6.60)	(7.10)	(14.50)	1.80
RCKB	Rockville Financial Inc. (MHC)	05/23/05	4.80	10.50	19.60	43.80
NPEN	North Penn Bancorp Inc. (MHC)	06/02/05	10.00	2.50	1.50	12.50
COBK	Colonial Bkshrs Inc. (MHC)	06/30/05	6.00	6.90	7.50	21.84
HBOS	Heritage Financial Group (MHC)	06/30/05	7.50	7.20	9.30	31.30
UBNK	United Financial Bancorp (MHC)	07/13/05	17.50	15.70	17.00	20.10
OTTW	Ottawa Savings Bancorp (MHC)	07/15/05	10.00	5.00	7.00	17.50
WAUW	Wauwatosa Holdings Inc. (MHC)	10/05/05	12.50	11.50	9.50	57.50
ISBC	Investors Bancorp Inc. (MHC)	10/12/05	0.20	0.70	5.20	38.50
EQFC	Equitable Financial Corp. (MHC)	11/08/05	2.50	0.00	(5.00)	(8.00)
GVFF	Greenville Federal Finl (MHC)	01/05/06	2.50	2.50	0.00	(2.00)
MGYR	Magyar Bancorp Inc. (MHC)	01/24/06	6.50	5.00	6.00	16.20
UCBA	United Community Bancorp (MHC)	03/31/06	8.00	8.40	5.50	4.00
LSBK	Lake Shore Bancorp Inc. (MHC)	04/04/06	7.00	5.50	2.90	.50
MFDB	Mutual Federal Bncp. Inc. (MHC)	04/06/06	11.30	10.00	14.00	10.40
Average - all transactions			6.20	5.26	5.03	17.87
Median - all transactions			6.75	5.25	5.75	16.75

This table is not intended to be indicative of how our stock may perform. Furthermore, this table presents only short-term price performance with respect to companies that only recently completed their initial public offerings and may not be indicative of the longer-term stock price performance of these companies. Stock price appreciation is affected by many factors, including, but not limited to: general market and economic conditions; the interest rate environment; the amount of proceeds a company raises in its offering; and numerous factors relating to the specific company, including the experience and ability of management, historical and anticipated operating results, the nature and quality of the company’s assets, and the company’s market area. The companies listed in the table above may not be similar to Polonia Bancorp, the pricing ratios for their stock offerings may be different from the pricing ratios for Polonia Bancorp common stock and the market conditions in which these offerings were completed may be different from current market conditions. Any or all of these differences may cause our stock to perform differently from these other offerings. Before you make an investment decision, we urge you to carefully read this prospectus, including, but not limited to, the “Risk Factors” beginning on page __.

You should be aware that, in certain market conditions, stock prices of thrift IPOs have decreased. For example, as the above table illustrates, the stock of four companies traded at or below their initial offering price at various times through June 1, 2006. We can give you no assurance that our stock will not trade below the $10.00 purchase price or that our stock will perform similarly to other recent first-step mutual holding company offerings.

As part of its appraisal of our pro forma market value, Keller & Company considered the after-market performance of mutual- to-stock conversions completed in the 12 months prior to June 1, 2006, which was the date of its appraisal report. Keller & Company considered information regarding the new issue market for converting thrifts as part of its consideration of the market for thrift stocks.

Possible Termination of the Offering	We must sell a minimum of 841,500 shares to complete the offering. If we do not sell the minimum number of shares, or if we terminate the offering for any other reason, we will promptly return all funds with interest at our current statement savings rate.

Conditions to Completing the Reorganization	We are conducting the reorganization under the terms of our plan of reorganization and stock issuance. We cannot complete the reorganization and related offering unless:

• the plan of reorganization and stock issuance is approved by at least a majority of votes eligible to be cast by members of

Polonia Bank (depositors and certain borrowers of Polonia Bank);

• we sell at least the minimum number of shares offered; and

• we receive the final approval of the Office of Thrift Supervision to complete the reorganization and offering.
Reasons for the Reorganization (page ____)	Our primary reasons for the reorganization are to:

• increase the capital of Polonia Bank;

• support future lending and operational growth;

• support future branching activities and/or the acquisition of other financial institutions or financial services companies or their assets; and

• enhance our ability to attract and retain qualified directors and management through stock-based compensation plans.

While we exceeded all of our regulatory capital requirements and were considered “well capitalized” for regulatory purposes, our core capital level of $12.1 million, or 7.0% of adjusted total assets, at March 31, 2006 restricts our ability both to grow and continue to maintain our “well capitalized” status. Accordingly, we require additional capital in order to increase our lending activities and expand our operations.

Although we are interested in establishing additional branches, we do not have any additional specific plans or arrangements for further expansion. We do not now have any specific acquisition plans.

We chose to conduct a mutual holding company reorganization and minority stock offering rather than a full mutual-to-stock conversion because it permits us, by issuing less than 50% of our common stock to the public, to control the amount of capital being raised, which will enable us to deploy the proceeds of the offering more prudently and to provide for the control of Polonia Bancorp by Polonia MHC through its majority ownership position. We chose to sell 45% of our shares to the public, rather than a smaller portion, because we believe that we will be able to deploy the capital raised through an offering of this size and because the sale of a smaller number of shares would make it less likely that an active trading market for the shares would develop.

Benefits of the Reorganization to Management (page ____)	We intend to adopt the following benefit plans and employment agreements:

•      Employee Stock Ownership Plan. We intend to establish an employee stock ownership plan that will purchase up to 3.92% of the shares issued in the reorganization, including shares issued to Polonia MHC, with the proceeds of a loan from Polonia Bancorp. However, if Polonia Bank’s tangible capital is not at least 10% at the close of the offering, the amount of shares purchased by the employee stock ownership plan will be reduced to 3.43% of the total outstanding shares of Polonia Bancorp, which includes shares sold in the offering and shares issued to Polonia MHC. As the loan is repaid and shares are released from collateral, the shares will be allocated to the accounts of participants. Allocations will be based on a participant’s compensation as a percentage of total plan compensation. Non- employee directors are not eligible to participate in the employee stock ownership plan. We will incur additional compensation expense as a result of this plan. See “Pro Forma Data” for an illustration of the effects of this plan.

•      Equity Incentive Plan. We intend to implement an equity-based incentive plan no earlier than six months after the reorganization. Under Office of Thrift Supervision regulations, the plan must be approved by a majority of the total votes eligible to be cast by our stockholders, other than Polonia MHC, unless we obtain a waiver from the Office of Thrift Supervision, which we intend to seek, that allows approval by a majority of votes cast, other than by Polonia MHC. Under this plan, we may award stock options and shares of restricted stock to employees and directors. Shares of restricted stock will be awarded at no cost to the recipient. Stock options will be granted at an exercise price equal to 100% of the fair market value of our common stock on the option grant date. We will incur additional compensation expense as a result of this plan. See “Pro Forma Data” for an illustration of the effects of this plan. Under this plan, we may grant stock options in an amount up to 4.90% of the number of shares issued in the offering, including shares issued to Polonia MHC, and restricted stock awards in an amount equal to 1.96% of the shares issued in the offering, including shares issued to Polonia MHC. However, if Polonia Bank’s tangible capital is not at least 10% at the time it intends to present the equity incentive plan to stockholders for their approval, the amount of shares of restricted stock eligible for award will be reduced to 1.47% of the total number of outstanding shares of Polonia Bancorp, which includes shares sold in the offering and shares issued to Polonia MHC. The equity incentive plan will comply with all applicable Office of Thrift Supervision regulations.

The following table presents the total value of all shares to be available for restricted stock awards under the equity incentive plan, based on a range of market prices from $8.00 per share to $14.00 per share. Ultimately, the value of the grants will depend on the actual trading price of our common stock, which depends on numerous factors.

	Value of
Share Price	27,489 Shares Awarded at Minimum of Range	43,120 Shares Awarded at Midpoint of Range	49,588 Shares Awarded at Maximum of Range	57,026 Shares Awarded at 15% Above Maximum of Range
	(In thousands)
$8.00	$220	$345	$397	$456
10.00	275	431	496	570
12.00	330	517	595	684
14.00	385	604	694	798

The following table presents the total value of all stock options available for grant under the equity incentive plan, based on a range of market prices from $8.00 per share to $14.00 per share. For purposes of this table, the value of the stock options was determined using the Black-Scholes option-pricing formula. See “Pro Forma Data.” Ultimately, financial gains can be realized on a stock option only if the market price of the common stock increases above the price at which the option is granted.

	Option Value	Value of
Exercise Price		91,630 Options Granted at Minimum of Range	107,800 Options Granted at Midpoint of Range	123,970 Options Granted at Maximum of Range	142,565 Options Granted at 15% Above Maximum of Range
		(In thousands)
$8.00	$3.53	$323	$381	$438	$503
10.00	4.41	404	475	547	629
12.00	5.29	485	570	656	754
14.00	6.17	565	665	765	880

•        Employment Agreements. Polonia Bancorp and Polonia Bank each intend to enter into a three-year employment agreement with Anthony J. Szuszczewicz, Chairman, President and Chief Executive Officer of Polonia Bank, Paul D. Rutkowski, Chief Financial Officer and Treasurer of Polonia Bank and Kenneth J. Maliszewski, Senior Vice President of Polonia Bank. These agreements will provide for severance benefits if the executives are terminated following a change in control of Polonia Bancorp or Polonia Bank. Based solely on taxable compensation earned for the year ended December 31, 2005 and excluding any additional benefits that would be payable under any employee benefit plan, if a change in control of Polonia Bancorp and Polonia Bank occurred, and we terminated these officers, the total payments due under the employment agreements would equal approximately $1.42 million.

•        Supplemental Executive Retirement Plan. This plan will provide benefits to eligible employees if their retirement benefits under the employee stock ownership plan and the 401(k) plan are reduced because of federal tax law limitations. The plan will also provide benefits to eligible employees if they retire or are terminated following a change in control but before the complete allocation of shares under the employee stock ownership plan.

•        Employee Severance Compensation Plan. This plan will provide severance benefits to eligible employees if there is a change in control. Based solely on compensation levels and years of service at December 31, 2005, if a change in control of Polonia Bancorp and Polonia Bank occurred, and we terminated all employees covered by the severance compensation plan, the total payment due under the plan would equal approximately $646,000.

The following table summarizes, at the maximum of the offering range, the total number and value of the shares of common stock that the employee stock ownership plan expects to acquire (assuming Polonia Bank’s tangible capital is at least 10% at the close of the offering) and the total value of all restricted stock awards that are expected to be available under the equity incentive plan (assuming Polonia Bank’s tangible capital is at least 10% at the time the equity incentive plan is presented to stockholders for approval). At the maximum of the offering range, we will sell 1,138,500 shares and have 2,530,000 shares outstanding.

	Number of Shares to be Granted or Purchased
	At Maximum of Offering Range	As a % of Common Stock Sold at Maximum of Offering Range	As a % of Common Stock Outstanding	Total Estimated Value of Grants
	(Dollars in thousands)
Employee stock ownership plan (1)	99,176	8.71%	3.92%	$992
Restricted stock awards (1)	49,588	4.36	1.96	496
Stock options (2)	123,970	10.89	4.90	547

Total	272,734	23.96%	10.78%	$2,035

(1)	Assumes the value of Polonia Bancorp’s common stock is $10.00 per share for purposes of determining the total estimated value of the grants.

(2)	Assumes the value of a stock option is $4.41, which was determined using the Black-Scholes option-pricing formula. See “Pro Forma Data.”

Tax Consequences (page )	As a general matter, the reorganization will not be a taxable transaction for purposes of federal or state income taxes to us or persons who receive or exercise subscription rights. Our special counsel, Muldoon Murphy & Aguggia LLP, has issued a federal tax opinion to us that, among other items, provides:

• the reorganization will qualify as a tax-free reorganization and no gain or loss will be recognized by us as a result of the reorganization;

• no gain or loss will be recognized by our account holders upon the issuance to them of deposit accounts in Polonia Bank immediately after the reorganization;

•        it is more likely than not that the fair market value of the rights to subscribe for shares of our common stock is zero and, accordingly, that no income will be realized by our members upon the issuance or exercise of the subscription rights;

•        it is more likely than not that the tax basis to the purchasers in the offering will be the amount paid for our common stock, and that the holding period for shares of common stock will begin on the date of completion of the offering; and

• the holding period for shares of common stock purchased in the community offering or syndicated community offering will begin on the day after the date of the purchase.

We have also received an opinion from S.R. Snodgrass, A.C. stating that, assuming the reorganization does not result in any federal income tax liability to us or our account holders, implementation of the plan of reorganization and stock issuance will not result in any Pennsylvania income tax liability to those entities or persons. See “The Reorganization and Stock Offering—Material Income Tax Consequences.”

Persons Who Can Order Stock in the Offering (page )	We have granted rights to subscribe for shares of our common stock in a “subscription offering” to the following persons in the following order of priority:

Note: Subscription rights are not transferable, and persons with subscription rights may not subscribe for shares for the benefit of any other person. If you violate this prohibition, you may lose your rights to purchase shares and may face criminal prosecution and/or other sanctions.

1.      Persons with $50 or more on deposit at Polonia Bank as of December 31, 2004.

2.      Our employee stock ownership plan, which provides retirement benefits to our employees.

3.      Persons with $50 or more on deposit at Polonia Bank as of June 30, 2006.

4.      Polonia Bank’s depositors as of [meeting record date], 2006 who were not able to subscribe for shares under categories 1 and 3 and borrowers of Polonia Bank as of June 20, 2006 who continue to be borrowers as of [meeting record date], 2006.

If we receive subscriptions for more shares than are to be sold in this offering, we may be unable to fill or may only partially fill your order. Shares will be allocated in order of the priorities described above under a formula outlined in the plan of reorganization and stock issuance. If we increase the number of shares to be sold above 1,138,500, our employee stock ownership plan will have the first priority right to purchase any shares exceeding that amount to the extent that its subscription has not previously been filled. Any shares remaining will be allocated in the order of priorities described above. See “The Reorganization and Stock Offering—Subscription Offering and Subscription Rights” for a description of the allocation procedure.

We may offer shares not sold in the subscription offering to the general public in a community offering. People and trusts for the benefit of people who are residents of Montgomery and Philadelphia Counties, Pennsylvania will have first preference to purchase shares in the community offering. The community offering may begin at any time during or immediately following the subscription offering and may terminate at any time without notice but not later than , 2006.

Shares not sold in the subscription or community offering may be offered for sale in a syndicated community offering, which would be an offering to the general public on a best efforts basis managed by Sandler O’Neill & Partners, L.P. This part of the offering may terminate at any time without notice but not later than , 2006.

Subscription Rights Are Not Transferable	You are not allowed to transfer your subscription rights and we will act to ensure that you do not do so. You will be required to certify that you are purchasing shares solely for your own account and that you have no agreement or understanding with another person involving the transfer of the shares that you purchase. We will not accept any stock orders that we believe involve the transfer of subscription rights. Eligible depositors who enter into agreements to allow ineligible investors to participate in the subscription offering may be violating federal law and may be subject to civil enforcement actions or criminal prosecution.

Deadline for Ordering Stock (page )	The subscription offering will end at : .m., Eastern time, on [Expiration Date]. We expect that the community offering will terminate at the same time, although it may continue for up to 45 days after the end of the subscription offering, or longer if regulators approve a later date. No single extension may be for more than 90 days. If we extend the offering beyond [Extension Date #1] or if we intend to sell fewer than 841,500 shares or more than 1,309,275, all subscribers will be notified and given the opportunity to confirm, change or cancel their orders. If you do not respond to this notice, we will return your funds promptly, in full and with interest, at our statement savings rate.

Purchase Limitations (page )	Our plan of reorganization and stock issuance establishes limitations on the purchase of stock in the offering. These limitations include the following:

• The minimum purchase is 25 shares.

• No individual (or individuals on a single deposit account) may purchase more than $200,000 of common stock (which equals 20,000 shares) in the subscription offering.

• No individual, no individual together with any associates, and no group of persons acting in concert may purchase more than $200,000 of common stock (which equals 20,000 shares) in the offering.

Subject to the Office of Thrift Supervision’s approval, we may increase or decrease the purchase and ownership limitations at any time.

How to Purchase Common Stock (page )	If you want to place an order for shares in the offering, you must complete an original stock order form and send it to us, together with full payment. You must sign the certification that is on the reverse side of the stock order form. We must receive your stock order form before the end of the subscription offering or the end of the community offering, as appropriate. Once we receive your order, you cannot cancel or change it without our consent.

To ensure that we properly identify your subscription rights, you must list all of your deposit accounts as of the eligibility dates on the stock order form. If you fail to do so, your subscription may be reduced or rejected if the offering is oversubscribed. To preserve your purchase priority, you must register the shares only in the name or names of eligible purchasers at the applicable date of eligibility. You may not add the names of others who were not eligible to purchase common stock in the offering on the applicable date of eligibility.

We may, in our sole discretion, reject orders received in the community offering either in whole or in part. For example, we may reject an order submitted by a person who we believe is making false representations or who we believe is attempting to violate, evade or circumvent the terms and conditions of the plan of reorganization and stock issuance. If your order is rejected in part, you cannot cancel the remainder of your order.

You may pay for shares in the subscription offering or the community offering in any of the following ways:

• By check or money order made payable to Polonia Bancorp; or

•        By authorizing a withdrawal from an account at Polonia Bank. To use funds in an Individual Retirement Account at Polonia Bank, you must transfer your account to an unaffiliated institution or broker. Please contact the conversion center as soon as possible for assistance.

We will pay interest on your subscription funds at the rate we pay on statement savings accounts, which is currently .75%, from the date we receive your funds until the reorganization is completed or terminated. All funds authorized for withdrawal from deposit accounts with us will earn interest at the applicable account rate until the offering is completed or terminated. There will be no early withdrawal penalty for withdrawals from certificates of deposit used to pay for common stock.

How We Will Use the Proceeds of this Offering (page )	The following table summarizes how the proceeds of this offering will be used, based on the sale of shares at the minimum and maximum of the offering range.

	841,500 Shares at $10.00 Per Share	1,138,500 Shares at $ 10.00 Per Share
	(In thousands)
Offering proceeds	$8,415	$11,385
Less: offering expenses	709	742

Net offering proceeds	7,706	10,643
Less:
Proceeds contributed to Polonia Bank	3,753	7,482
Proceeds used for loan to employee stock ownership plan	641	992
Proceeds to Polonia MHC	100	100

Proceeds remaining for Polonia Bancorp	$3,212	$2,069

Polonia Bancorp may use the portion of the proceeds that it retains to, among other things, invest in securities, pay dividends to stockholders, repurchase shares of its common stock (subject to regulatory restrictions), finance the possible acquisition of financial institutions or other businesses that are related to banking or for general corporate purposes. Polonia Bank may use the portion of the proceeds that it receives to fund new loans, open new branches, invest in securities and expand its business activities.

Purchases by Directors and Executive Officers (page )	We expect that our directors and executive officers, together with their associates, will subscribe for 140,000 shares, which equals 12.3% of the shares offered for sale at the maximum of the offering range. Directors and executive officers will pay the same $10.00 per share price as everyone else who purchases shares in the offering. Like all of our depositors, our directors and executive officers have subscription rights based on their deposits and, in the event of an oversubscription, their orders will be subject to the allocation provisions set forth in our plan of reorganization and stock issuance. Purchases by our directors and executive officers will count towards the minimum number of shares we must sell to close the offering.

Market for Polonia Bancorp Common Stock (page )	We intend to have our common stock quoted on the OTC Bulletin Board. Sandler O’Neill & Partners, L.P. currently intends to become a market maker in the common stock, but is under no obligation to do so. We cannot assure you that other market makers will be obtained or that an active and liquid trading market for our common stock will develop or, if developed, will be maintained. After shares of the common stock begin trading, you may contact a stock broker to buy or sell shares.

Polonia Bancorp’s Dividend Policy (page )	We have not yet determined whether we will pay a dividend on the common stock. After the reorganization, we will consider a policy of paying regular cash dividends. Our ability to pay dividends will depend on a number of factors, including capital requirements, regulatory limitations and our operating results and financial condition. We anticipate that Polonia MHC will waive receipt of any dividends that we may pay.

Possible Conversion of Polonia MHC to Stock Form (page )	In the future, we may undertake a transaction commonly known as a “second-step conversion” in which we would sell to the public the shares held by Polonia MHC. In a second-step conversion, members of Polonia MHC would have subscription rights to purchase common stock of Polonia Bancorp or its successor, and the public stockholders of Polonia Bancorp would be entitled to exchange their shares of common stock for an equal percentage of shares of the new holding company. This percentage may be adjusted to reflect any assets owned by Polonia MHC. Polonia Bancorp’s public stockholders, therefore, would own approximately the same percentage of the resulting entity as they owned before the second-step conversion. Any second-step conversion would require the approval of the stockholders of Polonia Bancorp, other than Polonia MHC, and the members of Polonia MHC. The board of directors has no current plan to undertake a second-step conversion transaction.

Conversion Center	If you have any questions regarding the offering or our reorganization, please call the conversion center at (800) .

The conversion center is open Monday through Friday, except bank holidays, from [ : a.m. to : p.m.], Eastern time.

To ensure that each purchaser in the subscription and community offering receives a prospectus at least 48 hours before the expiration date of the subscription and community offering in accordance with federal law, no prospectus will be mailed any later than five days before the expiration date, sent via overnight delivery any later than three days before the expiration date or hand delivered any later than two days before the expiration date.

Order forms will be distributed only when preceded or accompanied by a prospectus.

Risk Factors

You should consider carefully the following risk factors before purchasing Polonia Bancorp common stock.

Risks Related to Our Business

We had operating losses during the last three months and our last full fiscal year. Continued losses will have an adverse impact on our stock price.

We had net operating losses of $151,000 for the three months ended March 31, 2006 and $651,000 for the year ended December 31, 2005. The primary reasons for the operating losses were non-recurring transactions related to the restructuring of our investment portfolio which commenced in 2005 and due to the recognition of an other-than- temporary impairment related to the market value of mutual fund securities. Additionally, our net income was adversely affected by a $251,000 prepayment penalty incurred in connection with the prepayment of an $11.0 million, 5.59% FHLB advance in 2005. For the three months ended March 31, 2006 and the year ended December 31, 2005 our return on average assets was negative 0.35% and negative 0.38%, respectively.

We are subject to a Part 570 Notice by the Office of Thrift Supervision, which if we fail to comply with, may result in further regulatory enforcement actions, including restrictions on our operations.

On December 7, 2001, we were issued a Part 570 Notice of Deficiency and Directive for Submission of a Safety and Soundness Compliance Plan by the Office of Thrift Supervision. As part of this notice, the Office of Thrift Supervision determined that we failed to satisfy safety and soundness standards for earnings contained in the Part 570 Guidelines of the Office of Thrift Supervision Regulations. The Office of Thrift Supervision required us to submit an acceptable safety and soundness compliance plan (“Compliance Plan”) outlining our proposed actions to address our poor earnings performance and related financial ratios. As part of the Compliance Plan, we were required to submit a 3-year business plan providing for more stable and sustainable sources of core income and to ensure that we are supported by capital levels commensurate with the risks of our operations. Moreover, we were required to prepare a budget corresponding to the business plan’s goals and objectives and to devise a system to monitor our performance against the budget.

In conjunction with the Part 570 Notice, we have been designated a “troubled institution” as imposed by the Office of Thrift Supervision. Such designation requires Polonia Bank to pay increased assessment fees to the Office of Thrift Supervision and increases the deposit insurance premiums paid to the Federal Deposit Insurance Corporation. Further, such designation generally requires our regulators to undertake additional procedures when considering applications we submit, such as for the establishment of new branches, for acquisitions or for certain dividend payments, which may result in a delay in the processing, or a denial, of our applications.

In response to the Part 570 Notice, on January 28, 2002, we submitted a Compliance Plan (as supplemented on April 1, 2002) in response to the notice that was approved on May 17, 2002. On April 9, 2004, the Office of Thrift Supervision approved an Amended Compliance Plan, dated March 17, 2004, which established four new financial targets to be achieved during fiscal years 2004, 2005 and 2006. During 2004 and 2005, we did not meet our performance goals. During the quarter ended March 31, 2006, we met our net interest margin goal. A detailed description of the Part 570 Notice can be found at “Regulation and Supervision—Office of Thrift Supervision Part 570 Notice.”

We are still subject to the Part 570 Notice and our compliance with its requirements is currently being evaluated. If we fail to comply with the Part 570 Notice in a manner satisfactory to the Office of Thrift Supervision, it can take additional, and possibly more severe, enforcement action against us, including issuing an Order to Cease and Desist. Moreover, they can impose restrictions on our operations, which would negatively affect our ability to implement our operating strategy and negatively affect our profitability.

A downturn in the local economy or a decline in real estate values could hurt our earnings.

Nearly all of our real estate loans are secured by real estate in the Philadelphia metropolitan area. As a result of this concentration, a downturn in the local economy could cause significant increases in nonperforming loans, which would hurt our earnings. In recent years, there has been a significant increase in real estate values in our market area. As a result of rising home prices, our loans have been well-collateralized. A decline in real estate values could cause some of our mortgage loans to become inadequately collateralized, which would expose us to a greater risk of loss. For a discussion of our market areas, see “Our Business—Market Areas.”

Rising interest rates may hurt our earnings and asset value.

Interest rates have recently been at historically low levels. However, since June 30, 2004, the U.S. Federal Reserve has increased its target for the federal funds rate sixteen times, from 1.00% to 5.00%. While these short-term market interest rates (which we use as a guide to price our deposits) have increased, longer-term market interest rates (which we use as a guide to price our longer-term loans) have not. This “flattening” of the market yield curve has had a negative impact on our interest rate spread and net interest margin and, if short-term interest rates continue to rise, and if rates on our deposits and borrowings continue to reprice upwards faster than the rates on our long-term loans and investments, we will continue to experience compression of our interest rate spread and net interest margin, which would have a negative effect on our profitability. During the three months ended March 31, 2006, our net interest spread and net interest margin were 2.74% and 2.86%, respectively, compared to 2.93% and 3.01% during the same period in 2005. Based on an interest income simulation analysis we perform, assuming 100, 200 and 300 basis point increases in interest rates, our net interest income would experience declines of 9.56%, 19.17% and 27.78%, respectively, at March 31, 2006 through March 31, 2007.

Changes in interest rates also affect the value of our interest-earning assets, and in particular our securities portfolio. Generally, the value of fixed-rate securities fluctuates inversely with changes in interest rates. Unrealized gains and losses on securities available for sale are reported as a separate component of equity, net of tax. Decreases in the fair value of securities available for sale resulting from increases in interest rates could have an adverse effect on stockholders’ equity. Based on information we provide to the Office of Thrift Supervision, assuming 100, 200 and 300 basis point increases in interest rates, our net portfolio value would experience declines of 22.0%, 44.0% and 65.0%, respectively, at March 31, 2006. For further discussion of how changes in interest rates could impact us, see “Management’s Discussion and Analysis of Results of Operations and Financial Condition—Risk Management—Interest Rate Risk Management.”

A significant percentage of our assets are invested in securities which typically have a lower yield than our loan portfolio.

Our results of operations are substantially dependant on our net interest income, which is the difference between the interest income earned on our interest-earning assets and the interest expense paid on our interest-bearing liabilities. At March 31, 2006, 33.4% of our assets were invested in investment and mortgage-backed securities. These investments yield substantially less than the loans we hold in our portfolio. While we have recently restructured our investment portfolio to increase our investment in higher yielding securities and, depending on market conditions, intend to invest a greater proportion of our assets in loans with the goal of increasing our net interest income, there can be no assurance that we will be able to increase the origination or purchase of loans acceptable to us or that we will be able to successfully implement this strategy.

Strong competition within our market areas could hurt our profits and slow growth.

We face intense competition both in making loans and attracting deposits. This competition has made it more difficult for us to make new loans and at times has forced us to offer higher deposit rates. Price competition for loans and deposits might result in us earning less on our loans and paying more on our deposits, which would reduce net interest income. Competition also makes it more difficult to grow loans and deposits. As of June 30, 2005, we held 0.06% of the deposits in the Philadelphia metropolitan area. Competition also makes it more difficult to hire and retain experienced employees. Some of the institutions with which we compete have substantially greater resources and lending limits than we have and may offer services that we do not provide. We expect competition to increase in the future as a result of legislative, regulatory and technological changes and the continuing trend of consolidation in the financial services industry. Our profitability depends upon our continued ability to compete successfully in our market areas. For more information about our market areas and the competition we face, see “Our Business—Market Areas” and “Our Business—Competition.”

Our cost of operations is high relative to our assets. Our failure to maintain or reduce our operating expenses costs could hurt our profits.

Our operating expenses, which consist primarily of salaries and employee benefits, occupancy, furniture and equipment expense, professional fees and data processing expense, totaled $1.4 million for the three months ended March 31, 2006 and $5.5 million and $5.1 million for the years ended December 31, 2005 and 2004, respectively. Our ratio of non-interest expense to average total assets was 3.20%, 3.17% and 2.82% for the three months ended March 31, 2006 and the years ended December 31, 2005 and 2004, respectively. Our peer group used in the valuation of Polonia Bancorp had a ratio of non-interest expense to average total assets of 2.77% for the twelve months ended March 31, 2006. The failure to reduce our expenses could hurt our profits.

We operate in a highly regulated environment and we may be adversely affected by changes in laws and regulations.

We are subject to extensive regulation, supervision and examination by the Office of Thrift Supervision, our primary federal regulator, and by the Federal Deposit Insurance Corporation, as insurer of our deposits. Polonia MHC, Polonia Bancorp and Polonia Bank will all be subject to regulation and supervision by the Office of Thrift Supervision. Such regulation and supervision governs the activities in which an institution and its holding company may engage, and are intended primarily for the protection of the insurance fund and the depositors and borrowers of Polonia Bank rather than for holders of Polonia Bancorp common stock. Regulatory authorities have extensive discretion in their supervisory and enforcement activities, including the imposition of restrictions on our operations, the classification of our assets and determination of the level of our allowance for loan losses. Any change in such regulation and oversight, whether in the form of regulatory policy, regulations, legislation or supervisory action, may have a material impact on our operations.

Risks Related to this Offering

Additional expenses following the offering from operating as a public company and from new stock-based benefit plans will adversely affect our profitability.

Following the offering, our non-interest expenses are likely to increase as a result of the financial accounting, legal and various other additional expenses usually associated with operating as a public company. We also will recognize additional annual salaries and employee benefits expenses stemming from the shares purchased or granted to employees and executives under new benefit plans. These additional expenses will adversely affect our profitability. We cannot determine the actual amount of these new stock-related compensation and benefit expenses at this time because applicable accounting practices require that they be based on the fair market value of the shares of common stock at specific points in the future; however, we expect them to be material. We would recognize expenses for our employee stock ownership plan when shares are committed to be released to participants’ accounts and would recognize expenses for restricted stock awards and stock options over the vesting period of awards made to recipients. These benefit expenses in the first year following the offering have been estimated to be approximately $181,000 at the maximum of the offering range as set forth in the pro forma financial information under “Pro Forma Data” assuming the $10.00 per share purchase price as fair market value. Actual expenses, however, may be higher or lower, depending on the price of our common stock. For further discussion of these plans, see “Our Management—Benefit Plans.”

Our low return on equity may negatively impact the value of our common stock.

Return on equity, which equals net income divided by average equity, is a ratio used by many investors to compare the performance of a particular company with other companies. For the three months ended March 31, 2006, our annualized return on equity was negative 5.06%. Our peer group used in the valuation of Polonia Bancorp had an average return on equity of 4.96% for the 12 months ended March 31, 2006, while all publicly traded fully converted thrifts had an average return on equity of 12.11% for the same period. Over time, we intend to use the net proceeds from this offering to increase earnings per share and book value per share, without assuming undue risk, with the goal of achieving a return on equity that is competitive with other publicly held subsidiaries of mutual holding companies. This goal could take a number of years to achieve, and we cannot assure you that it will be attained. Consequently, you should not expect a competitive return on equity in the near future. Failure to achieve a competitive return on equity might make an investment in our common stock unattractive to some investors and might cause our common stock to trade at lower prices than comparable companies with higher returns on equity. See “Pro Forma Data” for an illustration of the financial impact of this offering. The information in “Pro Forma Data” does not reflect the impact that the new expenses we expect to incur as a result of our expansion and operating as a public company will have on our return on equity.

We have broad discretion in allocating the proceeds of the offering. Our failure to utilize effectively such proceeds would reduce our profitability.

Polonia Bancorp intends to contribute 50% of the net proceeds of the offering to Polonia Bank at the minimum of the offering range. Polonia Bancorp intends to contribute net proceeds of the offering at the midpoint, maximum and supermaximum of the offering range to Polonia Bank such that, on a pro forma basis, Polonia Bank will have a tangible capital to assets ratio of 10%. Receipt by Polonia Bank of net proceeds of the offering sufficient to result in a minimum tangible capital ratio of 10% represents 79.2%, 70.3% and 62.7% of the net proceeds at the midpoint, maximum and supermaximum, respectively, of the offering range. We may use the remaining net proceeds to pay dividends to stockholders, repurchase common stock, purchase securities, finance the acquisition of other financial institutions or other businesses that are related to banking, or for other general corporate purposes. We expect to use a portion of the net proceeds to fund the purchase by our employee stock ownership plan of shares in the offering. Polonia Bank may use the proceeds it receives to fund new loans, purchase loans, purchase securities, establish or acquire new branches, acquire financial institutions or other businesses that are related to banking, or for general corporate purposes. We have not allocated specific amounts of proceeds for any of these purposes, and we will have significant flexibility in determining how much of the net proceeds we apply to different uses and the timing of such applications. Our failure to utilize these funds effectively would reduce our profitability.

Issuance of shares for benefit programs may dilute your ownership interest.

We intend to adopt an equity incentive plan following the reorganization. If stockholders approve the new equity incentive plan, we intend to issue shares to our officers and directors through this plan. If the restricted stock awards under the equity incentive plan are funded from authorized but unissued stock, your ownership interest in the shares issued to persons other than Polonia MHC could be diluted by up to approximately 1.92%, assuming awards of common stock equal to 1.96% of the shares issued in the offering, including shares issued to Polonia MHC are awarded under the plan. If the shares issued upon the exercise of stock options under the equity incentive plan are issued from authorized but unissued stock, your ownership interest in the shares issued to persons other than Polonia MHC could be diluted by up to approximately 4.67%, assuming stock option grants equal to 4.90% of the shares issued in the reorganization, including shares issued to Polonia MHC are granted under the plan. See “Pro Forma Data” and “Our Management—Benefit Plans.”

Polonia MHC’s majority control of our common stock will enable it to exercise voting control over most matters put to a vote of stockholders and will prevent stockholders from forcing a sale or a second-step conversion transaction you may find advantageous.

Polonia MHC will own a majority of Polonia Bancorp’s common stock after the offering and, through its board of directors, will be able to exercise voting control over most matters put to a vote of stockholders. The same directors and officers who will manage Polonia Bancorp and Polonia Bank will also manage Polonia MHC. As a federally chartered mutual holding company, the board of directors of Polonia MHC must ensure that the interests of depositors of Polonia Bank are represented and considered in matters put to a vote of stockholders of Polonia Bancorp. Therefore, the votes cast by Polonia MHC may not be in your personal best interests as a stockholder. For example, Polonia MHC may exercise its voting control to defeat a stockholder nominee for election to the board of directors of Polonia Bancorp. In addition, stockholders will not be able to force a merger or second-step conversion transaction without the consent of Polonia MHC since such transactions also require, under federal corporate law, the approval of at least two-thirds of all outstanding voting stock which can only be achieved if Polonia MHC voted to approve such transactions. Some stockholders may desire a sale or merger transaction, since stockholders typically receive a premium for their shares, or a second-step conversion transaction, since, on a fully converted basis most full stock institutions tend to trade at higher multiples than mutual holding companies. Stockholders could, however, prevent a second step conversion or the implementation of equity incentive plans as under current Office of Thrift Supervision regulations and policies, such matters also require the separate approval of the stockholders other than Polonia MHC.

Our stock price may decline when trading commences.

We cannot guarantee that if you purchase shares in the offering that you will be able to sell them at or above the $10.00 purchase price. The shares of several recent minority offerings by mutual holding companies have traded below the initial offering price after completion of the offering. After the shares of our common stock begin trading, the trading price of the common stock will be determined by the marketplace, and will be influenced by many factors outside of our control, including prevailing interest rates, investor perceptions and general industry, geopolitical and economic conditions. Publicly traded stocks, including stocks of financial institutions, often experience substantial market price volatility. These market fluctuations might not be related to the operating performance of particular companies whose shares are traded.

Office of Thrift Supervision policy on remutualization transactions could prohibit acquisition of Polonia Bancorp, which may adversely affect our stock price.

Current Office of Thrift Supervision regulations permit a mutual holding company to be acquired by a mutual institution in a remutualization transaction. The possibility of a remutualization transaction has resulted in a degree of takeover speculation for mutual holding companies that is reflected in the per share price of mutual holding companies’ common stock. However, the Office of Thrift Supervision has issued a policy statement indicating that it views remutualization transactions as raising significant issues concerning disparate treatment of minority stockholders and mutual members of the target entity and raising issues concerning the effect on the mutual members of the acquiring entity. Under certain circumstances, the Office of Thrift Supervision intends to give these issues special scrutiny and reject applications providing for the remutualization of a mutual holding company unless the applicant can clearly demonstrate that the Office of Thrift Supervision’s concerns are not warranted in the particular case. Should the Office of Thrift Supervision prohibit or otherwise restrict these transactions in the future, our per share stock price may be adversely affected. In addition, Office of Thrift Supervision regulations prohibit, for three years following completion of the offering, the acquisition of more than 10% of any class of equity security issued by us without the prior approval of the Office of Thrift Supervision. For further information, see “Restrictions on Acquisition of Polonia Bancorp and Polonia Bank—Regulatory Restrictions.”

There may be a limited market for our common stock, which may adversely affect our stock price.

Although we intend to have our stock quoted on the OTC Bulletin Board, there is no guarantee that the shares will be actively traded. If an active trading market for our common stock does not develop, you may not be able to sell all of your shares of common stock on short notice and the sale of a large number of shares at one time could temporarily depress the market price. There also may be a wide spread between the bid and asked price for our common stock. When there is a wide spread between the bid and asked price, the price at which you may be able to sell our common stock may be significantly lower than the price at which you could buy it at that time.

A Warning About Forward-Looking Statements

This prospectus contains forward-looking statements, which can be identified by the use of words such as “believes,” “expects,” “anticipates,” “estimates” or similar expressions. Forward-looking statements include:

•	statements of our goals, intentions and expectations;

•	statements regarding our business plans, prospects, growth and operating strategies;

•	statements regarding the quality of our loan and investment portfolios; and

•	estimates of our risks and future costs and benefits.

These forward-looking statements are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements due to, among others, the following factors:

•	general economic conditions, either nationally or in our market areas, that are worse than expected;

•	changes in the interest rate environment that reduce our interest margins or reduce the fair value of financial instruments;

•	increased competitive pressures among financial services companies;

•	changes in consumer spending, borrowing and savings habits;

•	legislative or regulatory changes that adversely affect our business;

•	adverse changes in the securities markets;

•	inability of key third-party providers to perform their obligations to Polonia Bank;

•	changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board or the Public Company Accounting Oversight Board; and

•	our ability to successfully implement our branch expansion strategy.

Any of the forward-looking statements that we make in this prospectus and in other public statements we make may turn out to be wrong because of inaccurate assumptions we might make, because of the factors illustrated above or because of other factors that we cannot foresee. Consequently, no forward-looking statement can be guaranteed.

Selected Financial and Other Data

The summary financial information presented below is derived in part from our financial statements. The following is only a summary and you should read it in conjunction with the financial statements and notes beginning on page F-1. The information at and for the years ended December 31, 2005 and 2004 is derived in part from the audited financial statements of Polonia Bank that appear elsewhere in this prospectus. The information at and for the year ended December 31, 2003 is derived in part from audited financial statements of Polonia Bank that do not appear in this prospectus. The operating data for the three months ended March 31, 2006 and 2005 were not audited, but in the opinion of management, reflect all adjustments necessary for a fair presentation. All of these adjustments are normal and recurring. The results of operations for the three months ended March 31, 2006 are not necessarily indicative of the results of operations that may be expected for the entire year. All of these adjustments are normal and recurring.

Selected Consolidated Financial and Other Data

	At March 31, 2006	At December 31,
		2005	2004	2003
	(Dollars in thousands)
Financial Condition Data:
Total assets	$172,419	$173,822	$175,491	$185,933
Securities available-for-sale	57,503	58,308	61,341	68,053
Loans receivable, net	97,453	96,905	96,456	98,331
Cash and cash equivalents	3,289	3,766	1,899	4,081
Deposits	140,823	142,007	132,887	138,643
Short term borrowings	4,500	3,500	—	2,500
Other borrowings	12,853	13,409	26,586	28,690
Total retained earnings	11,578	12,028	12,971	12,989

	For the Three Months Ended March 31,		Year Ended December 31,
	2006	2005	2005	2004	2003
	(Dollars in thousands)
Operating Data:
Interest income	$2,125	$2,031	$8,229	$8,231	$8,983
Interest expense	991	823	3,480	3,386	4,394

Net interest income	1,134	1,208	4,749	4,845	4,589
Provision for loan losses	—	—	—	—	—

Net interest income after provision for loan losses	1,134	1,208	4,749	4,845	4,589
Non-interest income	75	168	(53)	748	1,274
Non-interest expense	1,373	1,244	5,487	5,068	5,233

Income before income taxes	(164)	132	(791)	525	630
Provision for income taxes	(13)	40	(140)	196	178

Net income	$(151)	$92	$(651)	$329	$452

	At or For the Three Months Ended March 31,				At or For the Year Ended December 31,
	2006		2005		2005		2004		2003
Performance Ratios(1):
Return on average assets	(0.35)%		0.21%		(0.38)%		0.18%		0.24%
Return on average equity	(5.06)		2.81		(5.13)		2.51		3.35
Interest rate spread (2)	2.74		2.93		2.97		2.87		2.59
Net interest margin (3)	2.86		3.01		3.04		2.94		2.64
Noninterest expense to average assets	3.20		2.84		3.17		2.82		2.78
Efficiency ratio (4)	99.71		89.30		99.08		89.40		87.69
Average interest-earning assets to average interest-bearing liabilities	103.63		102.79		103.25		103.09		101.96
Average equity to average assets	6.98		7.47		7.34		7.31		7.17
Capital Ratios:
Tangible capital (to adjusted total assets)	7.02		7.36		7.04		7.29		6.69
Core capital (to risk-weighted assets)	7.02		7.36		7.04		7.29		6.69
Total risk-based capital (to risk-weighted assets)	16.37		16.24		16.38		15.90		15.01
Asset Quality Ratios:
Allowance for loan losses as a percent of total loans	0.66		0.67		0.66		0.71		0.74
Allowance for loan losses as a percent of nonperforming loans	2.32	x	1.84	x	2.52	x	2.05	x	1.53	x
Net charge-offs (recoveries) to average outstanding loans during the period	—		—		(0.04)		(0.05)		(0.09)
Non-performing loans as a percent of total loans	0.29		0.39		0.26		0.35		0.49
Other Data:
Number of:
Real estate loans outstanding	1,762		1,896		1,845		1,931		1,998
Deposit accounts	11,217		11,806		11,429		12,350		13,382
Full-service offices	5		5		5		5		5

(1)	These ratios are annualized for the three months ended March 31, 2006 and 2005.

(2)	Represents the difference between the weighted average yield on average interest-earning assets and the weighted average cost of interest-bearing liabilities.

(3)	Represents net interest income as a percent of average interest-earning assets.

(4)	Represents noninterest expense divided by the sum of net interest income and noninterest income, excluding gains or losses on the sale of securities.

Use of Proceeds

The following table shows how we intend to use the net proceeds of the offering. The actual net proceeds will depend on the number of shares of common stock sold in the offering and the expenses incurred in connection with the offering. Payments for shares made through withdrawals from deposit accounts at Polonia Bank will reduce Polonia Bank’s deposits and will not result in the receipt of new funds for investment. See “Pro Forma Data” for the assumptions used to arrive at these amounts.

	Minimum of Offering Range		Midpoint of Offering Range		Maximum of Offering Range		15% Above Maximum of Offering Range
	841,500 Shares at $10.00 Per Share	Percent of Net Proceeds	990,000 Shares at $10.00 Per Share	Percent of Net Proceeds	1,138,500 Shares at $10.00 Per Share	Percent of Net Proceeds	1,309,275 Shares at $10.00 Per Share	Percent of Net Proceeds
	(Dollars in thousands)
Offering proceeds	$8,415		$9,900		$11,385		$13,093
Less: offering expenses	709		726		742		762

Net offering proceeds	7,706	100%	9,174	100%	10,643	100%	12,331	100%
Less:
Proceeds contributed to Polonia Bank	3,753	48.7	7,266	79.2	7,482	70.3	7,732	62.7
Proceeds used for loan to employee stock ownership plan	641	8.3	862	9.4	992	9.3	1,141	9.3
Proceeds contributed to Polonia MHC	100	1.3	100	1.1	100	0.9	100	0.8

Proceeds remaining for Polonia Bancorp	$3,212	41.7%	$946	10.3%	$2,069	19.5%	$3,358	27.2%

Polonia Bancorp intends to invest the proceeds it retains from the offering initially in short-term, liquid investments. Over time, Polonia Bancorp may use the proceeds it retains from the offering:

•	to invest in securities;

•	to pay dividends to stockholders;

•	to repurchase shares of its common stock, subject to regulatory restrictions;

•	to finance the possible acquisition of financial institutions or other businesses that are related to banking; and

•	for general corporate purposes.

Under current Office of Thrift Supervision regulations, Polonia Bancorp may not repurchase shares of its common stock during the first year following the reorganization, except to fund stock-based benefit plans or, with prior regulatory approval, when extraordinary circumstances exist.

Polonia Bank intends to invest the proceeds it receives from the offering initially in short-term, liquid investments. Over time, Polonia Bank may use the proceeds that it receives from the offering, which are shown in the table above as the amount contributed to Polonia Bank:

•	to fund new loans;

•	to invest in securities;

•	to finance the possible expansion of its business activities, including developing new branch locations; and

•	for general corporate purposes.

Polonia Bank may need regulatory approvals to engage in some of the activities listed above. It currently has no specific plans or agreements regarding any expansion activities or acquisitions.

Except as described above, neither Polonia Bancorp nor Polonia Bank has any specific plans for the investment of the proceeds of this offering and has not allocated a specific portion of the proceeds to any particular use. For a discussion of our business reasons for undertaking the reorganization, see “The Reorganization and Stock Offering—Reasons for the Reorganization.”

Our Dividend Policy

We have not yet determined whether we will pay a dividend on the common stock. After the reorganization, we will consider a policy of paying regular cash dividends. In addition, the board of directors may declare and pay periodic special cash dividends in addition to, or in lieu of, regular cash dividends. In determining whether to declare or pay any dividends, whether regular or special, the board of directors will take into account Polonia Bancorp’s financial condition and results of operations, tax considerations, capital requirements, industry standards and economic conditions. The regulatory restrictions that affect the payment of dividends by Polonia Bank to Polonia Bancorp discussed below will also be considered. Polonia Bancorp cannot guarantee that it will pay dividends or that, if paid, Polonia Bancorp will not reduce or eliminate dividends in the future.

If Polonia Bancorp pays dividends to its stockholders, it also will be required to pay dividends to Polonia MHC, unless Polonia MHC elects to waive the receipt of dividends. We anticipate that Polonia MHC will waive any dividends that Polonia Bancorp may pay. Any decision to waive dividends will be subject to regulatory approval.

Polonia Bancorp will not be subject to Office of Thrift Supervision regulatory restrictions on the payment of dividends. However, Polonia Bancorp’s ability to pay dividends may depend, in part, upon its receipt of dividends from Polonia Bank because Polonia Bancorp initially will have no source of income other than earnings from the investment of the net proceeds from the offering that it retains. Office of Thrift Supervision regulations limit dividends and other distributions from Polonia Bank to Polonia Bancorp. In addition, Polonia Bank may not make a distribution that would constitute a return of capital during the three-year term of the business plan submitted in connection with the reorganization. No insured depository institution may make a capital distribution if, after making the distribution, the institution would be undercapitalized. See “Regulation and Supervision—Regulation of Federal Savings Associations—Limitation on Capital Distributions.”

Based on the results of fiscal 2004 and 2005 and the quarter ended March 31, 2006, Polonia Bank would not be permitted to dividend funds to Polonia Bancorp without Office of Thrift Supervision approval. During fiscal 2006, Polonia Bank would be required to have net earnings of $472,000 in order to be able to pay any dividends to Polonia Bancorp without prior written approval by the Office of Thrift Supervision. As a result of the intended use of net proceeds and expected amount of net proceeds to be contributed to Polonia Bank, Polonia Bancorp will have $3.2 million, $946,000, $2.1 million and $3.4 million of funds at the minimum, midpoint, maximum and supermaximum of the offering range, respectively, available for the payment of operating and other expenses and, to the extent declared, the payment of dividends to stockholders without any dividend payment by Polonia Bank to Polonia Bancorp.

Any payment of dividends by Polonia Bank to Polonia Bancorp that would be deemed to be drawn out of Polonia Bank’s bad debt reserves would require Polonia Bank to pay federal income taxes at the then-current income tax rate on the amount deemed distributed. See “Federal and State Taxation—Federal Income Taxation” and note 9 of the notes to financial statements included in this prospectus. Polonia Bancorp does not contemplate any distribution by Polonia Bank that would result in this type of tax liability.

Market for the Common Stock

We have not previously issued common stock and there is currently no established market for the common stock. Upon completion of the reorganization, we expect that our shares of common stock will be quoted on the OTC Bulletin Board. Sandler O’Neill & Partners, L.P. intends to become a market maker in our common stock following the reorganization, but is under no obligation to do so. We cannot assure you that other market makers will be obtained or that an active and liquid trading market for the common stock will develop or, if developed, will be maintained.

The development of a public market having the desirable characteristics of depth, liquidity and orderliness depends on the existence of willing buyers and sellers, the presence of which is not within our control or that of any market maker. The number of active buyers and sellers of our common stock at any particular time may be limited, which may have an adverse effect on the price at which our common stock can be sold. There can be no assurance that persons purchasing the common stock will be able to sell their shares at or above the $10.00 price per share in the offering. Purchasers of our common stock should have a longer term investment intent and should recognize that there may be a limited trading market in the common stock.

Capitalization

The following table presents the historical capitalization of Polonia Bank at March 31, 2006 and the capitalization of Polonia Bancorp reflecting the offering (referred to as “pro forma” information). The pro forma capitalization gives effect to the assumptions listed under “Pro Forma Data,” based on the sale of the number of shares of common stock indicated in the table. This table does not reflect the issuance of additional shares under the proposed equity incentive plan. A change in the number of shares to be issued in the offering may materially affect pro forma capitalization. We are offering our common stock on a best efforts basis. We must sell a minimum of 841,500 shares to complete the offering.

	Polonia Bank Capitalization as of March 31, 2006	Polonia Bancorp Pro Forma Capitalization Based Upon the Sale of
		841,500 Shares at $10.00 Per Share	990,000 Shares at $10.00 Per Share	1,138,500 Shares at $10.00 Per Share	1,309,275 Shares at $10.00 Per Share
	(In thousands)
Deposits (1)	$140,823	$140,823	$140,823	$140,823	$140,823
Borrowings	17,353	17,353	17,353	17,353	17,353

Total deposits and borrowed funds	$158,176	$158,176	$158,176	$158,176	$158,176

Stockholders’ equity:
Preferred stock:
1,000,000 shares, $0.01 par value per share, authorized; none issued or outstanding	—	—	—	—	—
Common stock:
14,000,000 shares, $0.01 par value per share, authorized; specified number of shares assumed to be issued and outstanding (2)	—	19	22	25	29
Additional paid-in capital	—	7,687	9,152	10,618	12,302
Retained earnings (3)	12,146	12,146	12,146	12,146	12,146
Accumulated other comprehensive income	(568)	(568)	(568)	(568)	(568)
Less:
Capitalization of Polonia MHC	—	100	100	100	100
Common stock acquired by employee stock ownership plan (4)	—	641	862	992	1,141
Common stock to be acquired by equity incentive plan (5)	—	275	431	496	570

Total stockholders’ equity	$11,578	$18,268	$19,359	$20,633	$22,098

(1)	Does not reflect withdrawals from deposit accounts for the purchase of common stock in the offering. Withdrawals to purchase common stock will reduce pro forma deposits by the amounts of the withdrawals.

(2)	Reflects total issued and outstanding shares of 1,870,000, 2,200,000, 2,530,000 and 2,909,500 at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively. Issued and outstanding shares include shares sold in the offering and issued to Polonia MHC.

(3)	Retained earnings are restricted by applicable regulatory capital requirements.

(4)	Assumes that 3.43% of the common stock at the minimum of the offering range and 3.92% of the common stock at the midpoint, maximum and supermaximum of the offering range, respectively, issued in the reorganization, including shares issued to Polonia MHC will be acquired by the employee stock ownership plan in the offering with funds borrowed from Polonia Bancorp. Under U.S. generally accepted accounting principles, the amount of common stock to be purchased by the employee stock ownership plan represents unearned compensation and is, accordingly, reflected as a reduction of equity. As shares are released to plan participants’ accounts, a corresponding reduction in the charge against equity will occur. Since the funds are borrowed from Polonia Bancorp, the borrowing will be eliminated in consolidation and no liability or interest expense will be reflected in the financial statements of Polonia Bancorp. See “Pro Forma Data” and “Our Management—Benefit Plans—Employee Stock Ownership Plan.”

(5)	Assumes the purchase in the open market at $10.00 per share, under the proposed equity incentive plan, of a number of shares equal to 1.47% of the shares of common stock at the minimum of the offering range and 1.96% of the shares of common stock at the midpoint, maximum and supermaximum of the offering range, respectively, issued in the reorganization, including shares issued to Polonia MHC. The shares are reflected as a reduction of stockholders’ equity. The equity incentive plan will be submitted to stockholders for approval at a meeting following the reorganization. See “Risk Factors—Risks Related to this Offering—Issuance of shares for benefit programs may dilute your ownership interest,” “Pro Forma Data” and “Our Management—Benefit Plans—Future Equity Incentive Plan.”

Regulatory Capital Compliance

At March 31, 2006, Polonia Bank exceeded all regulatory capital requirements. The following table presents Polonia Bank’s capital position relative to its regulatory capital requirements at March 31, 2006, on a historical and pro forma basis. For purposes of the table, the amount expected to be borrowed by the employee stock ownership plan and the cost of the shares expected to be awarded under the equity incentive plan as restricted stock are deducted from pro forma regulatory capital. For a discussion of the assumptions underlying the pro forma capital calculations presented below, see “Use of Proceeds,” “Capitalization” and “Pro Forma Data.” The definitions of the terms used in the table are those provided in the capital regulations issued by the Office of Thrift Supervision. For a discussion of the capital standards applicable to Polonia Bank, see “Regulation and Supervision—Regulation of Federal Savings Associations—Capital Requirements.”

			Pro Forma at March 31, 2006
	Historical at March 31, 2006		Minimum of Offering Range		Midpoint of Offering Range		Maximum of Offering Range		15% Above Maximum of Offering Range
			841,500 Shares at $10.00 Per Share		990,000 Shares at $10.00 Per Share		1,138,500 Shares at $10.00 Per Share		1,309,275 Shares at $10.00 Per Share
	Amount	Percent of Assets (1)	Amount	Percent of Assets	Amount	Percent of Assets	Amount	Percent of Assets	Amount	Percent of Assets
	(Dollars in thousands)
U.S. generally accepted accounting principles equity	$11,292	6.5%	$14,129	9.6%	$17,161	9.6%	$17,183	9.6%	$17,207	9.6%
Tangible Capital:
Capital level (2)(3)(4)(5)	$12,145	7.0%	$14,983	8.5%	$18,015	10.0%	$18,037	10.0%	$18,061	10.0%
Requirement	2,596	1.5	2,651	1.5	2,702	1.5	2,705	1.5	2,709	1.5

Excess	$9,549	5.5%	$12,332	7.0%	$15,313	8.5%	$15,331	8.5%	$15,352	8.5%

Core Capital:
Capital level (4)(5)	$12,146	7.0%	$14,983	8.5%	$18,015	10.0%	$18,037	10.0%	$18,061	10.0%
Requirement	5,912	3.0	7,070	4.0	7,206	4.0	7,215	4.0	7,225	4.0

Excess	$6,954	4.0%	$7,913	4.5%	$10,809	6.0%	$10,822	6.0%	$10,837	6.0%

Total Risk-Based Capital:
Capital level (6)(7)	$12,798	16.4%	$15,635	19.8%	$18,667	23.4%	$18,689	23.5%	$18,713	23.5%
Requirement	6,256	8.0	6,316	8.0	6,370	8.0	6,374	8.0	6,378	8.0

Excess	$6,542	8.4%	$9,319	11.8%	$12,297	15.4%	$12,315	15.5%	$12,336	15.5%

(1)	Tangible capital and core capital levels are shown as a percentage of adjusted total assets of $173.0 million. Risk-based capital levels are shown as a percentage of risk-weighted assets of $78.2 million.

(2)	If Polonia Bank’s tangible capital is not at least 10% at the time it intends to present the equity incentive plan to stockholders for their approval, the amount of shares of restricted stock eligible for award will be reduced to 1.47% of the total number of outstanding shares of Polonia Bancorp, which includes shares sold in the offering and shares issued to Polonia MHC (which equals 27,489, 32,340, 37,191 and 42,769 at the minimum, midpoint, maximum and supermaximum of the offering range, respectively).

(3)	If Polonia Bank’s tangible capital is not at least 10% at the time of closing, the amount of shares purchased by the employee stock ownership plan will be reduced to 3.43% of the total number of outstanding shares of Polonia Bancorp, which includes shares sold in the offering and shares issued to Polonia MHC (which equals 64,141, 75,460, 86,779 and 99,795 at the minimum, midpoint maximum and adjusted maximum of the offering range, respectively).

(4)	Pro forma capital levels assume receipt by Polonia Bank of 50% of the net proceeds of the offering at the minimum of the offering range and 79.2%, 70.3% and 62.7% of the net proceeds at the midpoint, maximum and supermaximum, respectively, of the offering range which is sufficient to result in a minimum tangible capital ratio of 10% at the midpoint, maximum and supermaximum, respectively, of the offering range.

(5)	A portion of the unrealized gains on available-for-sale securities accounts for the difference between capital calculated under U.S. generally accepted accounting principles and each of tangible capital and core capital. See note 13 to the notes to financial statements for additional information.

(6)	Pro forma amounts and percentages assume net proceeds are invested in assets that carry a 20% risk-weighting.

(7)	Historical risk-based capital is comprised of tangible capital of $12.1 million plus Polonia Bank’s general valuation allowance of $652,000.

Pro Forma Data

The following tables show information about our net income and stockholders’ equity reflecting the reorganization. The information provided illustrates our pro forma net income and stockholders’ equity based on the sale of common stock at the minimum of the offering range, the midpoint of the offering range, the maximum of the offering range and 15% above the maximum of the offering range. The actual net proceeds from the sale of the common stock cannot be determined until the reorganization is completed. Net proceeds indicated in the following tables are based upon the following assumptions:

•	All shares of stock will be sold in the subscription and community offerings;

•	Our employee stock ownership plan will purchase a number of shares equal to 3.92% of the shares issued in the reorganization, including shares issued to Polonia MHC, with a loan from Polonia Bancorp that will be repaid in equal installments over a period of 15 years;

•	Sandler O’Neill & Partners, L.P. will receive a fee equal to 1.25% of the aggregate purchase price of the shares sold in the offering, except that no fee will be paid with respect to shares purchased by the employee stock ownership plan or by our officers, directors and employees and members of their immediate families; and

•	Total expenses of the offering, excluding fees paid to Sandler O’Neill & Partners, L.P., will be $630,000.

Actual expenses may vary from this estimate, and the fees paid will depend upon whether a syndicate of broker-dealers or other means is necessary to sell the shares (which would increase offering expenses), and other factors.

Pro forma net income for the three months ended March 31, 2006 and the year ended December 31, 2005 has been calculated as if the reorganization was completed at the beginning of each period, and the net proceeds had been invested at 5.01% for the three months ended March 31, 2006 and 4.54% for the year ended December 31, 2005, which represents the one-year treasury rate at those dates. We believe that the one-year treasury rate represents a more realistic yield on the investment of the offering proceeds than the arithmetic average of the weighted average yield earned on our interest-earning assets and the weighted average rate paid on our deposits, which is the reinvestment rate required by Office of Thrift Supervision regulations.

A pro forma after-tax return of 3.31% and 3.00% is used for the three months ended March 31, 2006 and for the year ended December 31, 2005, respectively, after giving effect to a combined federal and state income tax rate of 34.0%. The actual tax rate experienced by Polonia Bancorp may vary. Historical and pro forma per share amounts have been calculated by dividing historical and pro forma amounts by the number of shares of common stock indicated in the tables.

When reviewing the following tables, you should consider the following:

•	The final column gives effect to a 15% increase in the offering range, which may occur without any further notice if Keller & Company increases its appraisal to reflect the results of this offering, changes in our financial condition or results of operations or changes in market or economic conditions after the offering begins or due to regulatory considerations. See “The Reorganization and Stock Offering—How We Determined the Offering Range and the $10.00 Purchase Price.”

•	Since funds on deposit at Polonia Bank may be withdrawn to purchase shares of common stock, the amount of funds available for investment will be reduced by the amount of withdrawals for stock purchases. The pro forma tables do not reflect withdrawals from deposit accounts.

•	Historical per share amounts have been computed as if the shares of common stock expected to be issued in the reorganization had been outstanding at the beginning of the period covered by the table. However, neither historical nor pro forma stockholders’ equity has been adjusted to reflect the investment of the estimated net proceeds from the sale of the shares in the reorganization, the additional employee stock ownership plan expense or the proposed equity incentive plan.

•	Pro forma stockholders’ equity (“book value”) represents the difference between the stated amounts of our assets and liabilities. Book value amounts do not represent fair market values or amounts available for distribution to stockholders in the unlikely event of liquidation. The amounts shown do not reflect the federal income tax consequences of the restoration to income of Polonia Bank’s special bad debt reserves for income tax purposes, which would be required in the unlikely event of liquidation. See “Federal and State Taxation.”

•	The amounts shown as pro forma stockholders’ equity per share do not represent possible future price appreciation of Polonia Bancorp’s common stock.

•	The pro forma tables do not reflect the impact of the new expenses we expect to incur as a result of our expansion strategy and our operating as a public company.

The following pro forma data, based on Polonia Bank’s equity at March 31, 2006 and December 31, 2005 and net income for the three months ended March 31, 2006 and the year ended December 31, 2005, may not represent the actual financial effects of the reorganization or our operating results after the reorganization. The pro forma data rely exclusively on the assumptions outlined above and in the notes to the pro forma tables. The pro forma data do not represent the fair market value of our common stock, the current fair market value of our assets or liabilities or the amount of money that would be available for distribution to stockholders if we are liquidated after the reorganization.

We are offering our common stock on a best efforts basis. Polonia Bancorp must sell a minimum of 841,500 shares to complete the offering.

	Three Months Ended March 31, 2006
	Minimum of Offering Range	Midpoint of Offering Range	Maximum of Offering Range	15% Above Maximum of Offering Range
	841,500 Shares at $10.00 Per Share	990,000 Shares at $10.00 Per Share	1,138,500 Shares at $10.00 Per Share	1,309,275 Shares at $10.00 Per Share
	(Dollars in thousands, except per share amounts)
Gross proceeds	8,415	9,900	11,385	13,093
Less: estimated offering expenses	(709)	(726)	(742)	(762)

Estimated net proceeds	7,706	9,174	10,643	12,331
Less: cash to Polonia MHC	(100)	(100)	(100)	(100)
Less: common stock acquired by employee stock ownership plan (1)	(641)	(862)	(992)	(1,141)
Less: common stock to be acquired by equity incentive plan (2)	(275)	(431)	(496)	(570)

Net investable proceeds	$6,690	$7,781	$9,055	$10,520

Pro Forma Net Income:
Pro forma net income:
Historical	$(151)	$(151)	$(151)	$(151)
Pro forma income on net investable proceeds	55	64	75	87
Less: pro forma employee stock ownership plan adjustments (1)	(7)	(9)	(11)	(13)
Less: pro forma restricted stock award expense (2)	(9)	(14)	(16)	(19)
Less: pro forma stock option expense (3)	(13)	(16)	(18)	(21)

Pro forma net income	$(125)	$(126)	$(121)	$(117)

Pro forma net income per share :
Historical	$(0.08)	(0.07)	(0.06)	(0.05)
Pro forma income on net investable proceeds	0.03	0.03	0.03	0.03
Less: pro forma employee stock ownership plan adjustments (1)	0.00	0.00	0.00	0.00
Less: pro forma restricted stock award expense (2)	(0.00)	(0.01)	(0.01)	(0.01)
Less: pro forma stock option expense (3)	(0.01)	(0.01)	(0.01)	(0.01)

Pro forma net income per share	$(0.06)	$(0.06)	$(0.05)	$(0.04)

Offering price as a multiple of pro forma net income per share	N/M	N/M	N/M	N/M
Number of shares used to calculate pro forma net income per share (4)	1,806,928	2,115,197	2,432,477	2,797,349
Pro Forma Stockholders’ Equity:
Pro forma stockholders’ equity (book value) (3):
Historical	$11,578	$11,578	$11,578	$11,578
Estimated net proceeds	7,706	9,174	10,643	12,331
Less: capitalization of Polonia MHC	(100)	(100)	(100)	(100)
Less: common stock acquired by employee stock ownership plan (1)	(641)	(862)	(992)	(1,141)
Less: common stock to be acquired by equity incentive plan (2)	(275)	(431)	(496)	(570)

Pro forma stockholders’ equity	$18,268	$19,359	$20,633	$22,098

Pro forma stockholders’ equity per share (3):
Historical	$6.19	$5.26	$4.58	$3.98
Estimated net proceeds	4.12	4.17	4.21	4.24
Less: capitalization of Polonia MHC	(0.05)	(0.05)	(0.04)	(0.03)
Less: common stock acquired by employee stock ownership plan (1)	(0.34)	(0.39)	(0.39)	(0.39)
Less: common stock to be acquired by equity incentive plan (2)	(0.15)	(0.20)	(0.20)	(0.20)
Pro forma stockholders’ equity per share	$9.77	$8.79	$8.16	$7.60
Offering price as a percentage of pro forma stockholders’ equity per share	102.35%	113.77%	122.55%	131.58%

Number of shares used to calculate pro forma stockholders’ equity per share (4)	1,870,000	2,200,000	2,530,000	2,909,500

N/M - not meaningful

	Year Ended December 31, 2005
	Minimum of Offering Range	Midpoint of Offering Range	Maximum of Offering Range	15% Above Maximum of Offering Range
	841,500 Shares at $10.00 Per Share	990,000 Shares at $10.00 Per Share	1,138,500 Shares at $10.00 Per Share	1,309,275 Shares at $10.00 Per Share
	(Dollars in thousands, except per share amounts)
Gross proceeds	$8,415	$9,900	$11,385	$13,093
Less: estimated offering expenses	(709)	(726)	(742)	(762)
Estimated net proceeds	7,706	9,174	10,643	12,331
Less: cash to Polonia MHC	(100)	(100)	(100)	(100)
Less: common stock acquired by employee stock ownership plan (1)	(641)	(862)	(992)	(1,141)
Less: common stock to be acquired by equity incentive plan (2)	(275)	(431)	(496)	(570)

Net investable proceeds	$6,690	$7,781	$9,055	$10,520

Pro Forma Net Income:
Pro forma net income:
Historical	$(651)	$(651)	$(651)	$(651)
Pro forma income on net investable proceeds	221	257	299	348
Less: pro forma employee stock ownership plan adjustments (1)	(28)	(38)	(44)	(50)
Less: pro forma restricted stock award expense (2)	(36)	(57)	(65)	(75)
Less: pro forma stock option expense (3)	(53)	(63)	(72)	(83)

Pro forma net income	$(547)	$(552)	$(533)	$(511)

Pro forma net income per share :
Historical	$(0.36)	(0.31)	(0.27)	(0.23)
Pro forma income on net investable proceeds	0.12	0.12	0.12	0.12
Less: pro forma employee stock ownership plan adjustments (1)	(0.02)	(0.02)	(0.02)	(0.02)
Less: pro forma restricted stock award expense (2)	(0.02)	(0.03)	(0.03)	(0.03)
Less: pro forma stock option expense (3)	(0.03)	(0.03)	(0.03)	(0.03)

Pro forma net income per share	$(0.31)	$(0.27)	$(0.23)	$(0.19)

Offering price as a multiple of pro forma net income per share	N/M	N/M	N/M	N/M
Number of shares used to calculate pro forma net income per share (4)	1,810,135	2,119,509	2,437,436	2,803,051
Pro Forma Stockholders’ Equity:
Pro forma stockholders’ equity (book value) (3):
Historical	$12,028	$12,028	$12,028	$12,028
Estimated net proceeds	7,706	9,174	10,643	12,331
Less: capitalization of Polonia MHC	(100)	(100)	(100)	(100)
Less: common stock acquired by employee stock ownership plan (1)	(641)	(862)	(992)	(1,141)
Less: common stock to be acquired by equity incentive plan (2)	(275)	(431)	(496)	(570)

Pro forma stockholders’ equity	$18,718	$19,809	$21,083	$22,548

Pro forma stockholders’ equity per share (3):
Historical	$6.43	$5.47	$4.75	$4.13
Estimated net proceeds	4.12	4.17	4.21	4.24
Less: capitalization of Polonia MHC	(0.05)	(0.05)	(0.04)	(0.03)
Less: common stock acquired by employee stock ownership plan (1)	(0.34)	(0.39)	(0.39)	(0.39)
Less: common stock to be acquired by equity incentive plan (2)	(0.15)	(0.20)	(0.20)	(0.20)
Pro forma stockholders’ equity per share	$10.01	$9.00	$8.33	$7.75

Offering price as a percentage of pro forma stockholders’ equity per share	99.90%	111.11%	120.05%	129.03%
Number of shares used to calculate pro forma stockholders’ equity per share (4)	1,870,000	2,200,000	2,530,000	2,909,500

N/M - not meaningful

(1)	Assumes that the employee stock ownership plan will acquire a number of shares equal to 3.43% of the shares at the minimum of the offering range and 3.92% of the shares at the midpoint, maximum and supermaximum, respectively, of the offering range issued in the reorganization, including shares issued to Polonia MHC (64,141, 86,240, 99,176 and 114,052 shares at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively). The employee stock ownership plan will borrow the funds used to acquire these shares from the net proceeds from the reorganization retained by Polonia Bancorp. The amount of this borrowing has been reflected as a reduction from gross proceeds to determine estimated net investable proceeds. This borrowing will have an interest rate equal to the prime rate as published in The Wall Street Journal, which is currently 8.00%, and a term of 15 years. Polonia Bank intends to make contributions to the employee stock ownership plan in amounts at least equal to the principal and interest requirement of the debt. Interest income that Polonia Bancorp will earn on the loan will offset the interest paid on the loan by Polonia Bank. As the debt is paid down, shares will be released for allocation to participants’ accounts and stockholders’ equity will be increased.

The adjustment to pro forma net income for the employee stock ownership plan reflects the after-tax compensation expense associated with the plan. Applicable accounting principles require that compensation expense for the employee stock ownership plan be based upon shares committed to be released and that unallocated shares be excluded from earnings per share computations. An equal number of shares (1/15 of the total, based on a 15-year loan) will be released each year over the term of the loan. The valuation of shares committed to be released would be based upon the average market value of the shares during the year, which, for purposes of this calculation, was assumed to be equal to the $10.00 per share purchase price. If the average market value per share is greater than $10.00 per share, total employee stock ownership plan expense would be greater. See “Our Management—Benefit Plans—Employee Stock Ownership Plan.”

(2)	Assumes that Polonia Bancorp will purchase in the open market a number of shares equal to 1.47% of the shares at the minimum of the offering range and 1.96% of the shares at the midpoint, maximum and supermaximum, respectively, of the offering range issued in the offering, including shares issued to Polonia MHC (27,489, 43,120, 49,588 and 57,026 shares at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively), that will be reissued as restricted stock awards under an equity incentive plan to be adopted following the reorganization. Repurchases will be funded with cash on hand at Polonia Bancorp or with dividends paid to Polonia Bancorp by Polonia Bank. The cost of these shares has been reflected as a reduction from gross proceeds to determine estimated net investable proceeds. In calculating the pro forma effect of the restricted stock awards, it is assumed that the required stockholder approval has been received, that the shares used to fund the awards were acquired at the beginning of the respective period and that the shares were acquired at the $10.00 per share purchase price. The issuance of authorized but unissued shares of the common stock instead of shares repurchased in the open market would dilute the ownership interests of existing stockholders, other than Polonia MHC, by approximately 1.92%.

The adjustment to pro forma net income for the restricted stock awards reflects the after-tax compensation expense associated with the awards. It is assumed that the fair market value of a share of Polonia Bancorp common stock was $10.00 at the time the awards were made, that shares of restricted stock issued under the equity incentive plan vest 20% per year, that compensation expense is recognized on a straight-line basis over each vesting period so that 20% of the value of the shares awarded was an amortized expense during each year, and that the combined federal and state income tax rate was 34%. If the fair market value per share is greater than $10.00 per share on the date shares are awarded under the equity incentive plan, total equity incentive plan expense would be greater.

(3)	The adjustment to pro forma net income for stock options reflects the after-tax compensation expense associated with the stock options that may be granted under the equity incentive plan to be adopted following the offering. If the equity incentive plan is approved by stockholders, a number of shares equal to 4.90% of the number of shares issued in the offering, including shares issued to Polonia MHC (91,630, 107,800, 123,970 and 142,565 shares at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively) will be reserved for future issuance upon the exercise of stock options that may be granted under the plan. Using the Black-Scholes option-pricing formula, the options are assumed to have a value of $4.41 for each option, based on the following assumptions: exercise price, $10.00; trading price on date of grant, $10.00; dividend yield, 0%; expected life, 10 years; expected volatility, 17.3%; and risk-free interest rate, 5.15%. Because there currently is no market for Polonia Bancorp common stock, the assumed expected volatility is based on the SNL Financial MHC Index. The dividend yield is assumed to be 0% because there is no history of dividend payments and the board of directors has not expressed an intention to commence dividend payments upon completion of the offering. It is assumed that stock options granted under the equity incentive plan vest 20% per year, that compensation expense is recognized on a straight-line basis over each vesting period so that 20% of the value of the options awarded was an amortized expense during each year, that 25% of the options awarded are non-qualified options and that the combined federal and state income tax rate was 34%. If the fair market value per share is different than $10.00 per share on the date options are awarded under the equity incentive plan, or if the assumptions used in the option-pricing formula are different from those used in preparing this pro forma data, the value of the stock options and the related expense would be different.

Applicable accounting standards do not prescribe a specific valuation technique to be used to estimate the fair value of employee stock options. Polonia Bancorp may use a valuation technique other than the Black-Scholes option-pricing formula and that technique may produce a different value. The issuance of authorized but unissued shares of common stock to satisfy option exercises instead of shares repurchased in the open market would dilute the ownership interests of existing stockholders, other than Polonia MHC, by 4.67%.

(4)	The number of shares used to calculate pro forma net income per share is equal to the total number of shares to be outstanding upon completion of the reorganization, less the number of shares purchased by the employee stock ownership plan not committed to be released within nine months or one year following the reorganization as the case may be. The number of shares used to calculate pro forma stockholders’ equity per share is equal to the total number of shares to be outstanding upon completion of the offering.

Our Business

General

Polonia Bancorp will be organized as a federal corporation upon completion of the reorganization. As a result of the reorganization, Polonia Bank will be a wholly owned subsidiary of Polonia Bancorp. Upon completion of the reorganization, Polonia Bancorp’s business activities will be the ownership of the outstanding capital stock of Polonia Bank and management of the investment of offering proceeds retained from the reorganization. Initially, Polonia Bancorp will neither own nor lease any property but will instead use the premises, equipment and other property of Polonia Bank with the payment of appropriate rental fees, as required by applicable law and regulations. In the future, Polonia Bancorp may acquire or organize other operating subsidiaries; however, there are no current plans, arrangements, agreements or understandings, written or oral, to do so.

Polonia Bank was originally chartered in 1923 as a federally chartered savings and loan association under the name “Polonia Federal Savings and Loan Association.” In 1996, Polonia Federal Savings and Loan Association changed its name to Polonia Bank.

We operate as a community-oriented financial institution offering traditional financial services to consumers and businesses in our market areas. We attract deposits from the general public and use those funds to originate one- to four-family real estate and to a much lesser extent, multi-family and nonresidential real estate loans and home equity and consumer loans which we primarily hold for investment.

Our website address is www.poloniabank.com. Information on our website should not be considered a part of this prospectus.

Market Areas

We are headquartered in Huntingdon Valley, Pennsylvania, which is located in the northwest suburban area of metropolitan Philadelphia and is situated between Montgomery and Bucks Counties. In addition to our main office, we operate from four additional locations in Philadelphia County. Our four branch offices are located within the city of Philadelphia. We generate deposits through our five branch offices and conduct lending activities throughout the Greater Philadelphia metropolitan area, as well as in southeastern Pennsylvania and southern New Jersey. The Philadelphia metropolitan area is the fourth largest in the United States (based on United States Census data for 2004,) with an estimated population of 5.7 million. The city of Philadelphia is the fifth most populous city in the United States and the largest in population and area in the Commonwealth of Pennsylvania.

The Greater Philadelphia metropolitan area’s economy is heavily based upon manufacturing, refining, food and financial services. The city is home to many Fortune 500 companies, including cable television and internet provider Comcast, insurance companies CIGNA and Lincoln Financial Group, energy company Sunoco, food services company Aramark, Crown Holdings Incorporated, Rohm and Haas Company, the pharmaceutical company Glaxo SmithKline, Boeing helicopters division and automotive parts retailer Pep Boys. The city is also home to many universities and colleges.

Based on United States Census data, in 2000, the per capita income for Bucks, Montgomery and Philadelphia Counties was approximately $26,000, $31,000 and $17,000, respectively, compared to $21,000 for Pennsylvania and $22,000 for the entire United States.

Competition

We face significant competition for the attraction of deposits and origination of loans. Our most direct competition for deposits has historically come from the several financial institutions operating in our market areas and, to a lesser extent, from other financial service companies such as brokerage firms, credit unions and insurance companies. We also face competition for investors’ funds from money market funds, mutual funds and other corporate and government securities. At June 30, 2005, which is the most recent date for which data is available from the Federal Deposit Insurance Corporation, we held approximately 0.06% of the deposits in the Philadelphia metropolitan area. In addition, banks owned by large bank holding companies such as PNC Financial Services Group, Inc., Wachovia Corporation, Commerce Bancorp, Inc. and Citizens Financial Group, Inc. also operate in our market areas. These institutions are significantly larger than us and, therefore, have significantly greater resources.

Our competition for loans comes primarily from financial institutions in our market areas, and, to a lesser extent, from other financial service providers such as mortgage companies and mortgage brokers. Competition for loans also comes from the increasing number of non-depository financial service companies entering the mortgage market such as insurance companies, securities companies and specialty finance companies.

We expect competition to increase in the future as a result of legislative, regulatory and technological changes and the continuing trend of consolidation in the financial services industry. Technological advances, for example, have lowered the barriers to market entry, allowed banks and other lenders to expand their geographic reach by providing services over the Internet and made it possible for non-depository institutions to offer products and services that traditionally have been provided by banks. Changes in federal law permit affiliation among banks, securities firms and insurance companies, which promotes a competitive environment in the financial services industry. Competition for deposits and the origination of loans could limit our future growth.

Lending Activities

General. Our loan portfolio consists primarily of one- to four-family residential real estate loans. To a much lesser extent, our loan portfolio includes multi-family and nonresidential real estate loans, home equity loans and consumer loans. We originate loans primarily for investment purposes.

One- to Four-Family Residential Real Estate Loans. Our primary lending activity is the origination of mortgage loans to enable borrowers to purchase or refinance existing homes. We offer fixed-rate mortgage loans with terms up to 30 years. The loan fees, interest rates and other provisions of mortgage loans are determined by us on the basis of our own pricing criteria and competitive market conditions. At March 31, 2006, we had $89.3 million in one- to four-family residential real estate loans outstanding, or 90.9% of total loans.

While one- to four-family residential real estate loans are normally originated with up to 30-year terms, such loans typically remain outstanding for substantially shorter periods because borrowers often prepay their loans in full upon sale of the property pledged as security or upon refinancing the original loan. Therefore, average loan maturity is a function of, among other factors, the level of purchase and sale activity in the real estate market, prevailing interest rates and the interest rates payable on outstanding loans.

We generally do not make conventional loans with loan-to-value ratios exceeding 95% at the time the loan is originated. Conventional loans with loan-to-value ratios in excess of 80% generally require private mortgage insurance or additional collateral. We require all properties securing mortgage loans to be appraised by a board-approved independent appraiser. We generally require title insurance on all first mortgage loans. Borrowers must obtain hazard insurance, and flood insurance for loans on properties located in a flood zone, before closing the loan.

Multi-Family and Nonresidential Real Estate Loans. On a limited basis, we offer fixed-rate mortgage loans secured by multi-family and nonresidential real estate. Our multi-family and nonresidential real estate loans are generally secured by apartment buildings, small office buildings and owner-occupied properties. In addition to originating these loans, we also participate in loans with other financial institutions located primarily in the Commonwealth of Pennsylvania. Such participations include adjustable-rate mortgage loans originated by other institutions.

We originate fixed-rate multi-family and nonresidential real estate loans with terms up to 30 years. These loans are secured by first mortgages, and amounts generally do not exceed 80% of the property’s appraised value at the time the loan is originated.

At March 31, 2006, multi-family and commercial real estate loans totaled $3.5 million and represented 3.6% of total loans. At March 31, 2006, our largest nonresidential or multi-family real estate loan was a $962,000 loan and was secured by a retail store located in our market area. This loan is currently performing in accordance with its original terms. At March 31, 2006, we had $1.8 million of multi-family and nonresidential real estate loan participations. The properties securing these loan participants are located primarily in the Commonwealth of Pennsylvania.

Home Equity Loans. We offer home equity loans with a maximum loan to value ratio of 80%. We currently offer home equity loans with fixed interest rates for terms up to 15 years and maximum loan to value ratios of 80%. We anticipate offering home equity lines of credit with a maximum loan to value ratio of 80% and adjustable interest rates tied to a market index. At March 31, 2006, we had $2.7 million in home equity loans outstanding, or 2.7% of total loans.

Consumer Loans. We currently offer consumer loans in the form of educational loans and, to a much lesser extent, loans secured by savings accounts or certificate of deposits and secured personal loans. At March 31, 2006, we had $2.7 million of consumer loans, substantially all of which $2.7 million were education loans.

The procedures for underwriting consumer loans include an assessment of the applicant’s payment history on other debts and ability to meet existing obligations and payments on the proposed loan. Although the applicant’s creditworthiness is a primary consideration, the underwriting process also includes a comparison of the value of the collateral, if any, to the proposed loan amount.

We offer education loans under the Federal Family Education Loan Program. Interest on these loans is an annual variable rate which currently may not exceed 9.0%. Such loans have terms of at least 10 years but no more than 15 years to repay their loans. An extended repayment plan is available in some circumstances. Those loans are insured against risk of default by the Pennsylvania Higher Education Assistance Agency.

We offer consumer loans secured by deposit accounts with fixed interest rates and terms up to five years. At March 31, 2006, we had $41,000 in these deposit account loans.

Loan Underwriting Risks.

Multi-Family and Nonresidential Real Estate Loans. Loans secured by multi-family and nonresidential real estate generally have larger balances and involve a greater degree of risk than one- to four-family residential mortgage loans. Of primary concern in multi-family and nonresidential real estate lending is the borrower’s creditworthiness and the feasibility and cash flow potential of the project. Payments on loans secured by income properties often depend on successful operation and management of the properties. As a result, repayment of such loans may be subject to a greater extent than residential real estate loans to adverse conditions in the real estate market or the economy. To monitor cash flows on income properties, we generally require borrowers and loan guarantors, if any, to provide annual financial statements on multi-family and nonresidential real estate loans. In reaching a decision on whether to make a multi-family and nonresidential real estate loan, we consider the net operating income of the property, the borrower’s expertise, credit history and profitability and the value of the underlying property. We have generally required that the properties securing these real estate loans have debt service coverage ratios (the ratio of earnings before debt service to debt service) of at least 1.25x. Environmental surveys are obtained when circumstances suggest the possibility of the presence of hazardous materials.

We underwrite all loan participations to our own underwriting standards. In addition, we also consider the financial strength and reputation of the lead lender. To monitor cash flows on loan participations, we require the lead lender to provide annual financial statements for the borrower. We also conduct an annual internal loan review for all loan participations.

Loan Originations, Purchases and Sales. Loan originations come from a number of sources. The primary source of loan originations are existing customers, walk-in traffic, advertising and referrals from customers. We advertise in newspapers that are widely circulated in Montgomery, Bucks and Philadelphia Counties. Accordingly, when our rates are competitive, we attract loans from throughout Montgomery, Bucks and Philadelphia Counties. We occasionally purchase loans and participation interests in loans. We generally originate loans for portfolio and infrequently sell loans.

Loan Approval Procedures and Authority. Our lending activities follow written, non-discriminatory, underwriting standards and loan origination procedures established by our board of directors and management. A loan committee consisting of officers and directors of Polonia Bank has authority to approve all conforming one- to four-family loans and education loans. Designated loan officers have the authority to approve savings account loans. All other loans, generally consisting of non-conforming one- to four-family loans, jumbo loans, commercial real estate and employee loans must be approved by the Board of Directors.

Loans to One Borrower. The maximum amount that we may lend to one borrower and the borrower’s related entities generally is limited, by regulation, to 15% of our stated capital and reserves. At March 31, 2006, our regulatory limit on loans to one borrower was $1.8 million. At that date, our largest lending relationship was $1.8 million and was secured by two one- to four-family properties. These loans were performing in accordance with their original terms at March 31, 2006.

Loan Commitments. We issue commitments for fixed-rate mortgage loans conditioned upon the occurrence of certain events. Commitments to originate mortgage loans are legally binding agreements to lend to our customers. Generally, our mortgage loan commitments expire after 60 days.

Investment Activities

We have legal authority to invest in various types of liquid assets, including U.S. Treasury obligations, securities of various federal agencies and municipal governments, mortgage-backed securities, deposits at the Federal Home Loan Bank of Pittsburgh and certificates of deposit of federally insured institutions. Within certain regulatory limits, we also may invest a portion of our assets in mutual funds. We also are required to maintain an investment in Federal Home Loan Bank of Pittsburgh stock. While we have the authority under applicable law to invest in derivative securities, our investment policy does not permit this investment. We had no investments in derivative securities at March 31, 2006.

At March 31, 2006, our investment portfolio totaled $57.5 million and consisted primarily of U.S. Government and Agency securities, mortgage-backed securities and mutual funds that invest in mortgage-backed securities.

Our investment objectives are to provide and maintain liquidity, to establish an acceptable level of interest rate and credit risk, to provide an alternate source of low-risk investments when demand for loans is weak and to generate a favorable return. Our board of directors has the overall responsibility for the investment portfolio, including approval of our investment policy and appointment of the Asset/Liability Committee (“ALCO”) and Investment Committee. The ALCO and Investment Committee consist of one director and three senior officers. The Investment Committee, implementing the overall asset/liability management policy set by the ALCO, is responsible for the implementation of the investment policy and monitoring our investment performance. The Investment Committee has authority to purchase and sell securities up to $2.0 million on an individual transaction basis. Individual transactions over $2.0 million require board approval. Individual investment transactions are reviewed and ratified by our board of directors monthly.

Deposit Activities and Other Sources of Funds

General. Deposits, borrowings and loan repayments are the major sources of our funds for lending and other investment purposes. Loan repayments are a relatively stable source of funds, while deposit inflows and outflows and loan prepayments are significantly influenced by general interest rates and money market conditions.

Deposit Accounts. Substantially all of our depositors are residents of the Commonwealth of Pennsylvania. Deposits are attracted, by advertising and through our website, from within our market areas through the offering of a broad selection of deposit instruments, including non-interest-bearing demand accounts (such as checking accounts), interest-bearing accounts (such as NOW and money market accounts), regular savings accounts and certificates of deposit. Generally, we do not utilize brokered funds. Deposit account terms vary according to the minimum balance required, the time periods the funds must remain on deposit and the interest rate, among other factors. In determining the terms of our deposit accounts, we consider the rates offered by our competition, our liquidity needs, profitability to us, matching deposit and loan products and customer preferences and concerns. We generally review our deposit mix and pricing weekly. Our current strategy is to offer competitive rates and to be in the middle of the market for rates on all types of deposit products.

Borrowings. We utilize advances from the Federal Home Loan Bank of Pittsburgh to supplement our supply of funds for lending and investment. The Federal Home Loan Bank functions as a central reserve bank providing credit for its member financial institutions. As a member, we are required to own capital stock in the Federal Home Loan Bank and are authorized to apply for advances on the security of such stock and certain of our whole first mortgage loans and other assets (principally securities which are obligations of, or guaranteed by, the United States), provided certain standards related to creditworthiness have been met. Advances are made under several different programs, each having its own interest rate and range of maturities. Depending on the program, limitations on the amount of advances are based either on a fixed percentage of an institution’s net worth or on the Federal Home Loan Bank’s assessment of the institution’s creditworthiness. At March 31, 2006, we had $12.8 million of FHLB advances which had a weighted average maturity of four years and a weighted average rate of 3.73%.

Properties

We conduct our business through our main office and branch offices. The following table sets forth certain information relating to these facilities as of March 31, 2006.

Location	Leased, Licensed or Owned	Original Year Leased or Acquired	Net Book Value of Property or Leasehold Improvements at March 31, 2006
			(In thousands)
Main/Executive Office:
3993 Huntingdon Pike Huntingdon Valley, Pennsylvania 19006	Owned	1996	$2,625
Branch Offices:
2646 East Allegheny Avenue Philadelphia, Pennsylvania 19134	Owned	1970	1,487
2133 Spring Garden Street Philadelphia, Pennsylvania 19130	Owned	1979	352
2628 Orthodox Street Philadelphia, Pennsylvania 19137	Owned	1999	132

8000 Frankford Avenue Philadelphia, Pennsylvania 19136	Owned	1992	456

Personnel

As of March 31, 2006, we had 44 full-time employees and four part-time employees, none of whom is represented by a collective bargaining unit. We believe our relationship with our employees is good.

Legal Proceedings

Periodically, there have been various claims and lawsuits against us, such as claims to enforce liens and contracts, condemnation proceedings on properties in which we hold security interests, claims involving the making and servicing of real property loans and other issues incident to our business. We are not a party to any pending legal proceedings that we believe would have a material adverse effect on our financial condition, results of operations or cash flows.

Subsidiaries

Polonia Bank has two wholly-owned subsidiaries, Polonia Bank Mutual Holding Company (“PBMHC”), a Delaware corporation, and Community Abstract Agency LLC, a Pennsylvania limited liability company. PBMHC was formed in 1997 to hold certain assets and conduct certain investment activities of Polonia Bank. At March 31, 2006, PBMHC had total assets of $23.8 million consisting primarily of mortgage-backed securities. PBMHC’s net income for the year ended December 31, 2005 was $189,000. As a Delaware corporation, the income earned on PBMHC’s assets is not subject to a state tax rate.

Community Abstract Agency was formed in 1999 to provide title insurance services. At March 31, 2006, Community Abstract Agency had total assets of $92,000. Community Abstract Agency’s net income for the year ended December 31, 2005 was a loss of $16,000.

Management’s Discussion and Analysis of

Financial Condition and Results of Operations

The objective of this section is to help potential investors understand our results of operations and financial condition. You should read this discussion in conjunction with the financial statements and notes to the financial statements that appear at the end of this prospectus.

Overview

Income. Our primary source of pre-tax income is net interest income. Net interest income is the difference between interest income, which is the income that we earn on our loans and securities, and interest expense, which is the interest that we pay on our deposits and Federal Home Loan Bank borrowings. Other significant sources of pre-tax income are service charges on deposit accounts and other loan fees (including loan brokerage fees and late charges). In addition, we recognize income or losses from the sale of investments in years that we have such sales.

Allowance for Loan Losses. The allowance for loan losses is a valuation allowance for probable incurred credit losses. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance. Management estimates the allowance balance required using past loan loss experience, the nature and value of the portfolio, information about specific borrower situations, and estimated collateral values, economic conditions, and other factors. Allocation of the allowance may be made for specific loans, but the entire allowance is available for any loan that, in management’s judgment, should be charged off.

Expenses. The non-interest expenses we incur in operating our business consist of salaries and employee benefits expenses, occupancy and equipment expenses, marketing expenses and various other miscellaneous expenses.

Salaries and employee benefits consist primarily of: salaries and wages paid to our employees; payroll taxes; and expenses for health insurance, and other employee benefits. Following the offering, we will recognize additional annual employee compensation expenses stemming from the adoption of new stock-based benefit plans. We cannot determine the actual amount of these new stock-related compensation and benefit expenses at this time because applicable accounting practices require that they be based on the fair market value of the shares of common stock at specific points in the future. For an illustration of these expenses, see “Pro Forma Data.”

Occupancy and equipment expenses, which are the fixed and variable costs of buildings and equipment, consist primarily of depreciation charges, furniture and equipment expenses, maintenance, real estate taxes and costs of utilities. Depreciation of premises and equipment is computed using the straight-line method based on the useful lives of the related assets, which range from three to forty years. Leasehold improvements are amortized over the useful life of the asset or the term of the lease.

Marketing expenses include expenses for advertisements, promotions, third-party marketing services and premium items.

Regulatory fees and deposit insurance premiums are primarily payments we make to the Federal Deposit Insurance Corporation for insurance of our deposit accounts.

Other expenses include expenses for supplies, telephone and postage, data processing, contributions and donations, director and committee fees, insurance and surety bond premiums and other fees and expenses.

Following the offering, our non-interest expenses are likely to increase as a result of operating as a public company. These additional expenses will be primarily legal and accounting fees, expenses necessary to comply with the internal control over financial reporting provisions of the Sarbanes-Oxley Act and expenses related to stockholder communications and meetings.

Critical Accounting Policies

We consider accounting policies involving significant judgments and assumptions by management that have, or could have, a material impact on the carrying value of certain assets or on income to be critical accounting policies. We consider the following to be our critical accounting policies: allowance for loan losses, deferred income taxes and other-than-temporary impairment of securities.

Allowance for Loan Losses. The allowance for loan losses is the amount estimated by management as necessary to cover probable incurred credit losses in the loan portfolio at the statement of financial condition date. The allowance is established through the provision for loan losses, which is charged to income. Determining the amount of the allowance for loan losses necessarily involves a high degree of judgment. Among the material estimates required to establish the allowance are: loss exposure at default; the amount and timing of future cash flows on impacted loans; value of collateral; and determination of loss factors to be applied to the various elements of the portfolio. All of these estimates are susceptible to significant change. Management reviews the level of the allowance on a quarterly basis and establishes the provision for loan losses based upon an evaluation of the portfolio, past loss experience, current economic conditions and other factors related to the collectibility of the loan portfolio. Although we believe that we use the best information available to establish the allowance for loan losses, future adjustments to the allowance may be necessary if economic conditions differ substantially from the assumptions used in making the evaluation. In addition, the Office of Thrift Supervision, as an integral part of its examination process, periodically reviews our allowance for loan losses. Such agency may require us to recognize adjustments to the allowance based on its judgments about information available to it at the time of its examination. A large loss could deplete the allowance and require increased provisions to replenish the allowance, which would negatively affect earnings. For additional discussion, see note 1 of the notes to financial statements included in this prospectus.

Deferred Income Taxes. We use the asset and liability method of accounting for income taxes as prescribed in Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes.” Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. If current available information raises doubt as to the realization of the deferred tax assets, a valuation allowance is established. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. We exercise significant judgment in evaluating the amount and timing of recognition of the resulting tax liabilities and assets. These judgments require us to make projections of future taxable income. The judgments and estimates we make in determining our deferred tax assets, which are inherently subjective, are reviewed on a continual basis as regulatory and business factors change. Any reduction in estimated future taxable income may require us to record a valuation allowance against our deferred tax assets. A valuation allowance would result in additional income tax expense in the period, which would negatively affect earnings.

Other-Than-Temporary Impairment of Securities. Statement of Financial Accounting Standards No. 115, “Accounting for Certain Investments in Debt and Equity Securities,” FASB Staff Position (FSP) 115-1 “The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Benefits,” and Staff Accounting Bulletin 59, “Noncurrent Marketable Equity Securities,” require companies to perform periodic reviews of individual securities in their investment portfolios to determine whether decline in the value of a security is other than temporary. A review of other-than-temporary impairment requires companies to make certain judgments regarding the materiality of the decline, its effect on the financial statements and the probability, extent and timing of a valuation recovery and the company’s intent and ability to hold the security. Pursuant to these requirements, we assess valuation declines to determine the extent to which such changes are attributable to (1) fundamental factors specific to the issuer, such as financial condition, business prospects or other factors or (2) market-related factors, such as interest rates or equity market declines. Declines in the fair value of securities below their costs that are deemed to be other than temporary are recorded in earnings as realized losses.

Operating Strategy

Our mission is to operate and grow a profitable community-oriented financial institution serving primarily retail customers and small businesses in our market areas. After the reorganization, we plan to pursue our strategy of:

•	seeking opportunities to increase and diversify lending in our market area;

•	increasing core deposits through more aggressive marketing and new deposit products;

•	managing our net interest margin and interest rate risk and improving our net interest spread;

•	improving operating efficiency;

•	continuing to maintain the high quality of our real estate loan portfolio; and

•	adhering to the directives of the Part 570 Notice issued by the Office of Thrift Supervision.

Pursuing opportunities to increase and diversify real estate based lending in our market area.

As of March 31, 2006, $89.3 million, or 90.9% of our total gross loans consisted of fixed-rate one- to four-family loans. Historically, we have emphasized fixed-rate one- to four-family residential lending. We will continue to emphasize fixed-rate one- to four-family residential lending and will seek to increase our originations of these types loans through increased marketing efforts. We also intend to add adjustable rate loan products, including home equity lines of credit. We intend to hire additional staff, including seasoned lenders to accelerate this initiative.

Increasing core deposits through more aggressive marketing and new deposit products.

Retail deposits are our primary source of funds for investing and lending. At March 31, 2006, our core deposits, which include all deposit account types except certificates of deposit, comprised 54.3% of our total deposits. Core deposits are generally lower cost to us than certificate of deposit accounts and they are generally less sensitive to withdrawal when interest rates fluctuate. We believe that seeking core deposits through competitive pricing and targeted advertising and offering a wider range of deposit and savings products will contribute to increasing core deposits.

Managing our net interest margin and interest rate risk and improving our net interest spread.

We intend to continue to maximize our net interest margin through the aggressive pursuit of high quality loans in our market area. We will continue to focus on the growth of one- to four-family loans because they typically have higher yields than investment securities, which increases our net interest margin. We have recently restructured our securities portfolio by selling lower yielding mortgage-backed securities.

Our net interest spread is the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities. Our liabilities, which primarily consist of deposits, include a high percentage of certificates of deposit, which are a higher cost of funds than transaction and savings accounts. At March 31, 2006, $64.4 million of our deposits, or 45.7% of our deposits were certificate of deposit accounts. At that date, we had approximately $1.7 million in certificates of deposit which earned in excess of 5.0% annually.

Improving operating efficiency.

Our operating expenses, which consist primarily of salaries and employee benefits, occupancy, furniture and equipment expense, professional fees and data processing expense, totaled $1.4 million for the three months ended March 31, 2006 and $5.5 million and $5.1 million for the years ended December 31, 2005 and 2004, respectively. Our ratio of non-interest expense to average total assets was 3.20%, 3.17% and 2.82% for the three months ended March 31, 2006 and the years ended December 31, 2005 and 2004, respectively. We anticipate an increase in operating expenses as a result of our public company status, including costs associated with the internal control requirements under Section 404 of the Sarbanes-Oxley Act of 2002, which will require us to perform a more in-depth review of our internal control procedures. We also anticipate higher costs for auditing, accounting, legal and other miscellaneous holding company expenses as a result of being a public company. We will continue our efforts to monitor costs throughout the organization, and over the long term, as our assets grow, we will attempt to lower our ratio of non-interest expense to average total assets.

Adhering to the directives of the Part 570 Notice issued by the Office of Thrift Supervision.

On December 7, 2001, we were issued a Part 570 Notice of Deficiency and Directive for Submission of a Safety and Soundness Compliance Plan by the Office of Thrift Supervision. As part of this notice, the Office of Thrift Supervision determined that we failed to satisfy safety and soundness standards for earnings contained in the Part 570 Guidelines of the Office of Thrift Supervision Regulations. The Office of Thrift Supervision required us to submit an acceptable safety and soundness compliance plan (“Compliance Plan”) outlining our proposed actions to address our poor earnings performance and related financial ratios. As part of the Compliance Plan, we were required to submit a 3-year business plan providing for more stable and sustainable sources of core income and to ensure that we are supported by capital levels commensurate with the risks of the operation. Moreover, we were required to prepare a budget corresponding to the business plan’s goals and objectives and to devise a system to monitor our performance against the budget.

In response to the Part 570 Notice, on January 28, 2002, we submitted a Compliance Plan (as supplemented on April 1, 2002) to the notice that was approved on May 17, 2002. On April 9, 2004, the Office of Thrift Supervision approved an Amended Compliance Plan, dated March 17, 2004, which established four new financial targets to be achieved during fiscal years 2004, 2005 and 2006. Specifically, we aimed to have (i) a net interest margin (as a percentage of average assets) of 85% of our peers for the entire term of the plan; (ii) a return on average assets equal to at least 50%, 55% and 60% of our peers for the years ending 2004, 2005 and 2006, respectively; (iii) core income (as a percentage of average assets) equal to at least 50%, 55% and 60% of our peers for the years ending 2004, 2005 and 2006, respectively; and (iv) general and administrative expenses lesser than 1.2 times our peers for the entire term of the plan.

During 2004 and 2005, we did not meet our performance goals set forth in the Compliance Plan. During the quarter ended March 31, 2006, we met our net interest margin goal. We are still subject to the Part 570 Notice and the Compliance Plan and evaluate our compliance with such notice and plan on at least a quarterly basis. Pursuant to the requirements of the Compliance Plan, our board of directors receives monthly updates from the Chief Financial Officer regarding the Bank’s compliance with the Part 570 Notice.

Continuing to use uniform underwriting practices to maintain the high quality of our real estate loan portfolio

We believe that uniform underwriting standards must be continually maintained. Our underwriting standards are designed to provide a service to all qualified applicants in an amount and for a period of time consistent with their ability to repay according to the contractual terms and conditions. We have sought to grow our real estate loan portfolio and diversify it geographically, while maintaining a high level of asset quality and moderate credit risk, using uniform underwriting standards that we believe are conservative and through diligent monitoring and collection efforts. We intend to continue our philosophy of managing large loan exposures through our conservative approach to lending.

Balance Sheet Analysis

Loans. Our primary lending activity is the origination of loans secured by real estate. We primarily originate one- to four-family residential loans. To a much lesser extent, we originate home equity loans, multi-family and nonresidential real estate loans and home equity and consumer loans. At March 31, 2006, the ratio of our loans to total assets was 56.5%.

The largest segment of our loan portfolio is one- to four-family residential loans. At March 31, 2006, these loans totaled $89.3 million and represented 90.9% of total loans, compared to $88.9 million, or 91.0% of total loans, at December 31, 2005 and $87.7 million, or 90.0% of total loans, at December 31, 2004. The size of our one- to four-family residential loan portfolio has remained relatively constant over this period as new originations were offset by payoffs during the recent refinancing boom.

Home equity loans totaled $2.7 million and represented 2.7% of total loans at March 31, 2006, compared to $2.6 million, or 2.6% of total loans at December 31, 2005 and $2.7 million, or 2.8% of total loans at December 31, 2004. Home equity loans remained stable increasing $124,000, or 4.8% during the three months ended March 31, 2006 and decreasing $147,000, or 5.4% during the year ended December 31, 2005.

Multi-family and commercial real estate loans totaled $3.5 million and represented 3.6% of total loans at March 31, 2006, compared to $3.6 million, or 3.7% of total loans, at December 31, 2005 and $3.6 million, or 3.7% of total loans, at December 31, 2004. Multi-family and commercial real estate loans remained stable decreasing $78,000, or 2.2%, during the three months ended March 31, 2006 and decreasing $48,000, or 1.3% during the year ended December 31, 2005.

Consumer loans totaled $2.7 million and represented 2.8% of total loans at March 31, 2006 and December 31, 2005 and $3.4 million, or 3.5% of total loans, at December 31, 2004. The $28,000, or 1.0%, increase during the three months ended March 31, 2006 was due primarily to an increase in the origination of education loans and the $714,000, or 20.8%, decrease in the year ended December 31, 2005 was due to declines in the origination of education loans during 2005.

The following table sets forth the composition of our loan portfolio at the dates indicated.

			At December 31,
	At March 31, 2006		2005		2004
	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Real estate loans:
One- to four-family	$89,338	90.93%	$88,873	90.96%	$87,653	89.99%
Multi-family and commercial real estate	3,485	3.55	3,563	3.65	3,611	3.71
Home equity loans	2,682	2.73	2,558	2.61	2,705	2.78

Total real estate loans	$95,505	97.21	$94,994	97.22	$93,969	96.48
Consumer:
Education	$2,706	2.75	$2,679	2.74	$3,117	3.19
Loans on savings accounts	41.04		38.04		154.16
Other	—	—	2	—	162.17

Total consumer loans	2,747	2.79	2,719	2.78	3,433	3.52

Total loans	98,252	100.00%	97,713	100.00%	97,402	100.00%

Discount on loans purchased	147		157		254
Allowance for losses	652		651		692

Loans, net	$97,453		$96,905		$96,456

Loan Maturity

The following table sets forth certain information at March 31, 2006 regarding the dollar amount of loan principal repayments becoming due during the periods indicated. The table does not include any estimate of prepayments which significantly shorten the average life of all loans and may cause our actual repayment experience to differ from that shown below. Demand loans having no stated schedule of repayments and no stated maturity are reported as due in one year or less.

	One- to Four-Family Real Estate Loans	Multi- Family and Commercial Real Estate Loans	Home Equity Loans	Consumer Loans	Total Loans
	(In thousands)
Amounts due in:
One year or less	$1,836	$265	$41	$1,114	$3,256
More than one to five years	2,256	563	223	924	3,966
More than five years	85,246	2,657	2,418	708	91,029

Total	$89,338	$3,485	$2,682	$2,746	$98,251

The following table sets forth the dollar amount of all loans at March 31, 2006 that are due after March 31, 2007. All loans have fixed interest rates.

	Fixed Rates	Total
	(In thousands)
Real Estate Loans:
One- to four-family	$87,502	$87,502
Multi-family and commercial real estate	3,220	3,220
Home equity loans	2,641	2,641
Consumer loans	1,632	1,632

Total	$94,995	$94,995

The following table shows loan origination, participation and purchase activity during the periods indicated.

	Three Months Ended March 31,		Year Ended December 31,
	2006	2005	2005	2004
		(In thousands)
Total loans at beginning of period	$97,713	$97,402	$97,402	$99,325

Loans originated:
Real estate loans:
One- to four-family	2,185	2,167	13,346	13,759
Multi-family and commercial real estate	—	—	338	—
Home equity loans	353	300	878	583
Consumer	233	314	691	945

Total loans originated	2,771	2,781	15,253	15,287

Loans purchased	—	—	1,778	7,085
Deduct:
Real estate loan principal repayments	(2,232)	(3,853)	(16,720)	(24,295)
Net loan activity	539	(1,072)	311	(1,923)

Total loans at end of period	$98,252	$96,330	$97,713	$97,402

Securities. Our securities portfolio consists primarily of U.S. Government-sponsored entity securities, mortgage-backed securities and mutual funds that invest in adjustable-rate loans. During 2005, we restructured our securities portfolio by selling lower yielding securities to improve our yield. In 2005, we sold $30.0 million of corporate bonds and U.S. Government-sponsored entity securities and purchased $35.0 million of mortgage-backed securities, with such sales resulting in $453,000 of losses during 2005. As a result, the weighted average rate of our securities portfolio was 4.22% as of December 31, 2005 as compared to 3.61% as of December 31, 2004 and the weighted average maturity was 16 years as of December 31, 2004. Additionally, in April 2006, we sold the entire portfolio of $17.1million of mutual funds which were written down in 2004 and 2005 and for the quarter ended March 31, 2006 for other-than temporary-impairment of the market value. The proceeds from this sale were utilized to further reduce FHLB borrowings.

The following table sets forth the amortized cost and fair values of our securities portfolio at the dates indicated.

	At March 31, 2006		At December 31,
			2005		2004
	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value
	(In thousands)
Securities available for sale:
Fannie Mae	$24,386	$23,858	$22,566	$22,303	$7,491	$7,526
Freddie Mac	11,510	11,244	11,941	11,794	3,214	3,252
Ginnie Mae	2,836	2,844	3,059	3,118	4,456	4,586
Other	16	16	18	18	195	196

Total mortgage-backed securities	38,748	37,962	37,584	37,233	15,356	15,560
U.S. government agency securities	1,400	1,333	1,400	1,353	4,396	4,324
Corporate securities	625	617	1,973	1,959	10,575	10,686
Total debt securities	40,773	39,912	40,957	40,545	30,327	30,570
Equity securities	17,591	17,591	17,759	17,763	30,978	30,770

Total	$58,364	$57,503	$58,716	$58,308	$61,305	$61,340

At March 31, 2006, we had no investments in a single company or entity (other than U.S. Government-sponsored entity securities) that had an aggregate book value in excess of 10% of our equity at March 31, 2006.

The following table sets forth the stated maturities and weighted average yields of securities at March 31, 2006. Certain mortgage-backed securities have adjustable interest rates and will reprice annually within the various maturity ranges. These repricing schedules are not reflected in the table below.

	One Year or Less		More than One Year to Five Years		More than Five Years to Ten Years		More than Ten Years		Total
	Carrying Value	Weighted Average Yield	Carrying Value	Weighted Average Yield	Carrying Value	Weighted Average Yield	Carrying Value	Weighted Average Yield	Carrying Value	Weighted Average Yield
					(Dollars in thousands)
Securities available-for-sale:
Fannie Mae	$—	—%	$—	—%	$12,338	5.00%	$12,048	4.50%	$24,386	4.75%
Freddie Mac	—	—	3	9.00	6,336	5.00	5,171	5.00	11,510	5.00
Ginnie Mae	—	—	42	7.50	6	7.50	2,788	6.68	2,836	6.80
Other	—	—	—	—	—	—	16	1.45	16	1.45
U.S. Government agency securities	—	—	—	—	1,400	4.43	—	—	1,400	4.43
Corporate securities	453	4.02	172	2.89	—	—	—	—	625	3.70
Equity Securities:	17,591	4.60	—	—	—	—	—	—	17,591	4.60

Total	$18,044	4.57%	$217	3.87%	$20,080	4.96%	$20,023	4.93%	$58,364	4.82%

Deposits. Our primary source of funds is our deposit accounts, which are comprised of non-interest-bearing accounts, interest-bearing demand accounts, money market accounts, savings accounts and certificates of deposit. These deposits are provided primarily by individuals within our market areas. We have not used brokered deposits as a source of funding. Deposits decreased $1.2 million, or 0.83%, for the three months ended March 31, 2006. The decrease in deposits consisted primarily of a decrease in non-interest-bearing demand accounts and money market and savings accounts offset, in part, by an increase in certificates of deposit. Deposits increased $9.1 million, or 6.9%, for the year ended December 31, 2005 primarily as a result of a $13.1 million, or 25.9%, increase in certificates of deposit, offset by a decline in interest-bearing demand deposits and money market and savings accounts. During late 2005, we received $14.0 million of certificates of deposit from the Pennsylvania Local Government Investment Trust (“PALGIT”). The two PALGIT certificates of deposit, including a $4.0 million 6-month certificate of deposit which matured in June, 2006 and a $10.0 million 1-year certificate of deposit which matures in December, 2006, are subject to a competitive bidding process and may not remain with us following maturity. Excluding the $14.0 million in certificates of deposit, our deposits totaled $127.0 million at March 31, 2006 and $128.0 million at December 31, 2005.

The following table sets forth the balances of our deposit products at the dates indicated.

	At March 31, 2006		At December 31,
			2005		2004
	Amount	Percent	Amount	Percent	Amount	Percent
			(Dollars in thousands)
Noninterest-bearing demand deposits	$4,147	2.9%	$4,901	3.5%	$2,946	2.2%
Interest-bearing demand deposits	12,924	9.2	13,077	9.2	14,225	10.7
Money market and savings accounts	59,385	42.2	60,462	42.5	65,211	49.1
Certificates of deposit	64,366	45.7	63,567	44.8	50,506	38.0

Total	$140,823	100.0%	$142,007	100.0%	$132,887	100.0%

The following table indicates the amount of jumbo certificates of deposit by time remaining until maturity as of March 31, 2006. Jumbo certificates of deposit require minimum deposits of $100,000. The $14.0 million in certificates of deposit with original maturities over three months or less through twelve months includes the PALGIT certificates of deposit.

Maturity Period	Certificates of Deposits
(In thousands)
Three months or less	$5,850
Over three through six months	1,021
Over six through twelve months	11,977
Over twelve months	4,522

Total	$23,370

The following table sets forth the time deposits classified by rates at the dates indicated.

	At March 31, 2006	At December 31,
		2005	2004
		(In thousands)
0.00 - 2.00%	$1,077	$1,901	$26,174
2.01 - 4.00%	37,955	38,499	18,692
4.01 - 6.00%	25,198	22,341	3,000
6.01 - 8.00%	136	826	2,640

Total	$64,366	$63,567	$50,506

The following table sets forth the amount and maturities of time deposits classified by rates at March 31, 2006

	Amount Due
	Less Than One Year	More Than One Year to Two Years	More Than Two Years to Three Years	More Than Three Years to Four Years	More Than Four Years	Total	Percent of Total Certificate Accounts
			(Dollars in thousands)
1.00 - 2.00%	$768	$309	$—	$—	$—	$1,077	1.67%
2.01 - 4.00%	25,863	3,562	7,801	730	—	37,956	58.97
4.01 - 6.00%	16,238	1,025	1,014	2,781	4,139	25,197	39.15
6.01 - 8.00%	64	66	7	—	—	136	0.21

Total	$42,933	$4,961	$8,822	$3,511	$4,139	$64,366	100.00%

The following table sets forth deposit activity for the periods indicated.

	Three Months Ended March 31,		Year Ended December 31,
	2006	2005	2005	2004
		(In thousands)
Beginning balance	$142,007	$132,876	$132,887	$139,470

Increase (decrease) before interest credited	(2,020)	170	6,780	(8,713)
Interest credited	836	527	2,340	2,130

Net increase (decrease) in deposits	(1,184)	697	9,120	(6,583)

Ending balance	$140,823	$133,573	$142,007	$132,887

Borrowings. We utilize borrowings from the FHLB of Pittsburgh to supplement our supply of funds for loans and investments. Our FHLB borrowings are categorized as short-term borrowings and other borrowings. Short-term borrowings primarily consist of draws on “RepoPlus” line of credit advances. The RepoPlus line of credit carries an adjustable rate that is subject to annual renewal and incurs no service charges. All borrowings from the FHLB are secured by a blanket security agreement on qualifying residential mortgage loans, certain pledged investment securities and our investment in FHLB stock.

	Three Months Ended March 31,		Year Ended December 31,
	2006	2005	2005	2004
		(Dollars in thousands)
Maximum amount of advances outstanding at any month end during the period:
FHLB advances	$17,353	$27,228	$27,228	$31,618
Average advances outstanding during the period:
FHLB advances	16,539	26,895	25,566	28,660
Weighted average interest rate during the period:
FHLB advances	3.75%	4.40%	4.71%	4.41%
Balance outstanding at end of period:
FHLB advances	$17,353	$27,048	$16,909	$26,585
Weighted average interest rate at end of period:
FHLB advances	4.03%	4.42%	3.82%	4.46%

FHLB borrowings decreased $9.7 million, or 35.9%, in the three months ended March 31, 2006 compared to the same prior year period. The advances outstanding as of March 31, 2006 mature in 2007 through 2012. FHLB advances decreased $9.7 million, or 36.4%, in 2005 as we repaid a $11.0 million FHLB advance with a rate of 5.59% in order to reduce our net interest expense in future periods. As a result, we incurred a pre-payment penalty of $251,000.

Results of Operations for the Three Months Ended March 31, 2006 and 2005

Overview.

	Three Months Ended March 31,		% Change
	2006	2005
	(Dollars in thousands)
Net income (loss)	$(151)	$92	(264.1)%
Return on average assets (1)	(.35)%	0.21%	(266.7)
Return on average equity (2)	(5.06)	2.81	(280.1)
Average equity-to-assets ratio (3)	6.98	7.47	(6.6)

(1)	Net income (loss) divided by average assets.

(2)	Net income (loss) divided by average equity.

(3)	Average equity divided by average total assets.

Net income decreased $244,000, or 264.13%, for the three months ended March 31, 2006 compared to the same period in 2005 primarily due to lower non-interest income, higher non-interest expense and lower net interest income. Lower non-interest income was primarily due to the recognition of an other-than-temporary impairment of $167,000 related to mutual fund investments which were sold in April 2006. The $128,000 increase in noninterest expense was primarily due to higher compensation and benefits expense, higher occupancy expense and higher other expense.

Net Interest Income. Net interest income decreased $74,000, or 6.1%, to $1.1 million for the three months ended March 31, 2006, primarily as a result of higher interest expense primarily due to an increase in deposits and higher market interest rates, which was partially offset by reduced borrowing expense and higher interest income.

Total interest income increased $94,000, or 4.6%, to $2.1 million for the three months ended March 31, 2006, as interest income on loans decreased while interest income or securities increased. Interest income on loans decreased $11,000, or 0.8%, between the periods. Interest income on securities and other interest-earning assets increased $105,000, or 17.2%, primarily as a result of an increase in the average yield on securities from 3.88% to 4.77%, which was partially offset by a decrease in the average balance of securities and other interest-earning assets.

Total interest expense increased $168,000, or 20.4%, to $991,000 for the three months ended March 31, 2006 due primarily to an increase in deposits and a higher interest rate environment, offset by a $141,000 reduction in the cost of borrowings. Interest paid on interest-bearing deposits increased $308,000, or 58.4%, due to a rise in the average balance of deposits coupled with a rise in the interest rate environment. The average balance of interest-bearing deposits increased $7.4 million, or 5.7%, primarily as a result of an increase in the balance of certificates of deposit. Interest paid on borrowings decreased $141,000, or 47.6% primarily as a result of a $10.5 million decrease in the average balance of borrowings from $16.5 million for the three months ended March 31, 2006 as compared to $27.0 million for March 31, 2005. Interest rates have recently been at historically low levels. However, since June 30, 2004, the U.S. Federal Reserve has increased its target for the federal funds rate sixteen times, from 1.00% to 5.00%. While these short-term market interest rates (which we use as a guide to price our deposits) have increased, longer-term market interest rates (which we use as a guide to price our longer-term loans) have not. This “flattening” of the market yield curve has had a negative impact on our interest rate spread and net interest margin and, if short-term interest rates continue to rise, and if rates on our deposits and borrowings continue to reprice upwards faster than the rates on our long-term loans and investments, we will continue to experience compression of our interest rate spread and net interest margin, which would have a negative effect on our profitability. During the three months ended March 31, 2006, our net interest spread and net interest margin were 2.74% and 2.86%, respectively, compared to 2.93% and 3.01% during the same period in 2005.

Average Balances and Yields. The following table presents information regarding average balances of assets and liabilities, the total dollar amounts of interest income and dividends from average interest-earning assets, the total dollar amounts of interest expense on average interest-bearing liabilities, and the resulting annualized average yields and costs. The yields and costs for the periods indicated are derived by dividing income or expense by the average balances of assets or liabilities, respectively, for the periods presented. For purposes of this table, average balances have been calculated using month-end balances, and nonaccrual loans are included in average balances only. Management does not believe that the use of month-end balances instead of daily average balances has caused any material differences in the information presented. Loan fees are included in interest income on loans and are insignificant. Yields are not presented on a tax-equivalent basis. Any adjustments necessary to present yields on a tax-equivalent basis are insignificant.

	At March 31, 2006	Three Months Ended March 31,
		2006			2005
	Yield/ Cost	Average Balance	Interest and Dividends	Yield/ Cost	Average Balance	Interest and Dividends	Yield/ Cost
				(Dollars in thousands)
Assets:
Interest-earning assets:
Loans	5.67%	$97,279	$1,407	5.80%	$97,002	$1,418	5.79%
Investment securities and other interest-earning assets	4.87	61,022	728	4.77	63,183	613	3.88

Total interest-earning assets	5.37	158,301	2,125	5.31	160,185	2,031	5.03

Noninterest-earning assets		13,928			15,553
Loan loss reserve		(651)			(692)

Total assets		$171,578			$175,046

Liabilities and equity:
Interest-bearing liabilities:
Interest-bearing demand deposits	0.60	$12,659	20	0.60	$14,709	23	0.62
Money market and savings accounts	1.41	59,701	203	1.37	64,160	221	1.38
Certificates of deposit	4.00	63,854	613	3.81	49,922	283	2.25

Total interest-bearing deposits	2.55	136,214	836	2.45	128,791	527	1.64
Short Term Borrowings	4.90	3,500	33	3.74	1,000	2	0.79
Other Borrowings	3.73	13,039	122	3.71	26,049	294	4.48

Total interest-bearing liabilities	2.71	152,753	991	2.57	155,840	823	2.10

Noninterest-bearing liabilities		6,887			6,133

Total liabilities		159,640			161,973
Retained earnings		11,938			13,073

Total liabilities and retained earnings		$171,578			$175,046

Net interest income			$1,134			$1,208

Interest rate spread	2.66			2.74			2.93
Net interest margin	2.82			2.86			3.01
Average interest-earning assets to average interest-bearing liabilities	100.82%			103.63%			102.79%

Rate/Volume Analysis. The following table sets forth the effects of changing rates and volumes on our net interest income. The rate column shows the effects attributable to changes in rate (changes in rate multiplied by prior volume). The volume column shows the effects attributable to changes in volume (changes in volume multiplied by prior rate). The net column represents the sum of the prior columns. For purposes of this table, changes attributable to changes in both rate and volume that cannot be segregated have been allocated proportionally based on the changes due to rate and the changes due to volume.

	Three Months Ended March 31, 2006 Compared to Three Months Ended March 31, 2005
	Increase (Decrease) Due to
	Volume	Rate	Net
	(In thousands)
Interest and dividend income:
Loans receivable	$(14)	$(10)	$(24)
Investment securities and other	(9)	110	101
Other	(2)	16	14

Total interest-earning assets	$(25)	$116	$91

Interest expense:
Interest-bearing demand	$(3)	$(1)	$(4)
Money market deposits	—	—	—
Savings Accounts	(15)	(3)	(18)
Certificates of deposit	95	235	330
FHLB advances - short term	12	19	31
FHLB advances - long term	(128)	(44)	(172)

Total interest-bearing liabilities	$(39)	$206	$167

Change in net interest income	$14	$(90)	$(76)

Provision for Loan Losses. We did not record a provision for loan losses for the three months ended March 31, 2006 and 2005. The lack of provision during these periods reflects management’s assessment of charge-off activity, decreased non-performing loans and improved loan delinquencies. There were no charge-offs during the three months ended March 31, 2006 and 2005. An analysis of the changes in the allowance for loan losses, non-performing loans and classified loans is presented under “–Risk Management–Analysis of Non-Performing and Classified Assets” and “–Risk Management–Analysis and Determination of the Allowance for Loan Losses.”

Non-Interest Income. The following table shows the components of non-interest income for the three months ended March 31, 2006 and 2005.

	Three Months Ended March 31,
	2006	2005	% Change
	(Dollars in thousands)
Service fees on deposit accounts	$36	$36	—%
Earnings on bank-owned life insurance	43	11	290.9
Investment securities losses, net	(168)	(17)	(888.2)
Rental income	81	78	3.9
Other	83	60	38.3

Total	$75	$168	(55.6)%

Non-interest income decreased $94,000 primarily as a result of a $167,000 valuation allowance related to the other-than-temporary impairment of mutual fund securities. Such securities were sold in April 2006.

Non-Interest Expense. The following table shows the components of non-interest expense and the percentage changes for the three months ended March 31, 2006 and 2005.

	Three Months Ended March 31,
	2006	2005	% Change
	(In thousands)
Compensation and employee benefits	$731	$671	9.1%
Occupancy and equipment	225	208	8.2
Federal deposit insurance premiums	33	35	(5.7)
Data processing expense	66	55	20.0
Professional fees	63	51	23.5
Other	254	224	13.4

Total non-interest expense	$1,372	$1,244	10.3%

Efficiency ratio (1)	99.71%	89.30%

(1)	Computed as non-interest expense divided by the sum of net interest income and non-interest income, excluding securities gains.

Total non-interest expense increased slightly due primarily to an increase in salaries and employee benefits and other expenses. Data processing expense increased as we incurred costs related to our conversion to a new data processing service provider.

Income Taxes. An income tax benefit of $13,000 was recorded for the three months ended March 31, 2006 as compared to a $40,000 expense during the same period in 2005. Income taxes decreased due to a decrease in pre-tax income for the three months ended March 31, 2006 as compared to the same period in 2005.

Results of Operations for the Years Ended December 31, 2005 and 2004

Overview.

	Year Ended December 31,
	2005	2004	% Change
	(Dollars in thousands)
Net income (loss)	$(651)	$330	(297.3)%
Return on average assets (1)	(.38)	0.18	(311.1)
Return on average equity (2)	(5.13)	2.51	(308.4)
Average equity-to-assets ratio (3)	7.34	7.31	0.4

(1)	Net income (loss) divided by average assets.

(2)	Net income (loss) divided by average equity.

(3)	Average equity divided by average total assets.

Net income decreased $980,000, or 297.3%, for a loss of $651,000 in 2005 compared to a gain of $330,000 in 2004 primarily due to a decrease in non-interest income, a decrease in net interest income and an increase in non-interest expense. Non-interest income for 2005 was adversely affected by the restructuring of our securities portfolio which resulted in a net loss on investment securities of $842,000 for 2005 as compared to a loss of $76,000 in 2004. Interest income remained stable at $8.2 million for 2005 and 2004. Interest expense increased $94,000 or 2.8% to $3.5 million primarily as a result of the rising interest rate environment and increased deposit balances. Non-interest expenses increased $419,000 or 8.3% to $5.5 million primarily as a result of a prepayment penalty of $251,000 related to the prepayment of an $11.0 million FHLB borrowing, and to a lesser extent, higher salaries and employee benefits expense and increased advertising and occupancy expense.

Net Interest Income. Net interest income decreased $96,000, or 2.0%, to $4.7 million for 2005. The decrease in net interest income for 2005 was primarily attributable to higher rates paid on interest-bearing liabilities in 2005 resulting from higher short-term market interest rates as compared to 2004 which was offset by a lower average balance of interest bearing liabilities.

Total interest income remained stable at $8.2 million for 2005 and 2004. Interest income on loans decreased $175,000, or 3.0%, in 2005 due to a slight decrease in the average yield on the loan portfolio. The average yield on the loan portfolio declined eight basis points in 2005 to 5.93%, primarily as a result of the repayment or maturity of loans during 2005 which had interest rates that were higher than the market interest rates for similar loan products in 2005. Interest income on securities and other interest-earning assets increased $173,000, or 7.0%, due to higher yields resulting from higher market interest rates and the sale of shorter-term lower yielding securities and investment in longer-term higher yielding mortgage-backed securities in 2005. The average balance of securities and other interest-earning assets decreased $5.7 million, or 8.3%, in 2005 as a result of the restructuring of our investment securities portfolio whereby we sold $30.0 million of corporate bonds and U.S. Government-sponsored entity securities and invested the proceeds primarily in mortgage-backed securities. Interest income was also adversely affected by the valuation allowance established for an other-than-temporary impairment in mutual fund securities which was $389,000 in 2005 and $302,000 in 2004. Such mutual fund securities were sold in April 2006.

Total interest expense remained stable increasing $94,000, or 2.8%, to $3.5 million for 2005 primarily as a result of a slight increase in the balance of certificates of deposit and an increase in the average yield on certificates of deposit from 2.99% for 2004 to 3.46% for 2005 and an increase in the yield on borrowings from 4.41% to 4.71% as a result of rising term market interest rates. These increases were offset, in part, by lower average balances of total interest bearing liabilities, including lower balances of money market and savings accounts and a lower balance of borrowed funds. The average balance of interest-bearing deposits decreased $2.0 million, or 1.5%, in 2005 as money market and savings account balances decreased and the average balance of borrowings decreased by $4.3 million, or 15.1%. The average interest rate paid on deposits decreased 19 basis points primarily as a result of the rising interest rate environment. Interest paid on borrowings decreased $116,000, or 9.2%, in 2005 as a result of a decrease in the average balance that was more than offset by a higher average cost.

Average Balances and Yields. The following table presents information regarding average balances of assets and liabilities, as well as the total dollar amounts of interest income and dividends from average interest-earning assets and interest expense on average interest-bearing liabilities and the resulting average yields and costs. The yields and costs for the periods indicated are derived by dividing income or expense by the average balances of assets or liabilities, respectively, for the periods presented. For purposes of this table, average balances have been calculated using the average of month-end balances, and nonaccrual loans are included in average balances. Management does not believe that the use of month-end balances instead of daily average balances has caused any material differences in the information presented. Loan fees are included in interest income on loans and are insignificant. Yields are not presented on a tax-equivalent basis. Any adjustments necessary to present yields on a tax-equivalent basis are insignificant.

	Year Ended December 31,
	2005			2004
	Average Balance	Interest and Dividends	Yield/ Cost	Average Balance	Interest and Dividends	Yield/ Cost
		(Dollars in Thousands)
Assets:
Interest-earning assets:
Loans	$95,376	$5,569	5.91%	$95,850	5,744	5.99%
Investment securities and other interest-earning assets	63,231	2,660	4.22	68,884	2,487	3.61

Total interest-earning assets	158,607	8,229	5.23	164,734	8,231	4.99

Noninterest-earning assets	15,147			15,699
Loan loss reserve	(651)			(692)

Total assets	$173,103			$179,741

Liabilities and equity:
Interest-bearing liabilities:
Interest-bearing demand deposits	$13,956	32	0.23	$13,932	32	0.23
Money market and savings accounts	62,207	466	0.75	65,291	537	0.82
Certificates of deposit	53,217	1,842	3.46	52,161	1,561	2.99

Total interest-bearing deposits	129,380	2,340	1.81	131,384	2,130	1.62
Short term borrowings	1,750	79	4.51	1,125	20	1.78
Borrowed funds	22,481	1,061	4.72	27,380	1,236	4.51

Total interest-bearing liabilities	153,611	3,480	2.27	159,889	3,386	2.12

Noninterest-bearing liabilities	6,790			6,798

Total liabilities	160,401			166,687
Retained earnings	12,702			13,144

Total liabilities and retained earnings	$173,103			$179,831

Net interest income		4,749			4,845

Interest rate spread			2.97			2.87
Net interest margin			3.04			2.94
Average interest-earning assets to average interest-bearing liabilities	103.25%			103.09%

Rate/Volume Analysis. The following table sets forth the effects of changing rates and volumes on our net interest income. The rate column shows the effects attributable to changes in rate (changes in rate multiplied by prior volume). The volume column shows the effects attributable to changes in volume (changes in volume multiplied by prior rate). The net column represents the sum of the prior columns. For purposes of this table, changes attributable to changes in both rate and volume that cannot be segregated have been allocated proportionally based on the changes due to rate and the changes due to volume.

	For the Year Ended December 31, 2005 Compared to Year Ended December 31, 2004
	Increase (Decrease) Due to		Net
	Volume	Rate
	(In thousands)
Interest and dividend income:
Loans receivable	$(28)	$(79)	$(107)
Investment securities	(152)	312	160
Other	(8)	29	21

Total interest-earning assets	$(188)	$262	$74

Interest expense:
Interest-bearing demand	$—	$—	$—
Money market deposits	—	—	—
Savings Accounts	(25)	(46)	(71)
Certificates of deposit	32	249	281
FHLB advances - short term	16	43	59
FHLB advances - long term	(235)	61	(174)

Total interest-bearing liabilities	$(212)	$307	$95

Change in net interest income	$24	$(45)	$(21)

Provision for Loan Losses. The allowance for loan losses was $651,000 and $692,000 at December 31, 2005 and 2004, respectively. There were no provisions for loan losses added during 2005 primarily due to management’s assessment of the risk inherent in the loan portfolio. In this regard, management considered the balance of loans which remained stable at $96.9 million, stability in the composition of the loan portfolio, a decline in delinquent loans from $202,000 at December 31, 2004 to $139,000 at December 31, 2005 and a decline in non-accrual loans from $338,000 at December 31, 2004 to $258,000 at December 31, 2005. Additionally, management considered the stability in charge-offs which were $66,000 and $50,000 during 2005 and 2004, respectively.

An analysis of the changes in the allowance for loan losses, non-performing loans and classified loans is presented under “–Risk Management–Analysis of Non-Performing and Classified Assets” and “–Risk Management–Analysis and Determination of the Allowance for Loan Losses.” Based on the procedures that we utilize in determining our allowance for loan losses, we determined that our allowance for loan losses was adequate for our loan portfolio for the three months ended March 31, 2006 and in each of the years ended 2005 and 2004. Because we had no charge-offs during the three months ended March 31, 2006 and minimal charge-offs in 2004 and 2005, we have not added to our allowance for loan losses in the past two fiscal years or during the three months ended March 31, 2006. We continue to monitor our loan portfolio and our allowance for loan losses on a regular basis and as our loan portfolio grows, our procedures may require an increase in our allowance for loan losses.

Non-Interest Income. The following table shows the components of other income and the percentage changes from 2005 to 2004.

	Year Ended December 31,		% Change
	2005	2004
	(Dollars in thousands)
Service fees on deposit accounts	$170	$151	11.8%
Earnings on bank owned life insurance	78	165	(52.7)
Investment securities losses, net	(842)	(76)	(1,007.9)
Rental Income	314	300	4.7
Other	227	208	9.1

Total	$(53)	$748	(107.1)

The decline in non interest income was primarily due to losses from the sale of and record of other than temporary declines in the Bank’s securities portfolio and a decline in the earnings recorded on bank-owned life insurance. The increase in losses in the Bank’s securities portfolio form a loss of $76,000 in 2004 to a loss of $842,000 were primarily the result of the restructuring of the securities portfolio and sale of $30.0 million of lower yielding corporate bonds and U.S. Government agency securities in order to purchase $35.0 million of higher yielding mortgage-backed securities. Additionally, we recorded a write down of $167,000 for 2005 related to the other-than-temporary decline in the market value of mutual funds which were comprised of investments in mortgage-backed securities.

Non-Interest Expense. The following table shows the components of non-interest expense and the percentage changes from fiscal 2005 to fiscal 2004.

	Year Ended December 31,		% Change
	2005	2004
	(Dollars in thousands)
Compensation and employee benefits	$2,818	$2,713	3.9%
Occupancy and equipment	880	870	1.2
Federal deposit insurance premiums	137	141	(2.8)
Data processing expense	237	205	15.6
Professional fees	202	191	5.8
Loss on early extinguishment of debt	251	—	—
Other	962	948	1.6

Total non-interest expense	$5,487	$5,068	8.3%
Efficiency ratio	99.08%	89.40%

Total non-interest expense increased slightly due primarily to an increase in compensation and employee benefits and a prepayment penalty incurred in connection with an $11.0 FHLB advance. Other non-interest expense remained relatively stable with professional expenses increasing by $11,000.

Income Taxes. An income tax expense benefit of $140,000 was recorded for the year ended December 31, 2005 compared to a $196,000 expense in 2004. Income taxes decreased due to a decrease in pre-tax income in 2005.

Risk Management

Overview. Managing risk is an essential part of successfully managing a financial institution. Our most prominent risk exposures are credit risk, interest rate risk and market risk. Credit risk is the risk of not collecting the interest and/or the principal balance of a loan or investment when it is due. Interest rate risk is the potential reduction of net interest income as a result of changes in interest rates. Market risk arises from fluctuations in interest rates that may result in changes in the values of financial instruments, such as available-for-sale securities, that are accounted for on a mark-to-market basis. Other risks that we face are operational risks, liquidity risks and reputation risk. Operational risks include risks related to fraud, regulatory compliance, processing errors, technology and disaster recovery. Liquidity risk is the possible inability to fund obligations to depositors, lenders or borrowers. Reputation risk is the risk that negative publicity or press, whether true or not, could cause a decline in our customer base or revenue.

Credit Risk Management. Our strategy for credit risk management focuses on having well-defined credit policies and uniform underwriting criteria and providing prompt attention to potential problem loans. Our strategy also emphasizes the origination of one- to four-family mortgage loans, which typically have lower default rates than other types of loans and are secured by collateral that generally tends to appreciate in value.

When a borrower fails to make a required loan payment, we take a number of steps to attempt to have the borrower cure the delinquency and restore the loan to current status. When the loan becomes 15 days past due, a past due notice is generated and sent to the borrower and phone calls are made. If payment is not then received by the 30th day of delinquency, a further notification is sent to the borrower. If payment is not received by the 60th day of delinquency, a further notification is sent to the borrowers giving notice of possible foreclosure actions. If no successful workout can be achieved by the 90th day of delinquency, we will commence foreclosure proceedings. If a foreclosure action is instituted and the loan is not brought current, paid in full, or refinanced before the foreclosure sale, the real property securing the loan generally is sold at foreclosure. Generally, when a consumer loan becomes 90 days past due, we institute collection proceedings and attempt to repossess any personal property that secures the loan. We may consider loan workout arrangements with certain borrowers under certain circumstances.

Management reports to the board of directors monthly regarding the amount of loans delinquent more than 30 days, all loans in foreclosure and all foreclosed and repossessed property that we own.

Analysis of Nonperforming and Classified Assets. We consider repossessed assets and loans that are 90 days or more past due to be nonperforming assets. Loans are generally placed on nonaccrual status when they become 90 days delinquent at which time the accrual of interest ceases and the allowance for any uncollectible accrued interest is established and charged against operations. Typically, payments received on a nonaccrual loan are applied to the outstanding principal and interest as determined at the time of collection of the loan.

Real estate that we acquire as a result of foreclosure or by deed-in-lieu of foreclosure is classified as foreclosed assets until it is sold. When property is acquired, it is recorded at the lower of its cost, which is the unpaid balance of the loan plus foreclosure costs, or fair market value at the date of foreclosure. Holding costs and declines in fair value after acquisition of the property result in charges against income.

The following table provides information with respect to our nonperforming assets at the dates indicated. We did not have any troubled debt restructurings or any accruing loans past due 90 days or more at the dates presented.

	At March 31, 2006	At December 31,

		2005	2004
	(Dollars in thousands)
Nonaccrual loans:
Real estate loans:
One- to four-family	$269	$246	$322
Multi-family and commercial real estate	—	—	—
Home equity loans	—	—	—
Consumer	12	12	16

Total	281	258	338
Real estate owned	—	428	680
Other nonperforming assets	—	—	—

Total nonperforming assets	281	686	1,018
Total nonperforming loans to total loans	0.29%	0.26%	0.35%
Total nonperforming loans to total assets	0.16%	0.15%	0.19%
Total nonperforming assets and troubled debt restructurings to total assets	0.16%	0.39%	0.58%

Interest income that would have been recorded for the three months ended March 31, 2006 and for the year ended December 31, 2005 had nonaccruing loans been current according to their original terms was not material. No interest related to nonaccrual loans was included in interest income for the three months ended March 31, 2006 or the year ended December 31, 2005.

Federal regulations require us to review and classify our assets on a regular basis. In addition, the Office of Thrift Supervision has the authority to identify problem assets and, if appropriate, require them to be classified. There are three classifications for problem assets: substandard, doubtful and loss. “Substandard assets” must have one or more defined weaknesses and are characterized by the distinct possibility that we will sustain some loss if the deficiencies are not corrected. “Doubtful assets” have the weaknesses of substandard assets with the additional characteristic that the weaknesses make collection or liquidation in full on the basis of currently existing facts, conditions and values questionable, and there is a high possibility of loss. An asset classified “loss” is considered uncollectible and of such little value that continuance as an asset of the institution is not warranted. The regulations also provide for a “special mention” category, described as assets which do not currently expose us to a sufficient degree of risk to warrant classification but do possess credit deficiencies or potential weaknesses deserving our close attention. When we classify an asset as special mention, substandard or doubtful we establish a specific allowance for loan losses. If we classify an asset as loss, we allocate an amount equal to 100% of the portion of the asset classified loss.

The following table shows the aggregate amounts of our classified assets at the dates indicated.

	At March 31, 2006	At December 31,
		2005	2004
	(In thousands)
Special mention assets	$962	$—	$—
Substandard assets	281	738	1,092
Doubtful assets	—	—	—
Loss assets	—	—	—

Total classified assets	$1,243	$738	$1,092

Special mention assets at March 31, 2006 consist of one loan secured by a retail store which was performing in accordance with its terms, but was classified as special mention due to noncompliance with document production requirements under the terms of the loan agreement. Such documentation was subsequently provided and such loan was removed from special mention status. Other than disclosed in the substandard asset category, there are no other loans at March 31, 2006 that management has serious doubts about the ability of the borrowers to comply with the present loan repayment terms.

Delinquencies. The following table provides information about delinquencies in our loan portfolio at the dates indicated.

	At March 31, 2006		At December 31,
			2005		2004
	30-59 Days Past Due	60-89 Days Past Due	30-59 Days Past Due	60-89 Days Past Due	30-59 Days Past Due	60-89 Days Past Due

	(In thousands)
Real estate loans:
One- to four-family	$—	$—	$92	$—	$171	$—
Multi-family and commercial real estate	—	—	—	—	—	—
Home equity loans	—	—	—	—	—	—
Consumer	45	4	47	48	31	45

Total	$45	$4	$139	$48	$202	$45

Analysis and Determination of the Allowance for Loan Losses. The allowance for loan losses is a valuation allowance for probable incurred credit losses in the loan portfolio. We evaluate the need to establish allowances against losses on loans on a quarterly basis. When additional allowances are necessary, a provision for loan losses is charged to earnings.

Our methodology for assessing the appropriateness of the allowance for loan losses consists of: (1) a specific allowance on identified problem loans; and (2) a general valuation allowance on the remainder of the loan portfolio. Although we determine the amount of each element of the allowance separately, the entire allowance for loan losses is available for the entire portfolio.

Specific Allowance Required for Identified Problem Loans. We establish an allowance on certain identified problem loans where the loan balance exceeds the fair market value, when collection of the full amount outstanding becomes improbable and when an accurate estimate of the loss can be documented.

General Valuation Allowance on the Remainder of the Loan Portfolio. We establish a general allowance for loans that are not delinquent to recognize the incurred losses associated with lending activities. This general valuation allowance is determined by segregating the loans by loan category and assigning percentages to each category. The percentages are adjusted for significant factors that, in management’s judgment, affect the collectibility of the portfolio as of the evaluation date. These significant factors may include changes in existing general economic and business conditions affecting our primary lending areas and the national economy, staff lending experience, recent loss experience in particular segments of the portfolio, specific reserve and classified asset trends, delinquency trends and risk rating trends. The applied loss factors are reevaluated periodically to ensure their relevance in the current economic environment.

We identify loans that may need to be charged off as a loss by reviewing all delinquent loans, classified loans and other loans that management may have concerns about collectibility. For individually reviewed loans, the borrower’s inability to make payments under the terms of the loan or a shortfall in collateral value would result in our allocating a portion of the allowance to the loan that was impaired.

The Office of Thrift Supervision, as an integral part of its examination process, periodically reviews our allowance for loan losses. The Office of Thrift Supervision may require us to make additional provisions for loan losses based on judgments different from ours.

At March 31, 2006, our allowance for loan losses represented 0.66% of total gross loans and 2.32% of nonperforming loans. The allowance for loan losses increased $1,350 to $652,000 at March 31, 2006 from $651,000 at December 31, 2005. Nonaccrual loans accounted for 100% of the total nonperforming assets at March 31, 2006. At March 31, 2006, $361,000 of the allowance for loan losses was related to nonaccrual one- to four-family real estate loans.

At December 31, 2005, our allowance for loan losses represented 0.67% of total gross loans and 2.52% of nonperforming loans. The allowance for loan losses decreased from $41,000 at December 31, 2004 to $651,000 at December 31, 2005 primarily due to management’s consideration of lower non performing loans and delinquent loans and stability in the amount of loans.

The following table sets forth the breakdown of the allowance for loan losses by loan category at the dates indicated.

	At March 31, 2006			At December 31,

				2005			2004
	Amount	% of Allowance To Total Allowance	% of Loans in Category to Total Loans	Amount	% of Allowance to Total Allowance	% of Loans in Category to Total Loans	Amount	% of Allowance to Total Allowance	% of Loans in Category to Total Loans
	(Dollars in thousands)
Real estate loans:
One- to four-family	$361	55.00%	91.00%	$373	57.00%	91.00%	$362	52.00%	90.00%
Multi-family and commercial real estate loans	264	40.00	3.00	252	39.00	4.00	299	43.00	4.00
Home equity loans	13	2.00	3.00	13	2.00	2.00	14	2.00	3.00
Consumer	14	3.00	3.00	13	2.00	3.00	17	3.00	3.00

Total allowance for loan losses	$652	100.00%	100.00%	$651	100.00%	100.00%	$692	100.00%	100.00%

Although we believe that we use the best information available to establish the allowance for loan losses, future adjustments to the allowance for loan losses may be necessary and our results of operations could be adversely affected if circumstances differ substantially from the assumptions used in making the determinations. Furthermore, while we believe we have established our allowance for loan losses in conformity with U.S. generally accepted accounting principles, there can be no assurance that regulators, in reviewing our loan portfolio, will not request us to increase our allowance for loan losses. In addition, because future events affecting borrowers and collateral cannot be predicted with certainty, there can be no assurance that increases will not be necessary should the quality of any loans deteriorate as a result of the factors discussed above. Any material increase in the allowance for loan losses may adversely affect our financial condition and results of operations.

Analysis of Loan Loss Experience. The following table sets forth an analysis of the allowance for loan losses for the periods indicated.

	Three Months Ended March 31,		Year Ended December 31,

	2006	2005	2005	2004
	(Dollars in thousands)
Allowance at beginning of period	$651	$692	$692	$736

Provision for loan losses	—	—	—	—

Charge offs:
One- to four-family	—	—	(66)	(49)
Multi-family and commercial real estate	—	—	—	—
Home equity loans	—	—	—	—
Consumer	—	—	—	—

Total	—	—	(66)	(49)

Recoveries:
One- to four-family	1	1	25	5
Multi-family and commercial real estate	—	—	—	—
Home equity loans	—	—	—	—
Consumer	—	—	—	—

Total	1	1	(25)	5

Net charge-offs	1	1	(41)	(44)

Allowance at end of period	$652	$692	$651	$692

Allowance to nonperforming loans	2.32%	1.83%	2.52%	2.04%
Allowance to total loans outstanding at the end of the period	.66%	.71%	.67%	.71%
Net charge-offs (recoveries) to average loans outstanding during the period	—%	—%	(.04)%	(.05)%

Interest Rate Risk Management. We manage the interest rate sensitivity of our interest-bearing liabilities and interest-earning assets in an effort to minimize the adverse effects of changes in the interest rate environment. Deposit accounts typically react more quickly to changes in market interest rates than mortgage loans because of the shorter maturities of deposits. As a result, sharp increases in interest rates may adversely affect our earnings while decreases in interest rates may beneficially affect our earnings. To reduce the potential volatility of our earnings, we have sought to improve the match between asset and liability maturities and rates, while maintaining an acceptable interest rate spread. Our strategy for managing interest rate risk emphasizes: adjusting the maturities of borrowings; adjusting the investment portfolio mix and duration; and periodically selling fixed-rate mortgage and available-for-sale securities. We currently do not participate in hedging programs, interest rate swaps or other activities involving the use of derivative financial instruments.

We have an Asset/Liability Committee, which includes members of management and the Board of Directors, to communicate, coordinate and control all aspects involving asset/liability management. The committee establishes and monitors the volume, maturities, pricing and mix of assets and funding sources with the objective of managing assets and funding sources to provide results that are consistent with liquidity, growth, risk limits and profitability goals.

Net Interest Income Simulation Analysis. We analyze our interest rate sensitivity position to manage the risk associated with interest rate movements through the use of interest income simulation. The matching of assets and liabilities may be analyzed by examining the extent to which such assets and liabilities are “interest sensitive.” An asset or liability is said to be interest rate sensitive within a specific time period if it will mature or reprice within that time period.

Our goal is to manage asset and liability positions to moderate the effects of interest rate fluctuations on net interest income and net income. Interest income simulations are completed quarterly and presented to the ALCO Committee and the Board of Directors. The simulations provide an estimate of the impact of changes in interest rates on net interest income under a range of assumptions. The numerous assumptions used in the simulation process are reviewed by the ALCO Committee and the Board of Directors on a quarterly basis. Changes to these assumptions can significantly affect the results of the simulation. The simulation incorporates assumptions regarding the potential timing in the repricing of certain assets and liabilities when market rates change and the changes in spreads between different market rates. The simulation analysis incorporates management’s current assessment of the risk that pricing margins will change adversely over time due to competition or other factors.

Simulation analysis is only an estimate of our interest rate risk exposure at a particular point in time. We continually review the potential effect changes in interest rates could have on the repayment of rate sensitive assets and funding requirements of rate sensitive liabilities.

The table below sets forth an approximation of our exposure as a percentage of estimated net interest income for the next 12 month period using interest income simulation. The simulation uses projected repricing of assets and liabilities at March 31, 2006 on the basis of contractual maturities, anticipated repayments and scheduled rate adjustments. Prepayment rates can have a significant impact on interest income simulation. Because of the large percentage of loans and mortgage-backed securities we hold, rising or falling interest rates have a significant impact on the prepayment speeds of our earning assets that in turn affect the rate sensitivity position. When interest rates rise, prepayments tend to slow. When interest rates fall, prepayments tend to rise. Our asset sensitivity would be reduced if prepayments slow and vice versa. While we believe such assumptions to be reasonable, there can be no assurance that assumed prepayment rates will approximate actual future mortgage-backed security and loan repayment activity.

The following table reflects changes in estimated net interest income for Polonia Bank at March 31, 2006 through March 31, 2007.

Basis Point (“bp”) Change in Rates	Net Interest Income
	$ Amount	$ Change	% Change
300	$3,061	($1,237)	(27.78)%
200	3,475	(824)	(19.17)
100	3,887	(411)	(9.56)
0	4,298	—	0.00
(100)	4,715	417	9.70
(200)	5,057	759	17.66

The basis point changes in rates in the above table is assumed to occur evenly over the following 12 months.

Net Portfolio Value Analysis. In addition to a net interest income simulation analysis, we use two net portfolio value analyses, one prepared by the Office of Thrift Supervision and the other prepared by us, to review our level of interest rate risk. These analyses measure interest rate risk by computing changes in net portfolio value of our cash flows from assets, liabilities and off-balance sheet items in the event of a range of assumed changes in market interest rates. Net portfolio value represents the market value of portfolio equity and is equal to the market value of assets minus the market value of liabilities, with adjustments made for off-balance sheet items. These analyses assess the risk of loss in market risk sensitive instruments in the event of a sudden and sustained 100 to 300 basis point increase or 100 and 200 basis point decrease in market interest rates with no effect given to any steps that we might take to counter the effect of that interest rate movement. Because of the low level of market interest rates, these analyses are not performed for decreases of more than 200 basis points. We measure interest rate risk by modeling the changes in net portfolio value over a variety of interest rate scenarios.

The following table, which is based on information that we provide to the Office of Thrift Supervision, presents the change in our net portfolio value at March 31, 2006 that would occur in the event of an immediate change in interest rates based on Office of Thrift Supervision assumptions, with no effect given to any steps that we might take to counteract that change.

Change (In Basis Points) in Interest Rates	Estimated Net Portfolio Value			NPV as % of PV of Assets
	$ Amount	$ Change	% Change	NPV Ratio	BP Change
	(Dollars in thousands)
300	$6,815	$(12,764)	(65)%	4.14%	(676	)bp
200	10,970	(8,609)	(44)	6.47	(443)
100	15,307	(4,272)	(22)	8.77	(213)
0	19,579	—	—	10.90	—
(100)	23,031	3,452	18	12.53	162
(200)	23,579	4,001	20	12.72	181

The following table, which is based on the sensitivity analysis we perform, presents the change in our net portfolio value at March 31, 2006 that would occur in the event of an immediate change in interest rates based on our assumptions, with no effect given to any steps that we might take to counteract that change.

	Net Portfolio Value as % of Assets
Basis Point (“bp”) Change in Rates	NPV Ratio	Change (bp)
300	4.50%	(639	)bp
200	6.76	(413)
100	8.86	(203)
0	10.89	—
(100)	12.57	168
(200)	13.82	292

Historically, the differences between our net portfolio value analysis and the analysis calculated by the Office of Thrift Supervision is due primarily to the more specific assumptions built into our model, including more specificity in our cash flow projection assumptions (such as maturity dates, amortization schedules and prepayment rates). We and the Office of Thrift Supervision use various assumptions in assessing interest rate risk. These assumptions relate to interest rates, loan prepayment rates, deposit decay rates, and the market values of certain assets under differing interest rate scenarios, among others. As with any method of measuring interest rate risk, certain shortcomings are inherent in the methods of analyses presented in the foregoing tables. For example, although certain assets and liabilities may have similar maturities or periods to repricing, they may react in different degrees to changes in market interest rates. Also, the interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates, while interest rates on other types may lag behind changes in market rates. Additionally, certain assets have features that restrict changes in interest rates on a short-term basis and over the life of the asset. Further, in the event of a change in interest rates, expected rates of prepayments on loans and early withdrawals from certificates could deviate significantly from those assumed in calculating the table. Prepayment rates can have a significant impact on interest income. Because of the large percentage of loans we hold, rising or falling interest rates have a significant impact on the prepayment speeds of our earning assets that in turn affect the rate sensitivity position. When interest rates rise, prepayments tend to slow. When interest rates fall, prepayments tend to rise. Our asset sensitivity would be reduced if prepayments slow and vice versa. While we believe these assumptions to be reasonable, there can be no assurance that assumed prepayment rates will approximate actual future loan repayment activity.

Liquidity Management. Liquidity is the ability to meet current and future financial obligations of a short-term nature. Our primary sources of funds consist of deposit inflows, loan repayments, maturities and sales of securities and borrowings from the Federal Home Loan Bank of Pittsburgh. While maturities and scheduled amortization of loans and securities are predictable sources of funds, deposit flows and loan prepayments are greatly influenced by general interest rates, economic conditions and competition.

We regularly adjust our investments in liquid assets based upon our assessment of (1) expected loan demand, (2) expected deposit flows, (3) yields available on interest-earning deposits and securities and (4) the objectives of our asset/liability management policy.

Our most liquid assets are cash and cash equivalents. The levels of these assets depend on our operating, financing, lending and investing activities during any given period. At March 31, 2006, cash and cash equivalents totaled $3.3 million. Securities classified as available-for-sale, which provide additional sources of liquidity, totaled $57.5 million at March 31, 2006. In addition, at December 31, 2005, we had the ability to borrow a total of approximately $109.8 million from the Federal Home Loan Bank of Pittsburgh. On March 31, 2006, we had $17.4 million of borrowings outstanding. Future growth of our loan portfolio resulting from our expansion efforts may require us to borrow additional funds.

At March 31, 2006, we had $3.4 million in mortgage loan commitments outstanding. Certificates of deposit due within one year of March 31, 2006 totaled $43.0 million, or 67.2% of certificates of deposit. If these maturing deposits do not remain with us, we will be required to seek other sources of funds, including other certificates of deposit and borrowings. Depending on market conditions, we may be required to pay higher rates on such deposits or other borrowings than we currently pay on the certificates of deposit due on or before March 31, 2007. We believe, however, based on past experience, that a significant portion of our certificates of deposit will remain with us. We have the ability to attract and retain deposits by adjusting the interest rates offered.

The following table presents certain of our contractual obligations as of March 31, 2006.

	Payments due by period
Contractual Obligations	Total	Less than One Year	One to Three Years	Three to Five Years	More Than 5 Years
	(In thousands)
Long-term debt obligations	$12,853	$7,273	$3,131	$1,429	$1,020

Total	$12,853	$7,273	$3,131	$1,429	$1,020

Our primary investing activities are the origination of loans and the purchase of securities. Our primary financing activities consist of activity in deposit accounts and Federal Home Loan Bank advances. Deposit flows are affected by the overall level of interest rates, the interest rates and products offered by us and our local competitors and other factors. We generally manage the pricing of our deposits to be competitive and to increase core deposit relationships. Occasionally, we offer promotional rates on certain deposit products to attract deposits.

The following table presents our primary investing and financing activities during the periods indicated.

	Three Months Ended March 31,		Year Ended December 31,
	2006	2005	2005	2004
	(In thousands)
Investing activities:
Net change in loans receivable	$(546)	$355	$(490)	$(1,923)
Purchases of securities (1)	2,850	3,940	34,997	16,438
Proceeds from calls, maturities and principal repayments of securities (1)	(3,016)	(1,152)	(6,254)	7,139
Proceeds from sales of securities (1)		(3,947)	(30,264)	15,363
Financing activities:
Increase (decrease) in deposits	(1,185)	(410)	(9,120)	(6,652)
Increase (decrease) in FHLB borrowings	444	463	(9,677)	(4,604)

(1)	Includes mortgaged-backed securities

Capital Management. As a mutual savings bank, we have managed our capital to maintain strong protection for depositors and creditors. We are subject to various regulatory capital requirements administered by the Office of Thrift Supervision, including a risk-based capital measure. The risk-based capital guidelines include both a definition of capital and a framework for calculating risk-weighted assets by assigning balance sheet assets and off-balance sheet items to broad risk categories. At March 31, 2006, we exceeded all of our regulatory capital requirements. We are considered “well capitalized” under regulatory guidelines. See “Regulation and Supervision—Regulation of Federal Savings Associations—Capital Requirements,” “Regulatory Capital Compliance” and the notes to the financial statements.

This offering is expected to increase our consolidated equity by $9.1 million to $20.6 million at the maximum of the offering. See “Capitalization.” Following completion of this offering, we also will manage our capital for maximum stockholder benefit. The capital from the offering will significantly increase our liquidity and capital resources. Over time, the initial level of liquidity will be reduced as net proceeds from the stock offering are used for general corporate purposes, including the funding of lending activities. Our financial condition and results of operations are expected to be enhanced by the capital from the offering, resulting in increased net interest-earning assets and net income. However, the large increase in equity resulting from the capital raised in the offering will, initially, have an adverse impact on our return on equity. Following the offering, we may use capital management tools such as cash dividends and common share repurchases. However, under Office of Thrift Supervision regulations, we will not be allowed to repurchase any shares during the first year following the offering, except to fund the restricted stock awards under the equity incentive plan, unless extraordinary circumstances exist and we receive regulatory approval.

Off-Balance Sheet Arrangements. In the normal course of operations, we engage in a variety of financial transactions that, in accordance with U.S. generally accepted accounting principles, are not recorded in our financial statements. These transactions involve, to varying degrees, elements of credit, interest rate and liquidity risk. Such transactions are used primarily to manage customers’ requests for funding and take the form of loan commitments. For information about our loan commitments, see note 10 of the notes to financial statements.

For the three months ended March 31, 2006 and the year ended December 31, 2005, we engaged in no off-balance sheet transactions reasonably likely to have a material effect on our financial condition, results of operations or cash flows.

Impact of Recent Accounting Pronouncements

On December 16, 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123R, “Share-Based Payment,” which replaces SFAS No. 123, “Accounting for Stock-Based Compensation” and

supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees.” This statement will require that all share-based payments to employees, including grants of employee stock options, be recognized as compensation costs in the financial statements based on their fair values. The effective date of this statement was delayed until fiscal years beginning after June 15, 2005. We will adopt this standard as required, and management has not calculated the effect on our financial statements as we have not adopted the equity incentive plan. See “Pro Forma Data” for an illustration of the application of this standard.

In December 2004, the FASB issued SFAS No. 153, “Exchanges of Non-monetary Assets, an amendment of APB Opinion No. 29,” which eliminates the exception from fair value measurement for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. The statement defines a non-monetary exchange with commercial substance as one in which the future cash flows of an entity are expected to change significantly as a result of the exchange. SFAS No. 153 is effective for fiscal years beginning after June 15, 2005. We will adopt this statement as required, and management does not believe the adoption will have a material effect on our results of operations or financial position.

In March 2005, the FASB issued FASB Staff Position (“FSP”) FIN 46(R)-5 “Implicit Variable Interests under FASB Interpretation No. 46, Consolidation of Variable Interest Entities.” FSP FIN 46(R)-5 provides guidance for a reporting enterprise that holds an implicit variable interest in a variable interest entity (“VIE”) and is also a related party to other variable interest holders. This guidance requires that if the aggregate variable interests held by the reporting enterprise and its related parties would, if held by a single party, identify that party as the primary beneficiary, then the party within the related party group that is most closely associated with the VIE is the primary beneficiary. The effective date of FSP FIN 46(R)-5 is the first reporting period ending after December 15, 2005 with early application permitted for periods for which financial statements have not been issued. We do not believe that implementation of this FSP will have a material effect on our results of operations or financial position as we do not have any Variable Interest Entities.

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections,” which establishes, unless impracticable, retrospective application as the required method for reporting a change in accounting principle in the absence of explicit transition requirements specific to the newly adopted accounting principle. The statement provides guidance for determining whether retrospective application of a change in accounting principle is impracticable. The statement also addresses the reporting of a correction of error by restating previously issued financial statements. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. We will adopt this statement as required, and management does not believe the adoption will have a material effect on our results of operations or financial position.

In March 2006, the FASB issued SFAS No. 156, “Accounting for Servicing of Financial Assets, an amendment of SFAS No. 140.” SFAS No. 156 amends SFAS No. 140 with respect to the accounting for separately recognized servicing assets and servicing liabilities by requiring an entity to recognize a servicing asset or liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract; requires all separately recognized servicing assets and liabilities to be initially measured at fair value, if practical; and permits an entity to choose either of the following methods by which it will subsequently measure each class of separately recognized servicing assets and liabilities:

1.	Amortization method - Amortize the servicing assets or liabilities in proportion to and over the period of estimated net servicing income or loss and assess servicing assets and liabilities for impairment or increase obligation based on the fair value at each reporting period.

2.	Fair value measurement method - Measure servicing assets or liabilities at fair value at each reporting date and report changes in fair value in earnings in the period in which the change occurs.

SFAS No. 156 is effective for fiscal years beginning after September 15, 2006. Earlier adoption is permitted as of the beginning of an entity’s fiscal year, provided the entity has not yet issued its financial statements, including interim financial statements, for any period of that fiscal year. After analyzing the effects of the statement, we do not believe that the adoption of this statement will have a material impact on our results of operations or financial position.

Effect of Inflation and Changing Prices

The financial statements and related financial data presented in this prospectus have been prepared in accordance with generally accepted accounting principles, which require the measurement of financial position and operating results in terms of historical dollars without considering the change in the relative purchasing power of money over time due to inflation. The primary impact of inflation on our operations is reflected in increased operating costs. Unlike most industrial companies, virtually all the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates generally have a more significant impact on a financial institution’s performance than do general levels of inflation. Interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services.

Our Management

Directors

The initial Board of Directors of Polonia Bancorp and Polonia MHC will consist of the directors of Polonia Bank who adopted the plan of reorganization and stock issuance and who continue to be directors of Polonia Bank at the time of the reorganization. The Board of Directors of Polonia Bancorp and Polonia MHC will be elected to terms of three years, approximately one-third of whom will be elected annually.

The Board of Directors of Polonia Bank is presently composed of five members who are elected for terms of three years, approximately one-third of whom are elected annually. All of our directors are independent under the current listing standards of the Nasdaq Stock Market, except for Anthony J. Szuszczewicz who is the Chairman of the Board, President and Chief Executive Officer of Polonia Bancorp, Polonia MHC and Polonia Bank and James B. Skowronski, who is Corporate Secretary of Polonia Bancorp, Polonia MHC and Polonia Bank. Information regarding the directors is provided below. Unless otherwise stated, each person has held his or her current occupation for the last five years. Ages presented are as of March 31, 2006.

The following directors have terms ending in 2007:

Dr. Eugene Andruczyk is a self-employed physician. Age 57. Director since 1995.

Frank J. Byrne is the owner of a restaurant, Byrnes Tavern and Crabs, located in Philadelphia. Age 59. Director since 1995.

The following directors have terms ending in 2008:

Edward W. Lukiewski served as President of Polonia Bank from 1988 until 1995 and is currently retired. Age 81. Director since 1948.

James B. Skowronski is a self-employed real estate broker and insurance agent. Mr. Skowronski has also served as the Corporate Secretary of Polonia Bank since 1990. Age 52. Director since 1988.

The following directors have terms ending in 2009:

Anthony J. Szuszczewicz has been the Chairman of the Board, President and Chief Executive Officer of Polonia Bank, Polonia Bancorp and Polonia MHC since 1995, 2006 and 2006 respectively. Age 65. Director since 1984.

Executive Officers

The executive officers of Polonia Bancorp and Polonia MHC will be, and the executive officers of Polonia Bank are, elected annually by the Board of Directors and serve at the Board’s discretion. The executive officers of Polonia Bank are, and the executive officers of Polonia Bank, Polonia Bancorp and Polonia MHC will be:

Name	Position

Anthony J. Szuszczewicz	Chairman, President and Chief Executive Officer

Paul D. Rutkowski	Chief Financial Officer and Treasurer

Kenneth J. Maliszewski	Senior Vice President

Below is information regarding our executive officers who are not also directors. Unless otherwise stated, each executive officer has held his or her current position for at least the last five years. Ages presented are as of March 31, 2006.

Paul D. Rutkowski has served as Chief Financial Officer of Polonia Bank since 2005. Mr. Rutkowski served as Controller and Treasurer from 1992 to 2005. Age 46.

Kenneth J. Maliszewski has served as Senior Vice President of Polonia Bank since 2005. Mr. Maliszewski previously served as Vice President from 1993 to 2005. Age 62.

Meetings and Committees of the Board of Directors of Polonia Bank

We conduct business through meetings of our board of directors and its committees. During the year ended December 31, 2005, the board of directors of Polonia Bank held 12 regular meetings.

Our board of directors has standing Audit and Compensation Committees, among others.

The Audit Committee, currently consisting of the entire board of directors, is responsible for developing and monitoring internal audit and compliance programs. The committee also receives and reviews all the reports and findings and other information presented to them by Polonia Bank’s officers regarding financial reporting policies and practices. This committee met 12 times during the year ended December 31, 2005.

The Compensation Committee, currently consisting of Messrs. Szuszczewicz, Maliszewski and Rutkowski, determines annual grade and salary levels for employees and establishes personnel policies. This committee met one time during the year ended December 31, 2005.

In addition, the Board of Directors has standing Loan, Asset/Liability and Finance Committees.

Committees of the Board of Directors of Polonia Bancorp

In connection with the formation of Polonia Bancorp, the Board of Directors will establish Audit, Compensation and Nominating and Governance Committees.

The Audit Committee, consisting of Messrs. Andruczyk, Byrne and Lukiewski will be responsible for ensuring that Polonia Bancorp is maintaining reliable accounting policies and financial reporting processes and reviewing the work of Polonia Bancorp’s independent accountants to determine their effectiveness. Each member of the Audit Committee is independent in accordance with the listing standards of the Nasdaq Stock Market. The board of directors has determined that Dr. Andruczyk is an “audit committee financial expert” as such term is defined by the rules and regulations of the Securities and Exchange Commission.

The Compensation Committee, consisting of the entire Board of Directors, will be responsible for determining annual grade and salary levels for employees and establishing personnel policies.

The Nominating and Governance Committee, consisting of the entire Board of Directors, will be responsible for the annual selection of management’s nominees for election as directors and developing and implementing policies and practices relating to corporate governance, including implementation of and monitoring adherence to Polonia Bancorp’s corporate governance policy.

Each of the committees listed above will operate under a written charter, which will govern its composition, responsibilities and operations.

Corporate Governance Policies and Procedures

In addition to establishing committees of the Board of Directors, Polonia Bancorp will also adopt several policies to govern the activities of both Polonia Bancorp and Polonia Bank, including a corporate governance policy and a code of business conduct and ethics. The corporate governance policy will set forth:

•	the duties and responsibilities of each director;

•	the composition, responsibilities and operation of the Board of Directors;

•	the establishment and operation of board committees;

•	succession planning;

•	convening executive sessions of independent directors;

•	the Board of Directors’ interaction with management and third parties; and

•	the evaluation of the performance of the Board of Directors and the chief executive officer.

The code of business conduct and ethics, which will apply to all employees and directors, will address conflicts of interest, the treatment of confidential information, general employee conduct and compliance with applicable laws, rules and regulations. In addition, the code of business conduct and ethics will be designed to deter wrongdoing and to promote honest and ethical conduct, the avoidance of conflicts of interest, full and accurate disclosure and compliance with all applicable laws, rules and regulations.

Directors’ Compensation

Fees. Each non-employee director of Polonia Bank receives an annual retainer of $17,400. Directors will not receive any compensation for their service on the boards of directors of Polonia Bancorp or Polonia MHC. Each member of the Polonia Bancorp Audit Committee will receive $500 per meeting attended.

Supplemental Retirement Plan for Edward W. Lukiewski. Polonia Bank entered into a supplemental retirement plan with Mr. Lukiewski, a current director of Polonia Bank who formerly served as President of Polonia Bank, effective as of June 1, 1995. Under this arrangement, Mr. Lukiewski currently receives a supplemental pension benefit of $103,000 per year, payable for the remainder of his lifetime in monthly installments, and adjusted each June for inflation based on the rate of increase of the consumer price index, as published by the Department of Labor. Polonia Bank also pays the premiums for certain insurance policies currently in effect on Mr. Lukiewski’s life and health insurance premiums for Mr. Lukiewski and his spouse. In the event of Mr. Lukiewski’s death, his surviving spouse would receive an annual benefit of $50,000 for the remainder of her lifetime as well as continued health benefits.

Rabbi Trust Agreement. Polonia Bank has entered into a grantor or “rabbi” trust agreement to hold assets that Polonia Bank may contribute for the purpose of making benefit payments under the Supplemental Retirement Plan with Edward W. Lukiewski described above. Funds held in the trust remain at all times subject to the claims of Polonia Bank’s creditors in the event of Polonia Bank’s insolvency.

Executive Compensation

Summary Compensation Table. The following information is provided for Anthony J. Szuszczewicz, our Chairman, President and Chief Executive Officer, Paul D. Rutkowski, our Chief Financial Officer and Treasurer and Kenneth J. Maliszewski, our Senior Vice President. No other executive officer of Polonia Bank received a salary and bonus of $100,000 or more during the year ended December 31, 2005.

	Annual Compensation (1)
Name and Position	Year	Salary	Bonus	All Other Compensation (2)
Anthony J. Szuszczewicz Chairman, President and Chief Executive Officer	2005	$260,000	$54,487	$148,771
Paul D. Rutkowski Chief Financial Officer and Treasurer	2005	$125,000	$23,060	$25,462
Kenneth J. Maliszewski Senior Vice President	2005	$125,000	$16,692	$21,701

(1)	Does not include the aggregate amount of perquisites or other personal benefits, which was less than $50,000 or 10% of the total annual salary and bonus reported.

(2)	Includes $19,042, $900 and $3,010 for Messrs. Szuszczewicz, Rutkowski and Maliszweski, respectively, which represent the economic benefit of employer-paid premiums under the supplemental retirement agreement with Mr. Szusczewicz and the split dollar life insurance arrangements with Messrs. Rutkowski and Maliszewski described below. Includes $19,397, $13,631 and $13,043 for Messrs. Szuszczewicz, Rutkowski, and Maliszewski, respectively, for employer contributions under Polonia Bank’s 401(k) Plan. Also includes $110,332, $10,931 and $5,648 for Messrs. Szuszczewicz, Rutkowski, and Maliszewski, respectively, for employer contributions under Polonia Bank’s deferred compensation plan.

Current Agreements. Polonia Bank has entered into supplemental executive retirement agreements with certain of its officers and purchased life insurance policies to assist the Bank in funding its obligations under those arrangements, as described below.

Supplemental Executive Retirement Plan for Anthony J. Szuszczewicz. The Bank entered into a Supplemental Executive Retirement Plan agreement with Mr. Szuszczewicz, effective as of June 17, 1997. The agreement provides that, following Mr. Szuszczewicz’s retirement on or after age 62 or upon his termination due to disability, he will receive an annual retirement benefit in the form of a single life annuity payable in annual installments equal to 60% of his annual gross taxable income, as reported on Form W-2, for the last full year of his employment. The annual benefit will increase annually by the greater of 4% or the increase in the consumer price index, as published by the Department of Labor. Upon a termination due to disability, Mr. Szuszczewicz will receive the annual retirement benefit described above, offset by any amounts received under Polonia Bank’s long-term disability plan.

Under the agreement, Polonia Bank agrees to provide post-retirement health insurance benefits for Mr. Szuszczewicz and his dependents that are substantially equivalent to the coverage provided by Polonia Bank prior to his retirement. Upon Mr. Szuszczewicz’s death, his spouse will be entitled to a lump sum death benefit of $2.0 million, plus 40% of the proceeds of certain life insurance policies purchased by Polonia Bank on his behalf, up to a maximum after-tax death benefit of $4.0 million. If Mr. Szuszczewicz is terminated for cause, as defined in the agreement, or if he terminates employment voluntarily and subsequently accepts employment with another financial institution in the Philadelphia area without Polonia Bank’s consent, he will forfeit the supplemental retirement benefit.

Rabbi Trust Agreement for Supplemental Executive Retirement Plan. Polonia Bank has entered into “rabbi” trust agreements to hold assets that the Bank may contribute for the purpose of making benefit payments under the Supplemental Executive Retirement Plan agreement with Mr. Szuszczewicz, as described above. Funds held in trust remain at all times subject to the claims of Polonia Bank’s creditors in the event of Polonia Bank’s insolvency.

Split Dollar Life Insurance Agreements. Polonia Bank has entered into split dollar life insurance agreements with Messrs. Maliszewski and Rutkowski, pursuant to which Polonia Bank has agreed to divide the death proceeds of certain life insurance policies owned by Polonia Bank with the designated beneficiaries of the executives. Polonia Bank pays all premiums on the policies, and the executives are required to execute a split dollar endorsement for the life insurance policies purchased by Polonia Bank. Upon the death of the executive while the split dollar agreement remains in effect, the designated beneficiary receives a death benefit of $1.0 million, or the entire proceeds payable under the insurance policy, if less than $1.0 million. Polonia Bank is the beneficiary of any remaining death proceeds from each life insurance policy following payment of the death benefit to the executive’s beneficiary. Polonia Bank maintains all rights of ownership over the life insurance policies, although Polonia Bank may not sell or otherwise transfer a policy while the participant maintains an interest.

Employment Agreements. Upon completion of the offering, Polonia Bank and Polonia Bancorp will each enter into employment agreements with Messrs. Szuszczewicz, Rutkowski and Maliszewski in order to help ensure that they maintain a stable management base after the offering. The continued success of Polonia Bancorp and Polonia Bank depends to a significant degree on the skills and competence of these individuals.

Each employment agreement will provide for a three-year term, which may be renewed on an annual basis after review by the respective boards of directors. The employment agreements will establish base salaries of $270,000, $140,000 and $140,000 for Messrs. Szuszczewicz, Rutkowski and Maliszewski, respectively. The boards of directors will review each executive’s base salary annually in order to consider any appropriate changes. In addition to base salary, the agreements will provide for, among other things, participation in stock-based benefit plans and fringe benefits applicable to each executive.

The employment agreements also provide that Polonia Bank and Polonia Bancorp may terminate the executive’s employment for cause, as defined in the employment agreements, at any time. If Polonia Bank or Polonia Bancorp terminates the executive for reasons other than cause, or if the executive resigns from Polonia Bank or Polonia Bancorp under specified circumstances that would constitute constructive termination, the executive or, if he dies, his beneficiary, will be entitled to receive an amount equal to the remaining base salary and employer contributions to benefit plans that would have been made on his behalf for the remaining term of the agreement. Polonia Bank will also continue and/or pay for the executive’s life, health and dental coverage for the remaining term of the employment agreement.

Under the employment agreements, if the executive voluntarily (under circumstances discussed in the agreement) or involuntarily terminates employment following a change in control of Polonia Bank or Polonia Bancorp, the executive or, if the executive dies, his beneficiary, will receive a severance payment equal to three times the average of the five preceding taxable years’ annual compensation. Polonia Bank will also continue health, life and dental coverage for thirty-six months following termination of employment.

Section 280G of the Internal Revenue Code provides that payments contingent upon a change in control that equal or exceed three times the individual’s base amount (i.e., average annual compensation for the five preceding taxable years) are “excess parachute payments.” Individuals receiving excess parachute payments are subject to a 20% excise tax on the amount of the payment in excess of the base amount, and the employer may not deduct such payments for federal tax purposes. The agreements limit payments to the executives in connection with a change in control to amounts that will not exceed the limits imposed by Section 280G of the Internal Revenue Code.

Polonia Bank or Polonia Bancorp will pay or reimburse the executives for all reasonable costs and legal fees paid or incurred in connection with any dispute or question of interpretation relating to the employment agreements, provided the executive is successful on the merits in a legal judgment, arbitration or settlement. The employment agreements also provide that Polonia Bank and Polonia Bancorp will indemnify the executives to the fullest extent legally allowable. Under the agreements, the executives are subject to a one-year restriction on competitive business activities following a termination of employment that is not related to a change in control.

Benefit Plans

401(k) Plan. We maintain the Polonia Bank Retirement Plan, a tax-qualified defined contribution plan, for all employees of Polonia Bank who have satisfied the plan’s eligibility requirements. Participants become eligible to participate in the plan on the first day of the calendar quarter that coincides with or next follows their attainment of age 18 and completion of one year of service. Eligible employees may contribute up to 100% of their compensation to the plan on a pre-tax basis, subject to limitations imposed by the Internal Revenue Code of 1986, as amended. For 2006, the limit is $15,000; provided, however, that participants over age 50 may contribute an additional $5,000 to the plan. Under the plan, Polonia Bank makes matching contributions equal to 100% of participants’ elective deferrals, up to a maximum of 5% of annual compensation, provided a participant has completed at least 1,000 hours of service and is employed on the last day of the plan year. Polonia Bank may also make additional discretionary contributions to the accounts of employees who complete at least 1,000 hours of service and are employed on the last day of the plan year. Participants are always 100% vested in their salary deferrals. Participants vest in employer matching and discretionary contributions at the rate of 20% after completion of two years of service and 20% per year thereafter, becoming 100% vested upon the completion of six years of service.

Participants have individual accounts under the plan and may direct the investment of their accounts among a variety of investment funds. In connection with the offering, the plan will add another investment alternative, the Polonia Bancorp Stock Fund. The stock fund will permit participants to invest their 401(k) plan funds in Polonia Bancorp common stock. A participant who elects to purchase common stock in the offering through the plan will receive the same subscription priority, and be subject to the same individual purchase limitations, as if the participant had elected to purchase the common stock using other funds. See “The Reorganization and the Stock Offering – Subscription Offering and Subscription Rights” and “—Limitations on Purchases of Shares.” An independent trustee will purchase common stock in the offering on behalf of plan participants, to the extent that shares are available. Participants will direct the trustee regarding the voting of shares purchased for their plan accounts.

Non-Qualified Deferred Compensation Plan. Polonia Bank has established a nonqualified deferred compensation plan, effective as of January 1, 1995, to assist certain employees designated by the Board as participants in maximizing their allowable deferrals under Polonia Bank’s 401(k) Plan. The Board has designated Messrs. Szuszczewicz, Rutkowski and Maliszewski as participants in the deferred compensation plan. Under the plan, participants must elect by December 31st of the preceding calendar year to defer a certain amount into the plan. Upon completion of the non-discrimination testing of the 401(k) plan required by the Internal Revenue Code, Polonia Bank determines the maximum amount of elective deferrals each participant could have made to the 401(k) plan for the preceding year. The lesser of the additional amounts resulting from the non-discrimination testing or the employee’s advance deferral amount is either paid to the participant by March 15th of the following plan year or contributed directly to the 401(k) plan, in accordance with the participant’s election. Polonia Bank also has discretion to make additional contributions to the deferred compensation plan on behalf of participants, some of which may also be allocated to the participant’s 401(k) plan account. Participants are 100% vested in their elective deferrals to the deferred compensation plan; participants vest in Polonia Bank’s contributions at the rate of 20% per year, becoming fully vested after five years of participation in the plan. Participants are automatically 100% vested in Polonia Bank’s contributions if they terminate employment due to death, disability, normal retirement, or involuntary termination of employment other than for gross misconduct or dishonesty. Amounts credited under the Plan are generally paid to participants upon their attainment of age 62. Participants elect at the time of deferral whether they will receive distributions in the form of a lump sum payment or monthly, quarterly or annual installments. If the participant fails to elect a form of payment, benefits will be automatically paid in annual installments over the life expectancy of the participant. If a participant dies prior to receiving the entire amount credited under the plan, Polonia Bank will make the remaining payments to the participant’s designated beneficiary. Upon the death of a beneficiary while receiving payments, the Bank will pay the balance in a lump sum to the beneficiary’s estate.

Employee Stock Ownership Plan. In connection with the reorganization, Polonia Bank intends to adopt an employee stock ownership plan for eligible employees. Eligible employees who have attained age 18 and are employed by Polonia Bank on the closing date of the offering will participate in the Plan as of the closing date. Thereafter, new employees will be eligible to participate in the employee stock ownership plan upon the attainment of age 18 and the completion of one year of service.

We expect to engage a third party trustee to purchase, on behalf of the employee stock ownership plan, 3.92% of the total number of shares of Polonia Bancorp common stock issued in the reorganization, including shares issued to Polonia MHC 73,304, 86,240, 99,176 and 114,052 the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively). However, if Polonia Bank’s tangible capital is not at least 10% at the time of closing, the amount of shares purchased by the employee stock ownership plan will be reduced to 3.43% of the total number of outstanding shares of Polonia Bancorp, which includes shares sold in the offering and shares issued to Polonia MHC (which equals 64,141, 75,460, 86,779 and 99,795 at the minimum, midpoint maximum and adjusted maximum of the offering range, respectively). We anticipate that the employee stock ownership plan will fund its purchase in the offering through a loan from Polonia Bancorp. The loan amount will equal 100% of the aggregate purchase price of the common stock, and will be repaid principally through Polonia Bank’s contributions to the employee stock ownership plan and dividends payable on common stock held by the plan over the anticipated 15-year term of the loan. The interest rate for the employee stock ownership plan loan is expected to be the prime rate, as published in The Wall Street Journal on the closing date of the offering. See “Pro Forma Data.”

The trustee will hold the shares purchased by the employee stock ownership plan in a loan suspense account. Shares will be released from the suspense account on a pro rata basis as Polonia Bank repays the employee stock ownership plan loan. The trustee will allocate the shares released among participants on the basis of each participant’s proportional share of compensation. Participants vest in employer contributions at the rate of 20% after completion of 2 years of service and 20% per year thereafter; becoming 100% vested upon the completion of six years of service. Participants also will become fully vested upon retirement, death or disability, a change in control, or the termination of the plan. Participants will generally receive distributions from the plan upon separation from service. Any unvested shares forfeited upon a participant’s termination of employment will be reallocated among remaining participants, in accordance with the terms of the plan.

Participants may direct the trustee regarding the voting of common stock credited to their employee stock ownership plan accounts. The trustee will vote all allocated shares held in the plan as instructed by participants. The trustee will vote unallocated shares, as well as allocated shares for which no participant instructions are received, in the same ratio as those shares for which participants provide instructions, subject to the fiduciary responsibilities of the trustee.

Under applicable accounting requirements, the Bank will record compensation expense for the leveraged employee stock ownership plan at the fair market value of the shares when committed for release to participant accounts. See “Pro Forma Data.”

The employee stock ownership plan must meet certain requirements of the Internal Revenue Code and the Employee Retirement Income Security Act of 1974, as amended. We intend to request a favorable determination letter from the Internal Revenue Service regarding the tax-qualified status of the plan. We expect, but cannot guarantee, the receipt of a favorable determination letter for the plan.

Supplemental Executive Retirement Plan. In connection with the reorganization, Polonia Bank will implement a supplemental executive retirement plan to provide for supplemental retirement benefits with respect to the employee stock ownership plan and the 401(k) Plan. The plan will provide participating executives with benefits otherwise limited by certain provisions of the Internal Revenue Code or the terms of the employee stock ownership plan loan. Specifically, the plan will provide benefits to eligible officers (those designated by the board of directors of Polonia Bank) that cannot be provided under the 401(k) Plan or the employee stock ownership plan as a result of limitations imposed by the Internal Revenue Code, but that would have been provided under the plans, but for these Internal Revenue Code limitations. In addition to providing for benefits lost under tax-qualified plans as a result of the Internal Revenue Code limitations, the new plan will also provide supplemental benefits upon a change of control prior to the scheduled repayment of the employee stock ownership plan loan. Generally, upon a change in control, the supplemental executive retirement plan will provide participants with a benefit equal to what they would have received under the employee stock ownership plan, had they remained employed throughout the term of the loan, less the benefits actually provided under the plan on the participant’s behalf. A participant’s benefits generally become payable upon a change in control of Polonia Bank and Polonia Bancorp. Polonia Bank anticipates that the board of directors will designate Anthony J. Szuszczewicz as a participant in the supplemental executive retirement plan. In the future, the Board of Directors may designate other officers as participants.

Polonia Bank may utilize a grantor trust in connection with the supplemental executive retirement plan, in order to set aside funds that ultimately may be used to pay benefits under the plan. The assets of the grantor trust will remain subject to the claims of Polonia Bank’s general creditors in the event of insolvency, until paid to a participant according to the terms of the supplemental executive retirement plan.

Employee Severance Compensation Plan. Polonia Bank expects to adopt the Polonia Bank Employee Severance Compensation Plan in connection with the offering. The plan will provide severance benefits to eligible employees who terminate employment in connection with a change in control of Polonia Bank or Polonia Bancorp. Employees will be eligible for severance benefits under the plan if they have a minimum of one year of service with Polonia Bank and have not entered into an employment or change in control agreement with Polonia Bank or Polonia Bancorp. Under the severance plan, if within 12 months of a change in control, Polonia Bank or Polonia Bancorp or their successors terminate an employee’s employment, or if the employee voluntarily terminates employment upon the occurrence of events specified in the severance plan, the employee will receive a severance payment equal to one month’s compensation for each year of service, up to a maximum payment of 199% of the employee’s base compensation. Based solely on compensation levels and years of service at December 31, 2005 and assuming that a change in control occurred on such date, and all eligible employees became entitled to receive severance payments, the aggregate payments due under the severance plan would equal approximately $646,000.

Future Equity Incentive Plan. Following the reorganization, we may adopt an equity incentive plan that will provide for grants of stock options and restricted stock. In accordance with applicable regulations, we anticipate that the plan will authorize a number of stock options equal to 4.9% of the total shares issued in the reorganization, including shares issued to Polonia MHC, and shares of restricted stock equal to 1.96% of the total shares issued in the reorganization. Therefore, the number of shares reserved under the plan will range from 128,282 shares, assuming 841,500 shares are sold in the offering, to 173,558 shares, assuming 1,138,500 shares are sold in the offering. If Polonia Bank’s tangible capital is not at least 10% at the time it intends to present the equity incentive plan to stockholders for their approval, the amount of shares of restricted stock eligible for award will be reduced to 1.47% of the total number of outstanding shares of Polonia Bancorp, which includes shares sold in the offering and shares issued to Polonia MHC (which equals 27,489, 32,340, 37,191 and 42,769 at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively).

We may fund the equity incentive plan through the purchase of Polonia Bancorp common stock in the open market by a trust established in connection with the plan or from authorized, but unissued, shares of common stock. The acquisition of additional authorized, but unissued, shares by the equity incentive plan after the offering would dilute the interests of existing stockholders. See “Pro Forma Data.”

We will grant all stock options at an exercise price equal to 100% of the fair market value of the stock on the grant date. We will grant restricted stock awards at no cost to recipients. Restricted stock awards and stock options will generally vest ratably over a five-year period, or as otherwise permitted by the Office of Thrift Supervision, but Polonia Bancorp may also make vesting contingent upon the satisfaction of performance goals established by the board of directors or the committee charged with administering the plan. All outstanding awards will accelerate and become fully vested upon a change in control of Polonia Bancorp.

The equity incentive plan will comply with all applicable Office of Thrift Supervision regulations. We will submit the equity incentive plan to stockholders for approval, at which time we will provide stockholders with detailed information about the plan. Under current Office of Thrift Supervision regulations, the plan must be approved by a majority of the total votes eligible to be cast by our stockholders, other than Polonia MHC, unless we obtain a waiver that allows approval by a different vote standard.

Transactions with Polonia Bank

Loans and Extensions of Credit. The Sarbanes-Oxley Act generally prohibits loans by Polonia Bank to its executive officers and directors. However, the Sarbanes-Oxley Act contains a specific exemption from such prohibition for loans by Polonia Bank to its executive officers and directors in compliance with federal banking regulations. Federal regulations require that all loans or extensions of credit to executive officers and directors of insured institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and must not involve more than the normal risk of repayment or present other unfavorable features. Polonia Bank is therefore prohibited from making any new loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public. Notwithstanding this rule, federal regulations permit Polonia Bank to make loans to executive officers and directors at reduced interest rates if the loan is made under a benefit program generally available to all other employees and does not give preference to any executive officer or director over any other employee.

In addition, loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to the person and his or her related interests, are in excess of the greater of $25,000 or 5% of Polonia Bank’s capital and surplus, up to a maximum of $500,000, must be approved in advance by a majority of the disinterested members of the Board of Directors. See “Regulation and Supervision—Regulation of Federal Savings Associations—Transactions with Related Parties.”

The aggregate amount of loans by Polonia Bank to its executive officers and directors was $734,000 at March 31, 2006, or approximately 3.8% of pro forma stockholders’ equity, assuming that 990,000 shares are sold in the offering. These loans were performing according to their original terms at March 31, 2006.

Indemnification for Directors and Officers

Polonia Bancorp’s bylaws provide that Polonia Bancorp shall indemnify all officers, directors and employees of Polonia Bancorp to the fullest extent permitted under federal law against all expenses and liabilities reasonably incurred by them in connection with or arising out of any action, suit or proceeding in which they may be involved by reason of their having been a director or officer of Polonia Bancorp. Such indemnification may include the advancement of funds to pay for or reimburse reasonable expenses incurred by an indemnified party to the fullest extent permitted under federal law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Polonia Bancorp pursuant to its bylaws or otherwise, Polonia Bancorp has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Subscriptions by Executive Officers and Directors

The following table presents certain information as to the approximate anticipated purchases of common stock by our directors and executive officers, including their associates, as defined by applicable regulations. No individual has entered into a binding agreement to purchase these shares and, therefore, actual purchases could be more or less than indicated. Directors and executive officers and their associates may not purchase more than 33% of the shares sold in the reorganization to persons other than Polonia MHC. For purposes of the following table, sufficient shares are assumed to be available to satisfy subscriptions in all categories.

	Proposed Purchases of Stock in the Offering
Name	Number of Shares	Dollar Amount	Percent of Shares a Minimum of Offering Range	Percent of Shares at Maximum of Offering Range
Dr. Eugene Andruczyk	20,000	$200,000	2.38%	1.76%
Frank J. Byrne	20,000	200,000	2.38	1.76
Edward W. Lukiewski	20,000	200,000	2.38	1.76
Kenneth J. Maliszewski	20,000	200,000	2.38	1.76
Paul D. Rutkowski	20,000	200,000	2.38	1.76
James B. Skowronski	20,000	200,000	2.38	1.76
Anthony J. Szuszczewicz	20,000	200,000	2.38	1.76

All directors and executive officers As a group (7 persons)	140,000	$1,400,000	16.64%	12.30%

*	Less than 1.0%.

Regulation and Supervision

General

Polonia Bank is subject to extensive regulation, examination and supervision by the Office of Thrift Supervision, as its primary federal regulator, and the Federal Deposit Insurance Corporation, as its deposits insurer. Polonia Bank is a member of the Federal Home Loan Bank System and its deposit accounts are insured up to applicable limits by the Deposit Insurance Fund managed by the Federal Deposit Insurance Corporation. Polonia Bank must file reports with the Office of Thrift Supervision and the Federal Deposit Insurance Corporation concerning its activities and financial condition in addition to obtaining regulatory approvals prior to entering into certain transactions such as mergers with, or acquisitions of, other financial institutions. There are periodic examinations by the Office of Thrift Supervision and, under certain circumstances, the Federal Deposit Insurance Corporation to evaluate Polonia Bank’s safety and soundness and compliance with various regulatory requirements. This regulatory structure is intended primarily for the protection of the insurance fund and depositors. The regulatory structure also gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities and examination policies, including policies with respect to the classification of assets and the establishment of adequate loan loss reserves for regulatory purposes. Any change in such policies, whether by the Office of Thrift Supervision, the Federal Deposit Insurance Corporation or Congress, could have a material adverse impact on Polonia Bancorp, Polonia MHC and Polonia Bank and their operations. Polonia Bancorp and Polonia MHC, as savings and loan holding companies, will be required to file certain reports with, will be subject to examination by, and otherwise must comply with the rules and regulations of the Office of Thrift Supervision. Polonia Bancorp will also be subject to the rules and regulations of the Securities and Exchange Commission under the federal securities laws.

Certain of the regulatory requirements that are or will be applicable to Polonia Bank, Polonia Bancorp and Polonia MHC are described below. This description of statutes and regulations is not intended to be a complete explanation of such statutes and regulations and their effects on Polonia Bank, Polonia Bancorp and Polonia MHC and is qualified in its entirety by reference to the actual statutes and regulations.

Office of Thrift Supervision Part 570 Notice

On December 7, 2001, we were issued a Part 570 Notice of Deficiency and Directive for Submission of a Safety and Soundness Compliance Plan by the Office of Thrift Supervision. As part of this notice, the Office of Thrift Supervision determined that we failed to satisfy safety and soundness standards for earnings contained in the Part 570 Guidelines of the Office of Thrift Supervision Regulations. The Part 570 Guidelines state that institutions should establish and maintain a system that is commensurate with the institution’s size and the nature and scope of its operations to evaluate and monitor earnings and ensure that earnings are sufficient to maintain adequate capital and reserves. The Office of Thrift Supervision required us to submit an acceptable safety and soundness compliance plan (“Compliance Plan”) outlining our proposed actions to address our poor earnings performance and related financial ratios. As part of the Compliance Plan, we were required to submit a 3-year business plan providing for more stable and sustainable sources of core income and to ensure that we are supported by capital levels commensurate with the risks of the operation. Moreover, we were required to prepare a budget corresponding to the business plan’s goals and objectives and to devise a system to monitor our performance against the budget.

Pursuant the instructions within the Part 570 Notice, our 3-year business plan was to provide for the following:

•	An analysis of our current financial condition and an assessment of our strengths and weaknesses in this area, including an assessment of our performance relative to our peer group in the following areas: capital, earnings, asset quality and interest rate risk.

•	The board of director’s general business philosophy, strategic goals and objectives for the 3-year period and the means by which we would achieve those goals and objectives. Particular emphasis was placed on our consideration of expanding our residential mortgage and consumer lending capabilities.

•	A detailed description of all new activities and risks attendant to such activities, that we intend to engage in during the term of the business plan.

•	A return to profitability on a core operating basis no later than June 30, 2002. Thereafter, the plan was to establish definitive targets of increasing core profitability such that certain financial ratios were achieved.

•	A funding diversification plan that addressed our plans to reduce the cost of funds.

•	A requirement that any revisions to the business plan shall require notice and for opportunity for the Office of Thrift Supervision to object.

•	That we would not engage in any activity that is not set forth in the business plan without providing prior written notice to the Office of Thrift Supervision.

On January 28, 2002, we submitted a Compliance Plan (as supplemented on April 1, 2002) in response to the notice that was approved on May 17, 2002. On April 9, 2004, the Office of Thrift Supervision approved an Amended Compliance Plan, dated March 17, 2004, which established four new financial targets to be achieved during fiscal years 2004, 2005 and 2006.

We are still subject to the Part 570 Notice and our compliance with its requirements is currently being evaluated. If we fail to comply with the Part 570 Notice in a manner satisfactory to the Office of Thrift Supervision, it can take additional, and possibly more severe, enforcement action against us, including issuing an Order to Cease and Desist. Moreover, they can impose restrictions on our operations, which would negatively affect our ability to implement our operating strategy and negatively affect our profitability.

Regulation of Federal Savings Associations

Business Activities. Federal law and regulations, primarily the Home Owners’ Loan Act and the regulations of the Office of Thrift Supervision, govern the activities of federal savings banks, such as Polonia Bank. These laws and regulations delineate the nature and extent of the activities in which federal savings banks may engage. In particular, certain lending authority for federal savings banks, e.g., commercial, nonresidential real property loans and consumer loans, is limited to a specified percentage of the institution’s capital or assets.

Branching. Federal savings banks are authorized to establish branch offices in any state or states of the United States and its territories, subject to the approval of the Office of Thrift Supervision.

Capital Requirements. The Office of Thrift Supervision’s capital regulations require federal savings institutions to meet three minimum capital standards: a 1.5% tangible capital to total assets ratio; a 4% leverage ratio (3% for institutions receiving the highest rating on the CAMELS examination rating system); and an 8% risk-based capital ratio. In addition, the prompt corrective action standards discussed below also establish, in effect, a minimum 2% tangible capital standard, a 4% leverage ratio (3% for institutions receiving the highest rating on the CAMELS system) and, together with the risk-based capital standard itself, a 4% Tier 1 risk-based capital standard. The Office of Thrift Supervision regulations also require that, in meeting the tangible, leverage and risk-based capital standards, institutions must generally deduct investments in and loans to subsidiaries engaged in activities as principal that are not permissible for a national bank.

The risk-based capital standard requires federal savings institutions to maintain Tier 1 (core) and total capital (which is defined as core capital and supplementary capital) to risk-weighted assets of at least 4% and 8%, respectively. In determining the amount of risk-weighted assets, all assets, including certain off-balance sheet assets, recourse obligations, residual interests and direct credit substitutes, are multiplied by a risk-weight factor of 0% to 100%, assigned by the Office of Thrift Supervision capital regulation based on the risks believed inherent in the type of asset. Core (Tier 1) capital is defined as common stockholders’ equity (including retained earnings), certain noncumulative perpetual preferred stock and related surplus and minority interests in equity accounts of consolidated subsidiaries, less intangibles other than certain mortgage servicing rights and credit card relationships. The components of supplementary capital currently include cumulative preferred stock, long-term perpetual preferred stock, mandatory convertible securities, subordinated debt and intermediate preferred stock, the allowance for loan and lease losses limited to a maximum of 1.25% of risk-weighted assets and up to 45% of unrealized gains on available-for-sale equity securities with readily determinable fair market values. Overall, the amount of supplementary capital included as part of total capital cannot exceed 100% of core capital.

The Office of Thrift Supervision also has authority to establish individual minimum capital requirements in appropriate cases upon a determination that an institution’s capital level is or may become inadequate in light of the particular circumstances. At March 31, 2006, Polonia Bank met each of these capital requirements.

Prompt Corrective Regulatory Action. The Office of Thrift Supervision is required to take certain supervisory actions against undercapitalized institutions, the severity of which depends upon the institution’s degree of undercapitalization. Generally, a savings institution that has a ratio of total capital to risk weighted assets of less than 8%, a ratio of Tier 1 (core) capital to risk-weighted assets of less than 4% or a ratio of core capital to total assets of less than 4% (3% or less for institutions with the highest examination rating) is considered to be “undercapitalized.” A savings institution that has a total risk-based capital ratio of less than 6%, a Tier 1 capital ratio of less than 3% or a leverage ratio that is less than 3% is considered to be “significantly undercapitalized” and a savings institution that has a tangible capital to assets ratio equal to or less than 2% is deemed to be “critically undercapitalized.” Subject to a narrow exception, the Office of Thrift Supervision is required to appoint a receiver or conservator within specified time frames for an institution that is “critically undercapitalized.” An institution must file a capital restoration plan with the Office of Thrift Supervision within 45 days of the date it receives notice that it is “undercapitalized,” “significantly undercapitalized” or “critically undercapitalized.” Compliance with the plan must be guaranteed by any parent holding company in an amount equal to the lesser of 5% of the institution’s total assets when it becomes undercapitalized or the amount necessary to achieve capital compliance on that date. In addition, numerous mandatory supervisory actions become immediately applicable to an undercapitalized institution, including, but not limited to, increased monitoring by regulators and restrictions on growth, capital distributions and expansion. “Significantly undercapitalized” and “critically undercapitalized” institutions are subject to more extensive mandatory regulatory actions. The Office of Thrift Supervision could also take any one of a number of discretionary supervisory actions, including the issuance of a capital directive and the replacement of senior executive officers and directors.

Loans to One Borrower. Federal law provides that savings institutions are generally subject to the limits on loans to one borrower applicable to national banks. A savings institution may not make a loan or extend credit to a single or related group of borrowers in excess of 15% of its unimpaired capital and surplus. An additional amount may be lent, equal to 10% of unimpaired capital and surplus, if secured by specified readily-marketable collateral.

Standards for Safety and Soundness. As required by statute, the federal banking agencies have adopted Interagency Guidelines prescribing Standards for Safety and Soundness. The guidelines set forth the safety and soundness standards that the federal banking agencies use to identify and address problems at insured depository institutions before capital becomes impaired. If the Office of Thrift Supervision determines that a savings institution fails to meet any standard prescribed by the guidelines, the Office of Thrift Supervision may require the institution to submit an acceptable plan to achieve compliance with the standard.

Limitation on Capital Distributions. Office of Thrift Supervision regulations impose limitations upon all capital distributions by a savings institution, including cash dividends, payments to repurchase its shares and payments to stockholders of another institution in a cash-out merger. Under the regulations, an application to and the prior approval of the Office of Thrift Supervision are required before any capital distribution if the institution does not meet the criteria for “expedited treatment” of applications under Office of Thrift Supervision regulations (i.e., generally, examination and Community Reinvestment Act ratings in the two top categories), the total capital distributions for the calendar year exceed net income for that year plus the amount of retained net income for the preceding two years, the institution would be undercapitalized following the distribution or the distribution would otherwise be contrary to a statute, regulation or agreement with the Office of Thrift Supervision. If an application is not required, the institution must still provide prior notice to the Office of Thrift Supervision of the capital distribution if, like Polonia Bank, it is a subsidiary of a holding company. If Polonia Bank’s capital were ever to fall below its regulatory requirements or the Office of Thrift Supervision notified it that it was in need of increased supervision, its ability to make capital distributions could be restricted. In addition, the Office of Thrift Supervision could prohibit a proposed capital distribution that would otherwise be permitted by the regulation, if the agency determines that such distribution would constitute an unsafe or unsound practice.

Qualified Thrift Lender Test. Federal law requires savings institutions to meet a qualified thrift lender test. Under the test, a savings association is required to either qualify as a “domestic building and loan association” under the Internal Revenue Code or maintain at least 65% of its “portfolio assets” (total assets less: (i) specified liquid assets up to 20% of total assets; (ii) intangibles, including goodwill; and (iii) the value of property used to conduct business) in certain “qualified thrift investments” (primarily residential mortgages and related investments, including certain mortgage-backed securities) in at least 9 months out of each 12 month period.

A savings institution that fails the qualified thrift lender test is subject to certain operating restrictions and may be required to convert to a bank charter. Recent legislation has expanded the extent to which education loans, credit card loans and small business loans may be considered “qualified thrift investments.” As of March 31, 2006, Polonia Bank maintained 89.6% of its portfolio assets in qualified thrift investments and, therefore, met the qualified thrift lender test.

Transactions with Related Parties. Polonia Bank’s authority to engage in transactions with “affiliates” is limited by Office of Thrift Supervision regulations and by Sections 23A and 23B of the Federal Reserve Act as implemented by the Federal Reserve Board’s Regulation W. The term “affiliate” for these purposes generally means any company that controls or is under common control with an institution. Polonia Bancorp, Polonia MHC and their non-savings institution subsidiaries will be affiliates of Polonia Bank. In general, transactions with affiliates must be on terms that are as favorable to the institution as comparable transactions with non-affiliates. In addition, certain types of transactions are restricted to an aggregate percentage of the institution’s capital. Collateral in specified amounts must usually be provided by affiliates in order to receive loans from an institution. In addition, savings institutions are prohibited from lending to any affiliate that is engaged in activities that are not permissible for bank holding companies and no savings institution may purchase the securities of any affiliate other than a subsidiary.

The Sarbanes-Oxley Act of 2002 generally prohibits a company from making loans to its executive officers and directors. However, that act contains a specific exception for loans by a depository institution to its executive officers and directors in compliance with federal banking laws. Under such laws, Polonia Bank’s authority to extend credit to executive officers, directors and 10% stockholders (“insiders”), as well as entities such persons control, is limited. The law restricts both the individual and aggregate amount of loans Polonia Bank may make to insiders based, in part, on Polonia Bank’s capital position and requires certain board approval procedures to be followed. Such loans must be made on terms substantially the same as those offered to unaffiliated individuals and not involve more than the normal risk of repayment. There is an exception for loans made pursuant to a benefit or compensation program that is widely available to all employees of the institution and does not give preference to insiders over other employees. There are additional restrictions applicable to loans to executive officers.

Enforcement. The Office of Thrift Supervision has primary enforcement responsibility over federal savings institutions and has the authority to bring actions against the institution and all institution-affiliated parties, including stockholders, and any attorneys, appraisers and accountants who knowingly or recklessly participate in wrongful action likely to have an adverse effect on an insured institution. Formal enforcement action may range from the issuance of a capital directive or cease and desist order to removal of officers and/or directors to institution of receivership, conservatorship or termination of deposit insurance. Civil penalties cover a wide range of violations and can amount to $25,000 per day, or even $1 million per day in especially egregious cases. The Federal Deposit Insurance Corporation has authority to recommend to the Director of the Office of Thrift Supervision that enforcement action be taken with respect to a particular savings institution. If action is not taken by the Director, the Federal Deposit Insurance Corporation has authority to take such action under certain circumstances. Federal law also establishes criminal penalties for certain violations.

Assessments. Federal savings banks are required to pay assessments to the Office of Thrift Supervision to fund its operations. The general assessments, paid on a semi-annual basis, are based upon the savings institution’s total assets, including consolidated subsidiaries, as reported in the institution’s latest quarterly thrift financial report and its financial condition and complexity of its portfolio.

Insurance of Deposit Accounts. The Federal Deposit Insurance Corporation has adopted a risk-based insurance assessment system. The Federal Deposit Insurance Corporation assigns an institution to one of three capital categories based on the institution’s financial condition consisting of (1) well capitalized, (2) adequately capitalized or (3) undercapitalized, and one of three supervisory subcategories within each capital group. The supervisory subgroup to which an institution is assigned is based on a supervisory evaluation provided to the Federal Deposit Insurance Corporation by the institution’s primary federal regulator and information which the Federal Deposit Insurance Corporation determines to be relevant to the institution’s financial condition and the risk posed to the deposit insurance funds. An institution’s assessment rate depends on the capital category and supervisory category to which it is assigned. Assessment rates for insurance fund deposits currently range from 0 basis points for the strongest institution to 27 basis points for the weakest. Insured institutions are also required to assist in the repayment of bonds issued by the Financing Corporation in the late 1980’s to recapitalize the Federal Savings and Loan Insurance Corporation. For 2005, the total Federal Deposit Insurance Corporation assessment was $58,000 for Polonia Bank. The Federal Deposit Insurance Corporation is authorized to raise the assessment rates. The Federal Deposit Insurance Corporation has exercised this authority several times in the past and may raise insurance premiums in the future. If such action is taken by the Federal Deposit Insurance Corporation, it could have an adverse effect on the earnings of Polonia Bank.

The Federal Deposit Insurance Corporation may terminate insurance of deposits if it finds that the institution is in an unsafe or unsound condition to continue operations, has engaged in unsafe or unsound practices, or has violated any applicable law, regulation, rule, order or condition imposed by the Federal Deposit Insurance Corporation. The management of Polonia Bank does not know of any practice, condition or violation that might lead to termination of deposit insurance.

Federal Deposit Insurance Reform Act of 2005. The Federal Deposit Insurance Reform Act of 2005, or the Act, signed by the President on February 8, 2006, revised the laws governing the federal deposit insurance system. The Act provided for the consolidation of the previously separate Bank and Savings Association Insurance Funds into a combined “Deposit Insurance Fund.”

Under the Act, insurance premiums are to be determined by the Federal Deposit Insurance Corporation based on a number of factors, primarily the risk of loss that insured institutions pose to the Deposit Insurance Fund. The legislation eliminates the current minimum 1.25% reserve ratio for the insurance funds, the mandatory assessments when the ratio falls below 1.25% and the prohibition on assessing the highest quality banks when the ratio is above 1.25%. The Act provides the Federal Deposit Insurance Corporation with flexibility to adjust the new insurance fund’s reserve ratio between 1.15% and 1.5%, depending on projected losses, economic changes and assessment rates at the end of a calendar year.

The Act increased deposit insurance coverage limits from $100,000 to $250,000 for certain types of Individual Retirement Accounts, 401(k) plans and other retirement savings accounts. While it preserved the $100,000 coverage limit for individual accounts and municipal deposits, the Federal Deposit Insurance Corporation was furnished with the discretion to adjust all coverage levels to keep pace with inflation beginning in 2010. Also, institutions that become undercapitalized will be prohibited from accepting certain employee benefit plan deposits.

The consolidation of the Bank and Savings Association Insurance Funds into the Deposit Insurance Fund occurred on March 31, 2006. The Act also states that the Federal Deposit Insurance Corporation must promulgate final regulations implementing the remainder of the Act’s provisions not later than 270 days after its enactment.

At this time, management cannot predict the effect, if any, that the Act will have on insurance premiums paid by Polonia Bank.

Federal Home Loan Bank System. Polonia Bank is a member of the Federal Home Loan Bank System, which consists of (12) regional Federal Home Loan Banks. The Federal Home Loan Bank provides a central credit facility primarily for member institutions. Polonia Bank, as a member of the Federal Home Loan Bank of Pittsburgh, is required to acquire and hold shares of capital stock in that Federal Home Loan Bank. Polonia Bank was in compliance with this requirement with an investment in Federal Home Loan Bank stock at March 31, 2006 of $1.2 million.

The Federal Home Loan Banks are required to provide funds for the resolution of insolvent thrifts in the late 1980s and to contribute funds for affordable housing programs. These requirements could reduce the amount of dividends that the Federal Home Loan Banks pay to their members and could also result in the Federal Home Loan Banks imposing a higher rate of interest on advances to their members. If dividends were reduced, or interest on future Federal Home Loan Bank advances increased, our net interest income would likely also be reduced.

Community Reinvestment Act. Under the Community Reinvestment Act, as implemented by Office of Thrift Supervision regulations, a savings association has a continuing and affirmative obligation consistent with its safe and sound operation to help meet the credit needs of its entire community, including low and moderate income neighborhoods. The Community Reinvestment Act does not establish specific lending requirements or programs for financial institutions nor does it limit an institution’s discretion to develop the types of products and services that it believes are best suited to its particular community, consistent with the Community Reinvestment Act. The Community Reinvestment Act requires the Office of Thrift Supervision, in connection with its examination of a savings association, to assess the institution’s record of meeting the credit needs of its community and to take such record into account in its evaluation of certain applications by such institution.

The Community Reinvestment Act requires public disclosure of an institution’s rating and requires the Office of Thrift Supervision to provide a written evaluation of an association’s Community Reinvestment Act performance utilizing a four-tiered descriptive rating system.

Polonia Bank received a “satisfactory” rating as a result of its most recent Community Reinvestment Act assessment.

Other Regulations

Interest and other charges collected or contracted for by Polonia Bank are subject to federal laws concerning interest rates and, as applicable, state usury laws. Polonia Bank’s operations are also subject to federal laws applicable to credit transactions, such as the:

•	Truth-In-Lending Act, governing disclosures of credit terms to consumer borrowers;

•	Home Mortgage Disclosure Act of 1975, requiring financial institutions to provide information to enable the public and public officials to determine whether a financial institution is fulfilling its obligation to help meet the housing needs of the community it serves;

•	Equal Credit Opportunity Act, prohibiting discrimination on the basis of race, creed or other prohibited factors in extending credit;

•	Fair Credit Reporting Act of 1978, governing the use and provision of information to credit reporting agencies;

•	Fair Debt Collection Act, governing the manner in which consumer debts may be collected by collection agencies; and

•	rules and regulations of the various federal agencies charged with the responsibility of implementing such federal laws.

The operations of Polonia Bank also are subject to the:

•	Right to Financial Privacy Act, which imposes a duty to maintain confidentiality of consumer financial records and prescribes procedures for complying with administrative subpoenas of financial records;

•	Electronic Funds Transfer Act and Regulation E promulgated thereunder, which govern automatic deposits to and withdrawals from deposit accounts and customers’ rights and liabilities arising from the use of automated teller machines and other electronic banking services;

•	Check Clearing for the 21st Century Act (also known as “Check 21”), which, effective October 28, 2004, gives “substitute checks,” such as digital check images and copies made from that image, the same legal standing as the original paper check;

•	Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (referred to as the “USA PATRIOT Act”), which significantly expanded the responsibilities of financial institutions, including savings and loan associations, in preventing the use of the U.S. financial system to fund terrorist activities. Among other provisions, it required financial institutions operating in the United States to develop new anti-money laundering compliance programs, due diligence policies and controls to ensure the detection and reporting of money laundering. Such required compliance programs are intended to supplement existing compliance requirements, also applicable to financial institutions, under the Bank Secrecy Act and the Office of Foreign Assets Control Regulations; and

•	The Gramm-Leach-Bliley Act, which placed limitations on the sharing of consumer financial information with unaffiliated third parties. Specifically, the Gramm-Leach-Bliley Act required all financial institutions offering financial products or services to retail customers to provide such customers with the financial institution’s privacy policy and provide such customers the opportunity to “opt out” of the sharing of personal financial information with unaffiliated third parties.

Holding Company Regulation

General. Polonia Bancorp and Polonia MHC will be savings and loan holding companies within the meaning of federal law. As such, they will be registered with the Office of Thrift Supervision and will be subject to Office of Thrift Supervision regulations, examinations, supervision, reporting requirements and regulations concerning corporate governance and activities. In addition, the Office of Thrift Supervision will have enforcement authority over Polonia Bancorp and Polonia MHC and their non-savings institution subsidiaries. Among other things, this authority permits the Office of Thrift Supervision to restrict or prohibit activities that are determined to be a serious risk to Polonia Bank.

Restrictions Applicable to Mutual Holding Companies. According to federal law and Office of Thrift Supervision regulations, a mutual holding company, such as Polonia MHC, may generally engage in the following activities: (1) investing in the stock of a savings association; (2) acquiring a mutual association through the merger of such association into a savings association subsidiary of such holding company or an interim savings association subsidiary of such holding company; (3) merging with or acquiring another holding company, one of whose subsidiaries is a savings association; and (4) any activity approved by the Federal Reserve Board for a bank holding company or financial holding company or previously approved by the Office of Thrift Supervision for multiple savings and loan holding companies. Recent legislation, which authorized mutual holding companies to engage in activities permitted for financial holding companies, expanded the authorized activities. Financial holding companies may engage in a broad array of financial service activities including insurance and securities.

Federal law prohibits a savings and loan holding company, including a federal mutual holding company, from directly or indirectly, or through one or more subsidiaries, acquiring more than 5% of the voting stock of another savings institution, or its holding company, without prior written approval of the Office of Thrift Supervision. In evaluating applications by holding companies to acquire savings institutions, the Office of Thrift Supervision must consider the financial and managerial resources and future prospects of the company and institution involved, the effect of the acquisition on the risk to the insurance funds, the convenience and needs of the community and competitive factors. Federal law also prohibits a savings and loan holding company from acquiring more than 5% of a company engaged in activities other than those authorized for savings and loan holding companies by federal law; or acquiring or retaining control of a depository institution that is not insured by the Federal Deposit Insurance Corporation.

The Office of Thrift Supervision is prohibited from approving any acquisition that would result in a multiple savings and loan holding company controlling savings institutions in more than one state, except: (1) the approval of interstate supervisory acquisitions by savings and loan holding companies; and (2) the acquisition of a savings institution in another state if the laws of the state of the target savings institution specifically permit such acquisitions. The states vary in the extent to which they permit interstate savings and loan holding company acquisitions. This limitation would not prohibit an interstate merger of the subsidiary savings association.

If the savings institution subsidiary of a savings and loan holding company fails to meet the qualified thrift lender test, the holding company must register with the Federal Reserve Board as a bank holding company within one year of the savings institution’s failure to so qualify.

Stock Holding Company Subsidiary Regulation. The Office of Thrift Supervision has adopted regulations governing the two-tier mutual holding company form of organization and subsidiary stock holding companies that are controlled by mutual holding companies. We have adopted this form of organization and it will be in place after the proposed reorganization. Polonia Bancorp will be the stock holding company subsidiary of Polonia MHC. Polonia Bancorp will be permitted to engage in activities that are permitted for Polonia MHC subject to the same restrictions and conditions.

Waivers of Dividends by Polonia MHC. Office of Thrift Supervision regulations require Polonia MHC to notify the Office of Thrift Supervision if it proposes to waive receipt of dividends from Polonia Bancorp. The Office of Thrift Supervision reviews dividend waiver notices on a case-by-case basis, and, in general, does not object to any such waiver if: (i) the waiver would not be detrimental to the safe and sound operation of the savings association; and (ii) the mutual holding company’s board of directors determines that such waiver is consistent with such directors’ fiduciary duties to the mutual holding company’s members. We anticipate that Polonia MHC will waive dividends that Polonia Bancorp may pay, if any.

Conversion of Polonia MHC to Stock Form. Office of Thrift Supervision regulations permit Polonia MHC to convert from the mutual form of organization to the capital stock form of organization. There can be no assurance when, if ever, a conversion transaction will occur, and the Board of Directors has no current intention or plan to undertake a conversion transaction. In a conversion transaction, a new holding company would be formed as the successor to Polonia Bancorp, Polonia MHC’s corporate existence would end, and certain depositors of Polonia Bank would receive the right to subscribe for additional shares of the new holding company. In a conversion transaction, each share of common stock held by stockholders other than Polonia MHC would be automatically converted into a number of shares of common stock of the new holding company based on an exchange ratio determined at the time of conversion that ensures that stockholders other than Polonia MHC own the same percentage of common stock in the new holding company as they owned in Polonia Bancorp immediately before conversion. The total number of shares held by stockholders other than Polonia MHC after a conversion transaction would be increased by any purchases by such stockholders in the stock offering conducted as part of the conversion transaction.

Acquisition of Control. Under the federal Change in Bank Control Act, a notice must be submitted to the Office of Thrift Supervision if any person (including a company), or group acting in concert, seeks to acquire “control” of a savings and loan holding company or savings association. An acquisition of “control” can occur upon the acquisition of 10% or more of the voting stock of a savings and loan holding company or savings institution or as otherwise defined by the Office of Thrift Supervision. Under the Change in Bank Control Act, the Office of Thrift Supervision has 60 days from the filing of a complete notice to act, taking into consideration certain factors, including the financial and managerial resources of the acquirer and the anti-trust effects of the acquisition. Any company that so acquires control would then be subject to regulation as a savings and loan holding company.

Federal Securities Laws

Polonia Bancorp has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 for the registration of the common stock to be issued pursuant to the offering. Upon completion of the offering, Polonia Bancorp common stock will continue to be registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934. Polonia Bancorp will be subject to the information, proxy solicitation, insider trading restrictions and other requirements under the Securities Exchange Act of 1934.

The registration, under the Securities Act of 1933, of the shares of common stock to be issued in the offering does not cover the resale of those shares. Shares of common stock purchased by persons who are not affiliates of Polonia Bancorp may be resold without registration. Shares purchased by an affiliate of Polonia Bancorp will be subject to the resale restrictions of Rule 144 under the Securities Act of 1933. If Polonia Bancorp meets the current public information requirements of Rule 144, each affiliate of Polonia Bancorp that complies with the other conditions of Rule 144, including those that require the affiliate’s sale to be aggregated with those of other persons, would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of 1% of the outstanding shares of Polonia Bancorp, or the average weekly volume of trading in the shares during the preceding four calendar weeks. In the future, Polonia Bancorp may permit affiliates to have their shares registered for sale under the Securities Act of 1933.

Sarbanes-Oxley Act of 2002

The Sarbanes-Oxley Act of 2002 is a law that addresses, among other issues, corporate governance, auditing and accounting, executive compensation, and enhanced and timely disclosure of corporate information. As directed by Section 302(a) of Sarbanes-Oxley Act of 2002, Polonia Bancorp’s Chief Executive Officer and Chief

Financial Officer each will be required to certify that its quarterly and annual reports do not contain any untrue statement of a material fact. The rules have several requirements, including having these officers certify that: they are responsible for establishing, maintaining and regularly evaluating the effectiveness of our internal controls; they have made certain disclosures to our auditors and the audit committee of the Board of Directors about our internal controls; and they have included information in our quarterly and annual reports about their evaluation and whether there have been significant changes in our internal controls or in other factors that could significantly affect internal controls. Polonia Bancorp will be subject to further reporting and audit requirements beginning with the year ending June 30, 2007 under the requirements of the Sarbanes-Oxley Act. Polonia Bancorp will prepare policies, procedures and systems designed to comply with these regulations to ensure compliance with these regulations.

Federal and State Taxation

Federal Income Taxation

General. We report our income on a fiscal year basis using the accrual method of accounting. The federal income tax laws apply to us in the same manner as to other corporations with some exceptions, including our reserve for bad debts discussed below. The following discussion of tax matters is intended only as a summary and does not purport to be a comprehensive description of the tax rules applicable to us. Our federal income tax returns have been either audited or closed under the statute of limitations through December, 2001. For its 2005 year, Polonia Bank’s maximum federal income tax rate was 34%.

We expect to amend our federal tax returns for fiscal years 2002, 2003 and 2004 due to an error in recording the tax deduction related to deferred compensation agreements. We anticipate a total refund of approximately $170,000 which amount is reflected in our financial statements.

Bad Debt Reserves. For fiscal years beginning before June 30, 1996, thrift institutions that qualified under certain definitional tests and other conditions of the Internal Revenue Code were permitted to use certain favorable provisions to calculate their deductions from taxable income for annual additions to their bad debt reserve. A reserve could be established for bad debts on qualifying real property loans, generally secured by interests in real property improved or to be improved, under the percentage of taxable income method or the experience method. The reserve for nonqualifying loans was computed using the experience method. Federal legislation enacted in 1996 repealed the reserve method of accounting for bad debts and the percentage of taxable income method for tax years beginning after 1995 and require savings institutions to recapture or take into income certain portions of their accumulated bad debt reserves. Approximately $1.4 million of our accumulated bad debt reserves would not be recaptured into taxable income unless Polonia Bank makes a “non-dividend distribution” to Polonia Bancorp as described below.

Distributions. If Polonia Bank makes “non-dividend distributions” to Polonia Bancorp, the distributions will be considered to have been made from Polonia Bank’s unrecaptured tax bad debt reserves, including the balance of its reserves as of December 31, 1987, to the extent of the “non-dividend distributions,” and then from Polonia Bank’s supplemental reserve for losses on loans, to the extent of those reserves, and an amount based on the amount distributed, but not more than the amount of those reserves, will be included in Polonia Bank’s taxable income. Non-dividend distributions include distributions in excess of Polonia Bank’s current and accumulated earnings and profits, as calculated for federal income tax purposes, distributions in redemption of stock and distributions in partial or complete liquidation. Dividends paid out of Polonia Bank’s current or accumulated earnings and profits will not be so included in Polonia Bank’s taxable income.

The amount of additional taxable income triggered by a non-dividend is an amount that, when reduced by the tax attributable to the income, is equal to the amount of the distribution. Therefore, if Polonia Bank makes a non-dividend distribution to Polonia Bancorp, approximately one and one-half times the amount of the distribution not in excess of the amount of the reserves would be includable in income for federal income tax purposes, assuming a 34% federal corporate income tax rate. Polonia Bank does not intend to pay dividends that would result in a recapture of any portion of its bad debt reserves.

State Taxation

Pennsylvania Taxation. Polonia Bancorp will be subject to the Pennsylvania Corporate Net Income Tax, Capital Stock and Franchise Tax. The Corporation Net Income Tax rate for 2006 is 9.99% and is imposed on unconsolidated taxable income for federal purposes with certain adjustments. In general, the Capital Stock and Franchise Tax is a property tax imposed on a corporation’s capital stock value at a statutorily defined rate, such value being determined in accordance with a fixed formula based upon average net income and net worth. Polonia Bank is subject to, and will remain subject to such provision after the reorganization, tax under the Pennsylvania

Mutual Thrift Institutions Tax Act, as amended to include thrift institutions having capital stock. Pursuant to the Mutual Thrift Institutions Tax, the tax rate is 11.5%. The Mutual Thrift Institutions Tax exempts Polonia Bank from other taxes imposed by the Commonwealth of Pennsylvania for state income tax purposes and from all local taxation imposed by political subdivisions, except taxes on real estate and real estate transfers. The Mutual Thrift Institutions Tax is a tax upon net earnings, determined in accordance with generally accepted accounting principles with certain adjustments. The Mutual Thrift Institutions Tax, in computing income according to generally accepted accounting principles, allows for the deduction of interest earned on state and federal obligations, while disallowing a percentage of a thrift’s interest expense deduction in the proportion of interest income on those securities to the overall interest income of Polonia Bank. Net operating losses, if any, thereafter can be carried forward three years for Mutual Thrift Institutions Tax purposes.

The Reorganization and Stock Offering

The Board of Directors of Polonia Bank has approved the plan of reorganization and stock issuance. The plan of reorganization and stock issuance also must be approved by the members of Polonia Bank. A special meeting of members has been called for this purpose. The Office of Thrift Supervision also has conditionally approved the plan of reorganization and stock issuance; however, such approval does not constitute a recommendation or endorsement of the plan of reorganization and stock issuance by such agency.

General

On January 17, 2006, the Board of Directors of Polonia Bank unanimously adopted the plan of reorganization and stock issuance, pursuant to which Polonia Bank will reorganize into a two-tiered mutual holding company. This structure is called a two-tier structure because it will have two levels of holding companies. After the reorganization, Polonia Bancorp will be the mid-tier stock holding company and Polonia MHC will be the top-tier mutual holding company. Under the terms of the plan of reorganization and stock issuance, Polonia Bancorp will own all of the stock of Polonia Bank and Polonia MHC will own at least a majority of Polonia Bancorp.

The reorganization also includes the offering by Polonia Bancorp of 45% of its common stock to qualifying depositors and borrowers of Polonia Bank in a subscription offering and, if necessary, to members of the general public through a community offering and/or a syndicate of registered broker-dealers. The completion of the offering depends on market conditions and other factors beyond our control. We can give no assurance as to the length of time that will be required to complete the sale of the common stock. If we experience delays, significant changes may occur in the appraisal of Polonia Bancorp and Polonia Bank as reorganized, which would require a change in the offering range. A change in the offering range would result in a change in the net proceeds realized by Polonia Bancorp from the sale of the common stock. If the reorganization is terminated, Polonia Bank would be required to charge all reorganization expenses against current income.

The Office of Thrift Supervision has approved our plan of reorganization and stock issuance, subject to, among other things, approval of the plan of reorganization and stock issuance by Polonia Bank’s members.

The following is a brief summary of the pertinent aspects of the reorganization. A copy of the plan of reorganization and stock issuance is available from Polonia Bank upon request and is available for inspection at the offices of Polonia Bank and at the Office of Thrift Supervision. The plan of reorganization and stock issuance is also filed as an exhibit to the registration statement, of which this prospectus forms a part, that Polonia Bancorp has filed with the Securities and Exchange Commission. See “Where You Can Find More Information.”

Reasons for the Reorganization

After considering the advantages and disadvantages of the reorganization, the Board of Directors of Polonia Bank unanimously approved the reorganization as being in the best interests of Polonia Bank and its members. The Board of Directors concluded that the reorganization offers a number of advantages that will be important to our future growth and performance and that outweigh the disadvantages of the reorganization.

The reorganization will result in the raising of additional capital for Polonia Bancorp and Polonia Bank, which will support Polonia Bank’s future lending and operational growth and may also support possible future branching activities or the acquisition of other financial institutions or financial service companies or their assets. As a mutual holding company with a mid-tier stock holding company, we will have greater flexibility in structuring mergers and acquisitions, including the form of consideration paid in a transaction. Our current mutual structure, by its nature, limits any ability to offer any common stock as consideration in a merger or acquisition. Our new mutual holding company structure will enhance our ability to compete with other bidders when acquisition opportunities arise by better enabling us to offer stock or cash consideration, or a combination of the two. Since we will not be offering all of our common stock for sale in the offering, the reorganization will result in less capital raised in comparison to a standard mutual-to-stock conversion. Therefore, the reorganization permits Polonia Bank to control the amount of capital being raised, while at the same time enabling Polonia Bank to continue to grow its lending and investment activities. We will be able to raise additional capital in the future in the event we consummate a “second-step” conversion of Polonia MHC to stock form.

The reorganization will afford our officers and employees the opportunity to become stockholders, which we believe to be an effective performance incentive and an effective means of attracting and retaining qualified personnel. The reorganization also will provide our customers and local community members with an opportunity to acquire our stock.

The disadvantages of the reorganization considered by Polonia Bank’s Board of Directors are the additional expense and effort of operating as a public company, the inability of stockholders other than Polonia MHC to obtain majority ownership of Polonia Bancorp and Polonia Bank, which may result in the perpetuation of our management and board of directors, and the corporate ownership and regulatory policies relating to the mutual holding company structure that may be adopted from time to time that may have an adverse impact on stockholders other than Polonia MHC. A majority of our voting stock will be owned by Polonia MHC, which will be controlled by its board of directors. While this structure will permit management to focus on our long-term business strategy for growth and capital deployment without undue pressure from stockholders, it will also serve to perpetuate our existing management and directors. Polonia MHC will be able to elect all the members of Polonia Bancorp’s board of directors, and will be able to control the outcome of most matters presented to our stockholders for resolution by vote. The matters as to which stockholders other than Polonia MHC will be able to exercise voting control are limited and include any proposal to implement an equity incentive plan. No assurance can be given that Polonia MHC will not take action adverse to the interests of other stockholders. For example, Polonia MHC could prevent the sale of control of Polonia Bancorp, or defeat a candidate for the board of directors of Polonia Bancorp or other proposals put forth by stockholders.

The reorganization does not preclude the conversion of Polonia MHC from the mutual to stock form of organization in the future. No assurance can be given when, if ever, Polonia MHC will convert to stock form or what conditions the Office of Thrift Supervision or other regulatory agencies may impose on such a transaction. See “Risk Factors” and “Summary — Possible Conversion of Polonia MHC to Stock Form.”

Description of the Plan of Reorganization and Stock Issuance

Following receipt of all required regulatory approvals and approval of the plan of reorganization and stock issuance by Polonia Bank’s members, the reorganization will be effected as follows or in any other manner approved by the Office of Thrift Supervision that is consistent with the purposes of the plan of reorganization and stock issuance and applicable laws and regulations:

•	Polonia Bank will organize an interim federal stock savings bank as a wholly owned subsidiary (“Interim One”);

•	Interim One will organize Polonia Bancorp, a federal stock corporation, as a wholly owned subsidiary;

•	Interim One will then organize an interim federal savings bank as a wholly owned subsidiary (“Interim Two”);

•	Polonia Bank will exchange its charter to a federal stock savings bank charter and Interim One will exchange its charter for a federal mutual holding company charter to become Polonia MHC;

•	Interim Two will merge with and into Polonia Bank with Polonia Bank in stock form surviving as a subsidiary of Polonia MHC;

•	former members of Polonia Bank will become members of Polonia MHC;

•	Polonia MHC will contribute 100% of the issued common stock of Polonia Bank to Polonia Bancorp; and

•	the shares of Polonia Bancorp common stock issued to Polonia MHC under step (2) will be cancelled and Polonia Bancorp will issue a majority of its common stock to Polonia MHC.

Concurrently with the reorganization, Polonia Bancorp will sell up to 45% of its common stock representing up to 45% of the pro forma market value of Polonia Bank on a fully converted basis. Polonia Bank intends to capitalize Polonia MHC with $100,000.

As a result of the reorganization, Polonia Bank will be organized in stock form and will be wholly owned by Polonia Bancorp. The legal existence of Polonia Bank will not terminate as a result of the reorganization. Instead, Polonia Bank in stock form will be a continuation of Polonia Bank in mutual form. All property of Polonia Bank, including its right, title and interest in all property of any kind and nature, interest and asset of every conceivable value or benefit then existing or pertaining to Polonia Bank, or which would inure to Polonia Bank immediately by operation of law and without the necessity of any conveyance or transfer and without any further act or deed, will vest in Polonia Bank in stock form. Polonia Bank in stock form will have, hold and enjoy the same in its right and fully and to the same extent as the same was possessed, held and enjoyed by Polonia Bank in mutual form. Polonia Bank in stock form will continue to have, succeed to and be responsible for all the rights, liabilities and obligations of Polonia Bank in mutual form and will maintain its headquarters and operations at Polonia Bank’s present locations.

Effects of Reorganization on Deposits, Borrowers and Members

Continuity. While the reorganization is being accomplished, the normal business of Polonia Bank will continue without interruption, including being regulated by the Office of Thrift Supervision and the Federal Deposit Insurance Corporation. After reorganization, Polonia Bank will continue to provide services for depositors and borrowers under current policies by its present management and staff.

The directors of Polonia Bank who adopted the plan of reorganization and stock issuance and who continue to be directors of Polonia Bank at the time of reorganization will serve as directors of Polonia Bank after the reorganization. The Board of Directors of Polonia Bancorp and Polonia MHC will be composed solely of the individuals who serve on the Board of Directors of Polonia Bank. All officers of Polonia Bank at the time of reorganization will retain their positions after the reorganization.

Deposit Accounts and Loans. The reorganization will not affect any deposit accounts or borrower relationships with Polonia Bank. All deposit accounts in Polonia Bank after the reorganization will continue to be insured up to the legal maximum by the Federal Deposit Insurance Corporation in the same manner as such deposit accounts were insured immediately before the reorganization. The reorganization will not change the interest rate or the maturity of deposits at Polonia Bank.

After the reorganization, each depositor of Polonia Bank will have both a deposit account in Polonia Bank and a pro rata ownership interest in the equity of Polonia MHC based upon the balance in the depositor’s account. This ownership interest is tied to the depositor’s account, has no tangible market value separate from the deposit account and may only be realized in the event of a liquidation of Polonia MHC. Any depositor who opens a deposit account obtains a pro rata ownership interest in the equity of Polonia MHC without any additional payment beyond the amount of the deposit. A depositor who reduces or closes his or her account receives the balance in the account but receives nothing for his or her ownership interest in the equity of Polonia MHC, which is lost to the extent that the balance in the account is reduced. Consequently, depositors of Polonia MHC have no way to realize the value of their ownership interest in Polonia MHC, except in the unlikely event that Polonia MHC is liquidated.

After the reorganization, all loans of Polonia Bank will retain the same status that they had prior to the reorganization. The amount, interest rate, maturity and security for each loan will remain as they were contractually fixed prior to the reorganization.

Effect on Voting Rights of Members. After the reorganization, the direction of Polonia Bank will continue to be under the control of its board of directors. Polonia Bancorp, as the holder of all of the outstanding common stock of Polonia Bank, will have exclusive voting rights with respect to any matters concerning Polonia Bank requiring stockholder approval, including the election of directors.

After the reorganization, stockholders of Polonia Bancorp will have exclusive voting rights with respect to any matters concerning Polonia Bancorp requiring stockholder approval. By virtue of its ownership of a majority of the outstanding shares of common stock of Polonia Bancorp, Polonia MHC will be able to control the outcome of most matters presented to the stockholders for resolution by vote.

As a federally chartered mutual holding company, Polonia MHC will have no authorized capital stock and, thus, no stockholders. Holders of deposit accounts of Polonia Bank will become members of Polonia MHC. Such persons will be entitled to vote on all questions requiring action by the members of Polonia MHC, including the election of directors of Polonia MHC. In addition, all persons who become depositors of Polonia Bank following the reorganization will have membership rights with respect to Polonia MHC. Borrowers of Polonia Bank who were borrower members of Polonia Bank at the time of the reorganization will also become members of Polonia MHC. Borrowers will not receive membership rights in connection with any new borrowings made after the reorganization.

Effect on Liquidation Rights. In the unlikely event of a complete liquidation of Polonia Bank prior to the completion of the reorganization, each depositor would receive a pro rata share of any assets of Polonia Bank remaining after payment of expenses and satisfaction of claims of all creditors. Each depositor’s pro rata share of such liquidating distribution would be in the same proportion as the value of such depositor’s deposit account was to the total value of all deposit accounts in Polonia Bank at the time of liquidation.

Upon a complete liquidation of Polonia Bank after the reorganization, each depositor would have a claim as a creditor of the same general priority as the claims of all other general creditors of Polonia Bank. Except as described below, a depositor’s claim would be solely for the amount of the balance in such depositor’s deposit account plus accrued interest. Such depositor would not have an interest in the value or assets of Polonia Bank above that amount. Instead, the holder of Polonia Bank’s common stock (i.e., Polonia Bancorp) would be entitled to any assets remaining upon a liquidation of Polonia Bank.

Upon a complete liquidation of Polonia Bancorp after the reorganization, the stockholders of Polonia Bancorp, including Polonia MHC, would be entitled to receive the remaining assets of Polonia Bancorp, following payment of all debts, liabilities and claims of greater priority of or against Polonia Bancorp.

Upon a complete liquidation of Polonia MHC after the reorganization, all depositors of Polonia Bank at that time will be entitled, pro rata to the value of their deposit accounts, to a distribution of any assets of Polonia MHC remaining after payment of all debts and claims of creditors.

There are no plans to liquidate Polonia Bank, Polonia Bancorp or Polonia MHC in the future.

Material Income Tax Consequences

Although the reorganization may be effected in any manner approved by the Office of Thrift Supervision that is consistent with the purposes of the plan of reorganization and stock issuance and applicable law, regulations and policies, it is intended that the reorganization will be effected through a merger. Completion of the reorganization is conditioned upon prior receipt of either a ruling or an opinion of counsel with respect to federal tax laws, and either a ruling or an opinion with respect to Pennsylvania tax laws, that no gain or loss will be recognized by Polonia Bank, Polonia Bancorp or Polonia MHC as a result of the reorganization or by account holders receiving subscription rights, except to the extent, if any, that subscription rights are deemed to have fair market value on the date such rights are issued. We believe that the tax opinions summarized below address all material federal income tax consequences that are generally applicable to Polonia Bank, Polonia Bancorp and Polonia MHC and persons receiving subscription rights.

Muldoon Murphy & Aguggia LLP has issued an opinion to Polonia Bank that, for federal income tax purposes:

•	the reorganization will constitute a reorganization under Internal Revenue Code section 368(a)(1)(F), and Polonia Bank (in either its mutual form (the “Mutual Bank”) or its stock form (the “Stock Bank”) will recognize no gain or loss as a result of the reorganization;

•	the basis of each asset of the Mutual Bank received by the Stock Bank in the reorganization will be the same as the Mutual Bank’s basis for such asset immediately prior to the reorganization;

•	the holding period of each asset of the Mutual Bank received by the Stock Bank in the reorganization will include the period during which such asset was held by the Mutual Bank prior to the reorganization;

•	for purposes of Internal Revenue Code section 381(b), the Stock Bank will be treated as if there had been no reorganization and, accordingly, the taxable year of the Mutual Bank will not end on the effective date of the reorganization and the tax attributes of the Mutual Bank (subject to application of Internal Revenue Code sections 381, 382 and 384) will be taken into account by the Stock Bank as if the reorganization had not occurred;

•	the Mutual Bank’s members will recognize no gain or loss upon their constructive receipt of shares of the Stock Bank common stock solely in exchange for their mutual ownership interest in the Mutual Bank;

•	no gain or loss will be recognized by members of the Mutual Bank upon the issuance to them of deposits in the Stock Bank in the same dollar amount as their deposits in the Mutual Bank;

•	with respect to the members of the Mutual Bank’s exchange of the stock of the Stock Bank constructively received for the mutual ownership interests in Polonia MHC, the exchange will qualify as an exchange of property for stock under Internal Revenue Code section 351, the initial stockholders of the Stock Bank will recognize no gain or loss upon the constructive transfer to Polonia MHC of the shares of the Stock Bank they constructively received and Polonia MHC will recognize no gain or loss upon its receipt of the common stock of the Stock Bank in exchange for mutual ownership interests in the Mutual Bank;

•	with respect to Polonia MHC’s transfer of 100% of the common stock of the Stock Bank to Polonia Bancorp, Polonia Bancorp will recognize no gain or loss upon its transfer of 100% of the common stock of the Stock Bank from Polonia MHC and Polonia MHC will recognize no gain or loss upon its transfer of 100% of the common stock of the Stock Bank from Polonia MHC to Polonia Bancorp;

•	it is more likely than not that the fair market value of the non-transferable subscription rights to purchase shares of common stock of Polonia Bancorp to be issued to eligible account holders, supplemental eligible account holders and other members is zero and, accordingly, that no income will be realized by eligible account holders, supplemental eligible account holders and other members upon the issuance to them of the subscription rights or upon the exercise of the subscription rights;

•	it is more likely than not that the tax basis to the holders of shares of common stock purchased in the reorganization pursuant to the exercise of the subscription rights will be the amount paid therefor, and that the holding period for such shares of common stock will begin on the date of completion of the reorganization; and

•	the holding period for shares of common stock purchased in the community offering or syndicated community offering will begin on the day after the date of the purchase.

The opinions set forth in the 9th and 10th bullet points above are based on the position that the subscription rights do not have any market value at the time of distribution or at the time they are exercised. Whether subscription rights have a market value for federal income tax purposes is a question of fact, depending upon all relevant facts and circumstances. According to our counsel, the Internal Revenue Service will not issue rulings on whether subscription rights have a market value. Counsel has also advised us that they are unaware of any instance in which the Internal Revenue Service has taken the position that nontransferable subscription rights issued by a converting financial institution have a market value. Counsel also noted that the subscription rights will be granted at no cost to the recipients, will be nontransferable and of short duration, and will afford the recipients the right only to purchase Polonia Bancorp common stock at a price equal to its estimated fair market value, which will be the same price as the purchase price for the unsubscribed shares of common stock.

Unlike a private letter ruling issued by the Internal Revenue Service, an opinion of counsel is not binding on the Internal Revenue Service and the Internal Revenue Service could disagree with the conclusions reached in the opinion. If there is a disagreement, no assurance can be given that the conclusions reached in an opinion of counsel would be sustained by a court if contested by the Internal Revenue Service.

Polonia Bank has also received an opinion from S.R. Snodgrass, A.C., Wexford, Pennsylvania, that, assuming the reorganization does not result in any federal income tax liability to Polonia Bank, its account holders, or Polonia Bancorp, implementation of the plan of reorganization and stock issuance will not result in any Pennsylvania income tax liability to those entities or persons.

The opinions of Muldoon Murphy & Aguggia LLP and S.R. Snodgrass, A.C., are filed as exhibits to the registration statement that Polonia Bancorp has filed with the Securities and Exchange Commission. See “Where You Can Find More Information.”

Subscription Offering and Subscription Rights

Under the plan of reorganization and stock issuance, we have granted rights to subscribe for Polonia Bancorp common stock to the following persons in the following order of priority:

•	Persons with deposits in Polonia Bank with balances aggregating $50 or more (“qualifying deposits”) as of December 31, 2004 (“eligible account holders”). For this purpose, deposit accounts include all savings, time and demand accounts.

•	Our employee stock ownership plan.

•	Persons with qualifying deposits in Polonia Bank as of June 30, 2006 (“supplemental eligible account holders”).

•	Depositors of Polonia Bank as of [meeting record date], 2006, and borrowers of Polonia Bank who had loans outstanding on June 20, 2006 who continue to be borrowers as of [meeting record date], 2006 (“other members”).

The amount of common stock that any person may purchase will depend on the availability of the common stock after satisfaction of all subscriptions having prior rights in the subscription offering and to the maximum and minimum purchase limitations set forth in the plan of reorganization and stock issuance. See “—Limitations on Purchases of Shares.” All persons on a joint account will be counted as a single depositor for purposes of determining the maximum amount that may be subscribed for by owners of a joint account.

Category 1: Eligible Account Holders. Subject to the purchase limitation described below under “—Limitations on Purchases of Shares,” each eligible account holder has the right to subscribe for up to the greater of:

•	$200,000 of common stock (which equals 20,000 shares);

•	one-tenth of 1% of the total offering of common stock to persons other than Polonia MHC; or

•	15 times the product, rounded down to the next whole number, obtained by multiplying the total number of shares of common stock to be sold by a fraction of which the numerator is the amount of qualifying deposits of the eligible account holder and the denominator is the total amount of qualifying deposits of all eligible account holders. The balance of qualifying deposits of all eligible account holders was $ million.

If there are insufficient shares to satisfy all subscriptions by eligible account holders, shares first will be allocated so as to permit each subscribing eligible account holder, if possible, to purchase a number of shares sufficient to make the person’s total allocation equal to 100 shares or the number of shares actually subscribed for, whichever is less. After that, unallocated shares will be allocated among the remaining subscribing eligible account holders whose subscriptions remain unfilled in the proportion that the amounts of their respective qualifying deposits bear to the total qualifying deposits of all remaining eligible account holders whose subscriptions remain unfilled. Subscription rights of eligible account holders who are also executive officers or directors of Polonia Bancorp or Polonia Bank or their associates will be subordinated to the subscription rights of other eligible account holders to the extent attributable to increased deposits in Polonia Bank in the one year period preceding December 31, 2004.

To ensure a proper allocation of stock, each eligible account holder must list on his or her stock order form all deposit accounts in which such eligible account holder had an ownership interest at December 31, 2004. Failure to list an account, or providing incorrect information, could result in the loss of all or part of a subscriber’s stock allocation.

We will strive to identify your ownership in all accounts, but cannot guarantee we will identify all accounts in which you have an ownership interest.

Category 2: Tax-Qualified Employee Stock Benefit Plans. Our tax-qualified employee benefit plans have the right to purchase up to 10% of the shares of common stock issued in the reorganization to persons other than Polonia MHC. As a tax-qualified employee benefit plan, our employee stock ownership plan intends to purchase 3.92% of the shares issued in the reorganization, including shares issued to Polonia MHC. Subscriptions by the employee stock ownership plan will not be aggregated with shares of common stock purchased by any other participants in the reorganization, including subscriptions by our officers and directors, for the purpose of applying the purchase limitations in the plan of reorganization. If eligible account holders subscribe for all of the shares being sold, no shares will be available for our tax-qualified employee benefit plans. However, if we increase the number of shares offered above the maximum of the offering range, the employee stock ownership plan will have a first priority right to purchase any shares exceeding that amount up to 10% of the common stock issued in the reorganization to persons other than Polonia MHC. If the plan’s subscription is not filled in its entirety, the employee stock ownership plan may purchase shares in the open market or may purchase shares directly from us with the approval of the Office of Thrift Supervision.

Category 3: Supplemental Eligible Account Holders. Subject to the purchase limitation described below under “—Limitations on Purchases of Shares,” each supplemental eligible account holder has the right to subscribe for up to the greater of:

•	$200,000 of common stock (which equals 20,000 shares);

•	one-tenth of 1% of the total offering of common stock to persons other than Polonia MHC; or

•	15 times the product, rounded down to the next whole number, obtained by multiplying the total number of shares of common stock to be sold by a fraction of which the numerator is the amount of qualifying deposits of the supplemental eligible account holder and the denominator is the total amount of qualifying deposits of all supplemental eligible account holders. The balance of qualifying deposits of all supplemental eligible account holders was $ million.

If eligible account holders and Polonia Bank’s employee stock ownership plan subscribe for all of the shares being sold by Polonia Bancorp, no shares will be available for supplemental eligible account holders. If shares are available for supplemental eligible account holders but there are insufficient shares to satisfy all subscriptions by supplemental eligible account holders, shares first will be allocated so as to permit each subscribing supplemental eligible account holder, if possible, to purchase a number of shares sufficient to make the person’s total allocation equal 100 shares or the number of shares actually subscribed for, whichever is less. After that, unallocated shares will be allocated among the remaining subscribing supplemental eligible account holders whose subscriptions remain unfilled in the proportion that the amounts of their respective qualifying deposits bear to the total qualifying deposits of all remaining supplemental eligible account holders whose subscriptions remain unfilled.

To ensure a proper allocation of stock, each supplemental eligible account holder must list on his or her stock order form all deposit accounts in which such supplemental eligible account holder had an ownership interest at June 30, 2006. Failure to list an account, or providing incorrect information, could result in the loss of all or part of a subscriber’s stock allocation.

Category 4: Other Members. Subject to the purchase limitations as described below under “–Limitations on Purchases of Shares,” each other member of Polonia Bank has the right to purchase up to the greater of $200,000 of common stock (which equals 20,000 shares) or one-tenth of 1% of the total offering of common stock issued to persons other than Polonia MHC. If eligible account holders, the employee stock ownership plan and supplemental eligible account holders subscribe for all of the shares being sold, no shares will be available for other members. If shares are available for other members but there are not sufficient shares to satisfy all subscriptions by other members, shares first will be allocated so as to permit each subscribing other member, if possible, to purchase a number of shares sufficient to make the person’s total allocation equal 100 shares or the number of shares actually subscribed for, whichever is less. After that, unallocated shares will be allocated among the remaining subscribing other members in the proportion that each other member’s subscription bears to the total subscriptions of all such subscribing other members whose subscriptions remain unfilled.

To ensure a proper allocation of stock, each other member must list on his or her stock order form all deposit accounts in which such other member had an ownership interest at [meeting record date], 2006 or each loan from Polonia Bank that was outstanding on June 20, 2006 and continued to be outstanding on [meeting record date], 2006. Failure to list an account or loan, or providing incorrect information, could result in the loss of all or part of a subscriber’s stock allocation.

Expiration Date for the Subscription Offering. The subscription offering and all subscription rights under the plan of reorganization and stock issuance is expected to terminate at     :       .m., Eastern time, on [Expiration Date]. We will not accept orders for common stock in the subscription offering received after that time. We will make reasonable attempts to provide a prospectus and related offering materials to holders of subscription rights; however, all subscription rights will expire on the expiration date whether or not we have been able to locate each person entitled to subscription rights.

Office of Thrift Supervision regulations require that we complete the sale of common stock within 45 days after the close of the subscription offering. If the sale of the common stock is not completed within that period, all funds received will be returned promptly with interest, at Polonia Bank’s statement savings rate and all withdrawal authorizations will be canceled unless we receive approval of the Office of Thrift Supervision to extend the time for completing the offering. If regulatory approval of an extension of the time period has been granted, we will notify all subscribers of the extension and of the duration of any extension that has been granted, and subscribers will have the right to modify or rescind their purchase orders. If we do not receive an affirmative response from a subscriber to any resolicitation, the subscriber’s order will be rescinded and all funds received will be returned promptly with interest, or withdrawal authorizations will be canceled. No single extension can exceed 90 days, and all extensions in the aggregate may not last beyond [Expiration Date #2].

Persons in Non-Qualified States. We will make reasonable efforts to comply with the securities laws of all states in the United States in which persons entitled to subscribe for stock under the plan of reorganization and stock issuance reside. However, we are not required to offer stock in the subscription offering to any person who resides in a foreign country or who resides in a state of the United States in which (1) only a small number of persons otherwise eligible to subscribe for shares of common stock reside; (2) the granting of subscription rights or the offer or sale of shares to such person would require that we or our officers or directors register as a broker, dealer, salesman or selling agent under the securities laws of the state, or register or otherwise qualify the subscription rights or common stock for sale or qualify as a foreign corporation or file a consent to service of process; or (3) we determine that compliance with that state’s securities laws would be impracticable for reasons of cost or otherwise.

Restrictions on Transfer of Subscription Rights and Shares. Subscription rights are nontransferable. You may not transfer, or enter into any agreement or understanding to transfer, the legal or beneficial ownership of your subscription rights issued under the plan of reorganization and stock issuance or the shares of common stock to be issued upon exercise of your subscription rights. Your subscription rights may be exercised only by you and only for your own account. If you exercise your subscription rights, you will be required to certify that you are purchasing shares solely for your own account and that you have no agreement or understanding regarding the sale or transfer of such shares. Federal regulations also prohibit any person from offering, or making an announcement of an offer or intent to make an offer, to purchase such subscription rights or shares of common stock before the completion of the reorganization.

If you sell or otherwise transfer your rights to subscribe for common stock in the subscription offering or subscribe for common stock on behalf of another person, you may forfeit those rights and face possible further sanctions and penalties imposed by the Office of Thrift Supervision or another agency of the U.S. Government. We will pursue any and all legal and equitable remedies in the event we become aware of the transfer of subscription rights and will not honor orders known by us to involve the transfer of such rights.

Community Offering

To the extent that shares remain available for purchase after satisfaction of all subscriptions received in the subscription offering, we may offer shares pursuant to the plan of reorganization and stock issuance in a community offering to the following persons in the following order of priority:

•	Natural persons and trusts of natural persons who are residents of Philadelphia and Montgomery Counties, Pennsylvania; and

•	Other persons to whom Polonia Bank delivers a prospectus.

We will consider persons to be residing in one of the specified counties if they occupy a dwelling in the county and establish a physical presence in the county that is not merely transitory in nature. We may utilize depositor or loan records or other evidence provided to us to make a determination as to whether a person is a resident in one of the specified counties. In all cases, the determination of residence status will be made by us in our sole discretion.

Purchasers in the community offering are eligible to purchase up to $200,000 of common stock (which equals 20,000 shares). To the extent practicable, and subject to the preferred subscriber preference and various purchase limitations, orders for the common stock in the community offering shall first be filled to a maximum of 2% of the total number of shares of common stock sold in the offering, and thereafter any remaining shares shall be allocated on an equal number of shares basis per order until all orders have been filled. If shares are available for preferred subscribers in the community offering but there are insufficient shares to satisfy all orders, the available shares will be allocated first to each preferred subscriber whose order we accept in an amount equal to the lesser of 100 shares or the number of shares ordered by each such subscriber, if possible. After that, unallocated shares will be allocated among the remaining preferred subscribers whose orders remain unsatisfied in the same proportion that the unfilled order of each such subscriber bears to the total unfilled orders of all such subscribers. If, after filling the orders of preferred subscribers in the community offering, shares are available for other subscribers in the community offering but there are insufficient shares to satisfy all orders, shares will be allocated in the same manner as for preferred subscribers.

The community offering, if held, may commence concurrently with, or subsequent to, the subscription offering and will terminate no later than 45 days after the close of the subscription offering unless extended by us, with the approval of the Office of Thrift Supervision. If we receive regulatory approval for an extension, all subscribers will be notified of the extension and of the duration of any extension that has been granted, and will have the right to confirm, increase, decrease or rescind their orders. If we do not receive an affirmative response from a subscriber to any resolicitation, the subscriber’s order will be rescinded and all funds received will be returned promptly with interest.

The opportunity to subscribe for shares of common stock in the community offering is subject to our right to reject orders, in whole or part, either at the time of receipt of an order or as soon as practicable following the expiration date of the offering. If your order is rejected in part, you will not have the right to cancel the remainder of your order.

Syndicated Community or Underwritten Public Offering

The plan of reorganization and stock issuance provides that, if necessary, all shares of common stock not purchased in the subscription offering and community offering may be offered for sale to the general public in a syndicated community offering to be managed by Sandler O’Neill & Partners, L.P., acting as our agent. In such capacity, Sandler O’Neill may form a syndicate of broker-dealers. Alternatively, we may sell any remaining shares in an underwritten public offering. However, we retain the right to accept or reject, in whole or in part, any orders in the syndicated community offering or underwritten public offering. Neither Sandler O’Neill nor any registered broker-dealer will have any obligation to take or purchase any shares of the common stock in the syndicated community offering; however, Sandler O’Neill has agreed to use its best efforts in the sale of shares in any syndicated community offering. The syndicated community offering would terminate no later than 45 days after the expiration of the subscription offering, unless extended by us, with approval of the Office of Thrift Supervision. See “—Community Offering” above for a discussion of rights of subscribers in the event an extension is granted.

Common stock sold in the syndicated community offering also will be sold at the $10.00 per share purchase price. Purchasers in the syndicated community offering are eligible to purchase up to $200,000 of common stock (which equals 20,000 shares). Orders for common stock in the syndicated community offering will be filled first to a maximum of 2% of the total number of shares sold in the offering and thereafter any remaining shares will be allocated on an equal number of shares basis per order until all orders have been filled. However, no fractional shares will be issued. We may begin the syndicated community offering or underwritten public offering at any time following the commencement of the subscription offering.

The opportunity to subscribe for shares of common stock in the syndicated community offering or underwritten public offering is subject to our right in our sole discretion to accept or reject orders, in whole or part, either at the time of receipt of an order or as soon as practicable following the expiration date of the offering. If your order is rejected in part, you will not have the right to cancel the remainder of your order.

If we are unable to find purchasers from the general public for all unsubscribed shares, we will make other purchase arrangements, if feasible. Other purchase arrangements must be approved by the Office of Thrift Supervision and may provide for purchases by directors, officers, their associates and other persons in excess of the limitations provided in the plan of reorganization and stock issuance and in excess of the proposed director purchases discussed earlier, although no purchases are currently intended. If other purchase arrangements cannot be made, we may either: terminate the stock offering and promptly return all funds; set a new offering range, notify all subscribers and give them the opportunity to place a new order for shares of Polonia Bancorp common stock; or take such other actions as may be permitted by the Office of Thrift Supervision.

Limitations on Purchases of Shares

The plan of reorganization and stock issuance imposes limitations upon the purchase of common stock by eligible subscribers and others in the reorganization. In addition to the purchase limitations described above under “—Subscription Offering and Subscription Rights,” “—Community Offering” and “—Syndicated Community Offering,” the plan of reorganization and stock issuance provides for the following purchase limitations:

•	The aggregate amount of our outstanding common stock owned or controlled by persons other than Polonia MHC at the close of the offering shall be less than 50% of our total outstanding common stock.

•	Except for our tax-qualified employee stock benefit plans, no person, either alone or together with associates of or persons acting in concert with such person, may purchase in the aggregate more than $200,000 of the common stock (which equals 20,000 shares), subject to increase as described below.

•	Each subscriber must subscribe for a minimum of 25 shares.

•	The aggregate amount of common stock acquired in the offering by any non-tax-qualified employee stock benefit plan or any management person and his or her associates, shall not exceed 4.9% of the (i) outstanding shares of common stock at the conclusion of the offering; or (ii) the stockholders’ equity of Polonia Bancorp at the conclusion of the offering. In calculating the number of shares held by management persons and their associates, shares held by any tax-qualified or non-tax-qualified employee stock benefit plan that are attributable to such person will not be counted.

•	The aggregate amount of common stock acquired in the offering by any one or more tax-qualified employee stock benefit plans, exclusive of any shares of Polonia Bancorp common stock acquired by such plans in the secondary market, shall not exceed 4.9% of (i) the outstanding shares of Polonia Bancorp common stock at the conclusion of the offering; or (ii) the stockholders’ equity of Polonia Bancorp at the conclusion of the offering.

•	The aggregate amount of common stock acquired in the offering by all of our stock benefit plans, other than employee stock ownership plans, shall not exceed 25% of the outstanding common stock held by persons other than Polonia MHC.

•	The aggregate amount of common stock acquired in the offering by all non-tax-qualified employee stock benefit plans or management persons and their associates, exclusive of any common stock acquired by such plans or management persons and their associates in the secondary market, shall not exceed 33% of (i) the outstanding shares of Polonia Bancorp common stock held by persons other than Polonia MHC at the conclusion of the offering; or (ii) the stockholders’ equity of Polonia Bancorp held by persons other than Polonia MHC at the conclusion of the offering. In calculating the number of shares held by management persons and their associates, shares held by any tax-qualified or non-tax-qualified employee stock benefit plan that are attributable to such person will not be counted.

We may, in our sole discretion, increase the individual or aggregate purchase limitation to up to 5% of the shares of common stock sold in the offering to persons other than Polonia MHC. We do not intend to increase the maximum purchase limitation unless market conditions warrant an increase in the maximum purchase limitation and the sale of a number of shares in excess of the minimum of the offering range. If we decide to increase the purchase limitations, persons who subscribed for the maximum number of shares of common stock will be given the opportunity to increase their subscriptions accordingly, subject to the rights and preferences of any person who has priority subscription rights. We, in our discretion, also may give other large subscribers the right to increase their subscriptions.

The plan of reorganization and stock issuance defines “acting in concert” to mean knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not by an express agreement or understanding; or a combination or pooling of voting or other interests in the securities of an issuer for a common purpose under any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. In general, a person or company that acts in concert with another party will also be deemed to be acting in concert with any person who is also acting in concert with that other party. We may presume that certain persons are acting in concert based upon, among other things, joint account relationships and the fact that persons may have filed joint Schedules 13D or 13G with the Securities and Exchange Commission with respect to other companies. For purposes of the plan of reorganization and stock issuance, our directors are not deemed to be acting in concert solely by reason of their Board membership.

The plan of reorganization and stock issuance defines “associate,” with respect to a particular person, to mean:

•	a corporation or organization other than Polonia MHC, Polonia Bancorp or Polonia Bank or a majority-owned subsidiary of Polonia MHC, Polonia Bancorp or Polonia Bank of which a person is a senior officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities of such corporation or organization;

•	a trust or other estate in which a person has a substantial beneficial interest or as to which a person serves as trustee or in a similar fiduciary capacity; and

•	a relative or spouse of a person, or any relative of a spouse, who either has the same home as a person or who is a director or officer of Polonia MHC, Polonia Bancorp or Polonia Bank or any of their subsidiaries.

For example, a corporation of which a person serves as a senior officer would be an associate of that person and, therefore, all shares purchased by the corporation would be included with the number of shares that the person could purchase individually under the purchase limitations described above. We have the right in our sole discretion to reject any order submitted by a person whose representations we believe to be false or who we otherwise believe, either alone or acting in concert with others, is violating or circumventing, or intends to violate or circumvent, the terms and conditions of the plan of reorganization and stock issuance. Directors and officers are not treated as associates of each other solely by virtue of holding such positions. We have the sole discretion to determine whether prospective purchasers are “associates” or “acting in concert.”

Plan of Distribution and Marketing Arrangements

Offering materials have been initially distributed to certain persons by mail, with additional copies made available through our conversion center and Sandler O’Neill. All prospective purchasers are to send payment directly to Polonia Bank, where such funds will be held in a segregated savings account and not released until the offering is completed or terminated.

We have engaged Sandler O’Neill, a broker-dealer registered with the NASD, as a financial and marketing advisor in connection with the reorganization and the offering of our common stock. In its role as financial and marketing advisor, Sandler O’Neill will assist us in the offering as follows:

•	consulting as to the securities market implications of any aspect of the plan of reorganization and stock issuance or related corporate documents;

•	reviewing with our Board of Directors the financial impact of the independent appraiser’s appraisal of the common stock;

•	reviewing all offering documents, including the prospectus, stock order forms and related offering materials (we are responsible for the preparation and filing of such documents);

•	assisting in the design and implementation of a marketing strategy for the offering;

•	assisting us in scheduling and preparing for meetings with potential investors and broker-dealers; and

•	providing such other general advice and assistance as may be requested to promote the successful completion of the reorganization.

For these services, Sandler O’Neill will receive a fee of 1.25% of the aggregate dollar amount of the common stock sold in the subscription and community offerings, excluding shares sold to the employee stock ownership plan and to our officers, employees and directors and their immediate families. We have made an advance payment of $25,000 to Sandler O’Neill for expenses. Any unused portion of this advance will be refunded if the offering is not consummated. If there is a syndicated community offering, Sandler O’Neill will receive a management fee of 1.0% of the aggregate dollar amount of the common stock sold in the syndicated community offering. The total fees paid to Sandler O’Neill and other NASD member firms in the syndicated community offering will not exceed 7.0% of the aggregate dollar amount of the common stock sold in the syndicated community offering.

We also will reimburse Sandler O’Neill for its legal fees and expenses associated with its marketing effort, up to a maximum of $60,000. If the plan of reorganization and stock issuance is terminated or if Sandler O’Neill terminates its agreement with us in accordance with the provisions of the agreement, Sandler O’Neill will only receive reimbursement of its reasonable out-of-pocket expenses. We will indemnify Sandler O’Neill against liabilities and expenses (including legal fees) incurred in connection with certain claims or liabilities arising out of or based upon untrue statements or omissions contained in the offering materials for the common stock, including liabilities under the Securities Act of 1933.

We have also engaged Sandler O’Neill to act as conversion agent in connection with the offering. In its role as conversion agent, Sandler O’Neill will assist us in the offering as follows: (1) consolidation of accounts and vote calculation; (2) preparation of proxy, order and/or request forms; (3) organization and supervision of the conversion center; (4) proxy solicitation and special meeting services; and (5) subscription services. For these services, Sandler O’Neill will receive a fee of $10,000 and reimbursement for its reasonable out-of-pocket expenses. We have made an advance payment of $5,000 to Sandler O’Neill for these services.

Sandler O’Neill has not prepared any report or opinion constituting a recommendation or advice to us or to persons who subscribe for common stock, nor has it prepared an opinion as to the fairness to us of the purchase price or the terms of the common stock to be sold. Sandler O’Neill expresses no opinion as to the prices at which common stock to be issued may trade.

Our directors and executive officers may participate in the offering. However, such participation will be limited to answering questions about Polonia Bancorp. In addition, trained employees may provide ministerial services, such as providing clerical work in effecting a sales transaction or answering questions of a ministerial nature.

Questions by prospective purchasers regarding the offering process will be directed to registered representatives of Sandler O’Neill. We will rely on Rule 3a4-1 under the Securities Exchange Act of 1934, as amended, so as to permit officers, directors and employees to participate in the sale of the common stock. No officer, director or employee will be compensated for his or her participation by the payment of commissions or other remuneration based either directly or indirectly on the transactions in the common stock.

Procedure for Purchasing Shares in the Subscription and Community Offerings

Use of Order Forms. To purchase shares in the subscription offering, you must submit a properly completed and executed order form to Polonia Bank by __:       .m., Eastern time, on [Expiration Date]. Your order form must be accompanied by full payment for all of the shares subscribed for or include appropriate authorization in the space provided on the order form for withdrawal of full payment from a deposit account with Polonia Bank. To purchase shares in the community offering, you must submit a properly completed and executed order form to Polonia Bank, accompanied by the required payment for each share subscribed for, before the community offering terminates, which may be on, or at any time after, the end of the subscription offering. We may, in our sole discretion, permit institutional investors to submit irrevocable orders together with the legally binding commitment for payment and to thereafter pay for such shares of common stock for which they subscribe in the community offering at any time prior to the 48 hours before the completion of the reorganization. This payment may be made by wire transfer. Our interpretation of the terms and conditions of the plan of reorganization and stock issuance and of the acceptability of the order forms will be final.

To ensure that your stock purchase eligibility and priority are properly identified, you must list all accounts on the order form, giving all names in each account and the account number. We will strive to identify your ownership in all accounts, but cannot guarantee we will identify all accounts in which you have ownership interest.

We need not accept order forms that are received after the expiration of the subscription offering or community offering, as the case may be, or that are executed defectively or that are received without full payment or without appropriate withdrawal instructions. In addition, we are not obligated to accept orders submitted on photocopied or facsimilied stock order forms. We have the right to waive or permit the correction of incomplete or improperly executed order forms, but do not represent that we will do so. Under the plan of reorganization and stock issuance, our interpretation of the terms and conditions of the plan of reorganization and stock issuance and of the order form will be final. Once received, an executed order form may not be modified, amended or rescinded without our consent unless the reorganization has not been completed within 45 days after the end of the subscription offering.

The reverse side of the order form contains a regulatorily mandated certification form. We will not accept order forms on which the certification form is not executed. By executing and returning the certification form, you will be certifying that you received this prospectus and acknowledging that the common stock is not a deposit account and is not insured or guaranteed by the federal government. You also will be acknowledging that you received disclosure concerning the risks involved in this offering. The certification form could be used as support to show that you understand the nature of this investment.

To ensure that each purchaser in the subscription and community offerings receives a prospectus at least 48 hours before the end of the subscription and community offerings, as required by Rule 15c2-8 under the Securities Exchange Act of 1934, no prospectus will be mailed any later than five days before that date or hand delivered any later than two days before that date. Execution of the order form will confirm receipt or delivery under Rule 15c2-8. Order forms will be distributed only when preceded or accompanied by a prospectus.

Payment for Shares. Payment for subscriptions may be made by cash, if delivered in person, check, bank draft or money order, or by authorization of withdrawal from deposit accounts maintained with Polonia Bank. Subscription funds will be held by Polonia Bank or, at our discretion, in an escrow account at an independent insured depository institution. Appropriate means by which withdrawals may be authorized are provided on the order form. No wire transfers or third party checks will be accepted. Interest will be paid on payments made by check or money order at our statement savings rate from the date payment is received at the conversion center until the completion or termination of the reorganization. If payment is made by authorization of withdrawal from deposit accounts, the funds authorized to be withdrawn from a deposit account will continue to accrue interest at the contractual rates until completion or termination of the reorganization, unless the certificate matures after the date of receipt of the order form but before closing, in which case funds will earn interest at the statement savings rate from the date of maturity until the reorganization is completed or terminated, but a hold will be placed on the funds, making them unavailable to the depositor until completion or termination of the reorganization. When the reorganization is completed, the funds received in the offering will be used to purchase the shares of common stock ordered. The shares of common stock issued in the reorganization cannot and will not be insured by the Federal Deposit Insurance Corporation or any other government agency. If the reorganization is not consummated for any reason, all funds submitted will be refunded promptly with interest, as described above.

If a subscriber authorizes us to withdraw the amount of the purchase price from his or her deposit account, we will do so as of the effective date of reorganization, though the account must contain the full amount necessary for payment at the time the subscription order is received. We will waive any applicable penalties for early withdrawal from certificate accounts. If the remaining balance in a certificate account is reduced below the applicable minimum balance requirement at the time funds are actually transferred under the authorization, the certificate will be canceled at the time of the withdrawal, without penalty, and the remaining balance will earn interest at our statement savings rate.

We may, in our sole discretion, permit institutional investors to submit irrevocable orders together with the legally binding commitment for payment and to thereafter pay for such shares of common stock for which they subscribe in the community offering at any time prior to the 48 hours before the completion of the reorganization. This payment may be made by wire transfer.

The employee stock ownership plan will not be required to pay for the shares subscribed for at the time it subscribes, but rather may pay for shares of common stock subscribed for upon the completion of the reorganization; provided that there is in force from the time of its subscription until that time, a loan commitment from an unrelated financial institution or Polonia Bancorp to lend to the employee stock ownership plan, at that time, the aggregate purchase price of the shares for which it subscribed.

Individual retirement accounts maintained at Polonia Bank do not permit investment in the common stock. A depositor interested in using his or her individual retirement account funds to purchase common stock must do so through a self-directed individual retirement account. Since we do not offer those accounts, we will allow a depositor to make a trustee-to-trustee transfer of the individual retirement account funds to a trustee offering a self-directed individual retirement account program with the agreement that the funds will be used to purchase Polonia Bancorp’s common stock in the offering. There will be no early withdrawal or Internal Revenue Service interest penalties for transfers. The new trustee would hold the common stock in a self-directed account in the same manner as Polonia Bank now holds the depositor’s individual retirement account funds. An annual administrative fee may be payable to the new trustee. Depositors interested in using funds in an individual retirement account at Polonia Bank to purchase common stock should contact the conversion center as soon as possible so that the necessary forms may be forwarded for execution and returned before the subscription offering ends. In addition, federal laws and regulations require that officers, directors and 10% stockholders who use self-directed individual retirement account funds to purchase shares of common stock in the subscription offering, make purchases for the exclusive benefit of individual retirement accounts.

How We Determined the Offering Range and the $10.00 Purchase Price

Federal regulations require that the aggregate purchase price of the securities sold in connection with the reorganization be based upon an estimated pro forma value of Polonia Bancorp and Polonia Bank on a fully converted basis as determined by an independent appraisal. The term “fully converted” means that the appraiser assumed that 100% of our stock had been sold to the public. We have retained Keller & Company, which is experienced in the evaluation and appraisal of business entities, to prepare the independent appraisal. Keller &

Company will receive fees totaling $25,000 for its appraisal services, plus reasonable out-of-pocket expenses not to exceed $2,500. We have agreed to indemnify Keller & Company under certain circumstances against liabilities and expenses, including legal fees, arising out of, related to, or based upon the reorganization.

Keller & Company prepared the appraisal taking into account the pro forma impact of the offering. For its analysis, Keller & Company undertook substantial investigations to learn about our business and operations. We supplied financial information, including annual financial statements, information on the composition of assets and liabilities, and other financial schedules. In addition to this information, Keller & Company reviewed Polonia Bank’s reorganization and stock issuance applications as filed with the Office of Thrift Supervision and Polonia Bancorp’s registration statement as filed with the Securities and Exchange Commission. Furthermore, Keller & Company visited our facilities and had discussions with our management. Keller & Company did not perform a detailed individual analysis of the separate components of our assets and liabilities. We did not impose any limitations on Keller & Company in connection with its appraisal.

In connection with its appraisal, Keller & Company reviewed the following factors, among others:

•	the economic make-up of our primary market areas;

•	our financial performance and condition in relation to publicly traded savings associations and savings association holding companies that Keller & Company deemed comparable to Polonia Bank;

•	the specific terms of the offering of Polonia Bancorp’s common stock;

•	the pro forma impact of the additional capital raised in the reorganization;

•	our proposed dividend policy;

•	conditions of securities markets in general; and

•	the market for thrift institution common stock in particular.

Consistent with Office of Thrift Supervision appraisal guidelines, Keller & Company’s analysis utilized three selected valuation methods, the price/book method, the price/earnings method and the price/assets method, all of which are discussed in its report. Keller & Company’s appraisal report is filed as an exhibit to the registration statement we filed with the Securities and Exchange Commission. See “Where You Can Find More Information.” Keller & Company placed the greatest emphasis on the price/book method in estimating pro forma market value. In as much as Polonia Bank incurred negative net and core earnings after taxes for the twelve months ended March 31, 2006 and December 31, 2005, as well as the overall volatility of Polonia Bank’s historical earnings trend, Keller & Company deemed Polonia Bank’s price to earnings method and price to core earnings method to be not meaningful in determining the value of Polonia Bancorp. Keller & Company compared the pro forma price/book value ratio for Polonia Bancorp to the same ratio for a peer group of comparable companies. The peer group consisted of ten publicly traded savings associations and savings association holding companies. The peer group included companies with:

•	average assets of $360.3 million;

•	average non-performing assets of 0.56% of total assets;

•	average loans of 67.4% of total assets;

•	average equity of 9.4% of total assets; and

•	average net income of 0.43% of average assets.

On the basis of the analysis in its report, Keller & Company has advised us that, in its opinion, as of June 1, 2006, the estimated pro forma market value of Polonia Bancorp and Polonia Bank, on a fully converted basis, was within the valuation range of $18.7 million and $25.3 million with a midpoint of $22.0 million.

The following table presents a summary of selected pricing ratios for Polonia Bank on a fully-converted basis, for the peer group companies and for all publicly traded thrifts. Compared to the average pricing ratios of the peer group, Polonia Bank’s pro forma pricing ratios at the midpoint of the offering range indicated a discount of 39.78% on a price-to-book value basis.

	Price to Core Earnings Multiple(1)		Price to Book Value Ratio(2)	Price to Tangible Book Value Ratio(2)
Polonia Bank (pro forma):
Minimum	N/M		65.68%	64.40%
Midpoint	N/M		69.81	68.58
Maximum	N/M		73.02	71.84
Maximum, as adjusted	N/M		76.16	75.05
Peer Group (on a fully-converted basis):
Average	25.40	x	115.92%	124.64%
Median	25.09	x	108.97	116.46
All fully-converted, publicly-traded thrifts:
Average	23.83	x	139.39%	156.43%
Median	17.64	x	129.69	141.38

(1)	Ratios are based on earnings for the 12 months ended March 31, 2006 and share prices as of June 1, 2006.

(2)	Ratios are based on book value as of March 31, 2006 and share prices as of June 1, 2006.

The price-to-earnings multiples set forth in the above table do not reflect the recognition of compensation expense in connection with stock options. New accounting guidance issued by the Financial Accounting Standards Board in December 2004 requires the recognition of compensation expense related to stock options outstanding based upon the fair value of such awards at the date of grant over the period that such awards are earned. The implementation of this accounting guidance will have a significant impact on pricing ratios of Polonia Bank once Polonia Bancorp adopts a stock option plan and issues stock options and will likely have a significant impact on the peer group companies as well. The pro forma information presented under “Pro Forma Data” reflects an estimated expense for the stock option plan that may be adopted by Polonia Bancorp and the resulting effect on the pro forma price-to-earnings multiples for Polonia Bancorp.

Our board of directors reviewed Keller & Company’s appraisal report, including the methodology and the assumptions used by Keller & Company, and determined that the valuation range was reasonable and adequate. Our board of directors determined that 45% of the shares of our common stock should be sold in the offering at a purchase price of $10.00 per share. Multiplying this percentage by Keller & Company’s valuation range yielded an offering range of $8,415,000 to $11,385,000, with a midpoint of $9,900,000. Dividing these dollar amounts by the purchase price resulted in an offering range of between 841,500 and 1,138,000 shares, with a midpoint of 990,000 shares. The purchase price of $10.00 per share was determined by us, taking into account, among other factors, the requirement under Office of Thrift Supervision regulations that the common stock be offered in a manner that will achieve the widest distribution of the stock and desired liquidity in the common stock after the offering.

Since the outcome of the offering relates in large measure to market conditions at the time of sale, it is not possible to determine the exact number of shares that will be issued by Polonia Bancorp at this time. The offering range may be amended, with the approval of the Office of Thrift Supervision, if necessitated by developments following the date of the appraisal in, among other things, market conditions, our financial condition or operating results, regulatory guidelines or national or local economic conditions.

If, upon completion of the subscription offering, at least the minimum number of shares are subscribed for, Keller & Company, after taking into account factors similar to those involved in its prior appraisal, will determine its estimate of our pro forma market value as of the close of the subscription offering. If, as a result of regulatory considerations, demand for the shares or changes in market conditions, Keller & Company determines that our pro forma market value has increased, we may sell up to 1,309,275 shares without any further notice to you.

No shares will be sold unless Keller & Company confirms that, to the best of its knowledge and judgment, nothing of a material nature has occurred that would cause it to conclude that the actual total purchase price of the shares on an aggregate basis was materially incompatible with its appraisal. If, however, the facts do not justify that statement, the offering may be canceled, a new offering range and price per share set and new subscription, community and syndicated community offerings held. Under those circumstances, all funds would be promptly returned and all subscribers would be given the opportunity to place a new order. If the offering is terminated, all subscriptions will be cancelled and subscription funds will be returned promptly with interest, and holds on funds authorized for withdrawal from deposit accounts will be released or reduced. If Keller & Company establishes a new valuation range, it must be approved by the Office of Thrift Supervision.

In formulating its appraisal, Keller & Company relied upon the truthfulness, accuracy and completeness of all documents we furnished to it. Keller & Company also considered financial and other information from regulatory agencies, other financial institutions and other public sources, as appropriate. While Keller & Company believes this information to be reliable, Keller & Company does not guarantee the accuracy or completeness of the information and did not independently verify the financial statements and other data provided by us or independently value our assets or liabilities. The appraisal is not intended to be, and must not be interpreted as, a recommendation of any kind as to the advisability of voting to approve the plan of reorganization and stock issuance or of purchasing shares of common stock. Moreover, because the appraisal must be based on many factors that change periodically, there is no assurance that purchasers of shares in the reorganization will be able to sell shares after the reorganization at prices at or above the purchase price.

Copies of the appraisal report of Keller & Company, including any amendments to the report, and the detailed memorandum of the appraiser setting forth the method and assumptions for such appraisal are available for inspection at the main office of Polonia Bank and the other locations specified under “Where You Can Find More Information.”

Delivery of Certificates

Certificates representing the common stock sold in the offering will be mailed by our transfer agent to the persons whose subscriptions or orders are filled at the addresses of such persons appearing on the stock order form as soon as practicable following completion of the reorganization. We will hold certificates returned as undeliverable until claimed by the persons legally entitled to the certificates or otherwise disposed of in accordance with applicable law. Until certificates for common stock are available and delivered to subscribers, subscribers may not be able to sell their shares, even though trading of the common stock may have commenced.

Restrictions on Repurchase of Stock

Under Office of Thrift Supervision regulations, we may not, for a period of one year from the date of the completion of the reorganization, repurchase any of our common stock from any person, except (1) in an offer made to all stockholders to repurchase the common stock on a pro rata basis, approved by the Office of Thrift Supervision, (2) the repurchase of qualifying shares of a director, or (3) repurchases to fund restricted stock plans or tax-qualified employee stock benefit plans. Where extraordinary circumstances exist, the Office of Thrift Supervision may approve the open market repurchase of up to 5% of our common stock during the first year following the reorganization. To receive such approval, we must establish compelling and valid business purposes for the repurchase to the satisfaction of the Office of Thrift Supervision. Furthermore, repurchases of any common stock are prohibited if they would cause Polonia Bank’s regulatory capital to be reduced below the amount required under the regulatory capital requirements imposed by the Office of Thrift Supervision.

Restrictions on Transfer of Shares After the Reorganization Applicable to Officers and Directors

Common stock purchased in the reorganization will be freely transferable, except for shares purchased by our directors and executive officers.

Shares of common stock purchased by our directors and executive officers may not be sold for a period of one year following the reorganization, except upon the death of the stockholder or unless approved by the Office of Thrift Supervision. Shares purchased by these persons in the open market after the reorganization will be free of this restriction. Shares of common stock issued to directors and executive officers will bear a legend giving appropriate notice of the restriction and, in addition, we will give appropriate instructions to our transfer agent with respect to the restriction on transfers. Any shares issued to directors and executive officers as a stock dividend, stock split or otherwise with respect to restricted common stock will be similarly restricted.

Persons affiliated with Polonia Bank, including our directors and executive officers, received subscription rights based only on their deposits with Polonia Bank as account holders. Any purchases made by persons affiliated with Polonia Bank for the explicit purpose of meeting the minimum of the offering must be made for investment purposes only, and not with a view towards redistribution. Furthermore, as set forth above, Office of Thrift Supervision regulations restrict sales of common stock purchased in the offering by directors and executive officers for a period of one year following the reorganization.

Purchases of outstanding shares of Polonia Bancorp common stock by directors, officers, or any person who becomes an executive officer or director of Polonia Bank after adoption of the plan of reorganization and stock issuance, and their associates, during the three-year period following the reorganization may be made only through a broker or dealer registered with the Securities and Exchange Commission, except with the prior written approval of the Office of Thrift Supervision. This restriction does not apply, however, to negotiated transactions involving more than 1% of Polonia Bancorp’s outstanding common stock or to the purchase of stock under stock benefit plans.

Polonia Bancorp has filed a registration statement with the Securities and Exchange Commission under the Securities Act of 1933 for the registration of the common stock to be sold in the offering. This registration does not cover the resale of the shares. Shares of common stock purchased by persons who are not affiliates of Polonia Bancorp may be resold without registration. Shares purchased by an affiliate of Polonia Bancorp will have resale restrictions under Rule 144 of the Securities Act. If Polonia Bancorp meets the current public information requirements of Rule 144, each affiliate of Polonia Bancorp who complies with the other conditions of Rule 144, including those that require the affiliate’s sale to be aggregated with those of certain other persons, would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of 1% of the outstanding shares of Polonia Bancorp or the average weekly volume of trading in the shares during the preceding four calendar weeks. Polonia Bancorp may make future provision to permit affiliates to have their shares registered for sale under the Securities Act under certain circumstances.

Interpretation, Amendment and Termination

To the extent permitted by law, all interpretations by us of the plan of reorganization and stock issuance will be final; however, such interpretations have no binding effect on the Office of Thrift Supervision. The plan of reorganization and stock issuance provides that, if deemed necessary or desirable, we may substantively amend the plan of reorganization and stock issuance as a result of comments from regulatory authorities or otherwise.

Completion of the reorganization requires the sale of all shares of the common stock within 90 days following approval of the plan of reorganization and stock issuance by the Office of Thrift Supervision, unless an extension is granted by the Office of Thrift Supervision. If this condition is not satisfied, the plan of reorganization and stock issuance will be terminated and Polonia Bank will continue its business in the mutual form of organization. We may terminate the plan of reorganization and stock issuance at any time.

Restrictions on Acquisition of Polonia Bancorp and Polonia Bank

General

The plan of reorganization and stock issuance provides that Polonia Bank will reorganize from a federally chartered savings bank into a federal mutual holding company structure and includes the adoption of a federal stock charter and bylaws for Polonia Bancorp. Certain provisions in the federal stock charter and bylaws of Polonia Bancorp may have anti-takeover effects. In addition, provisions in Polonia Bank’s charter and bylaws may also have anti-takeover effects. Finally, regulatory restrictions may also make it more difficult for persons or companies to acquire control of Polonia Bancorp and Polonia Bank.

Mutual Holding Company Structure

Following the reorganization, all of the issued and outstanding common stock of Polonia Bank will be owned by Polonia Bancorp. A majority of the issued and outstanding common stock of Polonia Bancorp will be owned by Polonia MHC. As a result, management of Polonia MHC will be able to exert voting control over Polonia Bancorp and Polonia Bank and will restrict the ability of the minority stockholders of Polonia Bancorp to effect a change of control of management. Polonia MHC, as long as it remains in the mutual form of organization, will control a majority of the voting stock of Polonia Bancorp.

The Stock Charter and Bylaws of Polonia Bancorp

Although the Board of Directors of Polonia Bancorp is not aware of any effort that might be made to obtain control of Polonia Bancorp after the reorganization, the Board of Directors believes it is appropriate to adopt certain provisions permitted by federal regulations that may have the effect of deterring a future takeover attempt that is not approved by Polonia Bancorp’s Board of Directors. The following description of these provisions is only a summary and does not provide all of the information contained in Polonia Bancorp’s charter and bylaws. See “Additional Information” for where to obtain a copy of these documents.

Beneficial Ownership Limitation. Polonia Bancorp’s charter provides that, for a period of five years from the date of the reorganization, no person, other than Polonia MHC may acquire directly or indirectly the beneficial ownership of more than 10% of any class of any equity security of Polonia Bancorp. In the event a person acquires shares in violation of this provision, all shares beneficially owned by such person in excess of 10% will be considered “excess shares” and will not be counted as shares entitled to vote or counted as voting shares in connection with any matters submitted to the stockholders for a vote. This provision does not apply to a transaction in which Polonia Bancorp fully converts from the mutual holding company form of organization.

Board of Directors.

Classified Board. Polonia Bancorp’s board of directors is divided into three classes as nearly as equal in number as possible. The stockholders elect one class of directors each year for a term of three years. The classified board makes it more difficult and time consuming for a stockholder group to fully use its voting power to gain control of the board of directors without the consent of the incumbent board of directors of Polonia Bancorp.

Filling of Vacancies; Removal. The bylaws provide that any vacancy occurring in the board of directors, including a vacancy created by an increase in the number of directors, may be filled by a vote of a majority of the remaining directors although less than a quorum of the board of directors then in office. A person elected to fill a vacancy on the board of directors will serve until the next election of directors by the stockholders. Our bylaws provide that a director may be removed from the board of directors prior to the expiration of his or her term only for cause and only upon the vote of a majority of the outstanding shares of voting stock. These provisions make it more difficult for stockholders to remove directors and replace them with their own nominees.

Elimination of Cumulative Voting. The charter of Polonia Bancorp provides that no shares will be entitled to cumulative voting. The elimination of cumulative voting makes it more difficult for a stockholder group to elect a director nominee.

Integrity Requirements. The bylaws provide that no person will be eligible to serve on the board of directors or nominate anyone to serve as a director who (1) is under indictment for, or has ever been convicted of, a criminal offense involving dishonesty or breach of trust and the penalty for such offense could be imprisonment for more than one year, or (2) is a person against who a banking agency has, within the past ten years, issued a cease and desist order for conduct involving dishonesty or breach of trust and that order is final and not subject to appeal, or (3) has been found either by a regulatory agency whose decision is final and not subject to appeal or by a court to have (i) breached a fiduciary duty involving personal profit or (ii) committed a willful violation of any law, rule or regulation governing banking, securities, commodities or insurance, or any final cease and desist order issued by a banking, securities, commodities or insurance regulatory agency.

Residency Requirement. The bylaws provide that to be eligible for election, reelection, appointment or reappointment to the board of directors, a person must have his or her primary residence within a county in which Polonia Bank maintains an office, or within a county contiguous thereto. This residency requirement does not apply to persons who were board members on the date the bylaws were adopted.

Age Limitation. The bylaws provide that persons shall not be eligible for election, reelection, appointment or reappointment to the board of directors once an individual has reached 70 years of age. This age limitation does not apply to persons who were board members on the date the bylaws were adopted.

Stockholder Action by Written Consent; Special Meetings of Stockholders. Polonia Bancorp’s stockholders must act only through an annual or special meeting or by unanimous written consent. The bylaws provide that the chairman of the board of directors, the president or a majority of the board of directors or holders of 10% or more of our outstanding shares may request the calling of a special meeting. The provisions of our charter and bylaws limiting stockholder action by written consent and calling of special meetings of stockholders may have the effect of delaying consideration of a stockholder proposal until the next annual meeting, unless a special meeting is called in accordance with the provisions of the bylaws. These provisions also would prevent the holders of a majority of common stock from unilaterally using the written consent procedure to take stockholder action.

Advance Notice Provisions for Stockholder Nominations and Proposals. Polonia Bancorp’s bylaws establish an advance notice procedure for stockholders to nominate directors or bring other business before an annual meeting of stockholders. Advance notice of nominations or proposed business by stockholders gives the board of directors time to consider the qualifications of the proposed nominees, the merits of the proposals and, to the extent deemed necessary or desirable by the board of directors, to inform stockholders and make recommendations about those matters.

Stockholder Nominations. A person may not be nominated for election as a director unless that person is nominated by or at the direction of the board of directors or by a stockholder who has given appropriate notice to Polonia Bancorp before the meeting. Stockholder nominations must be in writing and delivered to the Secretary of Polonia Bancorp at least 30 days prior to the date of the annual meeting, provided however, that in the event that less than 40 days notice or prior public disclosure of the date of the meeting is given or made, notice by a stockholder of his or her intention to nominate a director must be received not later than the close of business on the 10th day following the day on which notice of the date of the annual meeting was mailed or such public disclosure of the annual meeting was made.

Stockholder Proposals. A stockholder may not bring new business before an annual meeting unless the stockholder has given Polonia Bancorp appropriate notice of its intention to bring that business before the meeting. A stockholder may propose new business at an annual meeting or special meeting, however, such business must be approved by the board of directors and stated in writing and filed with Polonia Bancorp’s Secretary at least 30 days before the date of the annual meeting, provided however, that when public notice of the date of the annual meeting is less than 40 days, notice by the stockholder of a proposal must not be received later than the close of business on the 10th day following the day on which notice of the date of the annual meeting was made to the public. Additionally, if such proposal is not presented, in writing, to Polonia Bancorp’s Secretary at least 30 days prior to such meeting, such nomination or proposal shall be laid over for action at an adjourned, special or annual meeting taking place 30 days or more thereafter. A stockholder who desires to raise new business must provide certain information to Polonia Bancorp concerning the nature of the new business, the stockholder and the stockholder’s interest in the business matter.

Authorized but Unissued Shares of Capital Stock. Following the reorganization, we will have authorized but unissued shares of common and preferred stock. Polonia Bancorp’s charter authorizes the board of directors to establish one or more series of preferred stock and, for any series of preferred stock, to determine the terms and rights of the series, including voting rights, conversion rates, and liquidation preferences. Although such shares of common and preferred stock could be issued by the board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, it is anticipated that such uses will be unlikely given that Polonia MHC must always own a majority of our common stock.

Regulatory Restrictions

Office of Thrift Supervision Regulations. Office of Thrift Supervision regulations provide that for a period of three years following the date of the completion of the reorganization, no person, acting singly or together with associates in a group of persons acting in concert, will directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of a class of our equity securities without the prior written approval of the Office of Thrift Supervision. Where any person, directly or indirectly, acquires beneficial ownership of more than 10% of a class of Polonia Bancorp’s equity securities without the prior written approval of the Office of Thrift Supervision, the securities beneficially owned by such person in excess of 10% will not be voted by any person or counted as voting shares in connection with any matter submitted to the stockholders for a vote, and will not be counted as outstanding for purposes of determining the affirmative vote necessary to approve any matter submitted to the stockholders for a vote.

Restrictions on Remutualization Transactions. Current Office of Thrift Supervision regulations permit a mutual holding company to be acquired by a mutual institution in a remutualization transaction. However, in June 2003 the Office of Thrift Supervision issued a policy statement indicating that it views remutualization transactions as raising significant issues concerning disparate treatment of minority stockholders and mutual members of the target entity and raising issues concerning the effect on the mutual members of the acquiring entity. Under certain circumstances, the Office of Thrift Supervision intends to give these issues special scrutiny and reject applications providing for the remutualization of a mutual holding company unless the applicant can clearly demonstrate that the Office of Thrift Supervision’s concerns are not warranted in the particular case. The Office of Thrift Supervision will require empirical data that demonstrates that the minority stockholders are receiving a reasonable value in proportion to their interest in the company. If any of the pricing parameters specified by the Office of Thrift Supervision are exceeded, the Office of Thrift Supervision will consider requiring that the transaction be approved by a majority of the votes eligible to be cast by the members of the acquiring mutual and the target mutual holding company without the use of running proxies.

Since the Office of Thrift Supervision policy on remutualization transactions was issued, there has been only one such transaction announced. It is likely that the pricing parameters imposed by the Office of Thrift Supervision policy will make remutualization transactions less attractive to mutual holding companies.

Change in Bank Control Act. The acquisition of 10% or more of our outstanding common stock may trigger the provisions of the Change in Bank Control Act. The Office of Thrift Supervision has also adopted a regulation under the Change in Bank Control Act which generally requires persons who at any time intend to acquire control of a federally chartered savings association or its holding company to provide 60 days prior written notice and certain financial and other information to the Office of Thrift Supervision.

The 60-day notice period does not commence until the information is deemed to be substantially complete. Control for these purposes exists in situations in which the acquiring party has voting control of at least 25% of any class of our voting stock or the power to direct our management or policies. However, under Office of Thrift Supervision regulations, control is presumed to exist where the acquiring party has voting control of at least 10% of any class of our voting securities if specified “control factors” are present. The statute and underlying regulations authorize the Office of Thrift Supervision to disapprove a proposed acquisition on certain specified grounds.

Description of Polonia Bancorp Capital Stock

The common stock of Polonia Bancorp will represent nonwithdrawable capital, will not be an account of any type, and will not be insured by the Federal Deposit Insurance Corporation or any other government agency.

General

Polonia Bancorp is authorized to issue 14,000,000 shares of common stock having a par value of $.01 per share and 1,000,000 shares of preferred stock having a par value of $.01 per share. Each share of Polonia Bancorp’s common stock will have the same relative rights as, and will be identical in all respects with, each other share of common stock. Upon payment of the purchase price for the common stock, as required by the plan of reorganization and stock issuance, all stock will be duly authorized, fully paid and nonassessable. Polonia Bancorp will not issue any shares of preferred stock in the reorganization.

Common Stock

Dividends. Polonia Bancorp can pay dividends if, as and when declared by its Board of Directors. The payment of dividends by Polonia Bancorp is limited by law and applicable regulation. See “Our Dividend Policy.” The holders of common stock of Polonia Bancorp will be entitled to receive and share equally in dividends declared by the Board of Directors of Polonia Bancorp. If Polonia Bancorp issues preferred stock, the holders of the preferred stock may have a priority over the holders of the common stock with respect to dividends.

Voting Rights. After the reorganization, the holders of common stock of Polonia Bancorp will possess exclusive voting rights in Polonia Bancorp. They will elect Polonia Bancorp’s Board of Directors and act on other matters as are required to be presented to them under federal law or as are otherwise presented to them by the Board of Directors. Except as discussed in “Restrictions on Acquisition of Polonia Bancorp and Polonia Bank,” each holder of common stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors. If Polonia Bancorp issues preferred stock, holders of Polonia Bancorp preferred stock may also possess voting rights.

Liquidation. If there is any liquidation, dissolution or winding up of Polonia Bank, Polonia Bancorp, as the sole holder of Polonia Bank’s capital stock, would be entitled to receive all of Polonia Bank’s assets available for distribution after payment or provision for payment of all debts and liabilities of Polonia Bank, including all deposit accounts and accrued interest. Upon liquidation, dissolution or winding up of Polonia Bancorp, the holders of its common stock would be entitled to receive all of the assets of Polonia Bancorp available for distribution after payment or provision for payment of all its debts and liabilities. If Polonia Bancorp issues preferred stock, the preferred stock holders may have a priority over the holders of the common stock upon liquidation or dissolution.

Preemptive Rights; Redemption. Holders of the common stock of Polonia Bancorp will not be entitled to preemptive rights with respect to any shares that may be issued. The common stock cannot be redeemed.

Preferred Stock

Polonia Bancorp will not issue any preferred stock in the reorganization and it has no current plans to issue any preferred stock after the reorganization. Preferred stock may be issued with designations, powers, preferences and rights as the Board of Directors may from time to time determine. The Board of Directors can, without stockholder approval, issue preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control.

Transfer Agent and Registrar

The transfer agent and registrar for Polonia Bancorp’s common stock will be [                    ,                     ,                     .]

Registration Requirements

Polonia Bancorp has registered its common stock with the Securities and Exchange Commission under Section 12(g) of the Securities Exchange Act of 1934, as amended, and will not deregister its common stock for a period of at least three years following the reorganization. As a result of registration, the proxy and tender offer rules, insider trading reporting and restrictions, annual and periodic reporting and other requirements of that statute will apply.

Legal and Tax Opinions

The legality of the common stock has been passed upon for us by Muldoon Murphy & Aguggia LLP, Washington, D.C. The federal tax consequences of the reorganization have been opined upon by Muldoon Murphy & Aguggia LLP and the state tax consequences of the reorganization have been opined upon by S.R. Snodgrass, A.C., Wexford, Pennsylvania. Muldoon Murphy & Aguggia LLP and S.R. Snodgrass, A.C. have consented to the references to their opinions in this prospectus. Certain legal matters will be passed upon for Sandler O’Neill & Partners, L.P. by Luse Gorman Pomerenk & Schick, P.C., Washington, D.C.

Experts

The financial statements of Polonia Bank for the years ended December 31, 2005 and 2004 appearing in this prospectus and registration statement have been audited by S.R. Snodgrass, A.C., an independent registered public accounting firm, as set forth in its report appearing elsewhere herein and elsewhere in the registration statement and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

Keller & Company, Inc. has consented to the summary in this prospectus of its report to Polonia Bank setting forth its opinion as to the estimated pro forma market value of Polonia Bancorp and Polonia Bank, as converted, and to the use of its name and statements with respect to it appearing in this prospectus.

Change in Accountants

Deloitte & Touche LLP (“Deloitte”) was engaged by Polonia Bank as its independent auditor for the fiscal years ended December 31, 2001, 2002, 2003 and 2004. Deloitte completed its audits for the fiscal years ended December 31, 2001 and 2002 but did not complete its audit reports for fiscal 2003 and 2004. The delay in the completion of the 2003 and 2004 audit was primarily due to the on-going analysis and discussions with management regarding the amount of the liability that was to be recorded related to a non-qualified retirement plan adopted by Polonia Bank in 1997 pursuant to APB No. 12. During such discussions, Deloitte advised management that, due its review of the actuarial analysis of the liability associated with the plan, the consolidated financial statements for the fiscal years 2001 and 2002 should be restated to record a portion of the liability attributable to such plan and Deloitte did not agree with the amount of the liability recorded by management in connection with the preparation of the fiscal 2003 draft financial statements. The discussions regarding the amount and timing of the recording of the liability continued through 2004 with additional actuarial analyses being conducted by a third party actuary in order to determine the amount of the liability. In late 2005, management advised Deloitte that it agreed with Deloitte’s assessment of the amount of the liability and periods during which the liability should be recorded, requested Deloitte to continue its audit of fiscal 2003 and 2004. Polonia Bank also determined to engage S.R. Snodgrass, A.C. to conduct the audit for fiscal 2005 and advised Deloitte that it planned to engage S.R Snodgrass, A.C. for the fiscal 2005 audit and requested Deloitte to complete the fiscal 2003 and 2004 audits. After requests to Deloitte to complete the audit of fiscal 2003 and 2004 audits and Deloitte’s decline to conduct any further audit work, Polonia Bank terminated Deloitte’s engagement as independent auditor for 2003 and 2004 and engaged S.R. Snodgrass, A.C. to audit fiscal 2003 and 2004. On January 30, 2006, Deloitte issued a letter to the Board of Directors stating that a liability (in an unspecified amount) for the non-qualified retirement plan should be recorded, the consolidated financial statements for fiscal 2001 and 2002 should be restated and that its report dated March 14, 2003 relating the audit for fiscal 2002 should no longer be relied upon and was withdrawn. In connection with the preparation of the consolidated financial statements for the fiscal years ending December 31, 2003, 2004 and 2005, a liability of $890,000 effective December 31, 2002 was recorded for non-qualified plan which such amount was based upon actuarial analyses conducted by a third party actuary. S.R. Snodgrass, A.C. was not consulted with or asked to render any advice at any time prior to its engagement as independent auditor with respect to the accounting treatment of the plan or the application of any accounting standard.

Where You Can Find More Information

Polonia Bancorp has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, that registers the common stock offered in the reorganization. The registration statement, including the exhibits, contains additional relevant information about us and our common stock. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus. You may read and copy the registration statement at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the SEC’s public reference rooms. The registration statement also is available to the public from commercial document retrieval services and at the Internet World Wide Website maintained by the SEC at “http://www.sec.gov.”

Polonia Bank has filed applications for approval of the mutual holding company reorganization and the stock issuance with the Office of Thrift Supervision, which includes proxy materials for Polonia Bank’s special meeting of members and certain other information. This prospectus omits certain information contained in the applications. The applications may be inspected, without charge, at the offices of the Office of Thrift Supervision, 1700 G Street, N.W., Washington, D.C. 20552 and at the offices of the Regional Director of the Office of Thrift Supervision at the Northeast Regional Office of the Office of Thrift Supervision, Harborside Financial Center Plaza Five, Suite 1600, Jersey City, New Jersey 07311.

A copy of the plan of reorganization and stock issuance and Polonia Bancorp’s charter and bylaws are available without charge from Polonia Bank.

Index to Financial Statements of Polonia Bank

Page
Report of Independent Registered Public Accounting Firm	F-1

Statements of Financial Condition as of March 31, 2006 (unaudited) and December 31, 2005 and 2004	F-2

Statements of Income for the three months ended March 31, 2006 and 2005 (unaudited) and for the years ended December 31, 2005 and 2004	F-3

Statements of Changes in Retained Earnings for the three months ended March 31, 2006 and 2005 (unaudited) and for the years ended December 31, 2005 and 2004	F-4

Statements of Cash Flows for the three months ended March 31, 2006 and 2005 (unaudited) and for the years ended December 31, 2005 and 2004	F-5

Notes to Financial Statements	F-6

* * *

All schedules are omitted as the required information either is not applicable or is included in the financial statements or related notes.

Separate financial statements for Polonia Bancorp have not been included in this prospectus because Polonia Bancorp, which has engaged only in organizational activities to date, has no significant assets, contingent or other liabilities, revenues or expenses.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Polonia Bank

We have audited the consolidated balance sheet of Polonia Bank and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of income, changes in retained earnings, and cash flows for years then ended. These financial statements are the responsibility of the Bank’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Polonia Bank and subsidiaries as of December 31, 2005 and 2004, and the results of their operations and their cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

/s/ S.R. Snodgrass, A.C.

Wexford, PA

April 20, 2006

POLONIA BANK

CONSOLIDATED BALANCE SHEET

	March 31, 2006	December 31,
		2005	2004
	(unaudited)
ASSETS
Cash and due from banks	$935,041	$963,727	$1,253,639
Interest-bearing deposits with other institutions	2,354,363	2,802,721	645,024

Cash and cash equivalents	3,289,404	3,766,448	1,898,663
Investment securities available for sale	57,502,993	58,308,114	61,340,784
Loans receivable (net of allowance for loan losses of $652,293, $650,943 and $691,512)	97,452,714	96,904,997	96,455,902
Accrued interest receivable	703,571	699,986	816,229
Federal Home Loan Bank stock	1,206,300	1,609,800	1,875,900
Premises and equipment, net	5,557,554	5,650,173	5,802,219
Bank-owned life insurance	3,859,505	3,816,671	3,738,738
Other assets	2,847,237	3,065,748	3,562,647

TOTAL ASSETS	$172,419,278	$173,821,937	$175,491,082

LIABILITIES
Deposits	$140,822,582	$142,007,175	$132,887,115
Short-term borrowings	4,500,000	3,500,000	—
Other borrowings	12,853,421	13,409,158	26,585,709
Advances by borrowers for taxes and insurance	760,143	963,893	1,049,891
Accrued interest payable	64,771	50,053	142,977
Other liabilities	1,840,839	1,863,441	1,853,983

TOTAL LIABILITIES	160,841,756	161,793,720	162,519,675

Commitment and contingencies (note 10)	—	—	—
RETAINED EARNINGS
Retained earnings	12,145,689	12,296,839	12,947,440
Accumulated other comprehensive income (loss)	(568,167)	(268,622)	23,967

TOTAL RETAINED EARNINGS	11,577,522	12,028,217	12,971,407

TOTAL LIABILITIES AND RETAINED EARNINGS	$172,419,278	$173,821,937	$175,491,082

See accompanying notes to the consolidated financial statements.

2

POLONIA BANK

CONSOLIDATED STATEMENT OF INCOME

	Three Months Ended March, 31		Year Ended December 31,
	2006	2005	2005	2004
	(unaudited)
INTEREST AND DIVIDEND INCOME
Loans receivable	$1,406,599	$1,418,028	$5,569,147	$5,744,051
Investment securities	700,670	596,826	2,584,551	2,436,922
Other dividend income	17,216	15,916	75,640	49,985

Total interest and dividend income	2,124,485	2,030,770	8,229,338	8,230,958

INTEREST EXPENSE
Deposits	835,426	526,829	2,339,862	2,129,853
Short-term borrowings	33,025	2,000	79,165	19,825
Other borrowings	122,330	294,194	1,061,122	1,236,600

Total interest expense	990,781	823,023	3,480,149	3,386,278

NET INTEREST INCOME	1,133,704	1,207,747	4,749,189	4,844,680
Provision for loan losses	—	—	—	—

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	1,133,704	1,207,747	4,749,189	4,844,680

NONINTEREST INCOME
Service fees on deposit accounts	35,547	36,288	169,849	151,592
Earnings on bank-owned life insurance	42,834	11,100	77,933	164,732
Investment securities losses, net	(167,697)	(17,142)	(842,208)	(76,021)
Rental income	80,513	78,038	313,997	299,698
Other	83,444	60,263	227,030	208,344

Total noninterest income	74,641	168,547	(53,399)	748,345

NONINTEREST EXPENSE
Compensation and employee benefits	731,563	671,355	2,817,544	2,712,761
Occupancy and equipment	224,999	207,923	880,305	870,073
Federal deposit insurance premiums	33,183	34,854	136,701	141,443
Data processing expense	66,469	54,522	237,363	205,193
Professional fees	62,601	51,388	201,780	190,911
Loss on early extinguishment of debt	—	—	250,867	—
Other	253,625	224,238	961,988	947,466

Total noninterest expense	1,372,440	1,244,280	5,486,548	5,067,847

Income (loss) before income tax expense (benefit)	(164,095)	132,014	(790,758)	525,178
Income tax expense (benefit)	(12,945)	39,643	(140,157)	195,639

NET INCOME (LOSS)	$(151,150)	$92,371	$(650,601)	$329,539

See accompanying notes to the consolidated financial statements.

3

POLONIA BANK

CONSOLIDATED STATEMENT OF CHANGES IN RETAINED EARNINGS

	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total	Comprehensive Income (Loss)
Balance, December 31, 2003	$12,617,901	$370,985	$12,988,886
Net income	329,539		329,539	$329,539
Other comprehensive loss:
Unrealized loss on available- for-sale securities, net of reclassification adjustment, net of tax benefit of $178,767		(347,018)	(347,018)	(347,018)

Comprehensive loss				$(17,479)

Balance, December 31, 2004	12,947,440	23,967	12,971,407
Net loss	(650,601)		(650,601)	$(650,601)
Other comprehensive loss:
Unrealized loss on available- for-sale securities, net of reclassification adjustment, net of tax benefit of $150,728		(292,589)	(292,589)	(292,589)

Comprehensive loss				$(943,190)

Balance, December 31, 2005	12,296,839	(268,622)	12,028,217
Net loss (Unaudited)	(151,150)		(151,150)	$(151,150)
Other comprehensive loss:
Unrealized loss on available- for-sale securities, net of reclassification adjustment, net of tax benefit of $154,311		(299,545)	(299,545)	(299,545)

Comprehensive loss				$(450,695)

Balance, March 31, 2006 (Unaudited)	$12,145,689	$(568,167)	$11,577,522

See accompanying notes to the consolidated financial statements.

4

POLONIA BANK

CONSOLIDATED STATEMENT OF CASH FLOWS

	Three Months Ended March 31,		Year Ended December 31,
	2006	2005	2005	2004
	(unaudited)
OPERATING ACTIVITIES
Net income (loss)	$(151,150)	$92,371	$(650,601)	$329,539
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for loan losses	—	—	—	—
Depreciation, amortization, and accretion	111,513	145,320	627,364	618,744
Investment securities losses, net	167,697	17,142	842,208	76,021
Earnings on Bank-owned life insurance	(42,834)	(11,100)	(77,933)	(164,732)
Deferred federal income taxes	95,429	(16,489)	(138,489)	(98,670)
Decrease (increase) in accrued interest receivable	(3,585)	95,580	116,243	52,923
Increase (decrease) in accrued interest payable	14,718	7,911	(92,924)	(9,507)
Other, net	(172,948)	(219,608)	557,614	(287,872)

Net cash provided by operating activities	18,840	111,127	1,183,482	516,446

INVESTING ACTIVITIES
Investment securities available for sale:
Proceeds from sales	—	3,946,833	30,264,040	15,643,072
Proceeds from principal repayments and maturities	3,016,484	1,151,840	6,254,309	7,140,876
Purchases	(2,850,067)	(3,939,797)	(34,997,111)	(16,943,671)
Decrease (increase) in loans receivable, net	(545,986)	354,637	(489,640)	1,819,647
Proceeds from sales of real estate owned	427,739	176,787	294,837	38,698
Disbursements to improve real estate owned	—	(4,525)	(8,356)	(47,964)
Purchase of Federal Home Loan Bank stock	—	(40,700)	(209,900)	(158,200)
Redemptions of Federal Home Loan Bank stock	403,500	214,100	476,000	380,700
Purchase of premises and equipment	(3,474)	(5,035)	(257,387)	(18,911)

Net cash provided by investing activities	448,196	1,854,140	1,326,792	7,854,247

FINANCING ACTIVITIES
Increase (decrease) in deposits, net	(1,184,593)	(410,018)	9,120,060	(6,652,289)
Net increase in short-term borrowings	1,000,000	1,000,000	3,500,000	—
Repayment of other borrowings	(555,737)	(537,258)	(13,176,551)	(4,604,199)
Decrease in advances by borrowers for taxes and insurance, net	(203,750)	(541,363)	(85,998)	(193,633)

Net cash used for financing activities	(944,080)	(488,639)	(642,489)	(11,450,121)

Increase in cash and cash equivalents	(477,044)	1,476,628	1,867,785	(3,079,428)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	3,766,448	1,898,663	1,898,663	4,978,091

CASH AND CASH EQUIVALENTS AT END OF YEAR	$3,289,404	$3,375,291	$3,766,448	$1,898,663

SUPPLEMENTAL CASH FLOW DISCLOSURES
Cash paid:
Interest	$976,063	$815,112	$3,573,073	$3,395,785
Income taxes	—	100,000	212,000	177,000
Noncash transactions:
Transfers from loans to real estate acquired through foreclosure	—	—	51,149	75,298

See accompanying notes to the consolidated financial statements.

5

POLONIA BANK

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(All information relating to March 31, 2006 and 2005 and the three month periods then ended are unaudited)

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of significant accounting and reporting policies applied in the presentation of the accompanying consolidated financial statements follows:

Nature of Operations and Basis of Presentation

Polonia Bank (the “Bank”) was incorporated under Pennsylvania law in 1923. The Bank is a federally-chartered savings bank located in Huntingdon Valley, Pennsylvania, whose principal sources of revenue emanate from its investment securities portfolio, its portfolio of residential real estate, commercial real estate, and consumer loans, as well as a variety of deposit services offered to its customers through five offices located in the Greater Philadelphia area. The Bank is subject to regulation by the Office of Thrift Supervision (the “OTS”) and the Federal Deposit Insurance Corporation.

The consolidated financial statements include the accounts of the Bank and the Bank’s wholly owned subsidiaries, Polonia Bank Mutual Holding Company (PBMHC) and Community Abstract Agency LLC (CAA). All intercompany transactions have been eliminated in consolidation. The investment in subsidiaries on the parent Bank’s financial statements is carried at the parent Bank’s equity in the underlying net assets.

Use of Estimates in the Preparation of Financial Statements

The accounting principles followed by the Bank and the subsidiary and the methods of applying these principles conform to U.S. generally accepted accounting principles and to general practice within the banking industry. In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the balance sheet date and related revenues and expenses for the period. Actual results could differ significantly from those estimates.

Investment Securities

The Bank has classified investment securities, including mortgage-backed securities, as available for sale to serve principally as a source of liquidity. Unrealized holding gains and losses for securities available for sale are reported as a separate component of retained earnings, net of tax, until realized. Realized securities gains and losses are computed using the specific identification method. Interest and dividends on investment securities are recognized as income when earned.

Common stock of the Federal Home Loan Bank (“FHLB”) represents ownership in an institution that is wholly owned by other financial institutions. This equity security is accounted for at cost and classified separately on the Consolidated Balance Sheet.

6

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Loans Receivable

Loans are stated at the principal amount outstanding less the allowance for loan losses and net of deferred loan origination fees and costs. Interest on loans is recognized as income when earned on the accrual method.

Loans on which the accrual of interest has been discontinued are designated as nonaccrual loans. Accrual of interest on loans is generally discontinued when it is determined that a reasonable doubt exists as to the collectibility of principal, interest, or both. Loans are returned to accrual status when past due interest is collected and the collection of principal is probable.

Loan origination fees and certain direct loan origination costs are being deferred and the net amount amortized as an adjustment of the related loan’s yield. The Bank is amortizing these amounts over the contractual life of the related loans using the interest method.

Allowance for Loan Losses

The allowance for loan losses is maintained at a level by management which represents the evaluation of known and inherent risks in the loan portfolio at the consolidated balance sheet date. The allowance method is used in providing for loan losses. Accordingly, all loan losses are charged to the allowance, and all recoveries are credited to it. The allowance is established through a provision which is charged to operations. Management’s evaluation takes into consideration the risks inherent in the loan portfolio, past experience with losses, the impact of economic conditions on borrowers, and other relevant factors. The estimates used in determining the adequacy of the allowance, including the amounts and timing of future cash flows expected on impaired loans, are particularly susceptible to significant changes in the near term.

A commercial real estate loan is considered impaired when it is probable the borrower will not repay the loan according to the original contractual terms of the loan agreement. Management has determined that first mortgage loans on one-to-four family properties and all consumer loans represent large groups of smaller-balance homo-geneous loans that are to be collectively evaluated. Loans that experience insignificant payment delays, which are defined as 90 days or less, generally are not classified as impaired. A loan is not impaired during a period of delay in payment if the Bank expects to collect all amounts due including interest accrued at the contractual interest rate for the period of delay. All loans identified as impaired are evaluated independently by management. The Bank estimates credit losses on impaired loans based on the present value of expected cash flows or the fair value of the underlying collateral if the loan repayment is expected to come from the sale or operation of such collateral. Impaired loans, or portions thereof, are charged off when it is determined that a realized loss has occurred. Until such time, an allowance is maintained for estimated losses. Cash receipts on impaired loans are applied first to accrued interest receivable unless otherwise required by the loan terms, except when an impaired loan is also a nonaccrual loan, in which case the portion of the receipts related to interest is recognized as income.

Mortgage loans on one-to-four family properties and all consumer loans are large groups of smaller-balance homogeneous loans and are measured for impairment collectively. Loans that experience insignificant payment delays, which are defined as 90 days or less, generally are not classified as impaired. Management determines the significance of payment delays on a case-by-case basis taking into consideration all of the circumstances surrounding the loan and the borrower including the length of the delay, the borrower’s prior payment record, and the amount of shortfall in relation to the principal and interest owed.

Premises and Equipment

Premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is calculated using the straight-line method over the useful lives of the related assets, which range from 3 to 20 years for furniture, fixtures, and equipment and 40 years for building premises. Expenditures for maintenance and repairs are charged to operations as incurred. Costs of major additions and improvements are capitalized.

7

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Real Estate Owned

Real estate owned is carried at the lower of cost or fair value minus estimated costs to sell. Valuation allowances for estimated losses are provided when the carrying value of the real estate acquired exceeds fair value minus estimated costs to sell. Operating expenses of such properties, net of related income, are expensed in the period incurred.

Federal Income Taxes

The Bank and subsidiaries file a consolidated federal income tax return. Deferred tax assets and liabilities are reflected based on the differences between the financial statement and the income tax basis of assets and liabilities using the enacted marginal tax rates. Deferred income tax expense and benefit are based on the changes in the deferred tax assets or liabilities from period to period.

Cash and Cash Equivalents

The Bank has defined cash and cash equivalents as cash and due from banks and interest-bearing deposits with other institutions that have original maturities of less than 90 days.

Comprehensive Income (Loss)

The Bank is required to present comprehensive income (loss) and its components in a full set of general-purpose financial statements for all periods presented. Other comprehensive income is composed exclusively of net unrealized holding gains (losses) on its available-for-sale securities portfolio. The Bank has elected to report the effects of other comprehensive income as part of the Consolidated Statement of Changes in Retained Earnings.

Recent Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (FAS No. 123R). FAS No. 123R revised FAS No. 123, Accounting for Stock-Based Compensation, and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and its related implementation guidance. FAS No. 123R will require compensation costs related to share-based payment transactions to be recognized in the financial statement (with limited exceptions). The amount of compensation cost will be measured based on the grant-date fair value of the equity or liability instruments issued. Compensation cost will be recognized over the period during which an employee provides service in exchange for the award.

In April 2005, the Securities and Exchange Commission adopted a new rule that amends the compliance dates for FAS No. 123R. The statement requires that compensation cost relating to share-based payment transactions be recognized in financial statements and that this cost be measured based on the fair value of the equity or liability instruments issued. FAS No. 123R covers a wide range of share-based compensation arrangements, including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. The Bank will adopt FAS No. 123R on January 1, 2006. Unless options are granted management does not anticipate any compensation expense as a result of the adoption of this statement.

In March 2005, the Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin No. 107 (“SAB No. 107”), Share-Based Payment, providing guidance on option valuation methods, the accounting for income tax effects of share-based payment arrangements upon adoption of FAS No. 123R, and the disclosures in MD&A subsequent to the adoption. The Bank will provide SAB No. 107 required disclosures upon adoption of FAS No. 123R on January 1, 2006, as applicable.

8

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements (Continued)

In December 2004, the FASB issued FAS No. 153, Exchanges of Nonmonetary Assets – An Amendment of APB Opinion No. 29. The guidance in APB Opinion No. 29, Accounting for Nonmonetary Transactions, is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. The guidance in that opinion, however, included certain exceptions to that principle. FAS No. 153 amends Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of FAS No. 153 are effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Early application is permitted, and companies must apply the standard prospectively. The adoption of this standard is not expected to have a material effect on the Bank’s results of operations or financial position.

In June 2005, the FASB issued FAS No. 154, Accounting Changes and Errors Corrections, a replacement of APB Opinion No. 20 and FAS No. 3. The statement applies to all voluntary changes in accounting principle and changes the requirements for accounting for and reporting of a change in accounting principle. FAS No. 154 requires retrospective application to prior periods’ financial statements of a voluntary change in accounting principle unless it is impractical. APB Opinion No. 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle. FAS No. 154 improves the financial reporting because its requirements enhance the consistency of financial reporting between periods. The provisions of FAS No. 154 are effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The adoption of this standard is not expected to have a material effect on the Bank’s results of operations or financial position.

In February 2006, the FASB issued FAS No. 155, Accounting for Certain Hybrid Instruments, an amendment of FASB Statements No. 133 and 140. FAS No. 155 allows financial instruments that have embedded derivatives to be accounted for as a whole (eliminating the need to bifurcate the derivative from its host) if the holder elects to account for the whole instrument on a fair value basis. This statement is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006. The adoption of this standard is not expected to have a material effect on the Bank’s results of operations or financial position.

In March 2006, the FASB issued FAS No. 156, Accounting for Servicing of Financial Assets. This Statement, which is an amendment to FAS No. 140, will simplify the accounting for servicing assets and liabilities, such as those common with mortgage securitization activities. Specifically, FAS No. 156 addresses the recognition and measurement of separately recognized servicing assets and liabilities and provides an approach to simplify efforts to obtain hedge-like (offset) accounting. FAS No. 156 also clarifies when an obligation to service financial assets should be separately recognized as a servicing asset or a servicing liability, requires that a separately recognized servicing asset or servicing liability be initially measured at fair value, if practicable, and permits an entity with a separately recognized servicing asset or servicing liability to choose either of the amortization or fair value methods for subsequent measurement. The provisions of FAS No. 156 are effective as of the beginning of the first fiscal year that begins after September 15, 2006. The Bank is currently evaluating the impact the adoption of the standard will have on the Bank’s results of operations.

9

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Reclassification of Comparative Amounts

Certain items previously reported have been reclassified to conform to the current year’s reporting format. Such reclassifications did not affect net income or retained earnings.

2.	INVESTMENT SECURITIES

The amortized cost and estimated market value of investment securities available for sale are summarized as follows:

	March 31, 2006
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Market Value
	(Unaudited)
Available for Sale
Fannie Mae	$24,385,524	$2,020	$(529,852)	$23,857,692
Freddie Mac	11,510,496	8,919	(275,175)	11,244,240
Government National Mortgage Association securities	2,835,939	27,093	(18,965)	2,844,067
Other	15,786	38	—	15,824

Total mortgage-backed securities	38,747,745	38,070	(823,992)	37,961,823
U.S. government agency securities	1,400,000	—	(63,748)	1,336,252
Corporate securities	625,102	—	(7,690)	617,412

Total debt securities	40,772,847	38,070	(895,430)	39,915,487
Equity securities	17,591,006	—	(3,500)	17,587,506

Total	$58,363,853	$38,070	$(898,930)	$57,502,993

	December 31, 2005
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Market Value
Available for Sale
Fannie Mae	$22,566,165	$8,445	$(271,184)	$22,303,426
Freddie Mac	11,940,710	10,394	(157,519)	11,793,585
Government National Mortgage Association securities	3,058,789	70,783	(11,414)	3,118,158
Other	18,176	48	—	18,224

Total mortgage-backed securities	37,583,840	89,670	(440,117)	37,233,393
U.S. government agency securities	1,400,000	—	(47,066)	1,352,934
Corporate securities	1,972,573	—	(13,490)	1,959,083

Total debt securities	40,956,413	89,670	(500,673)	40,545,410
Equity securities	17,758,704	4,000	—	17,762,704

Total	$58,715,117	$93,670	$(500,673)	$58,308,114

10

2.	INVESTMENT SECURITIES (Continued)

	December 31, 2004
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Market Value
Available for Sale
Fannie Mae	$7,491,021	$62,584	$(27,331)	$7,526,274
Freddie Mac	3,213,698	41,237	(2,601)	3,252,334
Government National Mortgage Association securities	4,455,569	134,358	(3,752)	4,586,175
Other	194,602	1,540	—	196,142

Total mortgage-backed securities	15,354,890	239,719	(33,684)	15,560,925
U.S. government agency securities	4,396,165	2,799	(75,070)	4,323,894
Corporate securities	10,575,319	185,105	(74,816)	10,685,608

Total debt securities	30,326,374	427,623	(183,570)	30,570,427
Equity securities	30,978,097	—	(207,740)	30,770,357

Total	$61,304,471	$427,623	$(391,310)	$61,340,784

The following table shows the Bank’s gross unrealized losses and estimated market value, aggregated by investment category and length of time that the individual securities have been in a continuous unrealized loss position.

	March 31, 2006
	Less Than Twelve Months		Twelve Months or Greater		Total
	Estimated Market Value	Gross Unrealized Losses	Estimated Market Value	Gross Unrealized Losses	Estimated Market Value	Gross Unrealized Losses
	(Unaudited)
Fannie Mae	$20,888,090	$450,423	$1,994,751	$79,429	$22,882,841	$529,852
Freddie Mac	10,044,285	249,314	805,574	25,861	10,849,859	275,175
Government National Mortgage Association securities	743,234	18,166	14,635	799	757,869	18,965
U.S. government agency securities	—	—	1,762,752	67,248	1,762,752	67,248
Corporate securities	125,228	980	492,184	6,710	617,412	7,690

Total	$31,800,837	$718,883	$5,069,896	$180,047	$36,870,733	$898,930

	December 31, 2005
	Less Than Twelve Months		Twelve Months or Greater		Total
	Estimated Market Value	Gross Unrealized Losses	Estimated Market Value	Gross Unrealized Losses	Estimated Market Value	Gross Unrealized Losses
Fannie Mae	$18,690,581	$203,349	$2,138,296	$67,835	$20,828,877	$271,184
Freddie Mac	10,612,647	138,677	783,053	18,842	11,395,700	157,519
Government National Mortgage Association securities	—	—	677,684	11,414	677,684	11,414
U.S. government agency securities	397,624	2,376	955,310	44,690	1,352,934	47,066
Corporate securities	449,232	2,265	1,509,851	11,225	1,959,083	13,490

Total	$30,150,084	$346,667	$6,064,194	$154,006	$36,214,278	$500,673

11

2.	INVESTMENT SECURITIES (Continued)

	December 31, 2004
	Less Than Twelve Months		Twelve Months or Greater		Total
	Estimated Market Value	Gross Unrealized Losses	Estimated Market Value	Gross Unrealized Losses	Estimated Market Value	Gross Unrealized Losses
Fannie Mae	$2,761,028	$24,723	$408,567	$2,608	$3,169,595	$27,331
Freddie Mac	257,269	229	766,639	2,372	1,023,908	2,601
Government National Mortgage Association securities	21,109	961	838,384	2,791	859,493	3,752
U.S. government agency securities	3,068,942	44,760	969,690	30,310	4,038,632	75,070
Corporate securities	4,801,285	31,893	1,628,586	42,923	6,429,871	74,816
Equity securities	—	—	13,405,629	207,740	13,405,629	207,740

Total	$10,909,633	$102,566	$18,017,495	$288,744	$28,927,128	$391,310

The policy of the Bank is to recognize an other-than-temporary impairment of equity securities where the fair value has been significantly below cost for an extended time period. For fixed-maturity investments with unrealized losses due to interest rates where the Bank has the positive intent and ability to hold the investment for a period of time sufficient to allow a market recovery, declines in value below cost are not assumed to be other than temporary. There are 45 positions that are considered temporarily impaired as of December 31, 2005. The Bank reviews its position quarterly and has asserted that at December 31, 2005, the declines outlined in the above table represent temporary declines, and the Bank does have the intent and ability either to hold those securities to maturity or to allow a market recovery.

The Bank has concluded that any impairment of its investment securities portfolio is not other than temporary but is the result of interest rate changes, sector credit ratings changes, or Bank-specific rating changes that are not expected to result in the noncollection of principal and interest during the period. The Bank has identified certain investment securities for which it has determined the unrealized losses to be other than temporary. The Bank has a recorded valuation allowance on the investment securities of $875,236 and $486,244 as of December 31, 2005 and 2004, and $1,042,933 as of March 31, 2006.

12

2.	INVESTMENT SECURITIES (Continued)

The amortized cost and estimated market value of debt securities at March 31, 2006 and December 31, 2005, by contractual maturity, are shown below. Mortgage-backed securities provide for periodic, generally monthly, payments of principal and interest and have contractual maturities ranging from 3 to 30 years. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

March 31, 2006	Amortized Cost	Estimated Market Value
	(Unaudited)
Due within one year	$452,558	$445,818
Due after one year through five years	217,865	213,104
Due after five years through ten years	20,079,511	19,559,216
Due after ten years	20,022,913	19,693,849

Total	$40,772,847	$39,911,987

December 31, 2005	Amortized Cost	Estimated Market Value
Due within one year	$1,782,598	$1,773,570
Due after one year through five years	193,742	189,279
Due after five years through ten years	19,367,432	19,125,266
Due after ten years	19,612,641	19,457,295

Total	$40,956,413	$40,545,410

Proceeds from the sales of securities available for sale and the gross realized gains and losses for the periods ended were as follows:

	Three months ended March 31,		Year Ended December 31,
	2006	2005	2005	2004
	(Unaudited)
Proceeds from sales	$—	$3,946,833	$30,264,040	$15,643,072
Gross gains	—	32,777	124,214	339,754
Gross losses	—	49,919	577,430	113,777

Additionally, the Bank recorded other-than-temporary impairment charges of $388,992 and $301,998 for the years ended December 31, 2005 and 2004, respectively. There were no recorded other-than-temporary impairment charges for the three months ended March 31, 2006 and 2005.

13

3.	LOANS RECEIVABLE

Loans receivable consist of the following:

	March 31, 2006	December 31,
		2005	2004
	(Unaudited)
Mortgage loans:
One-to-four family	$89,337,671	$88,873,374	$87,653,401
Multi-family and commercial	3,485,212	3,562,878	3,611,243

	92,822,883	92,436,252	91,264,644
Home equity loans	2,682,323	2,557,983	2,703,757
Student loans	2,705,580	2,678,571	3,116,986
Loans on savings accounts	40,924	38,224	154,471
Other	—	2,010	161,843

	98,251,710	97,713,040	97,401,701
Less:
Net deferred loan fees	146,703	157,100	254,287
Allowance for loan losses	652,293	650,943	691,512

Total	$97,452,714	$96,904,997	$96,455,902

The Bank’s loan portfolio consists predominantly of one-to-four family unit first mortgage loans in its local region. These loans are typically secured by first lien positions on the respective real estate properties and are subject to the Bank’s loan underwriting policies. In general, the Bank’s loan portfolio performance at March 31, 2006, December 31, 2005, and 2004, is dependent upon the local economic conditions.

Activity in the allowance for loan losses for the periods ended is summarized as follows:

	Three months ended March 31,		Year Ended December 31,
	2006	2005	2005	2004
	(Unaudited)
Balance, beginning of period	$650,943	$691,512	$691,512	$735,943
Add:
Provision charged to operations	—	—	—	—
Loan recoveries	1,350	1,350	25,536	5,400

	652,293	692,862	717,048	741,343
Less:
Charge-offs	—	—	66,105	49,831

Balance, end of period	$652,293	$692,862	$650,943	$691,512

In the normal course of business, loans are extended to officers, directors, and corporations in which they are beneficially interested as stockholders, officers, or directors. A summary of loan activity for those officers and directors with aggregate loan balances in excess of $60,000 for the year ended December 31, 2005, is as follows:

2005	Additions	Amounts Collected	2006
$757,665	$—	$23,730	$733,935

4.	FEDERAL HOME LOAN BANK STOCK

The Bank is a member of the Federal Home Loan Bank System. As a member, the Bank maintains an investment in the capital stock of the FHLB of Pittsburgh in an amount not less than 70 basis points of the outstanding unused FHLB borrowing capacity and one-twentieth of its outstanding FHLB borrowings, as calculated throughout the year.

14

5.	PREMISES AND EQUIPMENT

Premises and equipment consist of the following:

	March 31, 2006	December 31,
		2005	2004
	(Unaudited)
Land	$55,000	$55,000	$55,000
Buildings	6,950,850	6,950,850	6,950,850
Furniture, fixtures, and equipment	2,074,928	2,071,454	2,207,077

	9,080,778	9,077,304	9,212,927
Less accumulated depreciation	3,523,224	3,427,131	3,410,708

Total	$5,557,554	$5,650,173	$5,802,219

Depreciation expense amounted to $409,433 and $371,212 for the years ended December 31, 2005 and 2004, and $96,093 and $87,392 for the three months ended March 31, 2006 and 2005, respectively.

6.	DEPOSITS

Deposit accounts are summarized as follows:

	March 31, 2006		December 31, 2005		December 31, 2004
	Amount	%	Amount	%	Amount	%
	(Unaudited)
Non-interest-bearing demand	$4,147,196	2.94%	$4,901,410	3.45%	$2,946,044	2.22%
NOW accounts	12,924,172	9.18	13,076,715	9.21	14,224,604	10.70
Money market deposit	588,549	0.42	629,379	0.44	895,865	0.67
Savings	58,796,450	41.75	59,832,303	42.14	64,314,567	48.40

	76,456,367	54.29	78,439,807	55.24	82,381,080	61.99

Time certificates of deposit:
1.00 - 2.00%	1,077,048	0.76	1,900,980	1.34	26,173,801	19.70
2.01 - 4.00%	37,955,260	26.95	38,499,062	27.11	18,692,002	14.07
4.01 - 6.00%	25,197,458	17.85	22,340,850	15.73	3,000,455	2.26
6.01 - 8.00%	136,449	0.1	826,475	0.58	2,639,777	1.98

	64,366,215	45.71	63,567,368	44.76	50,506,035	38.01

Total	$140,822,582	100.00%	$142,007,175	100.00%	$132,887,115	100.00%

The scheduled maturities of time certificates of deposit are as follows:

	March 31, 2006	December 31, 2005
	(Unaudited)
Within one year	$42,933,628	$43,280,034
Beyond one year but within two years	4,961,066	4,253,535
Beyond two years but within three years	8,821,196	8,718,491
Beyond three years but within four years	3,510,880	3,724,861
Beyond four years but within five years	4,139,445	3,590,447

Total	$64,366,215	$63,567,368

Time deposits include certificates of deposit in denominations of $100,000 or more. Such deposits aggregated $23,369,768 at March 31, 2006, and $22,408,716 at December 31, 2005, respectively. Deposits in excess of $100,000 are not federally insured.

15

6.	DEPOSITS (Continued)

The scheduled maturities of time certificates of deposit in denominations of $100,000 or more are as follows:

	March 31, 2006	December 31, 2005
	(Unaudited)
Within three months	$5,850,448	$1,993,679
Three through six months	1,020,655	5,591,737
Six through twelve months	11,976,889	11,105,032
Over twelve months	4,521,776	3,718,268

	$23,369,768	$22,408,716

Interest expense by deposit category is as follows:

	Three months ended March 31,		Year ended December 31,
	2006	2005	2005	2004
	(Unaudited)	(Unaudited)
NOW	$17,241	$23,172	$32,442	$32,189
Money market	238	1,057	4,232	4,116
Savings	204,581	219,694	462,385	533,096
Time certificates of deposit	613,366	282,829	1,840,803	1,560,450

Total	$835,426	$526,752	$2,339,862	$2,129,851

7.	SHORT-TERM BORROWINGS

Short-term borrowings consisted of draws on the Bank’s “RepoPlus” line of credit advances through the FHLB. The RepoPlus line carries an adjustable rate that is subject to annual renewal and incurs no service charges. All outstanding borrowings are secured by a blanket security agreement on qualifying residential mortgage loans, certain pledged investment securities, and the Bank’s investment in FHLB stock.

The following table sets forth information concerning short-term borrowings:

	March 31, 2006	December 31,
		2005	2004
	(Unaudited)
Balance at year-end	$4,500,000	$3,500,000	$—
Maximum amount outstanding at any month-end	4,500,000	13,000,000	4,500,000
Average balance outstanding during the year	3,500,000	2,062,500	1,083,333
Weighted-average interest rate:
As of year-end	4.90%	4.22%	—
Paid during the year	3.77%	3.84%	1.83%

Average balances outstanding during the year represent daily average balances, and average interest rates represent interest expenses divided by the related average balance.

16

8.	OTHER BORROWINGS

The following table sets forth information concerning other borrowings:

	Maturity range		Weighted- average interest rate	Stated interest rate range		March 31, 2006	At December 31,
Description	from	to		from	to		2005	2004
						(Unaudited)
Convertible	04/25/11	04/25/11	3.87%	3.87%	3.87%	$5,000,000	$5,000,000	$16,000,000
Fixed-rate amortizing	10/01/07	12/26/12	3.62	2.91	3.87	7,853,421	8,409,158	10,585,709

Total						$12,853,421	$13,409,158	$26,585,709

Maturities of FHLB borrowings are summarized as follows:

	March 31, 2006		December 31, 2005
Year Ending December 31,	Amount	Weighted- average Rate	Amount	Weighted- average Rate
	(Unaudited)
2007	1,577,006	2.91%	1,833,220	2.91%
2009	2,694,844	3.75%	2,878,822	3.75%
2010 and after	8,581,571	3.87%	8,697,116	3.87%

Total	$12,853,421		$13,409,158

The Bank entered into a ten-year “Convertible Select” fixed commitment advance arrangement for $5,000,000 with the FHLB. Rates may be reset at the FHLB’s discretion on a quarterly basis based on the three-month LIBOR rate. At each rate change the Bank may exercise a put option and satisfy the obligation without penalty.

All borrowings from the FHLB are secured by a blanket lien on qualified collateral, defined principally as investment securities and mortgage loans which are owned by the Bank free and clear of any liens or encum-brances. In addition, the Bank has a maximum borrowing capacity of $109.8 million with the FHLB at December 31, 2005.

On November 3, 2005, the Bank repaid $11 million in convertible FHLB advances and incurred an early repayment penalty of $250,867.

9.	INCOME TAXES

The provision for income tax expense (benefit) consists of:

	Three Month Ended March 31,		Year Ended December 31,
	2006	2005	2005	2004
	(Unaudited)
Current tax expense:
Federal	$(81,201)	$59,615	$(1,668)	$305,496
State	(27,173)	(3,483)	(101,932)	(11,187)

	(108,374)	56,132	(103,600)	294,309
Deferred taxes	11,239	(19,972)	(270,746)	(212,536)
Valuation allowance	84,190	3,483	234,189	113,866

Total	$(12,945)	$39,643	$(140,157)	$195,639

17

9.	INCOME TAXES (Continued)

The tax effects of deductible and taxable temporary differences that gave rise to significant portions of the deferred tax assets and deferred tax liabilities, respectively, are as follows:

	Three Months Ended March 31,		Year Ended December 31,
	2006	2005	2005	2004
	(Unaudited)
Deferred tax assets:
Allowance for loan losses	$221,321	$235,114	$221,321	$235,114
Deferred loan fees	5,382	8,104	5,971	9,576
Deferred compensation	718,484	651,532	701,684	637,181
Allowance for real estate owned losses	—	108,405	95,231	108,901
Investment securities impairment	378,397	189,123	321,380	189,123
Deferred health care	34,506	42,903	32,248	46,455
State net operating loss carryforward	159,864	155,810	132,691	152,327
Capital loss carryforwards	160,900	—	160,900	—
Other	27,924	27,637	27,924	27,637
Net unrealized loss on securities	292,692	209,681	138,381	—

Total gross deferred tax assets	1,999,470	1,628,309	1,837,731	1,406,314
Valuation allowance	(538,261)	(344,933)	(454,071)	(341,450)

Total net deferred tax assets	1,461,209	1,283,376	1,383,660	1,064,864

Deferred tax liabilities:
Prepaid insurance	36,638	32,751	46,577	43,789
Premises and equipment	32,622	19,946	31,190	19,946
Net unrealized gain on securities	—	—	—	12,346

Total gross deferred tax liabilities	69,260	52,697	77,767	76,081

Net deferred tax assets	$1,391,949	$1,230,679	$1,305,893	$988,783

For the periods ended, a valuation allowance has been established for 100 percent of the state net operating loss carryforwards and investment securities impairment that management believes may not be realizable.

The reconciliation of the federal statutory rate and the Bank’s effective income tax rate is as follows:

	Three Months Ended March 31, (Unaudited)
	2006		2005
	Amount	% of Pretax Income	Amount	% of Pretax Income
Provision at statutory rate	$(55,792)	(34.0)%	$44,885	34.0%
Tax-exempt income	(14,564)	(8.9)	(3,774)	(2.9)
Valuation allowance	57,017	34.8	—	—
Other, net	394	0.2	(1,468)	(1.1)

Actual tax expense and effective rate	$(12,945)	(7.9)%	$39,643	30.0%

18

9.	INCOME TAXES (Continued)

	Year Ended December 31,
	2005		2004
	Amount	% of Pretax Income	Amount	% of Pretax Income
Provision at statutory rate	$(268,858)	(34.0)%	$178,558	34.0%
Tax-exempt income	(26,497)	(3.4)	(49,834)	(9.5)
Valuation allowance	132,257	16.7	102,679	19.6
Other, net	22,941	3.0	(35,764)	(6.9)

Actual tax expense and effective rate	$(140,157)	(17.7)%	$195,639	37.2%

The Bank is subject to the Pennsylvania Mutual Thrift Institutions Tax that is calculated at 11.5 percent of Pennsylvania earnings based on U.S. generally accepted accounting principles with certain adjustments.

At December 31, 2005, the Bank has an available net operating loss carryforward of approximately $1,748,000 for state tax purposes that will begin to expire in 2006. The Bank also has an available capital loss carryforward of approximately $473,000 that will expire in 2010.

10.	COMMITMENTS AND CONTINGENT LIABILITIES

Commitments

In the normal course of business, management makes various commitments that are not reflected in the accom-panying consolidated financial statements. These commitments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated balance sheet. The Bank’s exposure to credit loss in the event of nonperformance by the other parties to the financial instruments is represented by the contractual amounts as disclosed. The Bank minimizes its exposure to credit loss under these commitments by subjecting them to credit approval and review procedures and collateral requirements, as deemed necessary, in compliance with lending policy guidelines. Generally, collateral, usually in the form of real estate, is required to support financial instruments with credit risk.

The off-balance sheet commitments consisted of the following:

	March 31, 2006	December 31,
		2005	2004
	(Unaudited)
Commitments to extend credit	$3,441,200	$975,000	$856,250

Commitments to extend credit consist of fixed-rate commitments with interest rates ranging from 5.50 percent to 6.125 percent. The commitments outstanding at December 31, 2005, contractually mature in less than one year.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the loan agreement. These commitments consisted primarily of available commercial and personal lines of credit and loans approved but not yet funded. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee.

Contingent Liabilities

The Bank is involved in various legal actions from the normal course of business activities. Management believes the liability, if any, arising from such actions will not have a material adverse effect on the Bank’s financial position.

19

11.	EMPLOYEE BENEFITS

Benefit Plan

The Bank has a defined contribution pension plan (the “Plan”) for all regular full-time employees meeting certain eligibility requirements. Annual contributions are discretionary but will not exceed 15 percent of eligible employees’ salaries. The Plan may be terminated at any time at the discretion of the Board of Directors. Pension expense for the profit sharing portion of the Plan was $58,951 and $50,986 for the years ended December 31, 2005 and 2004. There were no pension expenses for the three months ended March 31, 2006 and 2005, respectively.

Effective January 1, 1995, the Plan was amended and restated to include provisions to include employee and employer 401(k) contributions. Under the Plan, the Bank will match 100% of the employees’ eligible contributions, up to the maximum of 5 percent of each qualifying employee’s salary, and an additional 10 percent of each non-qualifying employee’s salary. Pension expense for the 401(k) provision of the Plan was $134,009 and $199,771 for the years ended December 31, 2005 and 2004, and $106,963 and $73,165 for the three months ended March 31, 2006 and 2005, respectively.

Supplemental Retirement Plan

The Bank has a Supplemental Life Insurance Plan (“Plan”) for three officers of the Bank. The Plan requires the Bank to make annual payments to the beneficiaries upon their death. In connection with the Plan, the Bank funded life insurance policies with an aggregate amount of $3,085,000 on the lives of those officers. The cash surrender value of these policies totaled $3,859,505, $3,816,671, and $3,738,738 at March 31, 2006, December 31, 2005 and 2004, respectively. The Plan provides that death benefits totaling $6.0 million at December 31, 2005, will be paid to their beneficiaries in the event the officers should die.

Additionally, the Bank has a Supplemental Retirement Plan (“SRP”) for the current and former presidents of the Bank. At March 31, 2006, December 31, 2005 and 2004, $1,084,389, $1,067,639, and $1,004,836, respectively, has been accrued under these SRP’s and this liability and the related deferred tax asset of $368,692, $362,997, and $341,644, respectively, are recognized in the financial statements.

The deferred compensation is to be paid to the individuals for the remainder of their lives commencing with the first year following the termination of employment after completion of required service. The Company records periodic accruals for the cost of providing such benefits by charges to income. The amount accrued was approximately $42,211, $ 15,701, $ 109,610, and $59,108 for the three months ended March 31, 2006 and 2005, and the years ended December 31, 2005 and 2004, respectively. The accruals increase each year for the discount rate 6.25 percent used in determining the estimated liability that will be accrued when the employees are eligible for benefits.

20

12.	OTHER COMPREHENSIVE INCOME (LOSS)

In complying with FAS No. 130, “Reporting Comprehensive Income,” the Bank has developed the following table which included the tax effects of the components of other comprehensive income (loss).

Other comprehensive income (loss) consists of net unrealized gain (loss) on securities available for sale. Other comprehensive income and related tax effect for the periods ended consist of:

	For the three months Ended March 31,		For the year Ended December 31,
	2006	2005	2005	2004
	(Unaudited)
Net income (loss)	$(151,150)	$92,371	$(650,601)	$329,539
Other comprehensive income (loss), net of taxes (benefit):
Changes in net unrealized gain (loss) on investment securities available for sale	(410,225)	(407,028)	(848,446)	(397,192)
Realized losses included in net income (loss) net of tax benefit of $57,017, $5,828, $268,351, and $25,846	110,680	11,314	555,857	50,174

Total	$(450,695)	$(303,343)	$(943,190)	$(17,479)

13.	REGULATORY RESTRICTIONS

Regulatory Capital Requirements

Federal regulations require the Bank to maintain minimum amounts of capital. Specifically, each is required to maintain certain minimum dollar amounts and ratios of Total and Tier I capital to risk-weighted assets and of Core capital to average total assets.

In addition to the capital requirements, the Federal Deposit Insurance Corporation Improvement Act (“FDICIA”) established five capital categories ranging from “well capitalized” to “critically undercapitalized.” Should any institution fail to meet the requirements to be considered “adequately capitalized,” it would become subject to a series of increasingly restrictive regulatory actions. Management believes, as of December 31, 2005, the Bank met all capital adequacy requirements to which they are subject.

As of March 31, 2006, December 31, 2005, and 2004, the Office of Thrift Supervision categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be classified as a well capitalized financial institution, Total risk-based, Tier 1 risk-based, core capital, and tangible equity capital ratios must be at least 10.0 percent, 6.0 percent, 5.0 percent, and 1.5 percent, respectively. There have been no conditions or events since the notification that management believes have changed the Bank’s category.

The Bank’s actual capital ratios are presented in the following tables, which show that the Bank met all regulatory capital requirements.

21

13.	REGULATORY RESTRICTIONS (Continued)

Regulatory Capital Requirements (Continued)

The following table reconciles the Bank’s capital under accounting principles generally accepted in the United States of America to regulatory capital.

	March 31, 2006	December 31,
		2005	2004
	(Unaudited)
Total retained earnings	$11,577,522	$12,028,217	$12,971,407
Accumulated other comprehensive (income) loss	568,167	268,622	(23,967)
Net unrealized loss on equity securities	—	—	(137,108)

Tier I, core, and tangible capital	12,145,689	12,296,839	12,810,332
Allowance for loan losses	652,293	650,943	691,512
Unrealized gains on equity securities	—	1,800	—

Total risk-based capital	$12,797,982	$12,949,582	$13,501,844

The Bank’s actual capital ratios are presented in the following table:

	March 31, 2006		December 31,
			2005		2004
	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(Unaudited)
Total Capital (to Risk-Weighted Assets)
Actual	$12,797,982	16.37%	$12,949,582	16.38%	$13,501,844	15.90%
For Capital Adequacy Purposes	6,255,520	8.00	6,324,880	8.00	6,792,560	8.00
To Be Well Capitalized	7,819,400	10.00	7,906,100	10.00	8,490,700	10.00
Tier I Capital (to Risk-Weighted Assets)
Actual	$12,145,689	15.53%	$12,296,839	15.55%	$12,810,332	15.09%
For Capital Adequacy Purposes	3,127,760	4.00	3,162,440	4.00	3,396,280	4.00
To Be Well Capitalized	4,691,640	6.00	4,743,660	6.00	5,094,420	6.00
Core Capital (to Adjusted Assets)
Actual	$12,145,689	7.02%	$12,296,839	7.04%	$12,810,332	7.29%
For Capital Adequacy Purposes	5,192,096	3.00	5,237,730	3.00	5,268,508	3.00
To Be Well Capitalized	8,653,493	5.00	8,729,550	5.00	8,780,847	5.00
Tangible Capital (to Adjusted Assets)
Actual	$12,145,689	7.02%	$12,296,839	7.04%	$12,810,332	7.29%
For Capital Adequacy Purposes	2,596,048	1.50	2,618,865	1.50	2,634,254	1.50
To Be Well Capitalized	N/A	N/A	N/A	N/A	N/A	N/A

The Association accumulated approximately $1.4 million of retained earnings at December 31, 1996, which amount represents allocations of income to bad debt deductions for tax purposes only. Since this amount represents the accumulated bad debt reserves prior to 1987, no provision for federal income tax has been made for such amount. If any portion of this amount is used other than to absorb loan losses (which is not anticipated), the amount will be subject to federal income tax at the current corporate rate.

22

14.	FAIR VALUE DISCLOSURE

The estimated fair values of the Bank’s financial instruments are as follows:

	March 31, 2006		December 31, 2005		December 31, 2004
	Carrying Value	Fair Value	Carrying Value	Fair Value	Carrying Value	Fair Value
	(Unaudited)
Financial assets:
Cash and cash equivalents	$3,289,404	$3,289,404	$3,766,448	$3,766,448	$1,898,663	$1,898,663
Investment securities available for sale	57,502,993	57,502,993	58,308,114	58,308,114	61,340,784	61,340,784
Net loans receivable	97,452,714	95,173,629	96,904,997	95,792,504	96,455,902	98,725,453
Accrued interest receivable	703,571	703,571	699,986	699,986	816,229	816,229
Federal Home Loan Bank stock	1,206,300	1,206,300	1,609,800	1,609,800	1,875,900	1,875,900
Bank-owned life insurance	3,859,505	3,859,505	3,816,671	3,816,671	3,738,738	3,738,738
Financial liabilities:
Deposits	$140,822,582	$140,055,582	$142,007,175	$141,441,175	$132,887,115	$132,542,115
Short-term borrowings	4,500,000	4,500,000	3,500,000	3,500,000	—	—
Other borrowings	12,853,421	12,698,421	13,409,158	13,227,158	26,585,709	26,320,709
Accrued interest payable	64,771	64,771	50,053	50,053	142,977	142,977
Advances by borrowers for taxes and insurance	760,143	760,143	963,893	963,893	1,049,891	1,049,891

Financial instruments are defined as cash, evidence of ownership interest in an entity, or a contract that creates an obligation or right to receive or deliver cash or another financial instrument from/to a second entity on potentially favorable or unfavorable terms.

Fair value is defined as the amount at which a financial instrument could be exchanged in a current transaction between willing parties other than in a forced or liquidation sale. If a quoted market price is available for a financial instrument, the estimated fair value would be calculated based upon the market price per trading unit of the instrument.

If no readily available market exists, the fair value estimates for financial instruments should be based upon management’s judgment regarding current economic conditions, interest rate risk, expected cash flows, future estimated losses, and other factors as determined through various option pricing formulas or simulation modeling. As many of these assumptions result from judgments made by management based upon estimates that are inherently uncertain, the resulting estimated fair values may not be indicative of the amount realizable in the sale of a particular financial instrument. In addition, changes in assumptions on which the estimated fair values are based may have a significant impact on the resulting estimated fair values.

As certain assets such as deferred tax assets and premises and equipment are not considered financial instruments, the estimated fair value of financial instruments would not represent the full value of the Bank.

The Bank employed simulation modeling in determining the estimated fair value of financial instruments for which quoted market prices were not available based upon the following assumptions:

Cash and Cash Equivalents, Accrued Interest Receivable, Federal Home Loan Bank Stock, Short-Term Borrowings, Accrued Interest Payable, and Advances by Borrowers for Taxes and Insurance

The fair value is equal to the current carrying value.

Investment Securities Available for Sale

The fair value of investment securities available for sale is equal to the available quoted market price. If no quoted market price is available, fair value is estimated using the quoted market price for similar securities.

23

14.	FAIR VALUE DISCLOSURE (Continued)

Net Loans Receivable, Deposits, and Other Borrowings

The fair value for loans is estimated by discounting contractual cash flows and adjusting for prepayment estimates. Discount rates are based upon rates generally charged for such loans with similar characteristics. Demand, savings, and money market deposit accounts are valued at the amount payable on demand as of year-end. Fair values for time deposits and other borrowings are estimated using a discounted cash flow calculation that applies contractual costs currently being offered in the existing portfolio with current market rates being offered for products of similar remaining maturities.

Bank-Owned Life Insurance

The fair value is equal to the cash surrender value of the life insurance policies.

Commitments to Extend Credit

These financial instruments are generally not subject to sale, and estimated fair values are not readily available. The carrying value, represented by the net deferred fee arising from the unrecognized commitment, and the fair value, determined by discounting the remaining contractual fee over the term of the commitment using fees currently charged to enter into similar agreements with similar credit risk, are not considered material for disclosure. The contractual amounts of unfunded commitments are presented in Note 10.

15.	SUBSEQUENT EVENTS

Plan of Reorganization and Stock Issuance

On January 17, 2006, the Board of Directors of the Bank unanimously adopted a Plan of Reorganization and Stock Issuance (the “Plan”) pursuant to which the Bank will reorganize into the federal mutual holding company form of organization as a wholly owned subsidiary of Polonia Bancorp (the “Stock Holding Company”), which in turn will be a majority-owned subsidiary of Polonia MHC. The newly chartered Stock Holding Company will offer shares of its common stock to the Bank’s eligible account holders, to the Bank’s tax-qualified employee benefit plans and, if necessary, to the general public in accordance with the priorities set forth in the Plan. The amount of common stock to be sold in the offering will not exceed 49 percent of the total outstanding shares of the Stock Holding Company. The majority of the common stock will be owned Polonia MHC. The Plan is subject to the approval of the OTS.

Following the sale of common stock, all depositors who had membership or liquidation rights with respect to the Bank as of the effective date of the transaction will continue to have such rights solely with respect to Polonia MHC as long as they continue to hold deposit accounts with the Bank. In addition, all persons who become depositors of the Bank subsequent to the date of the transaction will have such membership and liquidation rights with respect to Polonia MHC. Borrowers of the Bank as of the date of the transaction will have the same membership rights in Polonia MHC that they had in the Bank immediately prior to the date of the transaction as long as their existing borrowings remain outstanding.

The regulations of the OTS prohibit the Bank from declaring or paying a cash dividend if the effect thereof would cause the Bank’s regulatory capital to be reduced below either the amount required for the liquidation account or the federal regulatory capital requirement in section 567.2 of the Rules and Regulations of the OTS.

Costs associated with the conversion will be deferred and deducted from the proceeds of the stock offering. If, for any reason, the offering is not successful, the deferred costs will be charged to operations. As of December 31, 2005, there were no costs incurred with the conversion.

Sale of Investment Securities

On April 20, 2006, the Bank sold $17.1 million of an intermediate mortgage fund. The Bank had previously recorded an other-than-temporary loss of $1,042,933. There was no additional loss incurred at the time of sale.

24

You should rely only on the information contained in this prospectus. Neither Polonia Bancorp nor Polonia Bank has authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered by this prospectus to any person or in any jurisdiction in which an offer or solicitation is not authorized or in which the person making an offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make an offer or solicitation in those jurisdictions. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the Polonia Bancorp common stock.

[LOGO]

(Proposed Holding Company for Polonia Bank)

1,138,500 Shares

(Anticipated Maximum, Subject to Increase)

COMMON STOCK

PROSPECTUS

SANDLER O’NEILL + PARTNERS, L.P.

                    , 2006

Until                     ,          or 90 days after commencement of the syndicated community offering, if any, whichever is later, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus when acting as underwriters and with respect to their unsold allotments of subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.	Indemnification of Directors and Officers.

Article XII of the Registrant’s bylaws provide:

The Subsidiary Holding Company shall indemnify all officers, directors and employees of the Subsidiary Holding Company, and their heirs, executors and administrators, to the fullest extent permitted under federal law against all expenses and liabilities reasonably incurred by them in connection with or arising out of any action, suit or proceeding in which they may be involved by reason of their having been a director or officer of the Subsidiary Holding Company, whether or not they continue to be a director or officer at the time of incurring such expenses or liabilities, such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys’ fees and the cost of reasonable settlements.

Generally, federal law provides indemnity coverage for:

(a) Any person against whom any action is brought or threatened because that person is or was a director or officer of the association, for:

(i)	Any amount for which that person becomes liable under a judgment in such action; and

(ii)	Reasonable costs and expenses, including reasonable attorneys’ fees, actually paid or incurred by that person in defending or settling such action, or in enforcing his or her rights under this section if he or she attains a favorable judgment in such enforcement action.

(b) Indemnification shall be made to such person only if:

(i)	Final judgment on the merits is in his or her favor; or

(ii)	In case of:

a.	Settlement;

b.	Final judgment against him or her; or

c.	Final judgment in his or her favor, other than on the merits, if a majority of the disinterested directors of the savings association determine that he or she was acting in good faith within the scope of his or her employment or authority as he or she could reasonably have perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interests of the savings association or its members.

However, no indemnification shall be made unless the association gives the Office of Thrift Supervision at least 60 days’ notice of its intention to make such indemnification. No such indemnification shall be made if the Office of Thrift Supervision advises the association in writing, within such notice period, of its objection thereto.

(c) As used in this paragraph:

(i)	“Action” means any judicial or administrative proceeding, or threatened proceeding, whether civil, criminal, or otherwise, including any appeal or other proceeding for review.

(ii)	“Court” includes, without limitation, any court to which or in which any appeal or any proceeding for review is brought.

(iii)	“Final judgment” means a judgment, decree or order which is not appealable or as to which the period for appeal has expired with no appeal taken.

(iv)	“Settlement” includes the entry of a judgment by consent or confession or a plea of guilty or of nolo contendere.

Item 25.	Other Expenses of Issuance and Distribution.

SEC filing fee (1)	$1,401
OTS filing fee	14,400
NASD filing fee (1)	1,809
Blue Sky Fees and Expenses	20,000
Edgar, printing, postage and mailing	120,000
Legal fees and expenses (including marketing firm’s counsel fees)	275,000
Accounting fees and expenses	90,000
Appraiser’s fees and expenses	25,000
Business Plan fees and expenses	47,000
Marketing firm expenses (1)(2)	131,903
Reorganization agent fees and expenses	10,000
Transfer agent and registrar fees and expenses	15,000
Certificate printing	5,000
Miscellaneous	5,487

TOTAL	$762,000

(1)	Estimated expenses based on the registration of 1,309,275 shares at $10.00 per share.

(2)	Sandler O’Neill & Partners, L.P. will receive a fee equal to 1.25% of the aggregate purchase price of shares sold in the subscription and community offering, excluding shares purchased by the employee stock ownership plan and by directors, officers and employees of Polonia Bank and members of their immediate families.

Item 26.	Recent Sales of Unregistered Securities.

None.

Item 27.	Exhibits.

The exhibits filed as a part of this Registration Statement are as follows:

(a) List of Exhibits (filed herewith unless otherwise noted)

1.1	Engagement Letters between Polonia Bank and Sandler O’Neill & Partners, L.P.

1.2	Form of Agency Agreement*

2.0	Plan of Reorganization and Stock Issuance (including the proposed Federal Charters and Bylaws of Polonia Bank, Polonia Bancorp and Polonia MHC)

3.1	Charter of Polonia Bancorp (Included in Exhibit 2.0)

3.2	Bylaws of Polonia Bancorp (Included in Exhibit 2.0)

4.0	Specimen Stock Certificate of Polonia Bancorp

5.0	Form of Opinion of Muldoon Murphy & Aguggia LLP re: Legality

8.1	Opinion of Muldoon Murphy & Aguggia LLP re: Federal Tax Matters

8.2	Opinion of SR Snodgrass, A.C. re: State Tax Matters

10.1	Form of Polonia Bank Employee Stock Ownership Plan and Trust

10.2	Form of ESOP Loan Commitment Letter and ESOP Loan Documents

10.3	Form of Polonia Bank Employment Agreement

10.4	Form of Polonia Bancorp Employment Agreement

10.5	Form of Polonia Bank Employee Severance Compensation Plan

10.6	Polonia Bank Retirement Plan

10.7	Form of Polonia Bank Supplemental Executive Retirement Plan

10.8	Supplemental Executive Retirement Plan for Anthony J. Szuszczewicz

10.9	Supplemental Executive Retirement Plan for Edward W. Lukiewski

10.10	Non-Qualified Deferred Compensation Plan

16.0	Letter on Change in Certifying Accountant*

23.1	Consent of Muldoon Murphy & Aguggia LLP (contained in Exhibits 5.0 and 8.1)

23.2	Consent of SR Snodgrass, A.C.

23.3	Consent of Keller & Company, Inc.

24.0	Powers of Attorney

99.1	Appraisal Report of Keller & Company, Inc.*

99.2	Marketing Materials*

99.3	Subscription Order Form and Instructions*

*	To be filed by amendment.

Item 28.	Undertakings.

The small business issuer will:

(1)	File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by section 10(a)(3) of the Securities Act.

(ii)	Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	Include any additional or changed material information on the plan of distribution.

(2)	For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)	File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

The small business issuer will provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The small business issuer hereby undertakes that:

(1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430(A) and contained in a form of prospectus filed by the small business issuer pursuant to Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

(2) For determining any liability under the Securities Act , treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Huntingdon Valley, Commonwealth of Pennsylvania, on July 7, 2006.

POLONIA BANCORP

By:	/s/ Anthony J. Szuszczewicz
Anthony J. Szuszczewicz
Chairman of the Board, President and Chief Executive Officer
(duly authorized representative)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Name	Title	Date

/s/ Anthony J. Szuszczewicz Anthony J. Szuszczewicz	Chairman of the Board, President and Chief Executive Officer (principal executive officer)	July 7, 2006

/s/ Paul D. Rutkowski Paul D. Rutkowski	Chief Financial Officer and Treasurer (principal accounting and financial officer)	July 7, 2006

/s/ Dr. Eugene Andruczyk Dr. Eugene Andruczyk	Director	July 7, 2006

/s/ Frank J. Byrne Frank J. Byrne	Director	July 7, 2006

/s/ Edward W. Lukiewski Edward W. Lukiewski	Director	July 7, 2006

/s/ James B. Skowronski James B. Skowronski	Director	July 7, 2006